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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-131100

Dear Shareholder:

        I am pleased to invite you to the special shareholders meeting to consider the proposed merger of Roanoke Electric Steel Corporation into a new wholly-owned subsidiary of Steel Dynamics, Inc. The meeting will be held in the auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia on Tuesday, April 11, 2006 at 11:00 a.m. EDT.

        In the merger, you will be entitled to receive 0.4 shares of Steel Dynamics common stock and $9.75 in cash for each outstanding share of Roanoke Electric Steel common stock that you own at the effective time of the merger. Steel Dynamics common stock is listed and trades on the Nasdaq National Market under the symbol "STLD." The closing price of Roanoke Electric Steel common stock on October 17, 2005, the day before the announcement of the proposed merger, was $21.26. The closing price of Steel Dynamics common stock on October 17, 2005 was $28.77.

        Our board of directors has reviewed and considered the terms of the merger, the merger agreement and the related plan of merger, has determined that the proposed merger is advisable, fair to and in the best interest of Roanoke Electric Steel and its shareholders, and unanimously recommends that you vote "FOR" the approval of the merger agreement and the related plan of merger.

        The accompanying proxy statement/prospectus explains the merger in greater detail and provides detailed information about Steel Dynamics, Roanoke Electric Steel and the special shareholders meeting. Please give this information, as well as the information incorporated by reference into the proxy statement/prospectus, your careful attention. In addition, you should carefully consider the risk factors relating to the proposed merger beginning on page 16.

        To approve the merger, you must vote "FOR" the proposal by following the instructions on the enclosed proxy card. Approval of the merger will require the affirmative vote of holders of more than two-thirds of the shares of Roanoke Electric Steel common stock outstanding and entitled to vote. If you do not vote at all, you will, in effect, have voted against the proposal. Whether or not you plan to attend the meeting, please complete and return your proxy card in the envelope enclosed for your convenience. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

        On behalf of our entire board of directors, we thank you for your support and urge you to vote "FOR" approval of the merger agreement and the related plan of merger.

Sincerely yours,
Donald G. Smith Chairman and Chief Executive Officer

If you have any questions concerning the proposed merger, please call our proxy solicitors, MacKenzie Partners, Inc., toll free at (800) 322-2885. Please do not send in your stock certificates with your proxy card. If the proposed merger is completed, you will be sent written instructions for exchanging your Roanoke Electric Steel common stock for the merger consideration.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the Steel Dynamics common stock to be issued in the merger or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

PROXY STATEMENT/PROSPECTUS

        This proxy statement/prospectus is dated March 8, 2006, and is first being mailed to Roanoke Electric Steel shareholders on or about that date.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 11, 2006

To Roanoke Electric Steel Corporation Shareholders:

        NOTICE IS HEREBY GIVEN that we will hold a special meeting of shareholders of Roanoke Electric Steel Corporation, a Virginia corporation, at 11:00 a.m., EDT, on Tuesday, April 11, 2006 in the auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia for the following purposes:

  1.
  To consider and vote on a proposal to approve the Agreement of Merger and Reorganization by and among Steel Dynamics, Inc., RS Acquisition Corporation and Roanoke Electric Steel Corporation, dated as of October 17, 2005, and the related plan of merger, attached as Annexes A and B, respectively, to the accompanying proxy statement/prospectus.

  2.
  To consider and vote on a proposal to authorize the proxyholders to vote to adjourn or postpone the special meeting, in their sole discretion, for the purpose of soliciting additional votes for the approval of the merger agreement and the related plan of merger.

  3.
  To transact such other business as may properly come before the special meeting.

        We describe the merger, the merger agreement and the related plan of merger more fully in the proxy statement/prospectus attached to and forming part of this notice. You are encouraged to read the entire document carefully. As of the date of this notice, Roanoke Electric Steel's board of directors knows of no other business to be conducted at the special meeting.

        The board of directors of Roanoke Electric Steel unanimously recommends that Roanoke Electric Steel shareholders vote "FOR" approval of the merger agreement and the related plan of merger.

        Only shareholders of record of Roanoke Electric Steel common stock at the close of business on January 31, 2006, the record date for the special meeting, are entitled to notice of, and will be entitled to vote at, the special meeting or any adjournment or postponement thereof. Approval of the merger agreement and the related plan of merger will require the affirmative vote of holders of more than two-thirds of the shares of Roanoke Electric Steel common stock outstanding and entitled to vote as of the record date. Authorizing the proxyholders to vote to adjourn or postpone the special meeting for the purpose of soliciting additional votes for the approval of the merger agreement and the related plan of merger will require that the number of votes for this authorization exceed the number of votes against this authorization from holders of the shares of Roanoke Electric Steel common stock represented in person or by proxy and entitled to vote at the special meeting.

        Your vote is important. To ensure that your shares are represented at the special meeting, you are urged to complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the special meeting in person. Completing a proxy now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote. If you do not return or submit the proxy or vote in person at the special meeting, the effect will be the same as a vote against the merger agreement proposal.

        You may revoke your proxy in the manner described in the accompanying proxy statement/prospectus at any time before it has been voted at the special meeting. If you attend the special meeting you may vote in person even if you returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the special meeting, you must obtain from the record holder a proxy issued in your name.

        Please do not send your stock certificates at this time. If the merger is completed, you will be sent instructions regarding the surrender of your stock certificates.

By Order of the Board of Directors,

William M. Watson, Jr. General Counsel and Secretary

IMPORTANT

        This document constitutes both a proxy statement of Roanoke Electric Steel and a prospectus of Steel Dynamics for the shares of Steel Dynamics common stock that Steel Dynamics will issue to Roanoke Electric Steel shareholders in the merger. Steel Dynamics has filed a registration statement on Form S-4 to register the shares of Steel Dynamics common stock to be issued to Roanoke Electric Steel shareholders in the merger. This proxy statement/prospectus is part of the registration statement, but does not contain all of the information set forth in the registration statement, some portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. This additional information may be obtained, without charge, from the SEC's principal office in Washington, D.C. or from the website maintained by the SEC at http://www.sec.gov.

        In accordance with the rules of the SEC, this proxy statement/prospectus incorporates important business and financial information about Steel Dynamics, Roanoke Electric Steel and their affiliates that is contained in documents filed with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 107. You can also obtain the documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at one of the following addresses:

Steel Dynamics, Inc. 6714 Pointe Inverness Way Suite 200 Fort Wayne, Indiana 46804 Attn: Chief Financial Officer 260-459-3553	Roanoke Electric Steel Corporation P.O. Box 13948 Roanoke, Virginia 24038 Attn: General Counsel 540-342-1831

        If you would like to request any documents, you must do so by April 4, 2006 in order to receive them before the special meeting of Roanoke Electric Steel shareholders.

        We are not incorporating the contents of the websites of the SEC or any other person into this document. We are only providing the information about how you can obtain certain documents that are incorporated by reference into this proxy statement/prospectus at those websites for your convenience.

i

Matters to be Considered at the Special Meeting	26
Board Recommendation	26
Record Date and Shares Entitled to Vote	26
Vote Required	27
Voting of Proxies	27
Other Business	27
Revocation of Proxies	27
Quorum; Broker Abstentions and Broker Non-Votes	28
Expenses of Solicitation	28
Householding	28
Assistance	29
THE MERGER	30
General Description of the Merger	30
Background of the Merger	31
Recommendation of the Special Committee	40
Steel Dynamics' Reasons for the Merger	40
Roanoke Electric Steel's Reasons for the Merger	41
Roanoke Electric Steel Board of Directors Recommendation	44
Opinion of Jefferies & Company, Inc.	45
Completion and Effectiveness of the Merger	55
Operations Following the Merger	55
Interests of Certain Persons in the Merger	55
Indemnification and Insurance	61
Roanoke Electric Steel Common Stock Ownership	62
Regulatory Matters	63
Material U.S. Federal Income Tax Consequences of the Merger	64
Accounting Treatment	67
Restrictions on the Ability to Sell Steel Dynamics Common Stock	68
Stock Market Listing	68
No Appraisal Rights for Roanoke Electric Steel Shareholders	69
THE MERGER AGREEMENT	70
Structure of the Merger and Conversion of Roanoke Electric Steel Common Stock and Equity-Based Awards	70
Closing and Effective Time	71

ii

Surrender of Roanoke Electric Steel Stock Certificates	71
Dividends	71
Representations and Warranties	71
Concept of Material Adverse Effect	73
Roanoke Electric Steel's Conduct of Business Before Completion of the Merger	75
No Solicitation of Transactions	77
Reasonable Best Efforts	78
Employee Matters	79
Other Covenants	79
Conditions to the Merger	79
Termination of the Merger Agreement	80
Payment of Termination Fee	81
Amendments, Extension and Waivers	82
CERTAIN INFORMATION CONCERNING STEEL DYNAMICS	83
CERTAIN INFORMATION CONCERNING ROANOKE ELECTRIC STEEL	87
COMPARISON OF RIGHTS OF SHAREHOLDERS OF STEEL DYNAMICS AND SHAREHOLDERS OF ROANOKE ELECTRIC STEEL	88
DESCRIPTION OF STEEL DYNAMICS CAPITAL STOCK	101
EXPERTS	104
LEGAL MATTERS	105
FUTURE SHAREHOLDER PROPOSALS	106
WHERE YOU CAN FIND MORE INFORMATION	107
MISCELLANEOUS	110
ANNEXES
Annex A	Agreement of Merger and Reorganization
Annex B	Plan of Merger
Annex C	Opinion of Jefferies & Company, Inc.

iii

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

        This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents to which you are referred for a more complete understanding of the merger. You should also read the documents attached to this proxy statement/prospectus, including the merger agreement, the related plan of merger and the fairness opinion of Jefferies & Company, Inc., which are attached as Annexes A, B and C, and made part of this proxy statement/prospectus. In addition, we have incorporated by reference important business, financial and other information about Roanoke Electric Steel and Steel Dynamics. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in "Where You Can Find More Information" beginning on page 107. This summary and the balance of this proxy statement/prospectus contain forward-looking statements concerning events that we cannot assure you are certain to occur as described, or at all, and you should not place undue reliance on those statements. Please carefully read "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 24.

The Companies

Information about Roanoke Electric Steel Corporation (page 87)

P. O. Box 13948
Roanoke, Virginia 24038
Telephone: 540-342-1831

        Roanoke Electric Steel, directly and through its subsidiaries, is engaged in the manufacturing, fabricating and marketing of merchant steel products, specialty steel sections, billets and open-web steel joists, as well as the processing of scrap metal.

Information about Steel Dynamics, Inc. (page 83) and RS Acquisition Corporation

6714 Pointe Inverness Way
Suite 200
Fort Wayne, Indiana 46804
Telephone: 260-459-3553

        Steel Dynamics is the sixth largest steel producer in the United States, with 2004 consolidated shipments totaling 3.4 million tons of steel. Steel Dynamics produces its steel principally from steel scrap, using electric arc furnaces, continuous casting and automated rolling mills and currently operates three steelmaking mini-mills. Steel Dynamics also operates a scrap substitute manufacturing facility, a 50%-owned facility that sells secondary and excess prime flat roll steel products, and a company which produces steel building components, including joists, girders, trusses and steel roof and floor decking.

        RS Acquisition is an Indiana corporation and a wholly owned subsidiary of Steel Dynamics formed by Steel Dynamics on September 29, 2005 for the sole purpose of entering the merger agreement and effecting the merger.

Structure of the Transaction: the Merger (see page 70)

        Roanoke Electric Steel will merge into RS Acquisition under the terms of the merger agreement. You will receive 0.4 shares of Steel Dynamics common stock and $9.75 in cash for each share of Roanoke Electric Steel common stock you own. You will also receive cash for any fractional shares of Steel Dynamics common stock that you would otherwise receive in the merger.

        The value of the portion of the merger consideration comprised of Steel Dynamics common stock will change with fluctuations in the market price of Steel Dynamics common stock. The 0.4 exchange ratio is a fixed exchange ratio, meaning that you will receive 0.4 shares of Steel Dynamics common stock for each share of Roanoke Electric Steel common stock you own plus $9.75 in cash regardless of the trading price of Steel Dynamics common stock on the effective date of the merger. The market value of the Steel Dynamics common stock you will receive in the merger, therefore, will increase or decrease as the trading price of Steel Dynamics common stock increases or decreases. Accordingly, the aggregate market value may be different at the time the merger is completed than it was at the time the merger agreement was signed or at the time of the special meeting. For example, we show below the implied value of the aggregate merger consideration based on the Steel Dynamics common stock closing price of $28.77 on October 17, 2005, the day before the public announcement of the proposed merger and of $47.67 on March 1, 2006:

Implied Value
October 17, 2005	$21.26
March 1, 2006	$28.82

        Market prices of Steel Dynamics common stock may vary at any time prior to the completion of the merger or at any time thereafter. You are urged to obtain current trading prices for Steel Dynamics common stock and Roanoke Electric Steel common stock.

        Each Roanoke Electric Steel stock option will be converted into an option to purchase 0.7389 of a share of Steel Dynamics common stock for each share of Roanoke Electric Steel common stock subject to the option, rounded to the nearest whole share of Steel Dynamics common stock. The exercise price per share will be equal to the per share exercise price of the Roanoke Electric Steel option immediately before the merger divided by 0.7389, rounded to the nearest cent. Consequently, these option holders receive an option to purchase Steel Dynamics common stock in the merger, while holders of Roanoke Electric Steel common stock receive a combination of cash and Steel Dynamics common stock as the merger consideration.

The Special Meeting of Roanoke Electric Steel Shareholders (see page 26)

        The special meeting will be held on Tuesday, April 11, 2006, at 11:00 a.m., EDT, in the auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia.

        The purpose of the special meeting is to:

  •
  consider and vote upon a proposal to approve the merger agreement and the related plan of merger;

  •
  consider and vote upon a proposal to authorize the proxyholders to vote to adjourn or postpone the special meeting, in their sole discretion, for the purpose of soliciting additional votes for the approval of the merger agreement and the related plan of merger; and

  •
  transact such other business as may properly come before the special meeting or any postponements or adjournments of the special meeting.

        Approval of the merger agreement and the related plan of merger will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

        Approval of the merger agreement and the related plan of merger by Roanoke Electric Steel's shareholders is required by Virginia law. Approval requires the affirmative vote of the holders of more than two-thirds of the shares of Roanoke Electric Steel common stock outstanding and entitled to vote as of January 31, 2006, which we refer to as the record date. As of the record date, Roanoke Electric Steel's directors, executive officers and their affiliates held approximately 9.0% of the shares entitled to vote at the special meeting. Neither Steel Dynamics nor any of its directors or executive officers owns any shares of Roanoke Electric Steel common stock.

Steel Dynamics Shareholder Approval

        Steel Dynamics shareholders are not required to approve the issuance of the shares of Steel Dynamics common stock as part of the merger consideration.

Recommendation of Roanoke Electric Steel's Board of Directors (see page 26)

        After careful consideration, Roanoke Electric Steel's board of directors has unanimously approved and adopted the merger agreement and the related plan of merger and unanimously recommends that Roanoke Electric Steel shareholders vote "FOR" approval of the merger agreement and the related plan of merger.

Opinion of Jefferies & Company, Inc. (see page 45)

        Roanoke Electric Steel engaged Jefferies & Company, Inc., or Jefferies, to serve as Roanoke Electric Steel's financial adviser in connection with the merger and to render an opinion to Roanoke Electric Steel's board of directors as to the fairness, from a financial point of view, to holders of Roanoke Electric Steel common stock of the merger consideration to be received by holders of Roanoke Electric Steel common stock pursuant to the merger agreement. On October 17, 2005, Jefferies rendered to Roanoke Electric Steel's board of directors its opinion as investment bankers to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth in the opinion, the merger consideration to be received by holders of Roanoke Electric Steel common stock pursuant to the merger agreement was fair, from a financial point of view, to those holders. The full text of the Jefferies opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Jefferies in rendering its opinion, is attached to this proxy statement/prospectus as Annex C. Roanoke Electric Steel and its board of directors encourage the Roanoke Electric Steel shareholders to read the Jefferies opinion carefully and in its entirety.

        The Jefferies opinion was provided to Roanoke Electric Steel's board of directors in connection with its consideration of the merger and addresses only the fairness, from a financial point of view and as of the date of the Jefferies opinion, of the merger consideration to be received by the holders of Roanoke Electric Steel common stock, and does not address any other aspect of the merger. The Jefferies opinion does not constitute a recommendation as to how any shareholder should vote on the merger or any matter relevant to the merger agreement.

Interests of Certain Persons in the Merger (see page 55)

        In considering the recommendation of Roanoke Electric Steel's board of directors with respect to the merger agreement and the related plan of merger, Roanoke Electric Steel shareholders should be aware that some of Roanoke Electric Steel's executive officers and directors have interests in the merger and have arrangements that are different from, or in addition to, those of Roanoke Electric Steel's shareholders generally.

        These interests and arrangements include the following:

  •
  T. Joe Crawford, president of Roanoke Electric Steel, will hold options to acquire 8,867 shares of Steel Dynamics common stock as a result of conversion of his Roanoke Electric Steel options;

  •
  Roanoke Electric Steel executive officers will receive cash payments under employment continuity agreements and the management incentive plan; and

  •
  Mr. Crawford and another executive officer have entered into employment agreements with Steel Dynamics which become effective when the merger occurs.

The Roanoke Electric Steel board of directors was aware of these arrangements and considered them in its decision to approve and adopt the merger agreement and the related plan of merger.

Risk Factors (see page 16)

        In evaluating the merger, the merger agreement and the related plan of merger and before deciding how to vote your shares of Roanoke Electric Steel common stock at the special meeting, you should read this proxy statement/prospectus carefully and especially consider certain factors, risks and uncertainties discussed in "Risk Factors" beginning on page 16.

Conditions to the Merger (see page 79)

        Each party's obligations to complete the merger are subject to the prior satisfaction or waiver, where permissible, of each of the conditions specified in the merger agreement, including the following conditions:

  •
  the merger agreement and the related plan of merger must be approved by the holders of more than two-thirds of the outstanding shares of Roanoke Electric Steel common stock as of the record date entitled to vote at the special meeting;

  •
  there must be no temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition in effect preventing the completion of the merger;

  •
  specified consents, approvals and authorizations must have been obtained and be in full force and effect;

  •
  there must not be any event, change, effect, development, condition or occurrence that individually or in the aggregate have had a material adverse effect on the other party; and

  •
  each party must have received an opinion of counsel to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

        We do not currently expect to waive any material condition to completion of the merger. If either Steel Dynamics or Roanoke Electric Steel determines to waive any condition to the merger that would result in a material and adverse change in the terms of the merger to Roanoke Electric Steel shareholders, including any change in the tax consequences of the transaction to Roanoke Electric Steel shareholders, we would circulate a revised proxy statement/prospectus and solicit shareholder approval.

Termination of the Merger Agreement (see page 80)

        The merger agreement may be terminated by mutual consent, or by either Steel Dynamics or Roanoke Electric Steel, at any time before the completion of the merger under circumstances specified in the Merger Agreement, including:

  •
  if the merger is not completed through no fault of the terminating party by the later of:

  •
  April 30, 2006, unless otherwise extended in writing by both parties, or

    •
    July 30, 2006, in the event that on April 30, 2006 all conditions other than those relating to the absence of governmental litigation and governmental consents are satisfied or are capable of being satisfied; and

  •
  if Roanoke Electric Steel's shareholders do not approve the merger agreement and the related plan of merger at the special meeting.

        The merger agreement may also be terminated by Steel Dynamics if Roanoke Electric Steel's board of directors changes its recommendation to the shareholders of Roanoke Electric Steel that they approve the merger agreement and the related plan of merger.

        The merger agreement may be terminated by Roanoke Electric Steel if:

  •
  Roanoke Electric Steel's board of directors authorizes it to enter into a binding written agreement concerning a business combination that constitutes a "superior proposal," as defined in the merger agreement; and

  •
  within the specified five business day period, Steel Dynamics does not make a counter-offer that the board of directors of Roanoke Electric Steel determines, as provided in the merger agreement, is at least as favorable to Roanoke Electric Steel's shareholders as that superior proposal.

Payment of Termination Fee (see page 81)

        Roanoke Electric Steel has agreed to pay Steel Dynamics a termination fee of $7.5 million, plus expenses in an amount not to exceed $1 million, if the merger agreement is terminated under circumstances specified in the merger agreement.

No Solicitation of Transactions Involving Roanoke Electric Steel (see page 77)

        The merger agreement contains restrictions on Roanoke Electric Steel's ability to solicit or discuss other acquisition proposals. However, the merger agreement provides that, in some circumstances, Roanoke Electric Steel may furnish non-public information to a third party and engage in negotiations, if it receives an unsolicited proposal from a third party that its board of directors determines in good faith is, or is reasonably likely to be, superior to the merger.

Material U.S. Federal Income Tax Consequences of the Merger (see page 64)

        Roanoke Electric Steel and Steel Dynamics have each received tax opinions, from McGuireWoods LLP and McDermott Will & Emery LLP, respectively, to the effect that the merger will qualify for U.S. federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and that each of Roanoke Electric Steel, RS Acquisition Corporation and Steel Dynamics will be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code. Assuming the merger qualifies as a "reorganization," a Roanoke Electric Steel shareholder generally will, for U.S. federal income tax purposes, recognize gain, but not loss, equal to the lesser of:

  •
  the excess, if any, of the fair market value of the Steel Dynamics common stock and the amount of cash received by the shareholder over the shareholder's adjusted tax basis in the Roanoke Electric Steel common stock exchanged in the merger, or

  •
  the amount of cash received by the shareholders in the merger.

        This treatment may not apply to all shareholders. For further information concerning material U.S. federal income tax consequences of the merger, please see "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 64.

        Tax matters are very complicated and the consequences of the merger to any particular Roanoke Electric Steel shareholder will depend on that shareholder's particular facts and circumstances. Roanoke Electric Steel shareholders are urged to consult their own tax advisors to determine their own tax consequences from the merger.

Regulatory Matters (see page 63)

        The merger is subject to U.S. antitrust laws. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, referred to as the HSR Act, each of Steel Dynamics and Roanoke Electric Steel must file Hart-Scott Rodino notification and report forms with the Antitrust Division of the Department of Justice, referred to as the DOJ, and the U.S. Federal Trade Commission, referred to as the FTC, and specified waiting periods must be terminated or expire, before the merger can be completed. Even after the waiting period expires or is terminated, the DOJ and the FTC, as well as any state attorney general or a private person, will have the authority to challenge the merger at any time before or after its completion. Each of Steel Dynamics and Roanoke Electric Steel filed a notification and report form for the merger with the DOJ and the FTC on December 16, 2005 and on December 23, 2005 received notice of early termination of the waiting period.

No Appraisal Rights (see page 69)

        Under Virginia law, you are not entitled to appraisal rights in connection with the merger.

Certain Effects of the Merger (see page 88)

        Upon completion of the merger, Roanoke Electric Steel shareholders will become shareholders of Steel Dynamics. The internal affairs of Steel Dynamics are governed by Indiana law and Steel Dynamics' articles of incorporation and bylaws. The internal affairs of Roanoke Electric Steel are governed by Virginia law and Roanoke Electric Steel's articles of incorporation and bylaws. Due to differences between the governing documents and governing state laws of Steel Dynamics and Roanoke Electric Steel, the merger will result in you having different rights once you become a Steel Dynamics shareholder. These rights are summarized in "Comparison of Rights of Shareholders of Steel Dynamics and Shareholders of Roanoke Electric Steel" beginning on page 88.

QUESTIONS AND ANSWERS ABOUT THE MERGER

        The following are some questions that you, as a shareholder of Roanoke Electric Steel, may have regarding the merger and the other matters being considered at the special meeting and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement/prospectus, including the documents attached to this proxy statement/prospectus, because the information in this section does not provide all the information that might be important to you with respect to the merger and the other matters being considered at the special meeting. Additional important information is also contained in the documents that are incorporated by reference in this proxy statement/prospectus.

Q:
Why am I receiving this proxy statement/prospectus?

A:
Roanoke Electric Steel and Steel Dynamics have agreed to the acquisition of Roanoke Electric Steel by RS Acquisition Corporation, a wholly-owned subsidiary of Steel Dynamics, under the terms of a merger agreement that is described in this proxy statement/prospectus. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A. In order to complete the merger, Roanoke Electric Steel shareholders must approve the merger agreement, the related plan of merger and the transactions contemplated thereby. This proxy statement/prospectus contains important information about the merger, the merger agreement and the special meeting, which you should read carefully. The enclosed voting materials allow you to vote your shares without attending the special meeting. Your vote is very important. We encourage you to vote as soon as possible.

Q:
When and where will the special meeting take place?

A:
The special meeting is scheduled to take place at 11:00 a.m., EDT, on Tuesday, April 11, 2006 in the auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia.

Q:
Who is entitled to vote at the special meeting?

A:
Only holders of record of Roanoke Electric Steel common stock as of the close of business on January 31, 2006 are entitled to vote at the special meeting. Each shareholder has one vote for each share of Roanoke Electric Steel common stock that the shareholder owns on the record date.

Q:
When do you expect to complete the transaction?

A:
Steel Dynamics and Roanoke Electric Steel are working toward completing the merger as quickly as possible, and we anticipate that it will be completed in April 2006. In order to complete the merger, Roanoke Electric Steel shareholders must approve the merger and the other closing conditions under the merger agreement must be satisfied, obtained or waived.

Q:
How does the Roanoke Electric Steel board of directors recommend that Roanoke Electric Steel shareholders vote?

A:
Roanoke Electric Steel's board of directors unanimously recommends that Roanoke Electric Steel shareholders vote "FOR" the approval of the merger agreement and the related plan of merger.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in and incorporated by reference into this proxy statement/prospectus, please mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented and voted at the special meeting in accordance with your instructions. You may also attend the special meeting and vote in person.

Q:
If my shares of Roanoke Electric Steel are held in "street name" by my broker, will my broker vote my shares for me?

A:
Yes, but only if you provide instructions to your broker on how to vote. You should receive directions provided by your broker on how to instruct your broker to vote your shares of Roanoke

  Electric Steel common stock, and you should follow those instructions. Without those instructions, your shares of Roanoke Electric Steel common stock will not be voted.

Q:
What if I do not vote, do not fully complete my proxy card or fail to instruct my broker?

A:
It is very important for you to vote. If you do not submit a proxy or, if your shares are held in street name, instruct your broker how to vote your shares, or if you do not vote in person at the special meeting, the effect will be the same as if you voted "AGAINST" the approval of the merger agreement and the related plan of merger. If you submit a signed proxy without specifying the manner in which you would like your shares to be voted, your shares will be voted "FOR" the approval of the merger agreement and the related plan of merger. However, if your shares are held in "street name" and you do not instruct your broker how to vote your shares, your broker will not vote your shares, this failure to vote being referred to as a broker non-vote, which will have the same effect as voting "AGAINST" the approval of the merger agreement and the related plan of merger. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares in order to ensure that your shares will be voted at the special meeting.

Q:
Can I change my vote after I have delivered my proxy?

A:
Yes. You may change your vote at any time before the vote takes place at the special meeting. To change your vote, you may:

  •
  submit a new proxy card bearing a later date by mail; or

  •
  send a signed written notice bearing a date later than the date of the proxy to the Secretary of Roanoke Electric Steel stating that you would like to revoke your proxy.

You
may also change your vote by attending the special meeting and voting in person, although your attendance alone will not revoke your proxy. However, if you elect to vote in person at the special meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a legal proxy from the broker, bank or other nominee authorizing you to vote the shares.

Q:
Do I need to attend the special meeting in person?

A:
No. It is not necessary for you to attend the special meeting to vote your shares, so long as Roanoke Electric Steel has previously received your proxy, although you are welcome to attend.

Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, Computershare Investor Services, acting as our exchange agent, will send you instructions, including a letter of transmittal, explaining how to exchange your shares of Roanoke Electric Steel common stock for the merger consideration. Please do not send in your stock certificates with your proxy.

Q:
How will Roanoke Electric Steel shareholders receive the merger consideration?

A:
Following the merger, you will receive a letter of transmittal and instructions on how to obtain the merger consideration in exchange for your shares of Roanoke Electric Steel common stock. You must return the completed letter of transmittal and your Roanoke Electric Steel stock certificates as described in the instructions, and you will receive the merger consideration as soon as practicable after Computershare Investor Services, the exchange agent, receives your completed letter of transmittal and Roanoke Electric Steel stock certificates. If you hold shares through a brokerage account, your broker will handle the surrender of stock certificates to Computershare Investor Services.

Q:
Who can I call with questions?

A:
If you have any questions about the merger, how to submit your proxy or other matters discussed in this proxy statement/prospectus or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact MacKenzie Partners, Inc., proxy solicitor for Roanoke Electric Steel, at (800) 322-2885.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF STEEL DYNAMICS, INC.

        The following table summarizes selected historical consolidated financial data of Steel Dynamics which should be read in conjunction with the consolidated financial statements of Steel Dynamics, the notes thereto, included as part of Steel Dynamics' Annual Report on Form 10-K for the fiscal year ended December 31, 2004 incorporated by reference into this proxy statement/prospectus. The financial data for the five years ended December 31, 2004 has been derived from the audited consolidated financial statements of Steel Dynamics. The financial data as of and for the nine months ended September 30, 2005 and 2004 has been derived from the unaudited consolidated financial statements of Steel Dynamics included as part of Steel Dynamics' Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005 incorporated by reference into this proxy statement/prospectus. In the opinion of Steel Dynamics' management, all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the financial data for the nine months ended September 30, 2005 and 2004 have been reflected therein. Operating results for the nine months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the full year.

        You should also read the following information in conjunction with the data in the table on the following page:

  •
  Steel Dynamics reclassified certain prior year amounts to conform to the fiscal 2004 presentation. Steel Dynamics reclassified certain costs related to the receipt of materials, internal transportation of inventories and related employee salaries and benefits from selling, general and administrative expenses to costs of goods sold. Generally, Steel Dynamics' annual gross margin was reduced by approximately 1% due to this reclassification; however, total operating income was not affected.

  •
  During the fourth quarter of 2004, Steel Dynamics adopted Emerging Issues Task Force (EITF) Issue No. 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings Per Share." EITF 04-8 is effective for reporting periods ending after December 14, 2004 and requires companies to include shares related to convertible debt instruments in the calculation of diluted earnings per share, regardless of whether the provisions of conversion have been satisfied. Therefore, Steel Dynamics was required to restate its 2003 and 2002 diluted earnings per share for the potentially dilutive effect of the issuance of shares of Steel Dynamics common stock related to its $115 million 4% convertible subordinated notes due 2012.

  •
  For purposes of calculating Steel Dynamics' "ratio of earnings to fixed charges", earnings consist of earnings from continuing operations before income taxes and extraordinary items, adjusted for the portion of fixed charges deducted from these earnings, plus amortization of capitalized interest. Fixed charges consist of interest on all indebtedness, including capitalized interest, and amortization of debt issuance costs. For the year ended December 31, 2001, earnings were insufficient to cover fixed charges by $7.3 million.

  •
  For purposes of reporting Steel Dynamics' shipments and production, "Steel" operations include its Flat Roll Division, Structural and Rail Division and Bar Products Division and "Other" operations include New Millennium Building Systems, Paragon Steel Enterprises and Iron Dynamics.

	Years ended December 31,					Nine months ended September 30,
	2004	2003	2002	2001	2000	2005	2004
	(dollars in thousands, except per share and per ton data)
Operating Data:
Net sales	$2,144,913	$987,248	$864,493	$606,984	$692,623	$1,615,221	$1,544,543
Cost of goods sold	1,541,423	841,920	646,958	527,713	538,866	1,270,028	1,110,507

Gross profit	603,490	145,328	217,535	79,271	153,757	345,193	434,036
Selling, general and administrative expenses	96,581	48,721	59,168	53,346	48,354	65,916	67,120

Operating income	506,909	96,607	158,367	25,925	105,403	279,277	366,916
Interest expense	38,907	34,493	30,201	18,480	20,199	26,443	30,565
Gain from debt extinguishment	—	13,987	—	—	—	—	—
Other (income) expense	(7,031)	664	3,689	2,333	719	(2,203)	(5,704)

Income before income taxes	475,033	75,437	124,477	5,112	84,485	255,037	342,055
Income tax expense	179,719	28,289	46,600	1,968	30,690	98,189	129,187

Net income	$295,314	$47,148	$77,877	$3,144	$53,795	$156,848	$212,868

Basic earnings per share:
Net income	$5.99	$.99	$1.65	$.07	$1.15	$3.48	$4.32

Weighted average common shares outstanding	49,287	47,829	47,144	45,655	46,822	45,117	49,299

Diluted earnings per share:
Net income	$5.27	$.91	$1.64	$.07	$1.15	$3.05	$3.80

Weighted average common shares and share equivalents outstanding	56,527	54,890	47,592	45,853	46,974	52,146	56,546

Cash dividends declared per share:	$.25	$—	$—	$—	$—	$.30	$.15

Other financial data:
Capital expenditures	$102,046	$137,061	$142,600	$90,714	$110,379	$45,355	$72,872
Ratio of earnings to fixed charges	10.02x	2.54x	3.32x	0.79x	2.78x	9.04x	8.23x
Other data:
Shipments (net tons)
Steel operations	3,423,372	2,799,760	2,357,528	1,945,479	1,913,069	2,644,519	2,574,288
Other operations	359,410	206,718	204,153	183,648	52,200	336,057	263,632
Intercompany	(350,660)	(189,230)	(171,339)	(165,525)	(45,901)	(306,422)	(251,978)

Consolidated	3,432,122	2,817,248	2,390,342	1,963,602	1,919,368	2,674,154	2,585,942

Steel operations production (net tons)	3,468,123	2,950,249	2,488,342	2,015,991	2,031,025	2,674,565	2,622,297
Man-hours per hot band net ton produced	.30	.30	.31	.37	.37	.31	.29
Shares outstanding (000's)	48,486	48,645	47,581	45,743	45,505	43,102	49,769
Number of employees	1,645	1,397	869	676	651	1,777	1,584
Balance sheet data:
Cash and equivalents	$16,334	$65,430	$24,218	$78,241	$10,184	$30,604	$159,674
Working capital	444,311	254,631	197,353	194,093	165,915	475,922	489,346
Net property, plant and equipment	1,024,044	1,001,116	929,338	852,061	807,322	1,004,551	1,014,698
Total assets	1,733,619	1,448,439	1,275,696	1,180,098	1,067,074	1,698,108	1,765,013
Long-term debt (including current maturities)	448,379	607,574	555,450	599,924	532,520	476,873	551,001
Stockholders' equity	847,122	587,233	521,660	418,575	418,784	817,656	817,104

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF
ROANOKE ELECTRIC STEEL CORPORATION

        The following table summarizes selected consolidated historical financial data of Roanoke Electric Steel which should be read in conjunction with the consolidated financial statements of Roanoke Electric Steel, and the notes thereto, included as part of Roanoke Electric Steel's Annual Report on Form 10-K for the fiscal year ended October 31, 2005 incorporated by reference into this proxy statement/prospectus. The financial data for the five years ended October 31, 2005 has been derived from the audited consolidated financial statements of Roanoke Electric Steel. For fiscal years ended October 31, 2004, October 31, 2003, October 31, 2002 and October 31, 2001, certain profit sharing costs relating to production employees have been reclassified from their original presentation to conform with the fiscal year ended October 31, 2005 presentation.

Selected Financial Data

	Year Ended October 31, 2005	Year Ended October 31, 2004	Year Ended October 31, 2003	Year Ended October 31, 2002	Year Ended October 31, 2001
Operations
Sales	$546,612,163	$465,586,429	$303,569,211	$253,471,036	$298,387,071
Gross earnings	102,505,950	81,836,414	22,206,273	15,639,384	33,028,819
Interest expense	3,412,641	4,480,195	5,435,464	6,552,936	8,670,337
Income tax expense (benefit)	24,675,957	18,317,681	(1,706,927)	(4,420,665)	1,013,926
Earnings (loss) from continuing operations before cumulative effect of change in accounting principle	41,245,394	30,620,387	(2,521,834)	(5,944,794)	1,528,200
Earnings (loss) from continuing operations	41,245,394	30,620,387	(2,750,244)	(5,944,794)	1,528,200
Loss on discontinued operations	(925,961)	(174,139)	(474,709)	(64,103)	(180,178)
Net earnings (loss)	40,319,433	30,446,248	(3,224,953)	(6,008,897)	1,348,022
Financial Position
Working capital	$111,966,746	$115,500,754	$85,281,889	$94,675,819	$104,919,632
Total assets	333,410,067	318,971,033	270,867,486	289,717,573	316,886,778
Long-term debt and capital lease obligation	14,410,000	58,941,362	63,958,948	78,792,278	93,835,033
Stockholders' equity	192,449,434	155,395,361	126,065,624	130,988,698	138,606,184
Selected Ratios
Gross profit margin	18.8%	17.6%	7.3%	6.2%	11.1%
Operating income (loss) margin	7.5%	6.6%	(0.9)%	(2.3)%	0.5%
Effective tax (benefit) rate	37.4%	37.4%	(40.4)%	(42.6)%	39.9%
Current ratio	2.1	2.6	2.9	3.2	3.2
Quick ratio	0.9	1.0	1.4	1.6	1.8
Funded debt as a percentage of total capital	15.5%	29.5%	36.2%	41.7%	44.0%
Return on average stockholders' equity	23.2%	21.6%	(2.5)%	(4.5)%	1.0%

Per Share Data
Earnings (loss) from continuing operations before cumulative effect of accounting change:
Basic	$3.71	$2.79	$(0.23)	$(0.54)	$0.14
Diluted	3.67	2.77	(0.23)	(0.54)	0.14
Loss on discontinued operations:
Basic	(0.08)	(0.02)	(0.04)	(0.01)	(0.02)
Diluted	(0.08)	(0.02)	(0.04)	(0.01)	(0.02)
Net earnings (loss):
Basic	3.63	2.78	(0.29)	(0.55)	0.12
Diluted	3.59	2.76	(0.29)	(0.55)	0.12
Cash dividends	0.44	0.36	0.20	0.35	0.40
Stockholders' equity	17.26	14.11	11.53	11.97	12.70
Weighted average common shares outstanding—Basic	11,118,490	10,957,586	10,938,999	10,934,380	10,908,584

COMPARATIVE PER SHARE DATA

        In the following table, Steel Dynamics and Roanoke Electric Steel provide you with certain historical and unaudited pro forma combined per share data after giving effect to the merger and the issuance of 0.4 shares of Steel Dynamics' common stock and the payment of $9.75 in cash in exchange for each share of Roanoke Electric Steel common stock. This data should be read along with the selected consolidated historical financial data and the historical financial statements of Steel Dynamics and Roanoke Electric Steel and the notes thereto incorporated by reference into this proxy statement/prospectus. The Roanoke Electric Steel's unaudited pro forma equivalent data was calculated by multiplying the corresponding Steel Dynamic's unaudited pro forma data by the exchange ratio of 0.4. The pro forma information is presented for illustrative purposes only. You should not rely on the pro forma financial information as an indication of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during the periods presented.

	As of or For the Year Ended December 31, 2004	As of or For the Nine Months Ended September 30, 2005
		(unaudited)
Steel Dynamics' Historical Per Share of Common Stock:
Basic Net Earnings	$5.99	$3.48
Diluted Net Earnings	5.27	3.05
Book Value	17.47	18.97
Cash Dividend	.25	.30
	As of or For the Year Ended October 31, 2004	As of or For the Year Ended October 31, 2005
Roanoke Electric Steel's Historical Per Share of Common Stock:
Basic Net Earnings	$2.78	$3.63
Diluted Net Earnings	2.76	3.59
Book Value	14.11	17.26
Cash Dividend	.36	.44
	As of or For the Year Ended December 31, 2004	As of or For the Nine Months Ended September 30, 2005
Steel Dynamics' Unaudited Pro Forma Combined Per Share of Common Stock:
Basic Net Earnings	$5.85	$3.56
Diluted Net Earnings	5.20	3.15
Book Value	N/A	19.86
	As of or For the Year Ended December 31, 2004	As of or For the Nine Months Ended September 30, 2005
Roanoke Electric Steel's Unaudited Pro Forma Combined Per Share of Common Stock Equivalent:
Basic Net Earnings	$2.34	$1.42
Diluted Net Earnings	2.08	1.26
Book Value	N/A	7.95

MARKET PRICE AND DIVIDEND INFORMATION

Recent Closing Prices

        The table below presents the closing price per share of Steel Dynamics common stock and Roanoke Electric Steel common stock on the Nasdaq National Market, on October 17, 2005, the last full trading day immediately preceding the public announcement date of the merger, and on March 1, 2006, the most recent practicable date prior to the mailing of this proxy statement/prospectus, as well as the "equivalent stock price plus cash" of shares of Roanoke Electric Steel common stock on these dates. The "equivalent stock price plus cash" of shares of Roanoke Electric Steel common stock was calculated by multiplying the closing sales price per share for Steel Dynamics common stock on the Nasdaq National Market on October 17, 2005 and March 1, 2006, in each case, by the exchange ratio of 0.4 shares of Steel Dynamics common stock for each share of Roanoke Electric Steel common stock and adding to that amount the cash consideration of $9.75 to be paid with respect to each share of Roanoke Electric Steel common stock. The equivalent stock price on October 17, 2005 plus cash reflects an implied value of $21.26 per share or a 13.7% premium over the closing price per share of Roanoke Electric Steel common stock on October 17, 2005. The value of the merger consideration to be received by Roanoke Electric Steel shareholders will fluctuate, however, with changes in the price of Steel Dynamics common stock—when the price of Steel Dynamics common stock increases, the value of the merger consideration increases; when the price of Steel Dynamics common stock decreases, the value of the merger consideration will decrease. The market price of Steel Dynamics common stock may vary at any time before the merger or any time thereafter. You are urged to obtain current trading prices for shares of Steel Dynamics common stock and Roanoke Electric Steel common stock before making any decision with respect to the merger.

	Steel Dynamics Common Stock (price per share)	Roanoke Electric Steel Common Stock (price per share)	Roanoke Electric Steel Equivalent Stock Price Plus Cash (price per share)
October 17, 2005	$28.77	$18.69	$21.26
March 1, 2006	$47.67	$28.66	$28.82

Historical Market Price Data and Dividend Information

        Roanoke Electric Steel common stock is quoted on the Nasdaq National Market under the symbol "RESC". Steel Dynamics common stock is quoted on the Nasdaq National Market under the symbol "STLD".

        The following table sets forth the dividends declared and the high and low sales prices per share of Steel Dynamics and Roanoke Electric Steel common stock as adjusted for all applicable stock splits, as reported on the Nasdaq National Market for the calendar periods indicated:

	Steel Dynamics			Roanoke Electric Steel
	Common Stock			Common Stock
	High	Low	Dividend Declared	High	Low	Dividend Declared
2002
Quarter ended March 31, 2002	$16.89	$11.40	$0.00	$14.40	$11.65	$0.10
Quarter ended June 30, 2002	$19.30	$15.25	$0.00	$16.50	$11.40	$0.10
Quarter ended September 30, 2002	$18.40	$10.61	$0.00	$14.72	$10.11	$0.10
Quarter ended December 31, 2002	$14.69	$11.80	$0.00	$11.75	$9.05	$0.05
2003
Quarter ended March 31, 2003	$13.40	$9.75	$0.00	$11.25	$8.18	$0.05
Quarter ended June 30, 2003	$14.57	$11.10	$0.00	$9.51	$5.80	$0.05
Quarter ended September 30, 2003	$16.45	$13.33	$0.00	$10.36	$7.32	$0.05
Quarter ended December 31, 2003	$24.13	$15.20	$0.00	$13.45	$9.01	$0.05
2004
Quarter ended March 31, 2004	$25.87	$20.85	$0.00	$15.44	$11.89	$0.05
Quarter ended June 30, 2004	$29.09	$20.77	$0.00	$14.58	$10.30	$0.10
Quarter ended September 30, 2004	$39.38	$27.93	$0.15	$15.30	$12.90	$0.10
Quarter ended December 31, 2004	$42.44	$29.40	$0.10	$22.61	$13.19	$0.11
2005
Quarter ended March 31, 2005	$46.40	$32.86	$0.10	$27.71	$17.69	$0.11
Quarter ended June 30, 2005	$35.05	$25.04	$0.10	$23.65	$15.67	$0.11
Quarter ended September 30, 2005	$35.41	$26.13	$0.10	$21.32	$14.96	$0.11
Quarter ended December 31, 2005	$36.71	$26.63	$0.10	$24.10	$16.44	$0.11
2006
Quarter ended March 31, 2006 (through March 1, 2006)*	$48.49	$35.00	$0.10	$29.05	$23.43	$0.11

*
On March 2, 2006, Steel Dynamics also announced a special cash dividend of 10 cents per share, payable April 14, 2006 to shareholders of record at the close of business on March 31, 2006.

        You are encouraged to obtain current trading prices for Steel Dynamics and Roanoke Electric Steel common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus in considering whether to approve the respective proposals at the special meeting. See "Where You Can Find More Information" beginning on page 107.

        While Steel Dynamics anticipates paying comparable regular and special cash dividends during 2006, the determination to pay cash dividends in the future will be at the discretion of the Steel Dynamics board of directors, after taking into account various factors, including financial condition, results of operations, outstanding indebtedness, current and anticipated cash needs and growth plans. In addition, the terms of Steel Dynamics' senior secured credit agreement and the indenture relating to its senior notes restrict the amount of cash dividends it can pay.

RISK FACTORS

        Before you vote for approval of the merger agreement and related plan of merger, you should carefully consider the following risks and risk factors, as well as those incorporated by reference into this proxy statement/prospectus, including, among others, those disclosed under the heading "Risk Factors" in Steel Dynamics' 2004 Annual Report on Form 10-K. You should also consider all of the other information included or incorporated by reference into this proxy statement/prospectus (including the matters addressed in "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 24). By voting for the merger, you will be choosing to invest in Steel Dynamics common stock.

Risks Relating to the Merger

The value of the shares of Steel Dynamics common stock that Roanoke Electric Steel shareholders receive in the merger will vary as a result of the fixed exchange ratio for the stock portion of the merger consideration and the possible fluctuation in the price of Steel Dynamics common stock.

        Upon completion of the merger, each share of Roanoke Electric Steel common stock outstanding immediately prior to the merger will be converted into the right to receive $9.75 in cash and 0.4 of a share of Steel Dynamics common stock. Because this exchange ratio is fixed at 0.4 of a share of Steel Dynamics common stock for one share of Roanoke Electric Steel common stock, the actual market value of Steel Dynamics common stock issued to a Roanoke Electric Steel shareholder on the effective date of the merger will depend upon the market price of a share of Steel Dynamics common stock on that date. The market value of Steel Dynamics common stock will fluctuate prior to the completion of the merger and, therefore, the aggregate value of the total merger consideration may either be greater or less at the time the merger is completed, and thereafter, than the $21.26 per share implied value of the merger consideration on the date of the merger agreement, October 17, 2005, or what it may be at the time of Roanoke Electric Steel's special meeting of shareholders to vote on the merger. Variations in the price of shares of Steel Dynamics common stock could be the result of changes in the business, operations or prospects of Steel Dynamics, Roanoke Electric Steel or the combined company, market assessments of the likelihood that the merger will be completed within the anticipated time or at all, general market and economic conditions, and other factors which may be beyond the control of Steel Dynamics or Roanoke Electric Steel.

The anticipated benefits of acquiring Roanoke Electric Steel may not be realized.

        Steel Dynamics and Roanoke Electric Steel entered into the merger agreement with the expectation that the merger will result in various benefits, including, among others, benefits relating to the expectation of having a greater and more diverse mix of steel products to offer, a broader geographic penetration into markets not previously served, an enhanced capacity to provide better service to customers through a more diverse product line, and various synergies intended to be achieved through cost reduction and greater operational efficiencies. Achieving these anticipated benefits of the merger is subject to a number of uncertainties, including whether Steel Dynamics will be able to integrate Roanoke Electric Steel's operations in an efficient and effective manner, customer acceptance, and general competitive factors in the marketplace. Failure to achieve some or all of these anticipated benefits could result in increased costs, decreases in the amount of anticipated profits and diversion of management's time and energy.

Steel Dynamics may have difficulty integrating Roanoke Electric Steel's operations and personnel and may incur substantial costs in connection with the process of integration.

        Integrating Roanoke Electric Steel's operations into Steel Dynamics could be a complex, time-consuming and expensive process. Prior to the merger, Steel Dynamics and Roanoke Electric Steel operated independently, each with its own business, products, customers, employees, culture and systems. Roanoke Electric Steel has eight operating units in eight locations, and Steel Dynamics may experience material unanticipated difficulties or expenses in connection with the integration of Roanoke Electric Steel, including the time and expense associated with integrating the businesses of the combined company in the areas of sales, marketing, some information technology, operating procedures, human resource practices and administrative functions, and with implementing combined financial controls, and coordinating product and service offerings. These tasks can take longer, cost more and provide fewer benefits than initially anticipated. To the extent that any of these events occurs, the benefits of the transaction may be reduced or eliminated.

Some of Roanoke Electric Steel's directors and executive officers have interests in the merger that are different from yours.

        In considering the recommendation of the Roanoke Electric Steel board of directors with respect to the merger agreement and related plan of merger, you should be aware that some of Roanoke Electric Steel's executive officers and directors have interests in the merger and have arrangements that are different from, or are in addition to, those of Roanoke Electric Steel shareholders generally. These interests arise because of positions they may have as directors or officers of Roanoke Electric Steel, because pre-existing agreements or arrangements they entered into with Roanoke Electric Steel entitle them to receive certain payments as a result of the merger that they would not be entitled to receive if the merger were not to occur, and because their stock options are being converted wholly into options to acquire Steel Dynamics common stock rather than the merger consideration. These interests and arrangements may create potential conflicts of interest. For a more detailed description of these interests, see "The Merger—Interests of Certain Persons in the Merger" beginning on page 55.

The merger agreement contains provisions which limit Roanoke Electric Steel's ability to pursue alternatives to the merger and may discourage potential competing acquirers.

        The merger agreement contains provisions that, subject to limited exceptions, restrict Roanoke Electric Steel's ability to solicit, initiate, encourage, discuss, facilitate or commit to any other proposal to acquire all or a significant part of Roanoke Electric Steel. In addition, if a "superior proposal" is received, the merger agreement provides that Roanoke Electric Steel must pay a termination fee of $7,500,000 to Steel Dynamics, together with up to $1,000,000 of Steel Dynamics' expenses if:

  •
  the merger agreement is terminated as a result of Roanoke Electric Steel's board of directors not supporting the proposed merger with Steel Dynamics as required by the merger agreement; or

  •
  under some circumstances, if the Roanoke Electric Steel shareholders do not vote to approve the merger agreement and related plan of merger or they vote against the approval of the merger and Roanoke Electric Steel consummates a business combination or other similar transaction with any other person within 12 months of the termination of the merger agreement.

        These provisions may discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Roanoke Electric Steel from considering or proposing such an acquisition, even if it were prepared to pay more per share than what has been agreed upon in the merger agreement.

Despite Steel Dynamics' existing indebtedness, Steel Dynamics will incur additional debt in connection with the Roanoke Electric Steel merger and in connection with plant expansions or other acquisitions, which could further increase the risks described below.

        Steel Dynamics will spend approximately $235 million in cash in connection with the merger, including the cash portion of the merger consideration of approximately $111 million, the pay-off of approximately $43 million of Roanoke Electric Steel's bank debt, and the investment of approximately

$50-$80 million in improvements and expansions to the various Roanoke Electric Steel plant facilities. These funds will come from available cash on hand and increased borrowings under Steel Dynamics' $350 million senior secured revolving credit facility. Steel Dynamics also has announced plant expansion or capital improvement projects for 2006 of approximately $75 million. In addition, the terms of Steel Dynamics' senior secured credit agreement and the indentures related to its 4% convertible subordinated notes due 2012 and its 9 1/2% senior unsecured notes due 2009 allow Steel Dynamics or its subsidiaries under specified circumstances to incur additional indebtedness in the future. This additional indebtedness could further limit Steel Dynamics' flexibility to take advantage of future opportunities, to continue to grow, or to meet its debt obligations.

Risks Relating to Steel Dynamics or its Business

Steel Dynamics' stock price may be volatile and could decline substantially.

        Steel Dynamics' stock price may decline substantially as a result of the volatile nature of the stock market and other factors beyond its control. Many factors may cause the market price of Steel Dynamics common stock to decline, including:

  •
  the failure of operating results to meet the expectations of securities analysts or investors in any quarter;

  •
  downward revisions in securities analyst estimates;

  •
  consolidation by other competitors in the industry;

  •
  material company or industry announcements by Steel Dynamics or its competitors;

  •
  market perceptions concerning the steel cycle and Steel Dynamics' future earnings prospects;

  •
  public sales of a substantial number of shares of Steel Dynamics common stock;

  •
  governmental regulatory action; or

  •
  adverse changes in general market conditions or economic trends.

Shares eligible for public sale could adversely affect Steel Dynamics' stock price.

        The future sale of a substantial number of shares of Steel Dynamics common stock in the public market, or the perception that these sales could occur, could significantly reduce Steel Dynamics stock price. It could also make it more difficult for Steel Dynamics to raise funds through equity offerings in the future. As of October 17, 2005, Steel Dynamics had 43,103,159 shares of Steel Dynamics common stock outstanding. This number does not include the 6,762,874 shares of common stock that are issuable upon conversion of Steel Dynamics' 4% convertible subordinated notes due 2012, or the issuance of approximately 4,459,100 shares to Roanoke Electric Steel shareholders in the merger, some of whom may wish to sell those shares immediately or from time to time following completion of the merger.

        In addition, Steel Dynamics has filed registration statements under the Securities Act of 1933, as amended, referred to as the Securities Act, to register shares of Steel Dynamics common stock reserved for issuance under its stock option and management incentive plans, thus permitting the resale of these shares by non-affiliates, upon issuance, in the public market without restriction under the Securities Act. As of December 31, 2005, options to purchase or receive 1,553,126 shares were outstanding under these stock option and incentive plans. As of December 31, 2005, there were options or other rights to acquire shares of Roanoke Electric Steel which would be converted into rights to acquire approximately 40,000 shares of Steel Dynamic's upon completion of the merger.

Steel Dynamics may not continue to pay cash dividends in the future.

        Unlike Roanoke Electric Steel, which has paid regular quarterly dividends for 47 years, from the time of Steel Dynamics' initial public offering in 1996, through June 2004, Steel Dynamics did not declare cash or other dividends on its common stock. Both in July and October 2004, Steel Dynamics paid a cash dividend of 7 1/2 cents per share and for the fourth quarter of 2004, increased the quarterly cash dividend to 10 cents per share. Steel Dynamics paid cash dividends of 10 cents per share for each quarter of 2005. Steel Dynamics cannot assure you that it will continue to pay cash dividends, or, if it does, that it will do so at the current rate. Accordingly, shareholders of Roanoke Electric Steel should not expect that the shares of common stock of Steel Dynamics they receive in connection with the merger will bear dividends with a frequency or rate comparable to the dividends paid with respect to the common stock of Roanoke Electric Steel. Steel Dynamics may elect at any time to retain all future earnings for use in the operation of its business and to fund future growth. Moreover, the terms of Steel Dynamics' senior secured credit agreement and the indenture relating to Steel Dynamics' senior notes impose specified restrictions on its ability to pay cash dividends. Even if these restrictions are removed, any future cash dividends will depend upon Steel Dynamics' results of operations, financial condition, cash requirements, and other factors.

Steel Dynamics may encounter supply shortages and increases in the cost of raw materials, energy and transportation.

        Steel production requires substantial amounts of raw materials and energy, including steel scrap, pig iron, iron ore, natural gas, coal and other alloys or materials used in the process of making steel. Any prolonged interruption in the supply of raw materials or energy, or substantial increases in their costs, could adversely affect Steel Dynamics' business, financial condition, results of operations or prospects. Prices of raw materials have substantially increased over the past several years and may continue to increase. The availability and prices of raw materials may be negatively affected by new laws or regulations, allocation by suppliers, interruptions in production, accidents or natural disasters, changes in exchange rates, worldwide price fluctuations, and the availability and cost of transportation.

        Energy costs, including the cost of natural gas and electricity, make up a substantial portion of the cost of goods sold by steel companies, and the price of natural gas and electricity varies as a result of market conditions and other factors beyond the control of steel companies. Moreover, global developments, particularly the dramatic increase in the demand for raw materials, including scrap, and other inputs used in steel manufacturing from China and other Asian countries, have in the past caused shortages and may continue to cause severe shortages and/or substantial price increases in key raw materials, as well as in ocean transportation capacity and costs. Inability to recoup these cost increases from increases in the selling prices of steel products, or the inability to pass on all or any substantial part of these cost increases through scrap or other surcharges, or the inability to provide for customers' needs because of the potential unavailability of key raw materials or other inputs, may have a material adverse effect on Steel Dynamics' business, financial condition, results of operations or prospects.

Steel Dynamics has substantial indebtedness and debt service requirements, which limit its financial and operating flexibility.

        As of December 31, 2005, Steel Dynamics had no outstanding indebtedness under its $350 million senior secured revolving credit facility, $300 million in connection with its 9 1/2% senior unsecured notes due 2009, $115 million in connection with its 4% convertible subordinated notes due 2012, and approximately $20 million of other indebtedness.

        Steel Dynamics' indebtedness limits its financial and operating flexibility. For example, it could:

  •
  make it more difficult for Steel Dynamics to satisfy its obligations with respect to its debt, including its various notes;

  •
  limit its ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes;

  •
  require the dedication of a substantial portion of its cash flow from operations to payments on its debt, reducing its ability to use these funds for other purposes;

  •
  limit its ability to adjust rapidly to changing market conditions; and

  •
  increase its vulnerability to downturns in general economic conditions or in its business.

        Steel Dynamics' ability to satisfy its debt obligations will depend upon its future operating performance, which in turn will depend upon the successful implementation of its strategy and upon financial, competitive, regulatory, technical and other factors, many of which are beyond Steel Dynamics' control. If Steel Dynamics is not able to generate sufficient cash from operations to make payments under its credit facilities or to meet its other debt service obligations, it will need to refinance its indebtedness, in whole or in part. Steel Dynamics' ability to obtain this financing will depend upon its financial condition at that time, the restrictions in the agreements governing its indebtedness and other factors, including general market and economic conditions. If this refinancing were not possible, Steel Dynamics could be forced to dispose of assets at unfavorable prices. Even if Steel Dynamics could obtain this financing, it cannot be sure that it would be on terms that are favorable.

Steel Dynamics' senior secured credit agreement, the indenture relating to its 9 1/2% senior unsecured notes due 2009 and the indenture relating to its 4% convertible subordinated notes due 2012 contain restrictive covenants that may independently limit Steel Dynamics' flexibility.

        Restrictions and covenants in Steel Dynamics' existing debt agreements, including its senior secured credit agreement, the indenture relating to its 9 1/2% senior unsecured notes due 2009, and the indenture relating to its 4% convertible subordinated notes due 2012 and any future financing agreements, may impair its ability to finance future operations or capital needs or to engage in other business activities. Specifically, these agreements restrict Steel Dynamics' ability to:

  •
  incur additional indebtedness;

  •
  pay dividends or make distributions with respect to its capital stock;

  •
  repurchase or redeem capital stock;

  •
  make some investments;

  •
  create liens and enter into sale and leaseback transactions;

  •
  make some capital expenditures;

  •
  enter into transactions with affiliates or related persons;

  •
  issue or sell stock of certain subsidiaries;

  •
  sell or transfer assets; and

  •
  participate in some joint ventures, acquisitions or mergers.

        A breach of any of the restrictions or covenants in one or more of these debt agreements could cause a default under Steel Dynamics' senior secured credit agreement, other debt or the notes and a significant portion of Steel Dynamics' indebtedness may become immediately due and payable. Steel Dynamics was in compliance with these restrictions and covenants at February 28, 2006, and expects to remain in compliance for the next twelve months.

Steel Dynamics may face significant price and other forms of competition from other steel producers, which could have a material adverse effect on its business, financial condition, results of operation or prospects.

        The global markets in which steel companies conduct business are highly competitive and are becoming even more so due to increasing consolidation in the steel industry. Increased competition could cause Steel Dynamics to lose market share, increase operating costs or reduce pricing, any one of which could have a material adverse effect on its business, financial condition, results of operations or prospects. The global steel industry has historically suffered from substantial over-capacity, and excess capacity exists in some of Steel Dynamics' product lines and Roanoke Electric Steel's product lines. This could cause Steel Dynamics to reduce prices for its products and, as a result, have a material adverse affect on its business, financial condition, results of operations or prospects. Steel Dynamics competes primarily on the basis of quality and the ability to meet its customers' product needs and delivery schedules. Some of Steel Dynamics' competitors may have advantages due to greater capital resources, different technologies, lower raw material and energy costs or favorable exchange rates.

Competition from other products may have a material adverse effect on Steel Dynamics' business, financial condition, results of operations or prospects.

        In many applications, steel competes with other materials, such as aluminum and plastics (particularly in the automobile industry), cement, composites, glass and wood. Additional substitutes for steel products could adversely affect future market prices and demand for steel products.

Equipment downtime or shutdowns could adversely affect Steel Dynamics' business, financial condition, results of operations or prospects.

        Steel manufacturing processes are dependent on critical steelmaking equipment, such as furnaces, continuous casters, rolling mills and electrical equipment (such as transformers), and this equipment may incur downtime as a result of unanticipated failures or other events, such as fires or furnace breakdowns, as well as other unusual and unplanned maintenance requirements. Steel Dynamics' manufacturing plants have experienced, and may in the future experience plant shutdowns or periods of reduced production as a result of such equipment failures or other events. These disruptions could have an adverse affect on Steel Dynamics' operations, customer service levels and financial results.

Steel Dynamics may face risks associated with the implementation of its growth strategy.

        Steel Dynamics' growth strategy subjects it to various risks. As part of its growth strategy, Steel Dynamics may expand existing facilities, build additional plants, acquire other businesses and steel assets, enter into joint ventures, or form strategic alliances that Steel Dynamics believes will complement its existing business. These transactions will likely involve some or all of the following risks:

  •
  the difficulty of competing for acquisitions and other growth opportunities with companies having greater financial resources than Steel Dynamics;

  •
  the difficulty of integrating the acquired operations and personnel into existing businesses;

  •
  the potential disruption of ongoing businesses;

  •
  the diversion of resources;

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  the inability of management to maintain uniform standards, controls, procedures and policies;

  •
  the difficulty of managing the growth of a larger company;

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  the risk of entering markets in which Steel Dynamics has little experience;

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  the risk of becoming involved in labor, commercial, or regulatory disputes or litigation related to the new enterprise;

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  the risk of contractual or operational liability to other venture participants or to third parties as a result of the participation by Steel Dynamics;

  •
  the inability to work efficiently with joint venture or strategic alliance partners; and

  •
  the difficulties of terminating joint ventures or strategic alliances.

        These transactions might be required for Steel Dynamics to remain competitive, but Steel Dynamics may not be able to complete any such transactions on favorable terms or obtain financing, if necessary, for such transactions on favorable terms. Future transactions may not improve Steel Dynamics' competitive position and business prospects as anticipated, and if they do not, Steel Dynamics' sales and earnings may be significantly reduced.

Environmental regulation imposes substantial costs and limitations on Steel Dynamics' operations.

        Steel Dynamics is subject to the risk of substantial environmental liability and limitations on its operations, including the Roanoke Electric Steel operations acquired in connection with the merger, brought about by the requirements of environmental laws and regulations. Steel Dynamics is subject to various federal, state and local environmental, health and safety laws and regulations concerning such issues as air emissions, wastewater discharges, solid and hazardous materials and waste handling and disposal, and the investigation and remediation of contamination. These laws and regulations are increasingly stringent. While Steel Dynamics believes that its facilities are and will continue to be in material compliance with all applicable environmental laws and regulations, the risks of substantial costs and liabilities related to compliance with these laws and regulations are an inherent part of the business, and it is possible that future conditions may develop, arise or be discovered that create substantial environmental remediation liabilities and costs. For example, steelmaking operations produce some waste products, such as electric arc furnace dust, which are classified as hazardous waste and must be properly disposed of under applicable environmental laws. These laws can impose clean up liability on generators of hazardous waste and other substances that are shipped off-site for disposal, regardless of fault or the legality of the disposal activities. Other laws may require Steel Dynamics to investigate and remediate contamination at its properties, including contamination that was caused in whole or in part by third parties. While Steel Dynamics believes it can comply with environmental legislation and regulatory requirements and that the costs of doing so have been included within budgeted cost estimates, it is possible that this compliance will prove to be more limiting and costly than anticipated.

        In addition to potential clean up liability, in the past Steel Dynamics has been, and in the future may become, subject to monetary fines and penalties for violation of applicable laws, regulations or administrative conditions. Steel Dynamics may also be subject from time to time to legal proceedings brought by private parties or governmental agencies with respect to environmental matters, including matters involving alleged property damage or personal injury.

Technology, operating and start-up risks associated with Steel Dynamics' scrap substitute projects, such as its Iron Dynamics project and its Mesabi Nugget joint venture, may prevent Steel Dynamics from realizing the anticipated benefits from one or both of these projects and could result in a loss of currently invested funds, as well as future required funding for the ongoing operation of Iron Dynamics and the commercialization of the nugget project.

        If Steel Dynamics should abandon or substantially reduce the scope of its ongoing Iron Dynamics project, Steel Dynamics will not be able to realize the expected benefits of this project and could suffer the loss of all or a substantial part of its entire investment. As of December 31, 2005, investment in the

Iron Dynamics project was approximately $190 million. Since 1997, Steel Dynamics has been involved in the development and commercialization of a pioneering process of producing a virgin form of iron to serve as a lower cost substitute for a portion of the metallic raw material mix that goes into the Flat Roll Division's electric arc furnaces to be melted into new steel. This scrap substitute project involves processes that are based on various technical assumptions and new applications of technologies that have yet to be fully commercially proven. The Iron Dynamics project has taken considerably longer and has required Steel Dynamics to expend considerably greater resources than originally anticipated.

        While Steel Dynamics remains optimistic that certain continuing operational difficulties with the equipment, technology, systems and processes can be resolved, the Iron Dynamics facility may not be able to consistently operate or be able to produce steel scrap substitute material, whether direct reduced iron, hot briquetted iron or liquid pig iron, in the quantities and for costs that will enable it to be cost competitive with scrap or with purchased pig iron. Moreover, the Iron Dynamics facility may experience additional shutdowns or equipment failures.

        Steel Dynamics also plans to invest approximately $30 million over the next two years in Mesabi Nugget, a joint venture with Kobe Steel, Ltd. Cleveland-Cliffs, Inc. and Ferrometrics, Inc. to build an iron nugget plant using Kobe's proprietary ITmK3 process. Steel Dynamics and other joint venture partners have successfully built and operated a small scale pilot project using this process. However, while Steel Dynamics believes that a full scale commercial plant should work as well as the pilot project and that, when built, it should be capable of consistently producing iron nuggets in sufficient quantities and with a cost structure that will compare favorably with the cost of scrap and of other scrap substitute products, including pig iron, there can be no assurance that these expectations can be achieved. If Mesabi Nugget encounters cost overruns, construction delays or systems or process difficulties during or after start-up, the anticipated capital and other costs could materially increase, the expected operating cost benefits from the development of the iron nugget product could be diminished or lost, and Steel Dynamics could also lose its investment in the project.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Throughout this proxy statement/prospectus, in other reports or registration statements filed from time to time with the Securities and Exchange Commission by Steel Dynamics or Roanoke Electric Steel under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, or under the Securities Act, as well as in documents which Steel Dynamics or Roanoke Electric Steel have incorporated by reference herein, statements may be made that express opinions, expectations, or projections regarding future events or future results, in contrast with statements that reflect historical facts. These statements include, but are not limited to:

  •
  statements about the anticipated benefits of the merger, including future financial and operating results, cost savings, enhanced revenues, and accretion to earnings that may be realized from the merger;

  •
  statements with respect to the businesses, plans, objectives, expectations and intentions of Steel Dynamics and of Roanoke Electric Steel, respectively, and other statements that are not historical facts; and

  •
  other predictive statements, which are generally preceded or accompanied by such typical conditional words as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," or "expect," or by the words "may," "will," "could," or "should," are intended to operate as "forward looking statements" of the kind permitted by the Private Securities Litigation Reform Act of 1995, incorporated in Section 27A of the Securities Act and Section 21E of the Exchange Act. That legislation protects such predictive statements by creating a "safe harbor" from liability in the event that a particular prediction does not turn out as anticipated.

        While we always intend to express our best judgment when we make statements about what we believe will occur in the future, and although we base these statements on assumptions that we believe to be reasonable when made, these forward looking statements are not a guarantee of performance, and you should not place undue reliance on these statements. Forward looking statements are subject to many uncertainties and other variable circumstances, many of which are outside of our control, that could cause actual results and experience to differ materially from those we thought would occur.

        The following list represents some, but not necessarily all, of the factors that, either individually or in combination, may cause actual results of the merger, or of the operation of Steel Dynamics following completion of the merger, to differ from those that were anticipated or predicted:

  (1)
  failure of the shareholders of Roanoke Electric Steel to approve the merger agreement and related plan of merger;

  (2)
  our inability to meet expectations regarding the timing, completion, costs related to and the accounting and tax treatments of the merger, or the value of the merger consideration;

  (3)
  the risk that the businesses of Steel Dynamics and Roanoke Electric Steel will not be integrated successfully or this integration may be more difficult, time-consuming or costly than expected;

  (4)
  failure to realize expected synergies and cost savings from the merger within the expected time frame;

  (5)
  lower than expected revenues following the merger;

  (6)
  greater than expected operating costs, loss of customers or suppliers, business disruption, and difficulties in maintaining relationships with acquired employees;

  (7)
  the risk of significant supply shortages and increases in costs of raw materials, energy and transportation;

  (8)
  the risk of labor disputes; and

  (9)
  inability to obtain regulatory approval of the merger on the proposed terms and schedule, or regulatory delay of the merger, which could result in the imposition of conditions having a material adverse effect on the combined company or causing us to abandon the merger.

        Additional factors that could cause the combined results of Steel Dynamics and of Roanoke Electric Steel to differ materially from those described or anticipated in the forward-looking statements can be found in the respective reports of Steel Dynamics and Roanoke Electric Steel (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's internet site (http://www.sec.gov). We refer you in particular to Steel Dynamics' Form 10-K Annual Report for 2004 filed with the SEC, under the captions "Forward-Looking Statements" and "Risk Factors." Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. These statements speak only as of the date of this document or the date of any document incorporated by reference. Except to the extent required by applicable law or regulation, neither Steel Dynamics nor Roanoke Electric Steel undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events. Comparisons of results between current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

THE SPECIAL MEETING OF ROANOKE ELECTRIC STEEL SHAREHOLDERS

        This proxy statement/prospectus is furnished in connection with the solicitation of proxies from the holders of Roanoke Electric Steel common stock by the Roanoke Electric Steel board of directors for use at the special meeting of Roanoke Electric Steel shareholders. The purpose of the special meeting is for you to consider and vote upon a proposal to approve the merger agreement and the related plan of merger. Copies of the merger agreement and the related plan of merger are attached to this proxy statement/prospectus as Annex A and Annex B, respectively, and made part of this proxy statement/prospectus.

        This proxy statement/prospectus is first being furnished to Roanoke Electric Steel shareholders on or about March 8, 2006.

Date, Time and Place of the Special Meeting

        The special meeting will be held on Tuesday, April 11, 2006 at 11:00 a.m. EDT in the auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia.

Matters to be Considered at the Special Meeting

        At the special meeting, shareholders of Roanoke Electric Steel will be asked to:

  •
  consider and vote upon a proposal to approve the merger agreement and the related plan of merger;

  •
  consider and vote on a proposal to authorize the proxyholders to vote to adjourn or postpone the special meeting, in their sole discretion, for the purpose of soliciting additional votes for the approval of the merger agreement and the related plan of merger; and

  •
  transact such other business as may properly come before the special meeting or any postponements or adjournments of the special meeting.

        Approval of the merger agreement and the related plan of merger will also constitute approval of the merger and the other transactions contemplated by the merger agreement and the related plan of merger.

Board Recommendation

        The Roanoke Electric Steel board of directors has determined unanimously that the merger is fair to and in the best interest of Roanoke Electric Steel and its shareholders, has unanimously approved and adopted the merger agreement, and unanimously recommends that Roanoke Electric Steel shareholders vote "FOR" the approval of the merger agreement and the related plan of merger and to authorize the proxyholders to vote to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional votes for the approval of the merger agreement and the related plan of merger. See "The Merger—Roanoke Electric Steel's Reasons for the Merger" beginning on page 41.

Record Date and Shares Entitled to Vote

        Roanoke Electric Steel's board of directors has fixed the close of business on January 31, 2006 as the record date for determination of Roanoke Electric Steel shareholders entitled to notice of and to vote at the special meeting. As of the close of business on January 31, 2006, there were 11,309,401 shares of Roanoke Electric Steel common stock outstanding and entitled to vote, held of record by approximately 500 shareholders. A majority of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. If a quorum is not present, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies. Each Roanoke Electric

Steel shareholder is entitled to one vote for each share of Roanoke Electric Steel common stock held as of the record date.

Vote Required

        Approval of the merger agreement and the related plan of merger by Roanoke Electric Steel's shareholders is required by Virginia law. This approval requires the affirmative vote of the holders of more than two-thirds of the shares of Roanoke Electric Steel common stock outstanding and entitled to vote as of the record date. Authorizing the proxyholders to vote to adjourn or postpone the special meeting for the purpose of soliciting additional votes for the approval of the merger agreement will require that the number of votes for this authorization exceed the number of votes against this authorization from holders of the shares of Roanoke Electric Steel common stock represented in person or by proxy and entitled to vote at the special meeting. The directors and executive officers of Roanoke Electric Steel beneficially owned approximately 9.0% of the outstanding shares of Roanoke Electric Steel common stock as of January 31, 2006, including options exercisable within 60 days of the record date. As of the record date and the date of this proxy statement/prospectus, neither Steel Dynamics nor any of its directors or officers owned any shares of Roanoke Electric Steel common stock.

Voting of Proxies

        If you vote your shares of Roanoke Electric Steel common stock by signing and returning the enclosed proxy in the enclosed prepaid and addressed envelope, your shares will be voted at the special meeting as you indicate on your proxy, unless your proxy is revoked. If no instructions are indicated on your signed proxy card, your shares will be voted "FOR" approval of the merger agreement and the related plan of merger and authorization of the proxyholders to vote for the adjournment or postponement of the special meeting for the purpose of soliciting additional votes.

        You are urged to mark the box on the proxy card, following the instructions included on your proxy card, to indicate how to vote your shares. If your shares are held in an account at a brokerage firm or bank, you must instruct that institution on how to vote your shares. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker or bank. If you do not instruct your broker, bank or other nominee, they will not be able to vote your shares.

Other Business

        Roanoke Electric Steel's board of directors does not presently intend to bring any other business before the special meeting and, so far as is presently known to Roanoke Electric Steel's board of directors, no other matters are to be brought before the special meeting. As to any business that may properly come before the special meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect of that business in accordance with the judgment of the persons voting those proxies.

Revocation of Proxies

        You may revoke your proxy at any time prior to its use by delivering to the Secretary of Roanoke Electric Steel, at Roanoke Electric Steel's offices at P.O. Box 13948, Roanoke, Virginia 24038, a signed notice of revocation bearing a date later than the date of the proxy stating that the proxy is revoked, by granting a duly executed new, signed proxy bearing a later date or if you are a holder of record by attending the special meeting and voting in person. Attendance at the special meeting does not, however, in itself constitute the revocation of a proxy. If you hold your shares in "street name," you must get a proxy from your broker, bank or other custodian to vote your shares in person at the special meeting.

Quorum; Broker Abstentions and Broker Non-Votes

        The required quorum for the transaction of business at the special meeting is a majority of the shares of Roanoke Electric Steel common stock issued and outstanding as of the record date and entitled to vote at the special meeting. Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum. Because approval of the merger agreement and the related plan of merger requires the affirmative vote of more than two-thirds of the outstanding shares of Roanoke Electric Steel common stock entitled to vote, abstentions and broker non-votes will have the same effect as votes against approval of the merger agreement and the related plan of merger. Abstentions and broker non-votes will have no effect on the outcome of the vote to adjourn or postpone the special meeting for the purpose of soliciting additional votes. In addition, the failure of a Roanoke Electric Steel shareholder to return a proxy will have the effect of a vote against approval of the merger agreement and the related plan of merger.

        The actions proposed in this proxy statement/prospectus are not matters that can be voted on by brokers holding shares for beneficial owners without the owners' specific instructions. If you do not instruct your broker, bank or other nominee, they will not be able to vote your shares. This failure to vote is a broker non-vote. Accordingly, if a broker or bank holds your shares, you are urged to instruct your broker or bank on how to vote your shares.

Expenses of Solicitation

        Roanoke Electric Steel will bear the costs of preparing and distributing this proxy statement/prospectus for the special meeting, other than legal and accounting fees incurred by Steel Dynamics in connection with this proxy statement/prospectus. Steel Dynamics will bear the costs of drafting and filing the registration statement of which this proxy statement/prospectus is a part, other than legal and accounting fees incurred by Roanoke Electric Steel in connection with the registration statement. In addition to solicitation by mail, directors, officers and regular employees of Roanoke Electric Steel or its subsidiaries may solicit proxies from shareholders by telephone, telegram, e-mail, personal interview or other means. Roanoke Electric Steel currently does not expect to incur any costs beyond those customarily expended for a solicitation of proxies in connection with a merger agreement. Directors, officers and employees of Roanoke Electric Steel will not receive additional compensation for their solicitation activities, but may be reimbursed for reasonable out of pocket expenses incurred by them in connection with the solicitation. Brokers, dealers, commercial banks, trust companies, fiduciaries, custodians and other nominees have been requested to forward proxy solicitation materials to their customers and these nominees will be reimbursed for their reasonable out of pocket expenses. Roanoke Electric Steel has also engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies for the special meeting and Roanoke Electric Steel estimates it will pay this firm a fee of approximately $7,500, and will reimburse MacKenzie Partners for reasonable out of pocket expenses incurred in connection with such solicitation.

Householding

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement/prospectus may have been sent to multiple shareholders in your household. Roanoke Electric Steel will promptly deliver a separate copy of this proxy statement/prospectus, including the attached annexes to you if you write to Roanoke Electric Steel, P.O. Box 13948, Roanoke, Virginia 24038, Attn: General Counsel, or call 800-765-6567 or 540-342-1831.

Assistance

        If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact Roanoke Electric Steel at 800-765-6567 or 540-342-1831 or write to Roanoke Electric Steel, P.O. Box 13948, Roanoke, Virginia 24038, Attn: General Counsel, or contact McKenzie Partners, Inc. toll-free at 800-322-2885 or write to MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016.

        The matters to be considered at the special meeting are of great importance to the shareholders of Roanoke Electric Steel. Accordingly, you are urged to read and carefully consider the information contained in or incorporated by reference into this proxy statement/prospectus, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope.

        Shareholders should not send any stock certificates at this time. A transmittal form with instructions for the surrender of stock certificates for Roanoke Electric Steel common stock will be mailed to you as soon as practicable after completion of the merger.

THE MERGER

        This section of the proxy statement/prospectus describes material aspects of the merger. While Steel Dynamics and Roanoke Electric Steel believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus, the attached annexes containing the merger agreement and related plan of merger, and the other documents incorporated by reference into this proxy statement/prospectus or to which this proxy statement/prospectus refers, for a more complete understanding of the merger.

General Description of the Merger

        At the effective time of the merger, Roanoke Electric Steel will merge with and into RS Acquisition Corporation, a wholly-owned subsidiary of Steel Dynamics. Upon completion of the merger, the separate corporate existence of Roanoke Electric Steel will cease and RS Acquisition will continue as the surviving entity, with the name Roanoke Electric Steel Corporation.

        As a result of the merger, each share of Roanoke Electric Steel common stock outstanding at the effective time of the merger will be converted automatically into the right to receive 0.4 shares of Steel Dynamics common stock, sometimes referred to herein and in the merger agreement as the "exchange ratio", plus $9.75 in cash, without interest. Roanoke Electric Steel shareholders will receive cash instead of fractional shares of Steel Dynamics common stock that otherwise would have been issued as a result of the merger. If the number of shares of either Steel Dynamics common stock or Roanoke Electric Steel common stock changes before the merger is completed because of a stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, then an appropriate and proportionate adjustment will be made to the stock and cash to be received by Roanoke Electric Steel shareholders in the merger.

        Based upon the approximately 11,146,000 shares of Roanoke Electric Steel's common stock outstanding on October 17, 2005, the day prior to the public announcement of the merger, which will be convertible into the merger consideration as well as on the approximately 43,103,159 shares of Steel Dynamics common stock outstanding as of the same date, and in view of the applicable exchange ratio of 0.4 shares of Steel Dynamics common stock (excluding the amount of the cash consideration) for each share of Roanoke Electric Steel common stock, approximately 4,459,100 shares of Steel Dynamics common stock would have been issued pursuant to the merger agreement (assuming no exercise of outstanding stock options by shareholders of either company), as of that date, representing approximately 9% of Steel Dynamics common stock that would have been outstanding immediately after the merger had it been completed as of that date. Based upon the foregoing number of shares, the total cash which would have been payable to Roanoke Electric Steel's shareholders as the cash portion of the merger consideration in exchange for their common stock pursuant to the merger agreement, had it been completed as of October 17, 2005, would have been approximately $108.7 million (assuming no exercise of outstanding stock options) determined without regard to any fractional shares. However, the actual number of shares of Steel Dynamics common stock that will be issued upon completion of the merger, its percentage of all outstanding shares of Steel Dynamics common stock existing after completion of the merger, and the total cash consideration payable by Steel Dynamics in respect of all outstanding shares of Roanoke common stock at the effective date of the merger, will be determined solely based upon the actual number of outstanding shares of both companies existing as of the completion of the merger.

        The merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for U.S. federal income tax purposes. For a discussion of material U.S. federal income tax consequences of the merger, see "—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 64.

Background of the Merger

        During the period from 2001 to 2003, U.S. steel producers went through a period of difficult market conditions due to oversupply from domestic production and increased imports. During this period, more than 40 U.S. steel producers filed for bankruptcy and a number of steel companies ceased operations and liquidated. These circumstances brought on the restructuring of the industry and the consolidation of steel producers. Beginning in 2004, as a result of a number of factors, including the growth of world economies, strong demand in China and the relative weakness of the U.S. dollar as compared to foreign currencies, the U.S. steel industry's financial performance improved significantly. Prices for hot rolled coils, a primary price benchmark for steel, increased from a low of $210 in 2001 to a high of $750 in 2004 as reported by Goldman Sachs Global Investment Research. During this period, the consolidation trend in the industry also continued, and Roanoke Electric Steel found itself increasingly competing against larger, better capitalized competitors that offered customers broader product portfolios than Roanoke Electric Steel.

        In September 2004, a management team, whom we refer to as the first interested party, previously affiliated with a competitor in the steel industry, contacted Roanoke Electric Steel about buying Roanoke Electric Steel. The executive committee of the board of directors of Roanoke Electric Steel recommended that Roanoke Electric Steel enter into a confidentiality agreement with, and provide due diligence materials to, this party. In February 2005, discussions with this party concluded when this party suggested that it would not be in a position to pay a premium to the then prevailing stock price.

        During November and December 2004 and the early part of 2005, after discussions with the executive committee, Roanoke Electric Steel management investigated the possibility of acquiring another steel company. Roanoke Electric Steel engaged Jefferies to assist the company in investigating and assisting with this potential acquisition. Management found that pursuing this acquisition was difficult due to competition from larger, better capitalized companies that were willing to pay prices higher than what Roanoke Electric Steel was or would be willing or able to pay. Additionally, as the management team evaluated other potential acquisition candidates, they determined that there were only a few opportunities that were both of a size that Roanoke Electric Steel could potentially acquire and that Roanoke Electric Steel had strategic interest in acquiring. Further, as the North American steel industry continued to consolidate, Roanoke Electric Steel management believed that it was becoming increasingly difficult to compete with larger, better capitalized competitors because these competitors could offer their customers significant price discounts across much larger purchases of multiple classes of products and could spend greater amounts on capital improvements than Roanoke Electric Steel.

        As a result, Mr. Donald G. Smith, chairman of Roanoke Electric Steel, began to consider, and discuss with several members of the board of directors, whether to pursue a potential combination with a larger steel producer. In mid-January, and after discussions with executive committee members, Mr. Smith called Mr. Keith Busse, the president and chief executive officer of Steel Dynamics, to see if Steel Dynamics would be interested in talking to Roanoke Electric Steel about a potential combination of Roanoke Electric Steel and Steel Dynamics. Mr. Busse indicated that Steel Dynamics was considering building its own joist plant in Virginia, but would be interested in merging with Roanoke Electric Steel as an alternative strategy. On January 13, 2005, Steel Dynamics executed a confidentiality agreement with Roanoke Electric Steel. In January 2005, Steel Dynamics involved Morgan Stanley & Co. Incorporated, which we refer to as Morgan Stanley, in the discussions.

        On January 28, 2005, the board of directors of Roanoke Electric Steel met and reviewed the status of discussions with Steel Dynamics and the termination of discussions with the first interested party.

        In late 2002 and early 2003, Roanoke Electric Steel and Steel Dynamics had preliminary discussions concerning a possible combination transaction. The parties executed confidentiality agreements, exchanged initial information and representatives of Steel Dynamics visited the Roanoke

Electric Steel facilities. Investment bankers for the parties met and discussed additional information but the discussions did not progress further. Additionally, in the past, Roanoke Electric Steel had held periodic informal discussions with other steel producers about potential combinations of their businesses, including one steel producer referred to as the second interested party and another steel producer referred to as the third interested party. Roanoke Electric Steel chose not to contact those other parties because it believed that Steel Dynamics offered the opportunity for better value and the best fit from a business and cultural point of view. Also in prior discussions with the second interested party, the second interested party had not evidenced a willingness to pay a premium over Roanoke Electric Steel's stock price. In the past, Roanoke Electric Steel had been unable to reach agreement on terms with the third interested party because of one or more fundamental features regarding Roanoke Electric Steel's business, including the fact that Roanoke Electric Steel's West Virginia employees were subject to a collective bargaining agreement.

        On February 9, 2005, Roanoke Electric Steel contacted Jefferies and requested that Jefferies provide Roanoke Electric Steel with investment banking advice in connection with a possible sale of Roanoke Electric Steel. Roanoke Electric Steel and Jefferies subsequently entered into a written agreement, dated May 26, 2005. The Roanoke Electric Steel Board and management had worked with Jefferies in late 2004 and early 2005 in connection with the company's possible acquisition of another steel company. The Roanoke Electric Steel Board compared its experience with Jefferies and the other investment banker with which it had recently worked and selected Jefferies based on Jefferies' qualifications, expertise and reputation.

        On February 14, 2005, the management team of Steel Dynamics toured Roanoke Electric Steel's facilities in Roanoke, Virginia and at Steel of West Virginia in Huntington, West Virginia and met with the management team of each facility. On March 15, 2005, the Roanoke Electric Steel board of directors met to discuss the status of these discussions and received a presentation from representatives of Jefferies.

        On March 28, 2005, Mr. Busse called Mr. Smith and Mr. T. Joe Crawford, the president of Roanoke Electric Steel, and indicated that a letter would follow with specific terms of an offer Steel Dynamics intended to make to acquire Roanoke Electric Steel. On March 30, 2005, Mr. Busse sent Mr. Smith a letter of interest. This letter contemplated "an acquisition price keyed to our respective share values and with a potential for a modest premium over Roanoke's market value as determined by an agreed multi-week pricing formula or other acceptable mechanism..." The letter also contemplated a tax free merger structure in which Roanoke Electric Steel shareholders would receive two thirds Steel Dynamics stock and one-third cash. The letter also indicated that the employment continuity agreements with Roanoke Electric Steel's management would be subject to further discussion and negotiation among all parties.

        On March 30, 2005, a representative of Jefferies spoke to a representative of Morgan Stanley and said Steel Dynamics' letter of interest needed more specific terms to warrant moving forward. On April 5, 2005, Mr. Busse sent Mr. Smith a letter which contained an indication of the process that Steel Dynamics wanted to pursue to reach an agreement to acquire Roanoke Electric Steel but did not contain terms under which such a transaction might be struck. The letter primarily outlined various due diligence items that Steel Dynamics would require in order to complete its analysis of a potential transaction with Roanoke Electric Steel.

        On April 8, 2005, the chairman of the second interested party, another North American steel company, called Mr. Smith on an unsolicited basis and expressed an interest in meeting. Mr. Smith agreed to a face-to-face meeting with this individual.

        On April 13, 2005, Mr. Busse wrote Mr. Smith and provided no specificity around transaction terms, but included a "framework for discussion of value." This letter indicated the average market exchange ratio between the common stock of Roanoke Electric Steel and Steel Dynamics had been

0.538 and 0.502 over the previous six months and one year, respectively, and attached analysis based on a hypothetical exchange ratio of 0.584 shares of Steel Dynamics common stock for each share of Roanoke Electric Steel common stock, payable 51% in stock and 49% in cash, with the actual amount of cash to be calculated with reference to actual trading prices at the time that the terms of the transaction were finalized.

        On April 18, 2005, representatives of Jefferies met with the executive committee of Roanoke Electric Steel and reviewed the status of discussions with Steel Dynamics and a preliminary overview of the second interested party.

        On April 19, 2005, the board of directors of Roanoke Electric Steel met and reviewed the status of discussions with Steel Dynamics and the second interested party.

        On April 25, 2005, Mr. Mark G. Meikle, the chief financial officer of Roanoke Electric Steel, Mr. Gary E. Heasley, the chief financial officer of Steel Dynamics, and representatives of Jefferies and Morgan Stanley met in Chicago to discuss the possibility of a combination, the process of completing due diligence and negotiations, and various financial information.

        On May 2, 2005, representatives of Jefferies met with the executive committee of Roanoke Electric Steel and reviewed the status of discussions with Steel Dynamics and the second interested party.

        On May 12, 2005, the chairman of the second interested party met with Mr. Smith and indicated an interest in buying Roanoke Electric Steel.

        On May 16, 2005, Mr. Busse called Mr. Smith and said Steel Dynamics planned to submit a term sheet by May 24, 2005. On May 17, 2005, Steel Dynamics sent individuals to visit the company's Roanoke, Virginia mill and Shredded Products facilities for continued due diligence. On May 17, 2005, the board of directors of Roanoke Electric Steel met and reviewed the status of discussions with Steel Dynamics and the second interested party.

        On May 19, 2005, the second interested party signed a confidentiality agreement. On May 20, 2005, representatives of Jefferies contacted the chairman of the second interested party to discuss a timeframe for the second interested party to provide an indication of interest and to establish appropriate lines of communication to facilitate the answering of any questions that the second interested party may have had.

        On May 23, 2005, Roanoke Electric Steel provided the second interested party with due diligence materials.

        On May 25, 2005, Steel Dynamics provided Roanoke Electric Steel with a nonbinding offer to acquire Roanoke Electric Steel for 0.241 shares of Steel Dynamics common stock and $13.70 in cash for each share of Roanoke Electric Steel common stock. This offer had a value of $20.50 per share on May 25, 2005 and the form of proposed consideration was one-third stock and two-thirds cash. Steel Dynamics asked for an exclusivity agreement and a breakup fee of 3% of the transaction value upon signing of a definitive purchase agreement. The offer also again identified the payments under the continuity agreements as an issue for Steel Dynamics.

        On June 6, 2005, representatives of Jefferies met with the executive committee of Roanoke Electric Steel and discussed the terms presented by Steel Dynamics and the potential financial aspects of a merger with Steel Dynamics on those and other terms.

        On June 7, 2005, the second interested party through its investment banker contacted Jefferies and advised that it had done significant analysis based on public information and on the due diligence materials provided them by Roanoke Electric Steel; and, based on that analysis, it could not offer a premium to Roanoke Electric Steel's then current share price of $19.80. Further, the second interested party said that it had not done a detailed analysis of the potential combination synergies, but if it had done this analysis, it believed that it would have been unlikely to lead to an ability to pay a premium.

        On June 13, 2005, Mr. Smith talked to Mr. Busse to discuss the terms of the May 25th offer.

        On June 21, 2005, the board of directors of Roanoke Electric Steel held a regular meeting and discussed the terms of the Steel Dynamics offer and the other indications of interest that Roanoke Electric Steel had received. The board of directors decided that the process of selling the company should be overseen by a special committee of the board of directors composed exclusively of independent, non-management directors. The board of directors appointed all of the independent members of the board of directors to the special committee and elected Mr. Thomas Robertson as chairman of the special committee.

        On June 23, 2005, the special committee met and elected Mr. George Logan as Vice Chairman of the special committee. The special committee engaged the law firm of McGuireWoods LLP to assist in its process. At this meeting the special committee also discussed the fact that Mr. Busse and Mr. Heasley planned to visit Roanoke Electric Steel the following week to meet with employees with continuity agreements to discuss possible changes to these agreements as well as various matters related to a possible transaction between Steel Dynamics and Roanoke Electric Steel. The special committee decided to confine these discussions to the continuity agreements. The special committee also discussed the alternatives available to Roanoke Electric Steel, including a possible sale transaction, potential acquisitions and remaining independent.

        During the week of June 27, 2005, Mr. Busse and Mr. Heasley met with the senior management of Roanoke Electric Steel. At these meetings Mr. Busse made it clear that he was concerned about the terms of the continuity agreements and indicated that Roanoke Electric Steel would have to revise these agreements to reduce the cost of the agreements before a transaction could occur. Revision of these agreements would require the agreement of the affected employees. As part of a review of Roanoke Electric Steel's overall compensation practices in the later part of 2004, and as recommended by Towers Perrin, the compensation committee approved new continuity agreements for six senior managers. These continuity agreements were entered into by Roanoke Electric Steel in February 2005 and replaced previous continuity agreements. These new agreements provided that upon termination of employment with Roanoke Electric Steel for any reason (other than death, retirement, cause, disability or voluntary termination for other than good reason) within one year of a change in control, the executive would be entitled to benefits from Roanoke Electric Steel, including, a cash payment in an amount equal to 2.99 times his base salary plus 100% of his bonus opportunity, and continuation of usual executive benefits for up to two years after termination.

        On June 30, 2005, the special committee met and Mr. Crawford reviewed the results of the meetings between Roanoke Electric Steel management and Messrs. Busse and Heasley. Representatives of Jefferies reviewed the overall status of discussions with Steel Dynamics and major outstanding issues in these discussions. Representatives of Jefferies also discussed with the special committee the alternatives available to Roanoke Electric Steel, including negotiating a transaction with Steel Dynamics, a competitive bid sale process involving a limited number of selected potential acquirors, a broader sale process and remaining independent. The special committee, with the advice of legal counsel, decided not to conduct a broad sale process because it believed that it could structure a transaction with Steel Dynamics that would preserve Roanoke Electric Steel's ability to accept a superior offer from a third party if one were to be made, subject to negotiated non-solicitation covenants and payment of a negotiated termination fee.

        On July 7, 2005, the special committee met and discussed the continuity agreements, as well as the possible timing for a sale transaction. On July 19, 2005, the special committee met and reviewed the status of discussions with Steel Dynamics.

        On July 22, 2005, Messrs. Smith, Crawford, and Logan met with Mr. Busse and Mr. Heasley in Chicago. At the meeting they discussed the size of the payments which would be required under the continuity agreements and the request by Steel Dynamics for more detailed financial information from Roanoke Electric Steel. At the meeting Mr. Busse offered a consideration, subject to further due diligence, of .322 share of Steel Dynamics common stock plus $9.80 in cash for each Roanoke Electric Steel share of common stock. Mr. Busse also mentioned at this meeting that a board vacancy might occur later in the year and asked Mr. Logan whether he might have an interest in being considered, by the Steel Dynamics nominating committee, as a candidate to fill the vacancy should it occur. Mr. Logan said he would consider the matter. No further discussion ensued and no commitments were made regarding this matter.

        On July 23, 2005, the Roanoke Electric Steel special committee met to consider the results of the meeting in Chicago. The special committee decided to provide Steel Dynamics with the requested financial information. The special committee felt it important to resolve the issues around the payments under the continuity agreements before responding on the transaction consideration offered by Steel Dynamics.

        On July 28, 2005, the investment banker representing the second interested party called Jefferies for an update. The Jefferies representative asked if the position of the second interested party had changed. The investment banker for the second interested party said that his client's position had not changed—they continued to have a strategic interest in acquiring Roanoke Electric Steel but would not be in a position to pay a premium to the prevailing stock price.

        During early August 2005 representatives of Steel Dynamics and Roanoke Electric Steel held several meetings as Steel Dynamics conducted extensive legal, financial and operational due diligence on Roanoke Electric Steel. On August 12, 2005, Mr. Logan and Mr. Heasley had a lunch meeting and Mr. Heasley reported that he was pleased with the results of the due diligence meetings.

        On August 15, 2005, the Roanoke Electric Steel executive committee met. During a discussion of the possible transaction with Steel Dynamics, a representative of Jefferies suggested that Jefferies contact Mr. Busse to discuss the pace of the negotiations. Following this meeting a representative of Jefferies contacted Mr. Busse to determine what additional issues Steel Dynamics was considering and what could be done to move the transaction forward more expeditiously. Mr. Busse expressed concern with regard to the cost of the continuity agreements and said that Steel Dynamics had expected a response to Steel Dynamics' July 22, 2005 proposed terms.

        The special committee met on August 16, 2005, and August 17, 2005 to review the status of discussions with Steel Dynamics, Steel Dynamics' diligence investigation of Roanoke Electric Steel and Steel Dynamics' concerns with the continuity agreements.

        At the August 17, 2005 meeting, Mr. Smith reported that he and the other three management employees with continuity agreements who would not be entering into new employment contracts with Steel Dynamics had proposed changing the continuity agreements to modify these agreements from a "double trigger" to a "single trigger" agreement, which would allow the employee to leave with severance if a merger occurs rather than waiting for a second event such as termination. These members of management also indicated a willingness to reduce the amount of payment they would receive from 2.99 times base compensation plus 100% of the executive's target bonus to 2.5 times the base plus 100% of the executive's target bonus. Mr. Meikle informed Mr. Heasley of this proposal. These executives also agreed to forego bonuses that would have been earned for fiscal 2006 if the closing of the merger occurred by December 31, 2005. Two management employees, Mr. Crawford and Timothy R. Duke, had tentatively agreed to enter into new employment agreements with Steel Dynamics in connection with the merger.

        At the August 17, 2005 meeting the special committee also discussed transaction consideration, the percentage of the transaction consideration that would be in the form of Steel Dynamics stock and the percentage in the form of cash, and the possibility of structuring the transaction so that the shareholders of Roanoke Electric Steel could elect to receive a greater percentage of Steel Dynamics stock or cash. The special committee authorized Jefferies to counter with a total consideration of $22.50 per share with a preference for more equity. Jefferies communicated this counter to Morgan Stanley on August 17, 2005.

        During the remainder of August, Steel Dynamics continued performing its due diligence and financial modeling. Steel Dynamics also discussed Roanoke Electric Steel's projections for 2006 with Mr. Crawford and Mr. Duke. On August 30, 2005 and September 12, 2005 the special committee met to review the status of continuing discussions with Steel Dynamics.

        During this period, Mr. Logan communicated to Mr. Heasley his view that the consideration offered by Steel Dynamics on July 22, 2005 was not sufficient to receive special committee, board or shareholder support.

        On September 12, 2005, a senior officer of the third interested party, a third company in the steel business, called Mr. Smith on an unsolicited basis and left a message that indicated his company was interested in entering into discussions with Roanoke Electric Steel about the possibility of acquiring Roanoke Electric Steel. On September 13, 2005, Mr. Smith informed the officer of the third interested party that if the third interested party were interested in exploring a possible business combination then it would need to do so quickly.

        On September 14, 2005, in response to Roanoke Electric Steel's counter-proposal of total consideration of $22.50 per share, Mr. Heasley called Mr. Logan and raised Steel Dynamics' offer to .369 shares of Steel Dynamics common stock plus $9.25 in cash for each share of Roanoke Electric Steel common stock, a package then valued at $21.25 per share. On September 14, 2005, the special committee met and discussed the indication of interest from the third interested party and the revised Steel Dynamics offer. The special committee agreed to give the third interested party until September 19, 2005 to provide its indication of value.

        On September 19, 2005, the third interested party indicated it would pay up to $25 in cash for each Roanoke Electric Steel share of common stock subject to completing due diligence on Roanoke Electric Steel. At the time of submitting its indication of interest, the third interested party had been given no access to confidential information on the Company, and so the special committee presumed this indication was based solely on publicly available information. The third interested party proposed a period of 45 days to conduct its diligence on Roanoke Electric Steel and to negotiate a definitive transaction agreement. The third interested party proposed an exclusivity agreement during this period. Roanoke Electric Steel and the third interested party discussed the terms of a possible negotiation and diligence arrangement for the next several days. The third interested party agreed to a shortened due diligence and final offer process in light of the fact that Roanoke Electric Steel was in advanced discussions with another party.

        On September 22, 2005, Roanoke Electric Steel signed a letter agreement with the third interested party which provided that for a two week period ending October 8, 2005, Roanoke Electric Steel would not:

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  enter into any acquisition agreements with any third party,

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  negotiate with any third party regarding any acquisition price for its shares or assets, or

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  disclose to any third party that a competing offer had been made or its terms.

        The letter agreement also called for a face-to-face meeting on Friday, September 30, 2005 at which the third interested party would inform Roanoke Electric Steel whether it desired to do any environmental sampling at any Roanoke Electric Steel facilities. If the third interested party desired this sampling, then Roanoke Electric Steel had the right to terminate the letter agreement by October 1, 2005. The letter agreement also provided that the parties would negotiate a definitive transaction agreement during the term of the letter agreement.

        On September 23, 2005, Mr. Busse advised Jefferies that Steel Dynamics would withdraw from the negotiations if Roanoke Electric Steel did not agree to go forward with Steel Dynamics exclusively. At this time the Steel Dynamics offer was valued at $21.25 per share. Given the existence of the letter agreement with the third interested party, Roanoke Electric Steel did not agree to Steel Dynamics' request.

        On September 30, 2005, Mr. Robertson, Mr. Logan, Mr. Crawford and representatives of Jefferies and McGuireWoods met with Mr. Heasley, representatives of Morgan Stanley and Steel Dynamics' legal counsel in Roanoke, Virginia to discuss the terms, other than price, of a possible merger of the companies. They discussed the employment agreements for Mr. Crawford and Mr. Duke, the size of the breakup fee and the representations and warranties in the merger agreement. The representatives of Roanoke Electric Steel also indicated the desire of members of the special committee that there be a provision in the transaction agreement that would allow Roanoke Electric Steel to terminate the agreement if the market price for the Steel Dynamics stock dropped below an agreed level. Representatives of Steel Dynamics refused this request, but said that Roanoke Electric Steel would have the ability to terminate the agreement with Steel Dynamics if there was a material adverse change in circumstances affecting Steel Dynamics.

        Later on September 30, 2005, and as contemplated by the agreement with the third interested party, Mr. Robertson, Mr. Logan, Mr. Crawford, Mr. Duke and representatives of Jefferies and McGuireWoods met with senior executives from the third interested party and its legal counsel to hear what additional due diligence would be necessary and to understand the expectations for executing a definitive agreement by October 7, 2005. The third interested party indicated that it did not wish to perform extensive environmental sampling, but did wish to perform limited additional environmental due diligence. Roanoke Electric Steel agreed to this request after consulting with its environmental counsel.

        During the period from September 30 to October 7, 2005, Roanoke Electric Steel and the third interested party negotiated a definitive transaction agreement, and the third interested party conducted its due diligence including the additional environmental due diligence it had requested. On Friday, October 7, 2005, the third interested party advised Roanoke Electric Steel that it would offer $22.50 in cash for each Roanoke Electric Steel common share. Due to a decrease in the stock price of Steel Dynamics, the Steel Dynamics offer had fallen in value to $20.39 on October 7, 2005. The special committee met on October 7, 2005 to consider these offers. In the case of the offer by the third interested party, the special committee had been advised by counsel of the likelihood of a delay in closing a transaction with the third interested party caused by a probable Department of Justice second request as part of the Hart-Scott-Rodino review process. Based on the potential for a Hart-Scott-Rodino delay, the special committee was concerned that there could be a possible loss of key personnel if the delay in closing a transaction was extensive, potentially leaving Roanoke Electric Steel weakened if the transaction with the third interested party were ultimately not completed as a result of anti-trust or other reasons. The special committee concluded that the premium offered by the third interested party to the Steel Dynamics offer was not sufficient to justify taking the third interested party's offer over the Steel Dynamics offer. Jefferies advised the third interested party late in the day on October 7, 2005 that the special committee did not accept its offer.

        Later in the day on October 7, 2005, legal counsel for the third interested party telephoned legal counsel for Roanoke Electric Steel and raised its offer to $23.50 per share in cash with an expiration time of 5:00 p.m. on Saturday, October 8, 2005. Mr. Robertson immediately began to call members of the special committee in an effort to reconvene and evaluate the revised offer. However, by this time the special committee members had dispersed and could not be reassembled that evening.

        On October 8, 2005, Mr. Robertson spoke individually to a majority of the members of the special committee. He was unable to establish a quorum and was unable to achieve unanimity of view without additional discussion among the members of the special committee. So, with their concurrence, he scheduled a special committee meeting for Monday, October 10, 2005. By its terms, the letter agreement with the third interested party was to expire on October 8, 2005 and its $23.50 cash offer was to expire at 5:00 p.m. that day. Later on October 8, 2005, Jefferies advised both the third interested party and Steel Dynamics that the special committee would meet on October 10, 2005 to consider any and all offers for Roanoke Electric Steel.

        Despite requests by Jefferies, on both October 8 and October 10, the third interested party did not submit a bid. However, Steel Dynamics submitted a revised bid of 0.4 shares of Steel Dynamics common stock plus $10.25 for each share of Roanoke Electric Steel common stock. The value of the Steel Dynamics offer was $22.00 per share on October 10, 2005. Because the parties had not reached final agreement on the terms of the merger agreement and related documentation, the special committee took no specific action, but continued to work with Steel Dynamics to complete the definitive agreements and the related schedules on an accelerated basis. On October 12, 2005, Roanoke Electric Steel and Steel Dynamics entered into an exclusivity agreement.

        On Friday, October 14, 2005, Mr. Busse called Mr. Smith, Mr. Logan and Mr. Crawford and said that Steel Dynamics was withdrawing its offer for Roanoke Electric Steel due to frustration with the sale process and changes in Steel Dynamics' and Roanoke Electric Steel's stock prices. Mr. Busse indicated that Steel Dynamics intended to proceed to build its own joist plant in Virginia. After discussions among Messrs. Smith, Crawford and Logan and Messrs. Busse and Heasley, Mr. Busse agreed to reconsider Steel Dynamics' withdrawal. Later in the day Mr. Busse called and made a revised offer of 0.4 shares of Steel Dynamics common stock plus $9.75 in cash for each share of Roanoke Electric Steel common stock. This offer was valued at $20.88 on October 14, 2005.

        On Friday, October 14, 2005, Jefferies received a call from a senior officer of the third interested party indicating that it might be interested in pursuing a purchase of Roanoke Electric Steel's assets, other than Steel of West Virginia, at a price of approximately $16 per share. The special committee decided not to pursue this inquiry due to the advanced nature of the discussions with Steel Dynamics, the uncertain nature of this proposal, the complexities presented by a transaction structure not involving the entire company and the value of the suggested consideration being lower than the consideration proposed by Steel Dynamics.

        On Saturday, October 15, 2005, and Sunday, October 16, 2005, representatives of Roanoke Electric Steel, Steel Dynamics, McGuireWoods and Barrett & McNagny, counsel to Steel Dynamics, continued to work on the merger agreement and related materials. In addition, the parties and their representatives discussed various requests for information from Steel Dynamics and its representatives arising out of Steel Dynamics' diligence investigation of Roanoke Electric Steel.

        On Sunday, October 16, 2005, the special committee met. Prior to this meeting the special committee was provided with materials, including a current draft of the merger agreement, a summary of its terms and a presentation by Jefferies. At the meeting, the special committee received an update from Roanoke Electric Steel senior management and financial and legal advisors as to developments since October 10, 2005. Representatives of McGuireWoods reviewed with the special committee the status of negotiations with Steel Dynamics and made a presentation regarding fiduciary and other legal considerations that Roanoke Electric Steel directors should consider in their deliberations regarding the proposed merger transaction and the draft merger agreement. Roanoke Electric Steel's management also reviewed the strategic rationale for, and potential benefits and risks of, the proposed merger transaction and other potential strategic alternatives. In addition, representatives of Jefferies made a presentation concerning the financial aspects of the potential strategic business combination of Roanoke Electric Steel and Steel Dynamics. Following the presentations, the Roanoke Electric Steel directors discussed the possible merger transaction and other potential strategic alternatives available to Roanoke Electric Steel, including the benefits, opportunities, risks and uncertainties associated with Roanoke Electric Steel remaining an independent company. At the conclusion of the meeting, the Roanoke Electric Steel special committee authorized management to continue negotiations with Steel Dynamics to resolve the remaining outstanding issues.

        On Monday, October 17, 2005, the special committee met. Representatives of McGuireWoods advised that the merger agreement, as previously distributed, was being finalized and would be ready for signature soon. The special committee was advised that the four senior management employees with continuity agreements had reached agreement with Steel Dynamics on amendments to the agreements to change the agreements to a single trigger and to reduce the multiple from 2.99 to 2.5 and other benefit changes, and that Messrs. Crawford and Duke had agreed to the terms of employment arrangements with Steel Dynamics. Jefferies reviewed with the special committee its financial analysis of the merger consideration. Following its presentation, Jefferies rendered to the special committee its oral opinion, subsequently confirmed in writing, as investment bankers to the effect that, as of October 17, 2005 and based upon and subject to the various considerations and assumptions set forth in the opinion, the merger consideration to be received by holders of Roanoke Electric Steel common stock pursuant to the merger agreement was fair, from a financial point of view, to those holders. After deliberations, the Roanoke Electric Steel special committee unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Roanoke Electric Steel and its shareholders and recommended adoption thereof to the board of directors.

        On October 17, 2005, immediately following the meeting of the special committee, the board of directors of Roanoke Electric Steel met. Prior to this meeting the board of directors was provided with materials including a draft of the merger agreement, a summary of its terms and a financial analysis of the merger consideration prepared by Jefferies. At the meeting, Mr. Robertson, as chairman of the special committee, reported on the actions and recommendations of the special committee. Jefferies then reviewed with the board of directors its financial analysis of the merger consideration. Following its presentation, Jefferies rendered to the board of directors its oral opinion, subsequently confirmed in writing, as investment bankers to the effect that, as of October 17, 2005 and based upon and subject to the various considerations and assumptions set forth in the opinion, the merger consideration to be received by holders of Roanoke Electric Steel common stock pursuant to the merger agreement was fair, from a financial point of view, to those holders. The board of directors discussed the proposed final terms and conditions of the merger agreement. Following the board of directors' review of the proposed final terms of the merger agreement, the board unanimously determined that the merger agreement and the related transactions are advisable, fair to and in the best interests of Roanoke Electric Steel and its shareholders and unanimously adopted the merger agreement and the related plan of merger. The board of directors also unanimously recommended that shareholders vote to approve the merger agreement and the related plan of merger.

        Throughout the day on October 17, 2005, representatives of Roanoke Electric Steel, Steel Dynamics, McGuireWoods and Barrett & McNagny communicated to finalize the merger agreement and related documents. Subsequently, early in the morning on October 18, 2005, Roanoke Electric Steel, Steel Dynamics and RS Acquisition Corporation executed the merger agreement.

        On October 18, 2005, Roanoke Electric Steel and Steel Dynamics issued a joint press release announcing the execution of the merger agreement.

        In January 2005, the compensation committee of the Roanoke Electric Steel board of directors approved certain payments for service to members of committees of the board of directors. For all Roanoke Electric Steel committees other than the audit committee, members of a committee received $750 for each meeting attended in person or by teleconference. The chairman of each committee received an additional $3,000 for serving as the chairman of a committee. After the formation of the special committee on June 21, 2005, the members of the special committee and its chairman, Mr. Robertson, qualified for these payments. There were 17 meetings of the special committee. In addition, on December 20, 2005, the compensation committee of the Roanoke Electric Steel board of directors approved an additional $5,000 each to Messrs. Robertson and Logan for their service as chairman and vice-chairman of the special committee, respectively. Each non-employee director will receive a cash payment representing the regular quarterly payment of his annual retainer for the quarter in which the merger is completed.

Recommendation of the Special Committee

        After careful consideration, at a meeting held on October 17, 2005, the special committee unanimously:

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  Determined that the merger proposal is advisable, fair to, and in the best interests of, Roanoke Electric Steel and its shareholders;

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  Recommended that its board of directors adopt the merger agreement and related plan of merger; and

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  Recommended that the shareholders vote to approve the merger agreement and related plan of merger.

Steel Dynamics' Reasons for the Merger

        In reaching its decision to approve the merger agreement with Roanoke Electric Steel, Steel Dynamics consulted with legal counsel regarding the terms of the merger agreement and related issues, with its financial advisors regarding the financial aspects of the merger and the fairness of the transaction for Steel Dynamics from a financial point of view, as well as with senior management of Steel Dynamics regarding, among other things, the industry, management's plans, Steel Dynamics' prospects and various other operational matters. Steel Dynamics board of directors considered a number of factors, including, among others, the following factors:

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  The merger of Roanoke Electric Steel and Steel Dynamics will diversify Steel Dynamics' product offerings in merchant shapes, structural steel products, fabricated specialty sections, and will expand Steel Dynamics' production capacity and geographic presence in the joist, truss and girder markets;

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  Through broadened product offerings and an expanded geographical presence, the combined entities will have the opportunity to expand relationships with customers;

  •
  The merger will provide New Millennium Building Systems with an "in house" supply of merchant shapes to support its joist fabrication operations;

  •
  Roanoke Electric Steel's Shredded Products business will provide Steel Dynamics with an entry into the scrap processing business, which will be a key element of Steel Dynamics' scrap procurement strategy in the future; and

  •
  The $50-$80 million of anticipated capital expenditures that will be required to maintain and improve Roanoke Electric Steel's steelmaking capacity, quality and product offerings.

        Steel Dynamics' board of directors also considered and balanced against the potential benefits of the proposed merger the potential risks associated with the merger, including:

  •
  Potential environmental liabilities arising out of Roanoke Electric Steel's operations;

  •
  The risk that Steel Dynamics will be unable to successfully integrate Roanoke Electric Steel's operations with its own;

  •
  The risk that there may be post-closing discoveries of pre-closing breaches of warranty with no effective recourse to Steel Dynamics;

  •
  The risk that the merger may not be completed; and

  •
  The risk that the potential benefits of the merger might not be realized.

        In evaluating the benefits and risks of this transaction, the Steel Dynamics board did not consider it practicable to, and did not attempt to quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The board viewed its evaluation as being based on all of the information available and the factors presented to and considered by it. Moreover, individual directors may have given different weight to different factors. This explanation of Steel Dynamics' reasons for the merger and the other information presented herein is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 24. The Steel Dynamics board further considered the challenges inherent in the combination of two businesses of the relative size of Roanoke Electric Steel and Steel Dynamics and the possible diversion of management attention for an extended period of time. The Steel Dynamics board realizes that there can be no assurance about future results, including results expected or considered in the evaluation process. However, the board concluded that the potential benefits significantly outweighed the potential risks of completing the merger.

        After taking into account these and other factors, the Steel Dynamics board unanimously determined that the merger agreement and the transactions contemplated thereby were fair to and in the best interests of Steel Dynamics and its shareholders, and approved, adopted and authorized the merger agreement and related plan of merger.

Roanoke Electric Steel's Reasons for the Merger

        The decision of the Roanoke Electric Steel board of directors to enter into the merger agreement was the result of its careful consideration of numerous factors, including the following positive factors:

  •
  the value of the merger consideration, which, based on the closing price per Steel Dynamics common share on October 17, 2005 (the last full trading day before announcement of the proposed merger) implied a value of $21.26 per share of Roanoke Electric Steel common stock, representing a premium of approximately 13.7% over the closing price per share of Roanoke Electric Steel common stock on October 17, 2005, the last full trading day immediately preceding the announcement of the transaction;

  •
  Jefferies' presentation to the board of directors of its financial analysis of the merger consideration on October 17, 2005, including its opinion, as investment bankers, to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth in the opinion, the merger consideration to be received by holders of Roanoke Electric Steel common stock pursuant to the merger agreement was fair, from a financial point of view, to those holders. The full text of the Jefferies opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Jefferies in rendering its opinion, is attached to this proxy statement/prospectus as Annex C. Roanoke Electric Steel and its board of directors encourage the Roanoke Electric Steel shareholders to read the Jefferies opinion carefully and in its entirety;

  •
  because a substantial portion of the merger consideration is Steel Dynamics common stock and the exchange ratio is fixed, Roanoke Electric Steel shareholders will benefit from any increase in the trading price of Steel Dynamics common shares between the announcement of the merger and the closing of the merger;

  •
  because a portion of the merger consideration is cash, there is certainty of the value of the cash component of the merger consideration;

  •
  the Roanoke Electric Steel board of directors' analysis and understanding of Roanoke Electric Steel's "stand-alone" strategic alternative in the context of the increasingly competitive steel industry, and the Roanoke Electric Steel board of directors' analysis of the business, operations, financial performance, earnings and prospects of Roanoke Electric Steel on a stand-alone basis, and the Roanoke Electric Steel board of directors' belief, based on its analysis and understanding, that the combined company, would be better able to succeed in light of the risks and potential rewards associated with Roanoke Electric Steel continuing to operate on a stand-alone basis and other alternatives reasonably available to Roanoke Electric Steel, including growth through the acquisition of or merger with other companies or assets;

  •
  the fact that Roanoke Electric Steel had reviewed potential strategic alternatives and, in connection therewith, it and its representatives had held preliminary discussions with other parties regarding their potential interest in a strategic transaction with Roanoke Electric Steel (see "—Background of the Merger" beginning on page 31). In light of these discussions, the Roanoke Electric Steel board of directors did not believe that it was likely that another party would make or accept an offer to engage in a transaction with Roanoke Electric Steel that would be more favorable to Roanoke Electric Steel and its shareholders than the merger;

  •
  given the current environment of consolidation in the steel industry, the advantages that the Roanoke Electric Steel board of directors considered that larger companies with national reach have, including the Roanoke Electric Steel board of director's belief that access to Steel Dynamics' size and scope would place Roanoke Electric Steel in a better position to undertake necessary capital expenditures to take advantage of growth opportunities; meet competitive pressures; serve customers more efficiently; and develop, introduce and administer new products;

  •
  the possibility that other competitors might enter Roanoke Electric Steel's service area and significantly affect the ability of Roanoke Electric Steel to operate its business profitability;

  •
  the opportunity for Roanoke Electric Steel shareholders to participate, as Steel Dynamics shareholders, in a significantly larger, more financially stable and more diversified company that is one of the leading steel producers;

  •
  the likelihood of continued consolidation in the steel industry;

  •
  the merger will provide Roanoke Electric Steel with access to significantly greater financial and operational resources than Roanoke Electric Steel would have on a stand-alone basis and the financial strength of Steel Dynamics and its subsidiaries should permit Roanoke Electric Steel's business to obtain better economies of scale relative to Roanoke Electric Steel on a stand-alone basis, thereby enabling Roanoke Electric Steel to fund its capital needs and business development efforts at a lower cost;

  •
  the ability to complete the merger within a reasonable period of time, including the likelihood of receiving necessary regulatory approvals;

  •
  the merger agreement provisions permitted Roanoke Electric Steel to provide confidential due diligence information to, and engage in discussions with, any third party that makes an unsolicited bona fide written proposal to engage in a business combination transaction, provided that the Roanoke Electric Steel board of directors determines in good faith, after consultation with its financial advisor and its outside legal counsel, that it is required to take this action in order to comply with its fiduciary duties under applicable law and determines in good faith, after receiving the advice of a financial advisor of nationally recognized reputation and its outside legal counsel, that the proposal would reasonably be expected to result in a transaction that, if consummated, would be more favorable to Roanoke Electric Steel shareholders than the merger (see "The Merger Agreement—No Solicitation of Transactions" beginning on page 77);

  •
  the merger agreement provisions permitting the Roanoke Electric Steel board of directors to, under some circumstances, withdraw, modify or change its recommendation with respect to the merger if the Roanoke Electric Steel board of directors determines in good faith, after consultation with its financial advisor and its outside legal counsel, that it is required to take that action in order to comply with its fiduciary duties under applicable law (see "The Merger Agreement—No Solicitation of Transactions" beginning on page 77);

  •
  discussions with and among senior management, including presentations by senior management, and representatives of Jefferies and McGuireWoods, regarding the merger proposal; and

  •
  the structure of the transaction and the terms of the merger agreement, including the fact that the merger is intended to qualify as a "reorganization" within the meaning of the Internal Revenue Code and is, therefore, not expected to be taxable to Roanoke Electric Steel shareholders, other than with respect to the cash portion of the merger consideration and cash received instead of fractional Steel Dynamics common shares.

        The Roanoke Electric Steel board of directors also identified and considered the following potentially negative factors in its deliberations:

  •
  because a substantial portion of the merger consideration is Steel Dynamics stock and the exchange ratio is fixed, Roanoke Electric Steel shareholders will be adversely affected by any decrease in the price of Steel Dynamics common stock between the announcement of the transaction and the completion of the merger, which would not have been the case had the consideration been based solely on a fixed value (that is, a fixed dollar amount of value per share in all cases); and Roanoke Electric Steel is not permitted to terminate the merger agreement solely because of changes in the market price of Steel Dynamics common stock;

  •
  the terms of the merger agreement regarding the restrictions on the operation of Roanoke Electric Steel's business during the period between the signing of the merger agreement and the completion of the merger;

  •
  the $7.5 million termination fee to be paid to Steel Dynamics if the merger agreement is terminated under circumstances specified in the merger agreement, which is approximately 3% of the net equity value of the merger based on the closing price per share of Steel Dynamics common stock on October 17, the last full trading day immediately preceding the announcement of the transaction, may discourage other parties that may otherwise have an interest in a business combination with, or an acquisition of, Roanoke Electric Steel (see "The Merger Agreement—Termination of the Merger Agreement" beginning on page 80);

  •
  the terms of the merger agreement placing limitations on the ability of Roanoke Electric Steel to solicit alternative business combination transactions and to provide confidential due diligence information to, or engage in discussions with, a third party interested in pursuing an alternative business combination transaction (see "The Merger Agreement—No Solicitation of Transactions" beginning on page 77);

  •
  the amount of time it could take to complete the merger, including the fact that completion of the transaction depends on factors outside of Roanoke Electric Steel's control;

  •
  the risk that, notwithstanding the likelihood of the merger being completed, the merger might not be completed and the resulting public announcement of termination of the merger agreement could adversely affect:

  •
  the market price of Roanoke Electric Steel common stock,

  •
  Roanoke Electric Steel's operating results, particularly in light of the costs incurred in connection with the transaction, and

  •
  Roanoke Electric Steel's ability to attract and retain customers and personnel;

  •
  the possibility of significant costs and delays resulting from seeking regulatory approvals necessary for completion of the proposed merger and the possibility of nonconsummation of the proposed merger if these approvals are not obtained;

  •
  the fact that gains arising from the cash portion of the merger consideration would be taxable to Roanoke Electric Steel shareholders for United States federal income tax purposes; and

  •
  the risks described in "Risk Factors" beginning on page 16.

        The Roanoke Electric Steel board of directors also considered the interests that some executive officers and directors of Roanoke Electric Steel may have with respect to the merger in addition to their interests as shareholders of Roanoke Electric Steel generally (see "—Interests of Certain Persons in the Merger" beginning on page 55), which the Roanoke Electric Steel board of directors considered as being neutral in its evaluation of the proposed transaction.

        Although the foregoing discussion sets forth the material factors considered by the Roanoke Electric Steel board of directors in reaching the Roanoke Electric Steel board of directors' recommendation, it may not include all of the factors considered by the Roanoke Electric Steel board of directors, and each director may have considered different factors or given different weights to different factors. In view of the variety of factors and the amount of information considered, the Roanoke Electric Steel board of directors did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its recommendation. The Roanoke Electric Steel board of directors realized that there can be no assurance about future results, including results expected or considered in the factors above. However, the Roanoke Electric Steel board of directors concluded that the potential positive factors described above significantly outweighed the neutral and negative factors described above. The recommendation was made after consideration of all of the factors as a whole. This explanation of Roanoke Electric Steel's reasons for the merger and the other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed in "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 24.

Roanoke Electric Steel Board of Directors Recommendation

        The Roanoke Electric Steel board of directors has unanimously approved the merger agreement and related plan of merger and determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Roanoke Electric Steel and its shareholders. Accordingly, the Roanoke Electric Steel board of directors unanimously recommends that the Roanoke Electric Steel shareholders vote "for" approval of the merger agreement and the related plan of merger.

        In considering the recommendation of the Roanoke Electric Steel board of directors with respect to the merger agreement and the related plan of merger, you should be aware that some of Roanoke Electric Steel's directors and officers have arrangements that cause them to have interests in the transaction that are different from, or in addition to, the interests of Roanoke Electric Steel shareholders generally. See "—Interests of Certain Persons in the Merger" beginning on page 55.

Opinion of Jefferies & Company, Inc.

        Roanoke Electric Steel engaged Jefferies & Company, Inc. to serve as Roanoke Electric Steel's financial adviser in connection with the merger and to render an opinion to Roanoke Electric Steel's board of directors as to the fairness, from a financial point of view, to holders of Roanoke Electric Steel common stock of the merger consideration to be received by holders of Roanoke Electric Steel common stock pursuant to the merger agreement. On October 17, 2005, Jefferies rendered to Roanoke Electric Steel's board of directors its opinion as investment bankers to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth therein, the merger consideration to be received by holders of Roanoke Electric Steel common stock pursuant to the merger agreement was fair, from a financial point of view, to those holders.

        The full text of the Jefferies opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Jefferies in rendering its opinion, is attached to this proxy statement/prospectus as Annex C. Roanoke Electric Steel and its board of directors encourage the Roanoke Electric Steel shareholders to read the Jefferies opinion carefully and in its entirety.

        The Jefferies opinion was provided to Roanoke Electric Steel's board of directors in connection with its consideration of the merger and addresses only the fairness, from a financial point of view and as of the date of the Jefferies opinion, of the merger consideration to be received by the holders of Roanoke Electric Steel common stock, and does not address any other aspect of the merger. The Jefferies opinion does not constitute a recommendation as to how any shareholder should vote on the merger or any matter relevant to the merger agreement.

        In connection with its opinion, Jefferies, among other things:

  •
  reviewed the merger agreement;

  •
  reviewed Roanoke Electric Steel's and Steel Dynamics' operations and prospects;

  •
  reviewed certain financial and other information about Roanoke Electric Steel and Steel Dynamics that was publicly available;

  •
  reviewed information furnished by Roanoke Electric Steel's management and Steel Dynamics' management, respectively, including certain internal financial analyses, budgets, reports and other information;

  •
  reviewed certain financial forecasts prepared by securities analysts who report on Steel Dynamics;

  •
  reviewed the share trading price history of Roanoke Electric Steel and Steel Dynamics for a period Jefferies deemed appropriate, both on a stand alone basis and relative to certain companies Jefferies deemed relevant;

  •
  reviewed the valuation of Roanoke Electric Steel implied by the merger consideration;

  •
  reviewed the valuations of publicly traded companies that Jefferies deemed comparable in certain respects to Roanoke Electric Steel and Steel Dynamics, respectively;

  •
  reviewed the financial terms of selected acquisition transactions involving companies in lines of business that Jefferies deemed comparable in certain respects to the business of Roanoke Electric Steel;

  •
  reviewed the premiums paid in selected acquisition transactions;

  •
  prepared a leveraged valuation analysis of Roanoke Electric Steel; and

  •
  prepared a discounted cash flow analysis of Roanoke Electric Steel on a stand-alone basis.

        In addition, Jefferies conducted such other quantitative reviews, analyses and inquiries relating to Roanoke Electric Steel as Jefferies considered appropriate in rendering its opinion.

        In its review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of all financial and other information that was provided to Jefferies by Roanoke Electric Steel or Steel Dynamics or that was publicly available (including, without limitation, the information described in the bullet points above), or that was otherwise reviewed by Jefferies. Jefferies' opinion was expressly conditioned upon that information, whether written or oral, being complete, accurate and fair in all respects material to Jefferies' analysis.

        With respect to the financial forecasts provided to and examined by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. Roanoke Electric Steel and Steel Dynamics informed Jefferies, however, and Jefferies assumed, that those financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of Roanoke Electric Steel and Steel Dynamics as to the future performance of Roanoke Electric Steel and Steel Dynamics, respectively. Jefferies expressed no opinion as to Roanoke Electric Steel's or Steel Dynamics' financial forecasts or the assumptions on which they were made. In addition, in rendering its opinion Jefferies assumed that Roanoke Electric Steel and Steel Dynamics will perform in accordance with those financial forecasts for all periods specified therein. Although those financial forecasts did not form the principal basis for Jefferies' opinion, but rather constituted one of many items that it employed, changes to those financial forecasts could affect its opinion.

        In its review, Jefferies did not obtain any independent evaluation or appraisal of the assets or liabilities of, nor did it conduct a comprehensive physical inspection of any of the assets of, Roanoke Electric Steel or Steel Dynamics, nor was Jefferies furnished with any such evaluations or appraisals or reports of such physical inspections, nor did Jefferies assume any responsibility to obtain any such evaluations, appraisals or inspections. Jefferies' opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date thereof. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Jefferies becomes aware after the date of its opinion. Jefferies made no independent investigation of any legal or accounting matters affecting Roanoke Electric Steel or Steel Dynamics. Jefferies assumed that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. In addition, in preparing its opinion Jefferies did not take into account any tax consequences of the transaction to any holder of Roanoke Electric Steel common stock.

        In rendering its opinion, Jefferies also assumed with the consent of Roanoke Electric Steel's board of directors that:

  •
  the transactions contemplated by the merger agreement will be consummated on the terms described in the merger agreement without any waiver of any material terms or conditions which would affect the amount or timing of receipt of the merger consideration;

  •
  there was not, and there will not as a result of the consummation of the transactions contemplated by the merger agreement be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which Roanoke Electric Steel or any of its subsidiaries or affiliates is a party; and

  •
  all material assets and liabilities (contingent or otherwise, known or unknown) of Roanoke Electric Steel and Steel Dynamics were as set forth in the consolidated financial statements provided to Jefferies by Roanoke Electric Steel and Steel Dynamics, respectively, as of the respective dates of those financial statements.

        In addition, Jefferies was not authorized to and did not solicit any expressions of interest from any other parties (other than two parties that had previously approached Roanoke Electric Steel on an unsolicited basis) with respect to the sale of all or any part of Roanoke Electric Steel or any other alternative transaction.

        Jefferies' opinion was for the use and benefit of Roanoke Electric Steel's board of directors in its consideration of the merger, and its opinion did not address the relative merits of the transactions contemplated by the merger agreement as compared to any alternative transactions that might be available to Roanoke Electric Steel, nor did it address the underlying business decision by Roanoke Electric Steel to engage in the merger or the terms of the merger agreement or the documents referred to therein.

        Jefferies expressed no opinion as to the price at which shares of Roanoke Electric Steel common stock or shares of Steel Dynamics common stock will trade at any future time.

        In preparing its opinion, Jefferies performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Jefferies believes that its analyses must be considered as a whole. Considering any portion of Jefferies' analyses or the factors considered by Jefferies, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in Jefferies' opinion. In addition, Jefferies may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described below should not be taken to be Jefferies' view of Roanoke Electric Steel's actual value. Accordingly, the conclusions reached by Jefferies are based on all analyses and factors taken as a whole and also on the application of Jefferies' own experience and judgment.

        In performing its analyses, Jefferies made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Jefferies', Roanoke Electric Steel's and Steel Dynamics' control. The analyses performed by Jefferies are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by those analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold and are inherently subject to uncertainty. The analyses performed were prepared solely as part of Jefferies' analysis of the fairness, from a financial point of view, of the merger consideration and were provided to Roanoke Electric Steel's board of directors in connection with the delivery of Jefferies' opinion.

        The following is a summary of the material financial and comparative analyses performed by Jefferies that were presented to Roanoke Electric Steel's board of directors on October 17, 2005 in connection with the delivery of its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies' financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies' financial analyses.

Transaction Overview

        Based upon the closing price per share of Steel Dynamics common stock on October 14, 2005 of $27.83, Jefferies noted that the implied value of the merger consideration to be received in the merger per share of Roanoke Electric Steel common stock as of that date, including the $9.75 per share in cash, was $20.88, which is referred to as the "implied consideration value." Based upon the implied consideration value of $20.88, approximately 11.317 million shares outstanding of Roanoke Electric Steel common stock on a fully diluted basis (based on the number of shares outstanding as set forth in Roanoke Electric Steel's filing with the SEC on Form 10-Q for the fiscal quarter ended July 31, 2005 and the number and exercise price of options outstanding as set forth in Roanoke Electric Steel's filing with the SEC on Form 10-K for the fiscal year ended October 31, 2004, and calculated using the treasury stock method), and approximately $40.7 million of net debt, Jefferies noted that the implied consideration value implied a net offer value of approximately $236.3 million, and a transaction value of approximately $277.0 million.

        Jefferies also noted that the implied consideration value of $20.88 per share represented a premium of:

  •
  18.7% to the closing price per share of Roanoke Electric Steel common stock on October 14, 2005 of $17.59, and

  •
  4.4% to the closing price per share of Roanoke Electric Steel common stock on September 15, 2005 of $20.00.

Roanoke Electric Steel Analysis

        Historical Trading Analysis.    Jefferies reviewed the share price trading history of Roanoke Electric Steel common stock for the one-year period ending October 14, 2005 on a stand-alone basis and also in relation to Steel Dynamics, the S&P 500 Index, and to a composite index consisting of the following companies:

    •
    Commercial Metals Co.,
    •
    Gerdau AmeriSteel Corp.,
    •
    IPSCO Inc.,
    •
    Nucor Corp., and
    •
    Oregon Steel Mills Inc.

        During this period, Jefferies noted that the Roanoke Electric Steel common stock traded as low as $13.19 per share and as high as $27.71 per share, compared to the closing price of the Roanoke Electric Steel common stock on October 14, 2005 of $17.59 and the implied consideration value of $20.88.

        Comparable Company Analysis.    Using publicly available information and information provided by Roanoke Electric Steel management, Jefferies analyzed the trading multiples of Roanoke Electric Steel and the corresponding trading multiples of a group consisting of the following metals companies:

    •
    Commercial Metals Co.,

    •
    Chaparral Steel Company,
    •
    Gerdau AmeriSteel Corp.,
    •
    IPSCO Inc.,
    •
    Nucor Corp.
    •
    Oregon Steel Mills Inc., and
    •
    Steel Dynamics Inc.

        In its analysis, Jefferies derived and compared multiples for Roanoke Electric Steel and the selected companies, calculated as follows:

  •
  the enterprise value divided by the average earnings before interest, taxes, depreciation and amortization, or "EBITDA," for the latest-twelve-month period, or "LTM," which is referred to as "Enterprise Value/LTM EBITDA,"

  •
  the enterprise value divided by estimated EBITDA for calendar year 2005, which is referred to as "Enterprise Value/2005E EBITDA,"

  •
  the enterprise value divided by estimated EBITDA for calendar year 2006, which is referred to as "Enterprise Value/2006E EBITDA,"

  •
  the equity market value divided by earnings, which is referred to as the "P/E Ratio," for the LTM period, which is referred to as "LTM P/E,"

  •
  the equity market value divided by estimated earnings for calendar year 2005, which is referred to as "2005E P/E," and

  •
  the equity market value divided by estimated earnings for calendar year 2006, which is referred to as "2006E P/E".

        This analysis indicated the following:

Roanoke Electric Steel Comparable Public Companies Multiples

Benchmark	High	Low	Median	Mean	Steel Dynamics*	Roanoke Electric Steel**
Enterprise Value/LTM EBITDA	4.5x	2.8x	3.5x	3.6x	3.3x	2.9x
Enterprise Value/2005E EBITDA	4.4x	3.1x	3.5x	3.7x	4.1x	3.2x
Enterprise Value/2006E EBITDA	5.2x	3.4x	4.2x	4.4x	4.2x	3.7x
LTM P/E	6.8x	3.9x	5.2x	5.5x	4.7x	5.0x
2005E P/E	7.3x	5.1x	6.5x	6.4x	6.4x	5.7x
2006E P/E	8.6x	6.4x	7.9x	7.6x	6.4x	7.1x

*
Based upon Steel Dynamics management projections

**
Based upon Roanoke Electric Steel management projections

        Using a reference range of 3.0x to 4.0x Roanoke Electric Steel's LTM EBITDA, 3.1x to 4.0x Roanoke Electric Steel's estimated 2005 EBITDA and 3.5x to 4.5x Roanoke Electric Steel's estimated 2006 EBITDA, Jefferies determined an implied enterprise value for Roanoke Electric Steel. Jefferies then subtracted net debt from the enterprise value to determine an implied equity value, and after accounting for the vesting of in-the-money options, this analysis indicated a range of implied values per share of Roanoke Electric Steel common stock of approximately $18.50 to $25.50 using LTM EBITDA multiples, approximately $17.25 to $23.00 using the 2005E EBITDA multiples, and approximately $16.50 to $22.00 using the 2006E EBITDA multiples, in each case compared to the implied consideration value of $20.88.

        Using a reference range of 4.0x to 6.0x Roanoke Electric Steel's LTM earnings, 5.5x to 7.3x Roanoke Electric Steel's estimated 2005 earnings and 7.0x to 8.6x Roanoke Electric Steel's estimated

2006 earnings, Jefferies determined an implied equity value for Roanoke Electric Steel. After accounting for the vesting of in-the-money options, this analysis indicated a range of implied values per share of Roanoke Electric Steel common stock of approximately $14.25 to $21.25 using the LTM P/E multiples, approximately $16.75 to $22.50 using the 2005E P/E multiples, and approximately $17.50 to $21.50 using the 2006E P/E multiples, compared to the implied consideration value of $20.88.

        No company utilized in the comparable company analysis is identical to Roanoke Electric Steel. In evaluating the selected companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Roanoke Electric Steel's and Jefferies' control. Jefferies does not believe that mathematical analysis, such as determining the mean or median, is in itself a meaningful method of using comparable company data.

        Discounted Cash Flow Analysis.    Jefferies performed a discounted cash flow analysis to estimate the present value of the free cash flows of Roanoke Electric Steel through the fiscal year ending December 31, 2009 using Roanoke Electric Steel management's financial projections. Jefferies also calculated the terminal value of the enterprise at December 31, 2009 by multiplying projected EBITDA in the fiscal year ending December 31, 2009 by multiples ranging from 3.0x to 4.0x. To discount the projected free cash flows and the terminal value to present value, Jefferies used discount rates ranging from 12.0% to 20.0%. To determine the implied total equity value for Roanoke Electric Steel, Jefferies subtracted debt and added cash to the implied enterprise value for Roanoke Electric Steel. After accounting for the vesting of in-the-money options, this analysis indicated a range of implied values per share of Roanoke Electric Steel common stock of approximately $10.50 to $17.50, compared to the implied consideration value of $20.88.

        Selected Comparable Transactions Analysis.    Using publicly available information, Jefferies examined the following ten transactions in the metals industry. The transactions considered and the month and year each transaction was announced were as follows:

Buyer	Target	Month and Year Announced
Industrias CH	Republic Engineered Products	July 2005
Nucor Corp.	Marion Steel Company	April 2005
Nucor Corp.	Corus Tuscaloosa	July 2004
Gerdau AmeriSteel Corp.	North Star Steel Mills	September 2004
Quanex Corporation	North Star Steel	February 2004
Nucor Corp.	Trico Steel Company	July 2002
Nucor Corp.	Birmingham Steel Corporation	December 2002
Steel Dynamics Inc.	Qualitech	September 2002
Nucor Corp.	Auburn Steel	March 2001
Gerdau SA	AmeriSteel Corp.	September 1999

        Using publicly available estimates and other information for each of these transactions, Jefferies reviewed the transaction value as:

  •
  a multiple of the target company's LTM EBITDA immediately preceding announcement of the transaction, which is referred to below as "Transaction Value/LTM EBITDA," and

  •
  a multiple of the target company's LTM steel production capacity in tons immediately preceding announcement of the transaction, which is referred to below as "Transaction Value/LTM Steel Tons."

        This analysis indicated the following:

	Selected Precedent Transaction Multiples
Benchmark
	High		Low		Median		Mean
Transaction value/LTM EBITDA	11.4	x	5.3	x	5.8	x	7.5	x
Transaction value/LTM Steel Tons	$322.2		$106.2		$207.4		$208.3

        Jefferies used a reference range of $207.4 dollars per ton to $282.5 dollars per ton applied to an LTM production capacity of 1.03 million tons to determine an implied enterprise value for Roanoke Electric Steel. Jefferies then subtracted debt and added cash to the enterprise value to determine an implied equity value, and after accounting for the vesting of in-the-money options, this analysis indicated a range of implied values per share of Roanoke Electric Steel common stock of approximately $15.25 to $22.00, compared to the implied consideration value of $20.88.

        No transaction utilized as a comparison in the comparable transaction analysis is identical to the merger. In evaluating the merger, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond Roanoke Electric Steel's and Jefferies' control. Jefferies does not believe that mathematical analysis, such as determining the mean or the median, is in itself a meaningful method of using comparable transaction data.

        Leveraged Buyout Analysis.    Jefferies performed a leveraged buyout analysis to estimate the highest theoretical purchase price that could be paid in a leveraged buyout in order to generate returns to a financial sponsor ranging from 20% to 30%. In its analysis, Jefferies assumed that a financial buyer would be subject to the following constraints:

  •
  a maximum ratio of total indebtedness to estimated EBITDA for calendar year 2005 of 3.0x, bearing an annual rate of interest of 9.0%,

  •
  an equity investment as a percentage of total new sources of funds equal to at least 25% of this total new funding with a 5% management promote, and

  •
  acquisition multiples and exit valuation multiples based on a multiple of 2005E EBITDA and 2009E EBITDA, respectively, ranging from approximately 2.10x to 2.80x using Roanoke Electric Steel management's financial projections.

        To determine the implied total equity value for Roanoke Electric Steel, Jefferies subtracted debt and added cash to the enterprise value for Roanoke Electric Steel implied by the estimated theoretical purchase price. After accounting for the vesting of in-the-money options, this analysis indicated a range of implied values per share of Roanoke Electric Steel common stock of approximately $10.50 to $15.25, compared to the implied consideration value of $20.88.

        Premiums Paid Analysis.    Using publicly available information, Jefferies analyzed the premiums offered in 24 public merger and acquisition transactions in the metals industry announced between January 1, 2000 and October 14, 2005, which are referred to below as "Metals M&A Transactions", and in 55 public merger and acquisition transactions announced during the same period involving companies in the industrial or materials industries with transaction values between $100 million and $400 million, which are referred to below as "Industrial M&A Transactions". For each of these transactions, Jefferies calculated the premium represented by the offer price over the target company's closing share price one day and one month prior to the transaction's announcement. This analysis indicated the following:

	Premiums Paid Analysis Premium/(Discount)
Benchmark/Time Period
	High	Low	Median	Mean
Metals M&A Transactions
1 day	96.4%	(58.6)%	0.0%	7.7%
1 month	118.8%	(52.7)%	5.7%	11.4%
Industrial M&A Transactions
1 day	139.8%	(22.4)%	22.0%	27.2%
1 month	172.0%	(24.4)%	39.2%	42.7%

        With respect to the analysis of the premiums offered in Metals M&A Transactions, Jefferies used a reference range of a premium of (2.5)% to 2.5% over the target company's closing share price for the one day period prior to the transaction's announcement and a premium of 3.2% to 8.2% over the target company's closing price one month prior to the transaction's announcement, and the closing prices per share of Roanoke Electric Steel common stock for the relevant periods of $17.59 and $20.00, respectively, and after accounting for the vesting of in-the-money options, this analysis indicated a range of implied prices per share of Roanoke Electric Steel common stock of approximately $17.25 to $18.00 for the one day period prior to the transaction's announcement and approximately $20.75 to $21.75 for the one month period prior to the transaction's announcement, compared to the implied consideration value of $20.88.

        With respect to the analysis of the premiums offered in Industrial M&A Transactions, Jefferies used a reference range of a premium of 19.5% to 24.5% over the target company's closing share price for the one day period prior to the transaction's announcement and a premium of 36.7% to 41.7% over the target company's closing price one month prior to the transaction's announcement, and the closing prices per share of Roanoke Electric Steel common stock for the relevant periods of $17.59 and $20.00, respectively, and after accounting for the vesting of in-the-money options, this analysis indicated a range of implied prices per share of Roanoke Electric Steel common stock of approximately $21.00 to $22.00 for the one day period prior to the transaction's announcement and approximately $27.25 to $28.25 for the one month period prior to the transaction's announcement, compared to the implied consideration value of $20.88.

Steel Dynamics Analysis

        Historical Trading Analysis.    Jefferies reviewed the share price trading history of Steel Dynamics common stock for the five year period ending October 14, 2005. The analysis showed the following:

Historical Price

Time Period ending October 14, 2005	Steel Dynamics average common stock price
1 week	$28.22
1 month	$31.09
3 month	$31.75
6 month	$29.56
1 year	$33.41
3 years	$29.06
5 years	$26.49

        Comparable Company Analysis.    Using publicly available information and information provided by Steel Dynamics management, Jefferies analyzed the trading multiples of Steel Dynamics and the corresponding trading multiples of a group consisting of the following metals companies:

  •
  Commercial Metals Co.,
  •
  Chaparral Steel Company,
  •
  Gerdau AmeriSteel Corp.,
  •
  IPSCO Inc.,
  •
  Nucor Corp.
  •
  Oregon Steel Mills Inc., and
  •
  Roanoke Electric Steel Corporation.

        In its analysis, Jefferies derived and compared multiples for Steel Dynamics and the selected companies, calculated as follows:

  •
  the enterprise value divided by EBITDA for the LTM period, which is referred to as "Enterprise Value/LTM EBITDA,"

  •
  the enterprise value divided by estimated EBITDA for calendar year 2005, which is referred to as "Enterprise Value/2005E EBITDA,"

  •
  the enterprise value divided by estimated EBITDA for calendar year 2006, which is referred to as "Enterprise Value/2006E EBITDA,"

  •
  the equity market value divided by earnings for the LTM period, which is referred to as "LTM P/E,"

  •
  the equity market value divided by estimated earnings for calendar year 2005, which is referred to as "2005E P/E," and

  •
  the equity market value divided by estimated earnings for calendar year 2006, which is referred to as "2006E P/E".

        This analysis indicated the following:

Steel Dynamics Comparable Public Companies Multiples

Benchmark	High	Low	Median	Mean	Roanoke Electric Steel*	Steel Dynamics**
Enterprise Value/LTM EBITDA	4.5x	2.8x	3.5x	3.5x	2.9x	3.3x
Enterprise Value/2005E EBITDA	4.4x	3.1x	3.2x	3.5x	3.2x	4.1x
Enterprise Value/2006E EBITDA	5.2x	3.4x	4.1x	4.3x	3.7x	4.2x
LTM P/E	6.8x	3.9x	5.2x	5.5x	5.0x	4.7x
2005E P/E	7.3x	5.1x	6.3x	6.3x	5.7x	6.4x
2006E P/E	8.6x	6.4x	7.9x	7.8x	7.1x	6.4x

*
Based upon Roanoke Electric Steel management projections

**
Based upon Steel Dynamics management projections

        No company utilized in the comparable company analysis is identical to Steel Dynamics. In evaluating the selected companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Steel Dynamics' and Jefferies' control. Jefferies does not believe that mathematical analysis, such as determining the mean or median, is in itself a meaningful method of using comparable company data.

        Equity Research Analysis.    Jefferies reviewed certain financial forecasts prepared between July 19, 2005 and October 6, 2005 by six securities analysts that report on Steel Dynamics, including a financial forecast prepared by a securities analyst employed by Jefferies. Jefferies noted that the average of the securities analysts' forecasts for earnings per share of Steel Dynamics common stock was $4.08 per share for 2005 and $4.02 per share for 2006. Jefferies also noted that the average of the securities analysts' forecasts for Steel Dynamics' EBITDA was $462.3 million in 2005 and $482.7 million in 2006.

        Jefferies' opinion was one of many factors taken into consideration by Roanoke Electric Steel's board of directors in making its determination to approve the merger and should not be considered determinative of the views of the Roanoke Electric Steel board of directors or management with respect to the merger or the merger consideration.

        Jefferies is an internationally recognized investment banking and advisory firm. Jefferies, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. Jefferies maintains a market in the securities of Roanoke Electric Steel and Steel Dynamics, and Jefferies and its affiliates may trade or hold such securities of Roanoke Electric Steel or Steel Dynamics for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities.

        Pursuant to an engagement letter between Roanoke Electric Steel and Jefferies dated May 26, 2005, Roanoke Electric Steel has agreed to pay Jefferies a fee equal to 0.80% of the sale value at the closing of the merger for Jefferies' services in connection with the merger, $500,000 of which was paid upon delivery of Jefferies' written opinion to the board of directors of Roanoke Electric Steel, and the balance of which is payable contingent upon consummation of the merger. Under the terms of the engagement letter, the sale value means the total proceeds and other consideration paid or received in connection with the merger, including cash, notes, securities and other property and liabilities, including debt, assumed, refinanced or extinguished. If the fee to Jefferies had been payable as of the date of the merger agreement, October 17, 2005, the fee would have been approximately $2.1 million. Jefferies will also be reimbursed for reasonable expenses incurred, including the fees and disbursements of its counsel. Roanoke Electric Steel has agreed to indemnify Jefferies against liabilities arising out of or in connection with the services rendered or to be rendered by it under its engagement.

Completion and Effectiveness of the Merger

        We intend to complete the merger when all of the conditions to completion of the merger are satisfied or waived, if permissible, including approval of the merger agreement and the related plan of merger by the shareholders of Roanoke Electric Steel. The merger will become effective at the time specified in the articles of merger to be filed with the Virginia State Corporation Commission and the Secretary of State of the State of Indiana.

        Steel Dynamics and Roanoke Electric Steel are working to complete the merger as quickly as possible, and we hope to do so as promptly as practicable after the special meeting. However, because the merger is subject to closing conditions, Steel Dynamics and Roanoke Electric Steel cannot give any assurance that all the conditions to the merger will be either satisfied or waived or that the merger will occur and cannot predict the exact timing of the completion of the merger.

        As promptly as practicable after the merger is completed, Computershare Investor Services, the exchange agent for the merger, will mail to you instructions (including a letter of transmittal) for surrendering your Roanoke Electric Steel stock certificates in exchange for Steel Dynamics common stock and cash. When you deliver your Roanoke Electric Steel stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, your Roanoke Electric Steel stock certificates will be cancelled and you will receive a certificate representing that number of whole shares of Steel Dynamics stock that you are entitled to receive pursuant to the merger agreement and a check for the cash that you are entitled to receive pursuant to the merger agreement.

        You should not submit your stock certificates for exchange until you have completed and mailed the letter of transmittal as directed by the instructions referred to above.

        You will be entitled to receive dividends or other distributions on Steel Dynamics common stock with a record date after the merger is completed, but only after you have surrendered your Roanoke Electric Steel stock certificates. If there is any dividend or other distribution on Steel Dynamics common stock with a record date after completion of the merger, you will receive the dividend or distribution promptly after the later of the date that your Steel Dynamics shares are issued to you or the date the dividend or other distribution is paid to all Steel Dynamics shareholders.

        Steel Dynamics will issue a Steel Dynamics stock certificate or check in a name other than the name in which a surrendered Roanoke Electric Steel stock certificate is registered only if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes.

Operations Following the Merger

        Following completion of the merger, the business of Roanoke Electric Steel will be continued as a wholly owned subsidiary of Steel Dynamics. The shareholders of Roanoke Electric Steel will become shareholders of Steel Dynamics and their rights as shareholders will be governed by the Steel Dynamics articles of incorporation, the Steel Dynamics bylaws and the laws of the State of Indiana. For a discussion of some of the differences in the rights of shareholders of Steel Dynamics and the shareholders of Roanoke Electric Steel, see "Comparison of Rights of Shareholders of Steel Dynamics and Shareholders of Roanoke Electric Steel" beginning on page 88.

Interests of Certain Persons in the Merger

        In considering the recommendation of Roanoke Electric Steel's board of directors with respect to the merger agreement and the related plan of merger, Roanoke Electric Steel's shareholders should be aware that some of Roanoke Electric Steel's executive officers and directors have interests in the merger and other arrangements that are different from, or in addition to, those of Roanoke Electric Steel's shareholders generally. These interests and arrangements may create potential conflicts of interest. Roanoke Electric Steel's board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decisions to approve and adopt the merger agreement and the related plan of merger, and to recommend that Roanoke Electric Steel's shareholders vote in favor of approving the merger agreement and the related plan of merger.

Stock Options

        At the time of the merger, each Roanoke Electric Steel stock option, including any held by directors and executive officers of Roanoke Electric Steel, will be converted into an option to purchase shares of Steel Dynamics common stock, with that option covering 0.7389 of a share of Steel Dynamics common stock for each share of Roanoke Electric Steel common stock subject to the option, rounded to the nearest whole share of Steel Dynamics common stock. Consequently, holders of Roanoke Electric Steel stock options receive an option to purchase Steel Dynamics common stock in the merger, while holders of Roanoke Electric Steel common stock receive a combination of cash and Steel Dynamics common stock as the merger consideration. The exercise price per share will be equal to the per share exercise price of the Roanoke Electric Steel option immediately before the merger divided by 0.7389, rounded to the nearest cent. Otherwise these Steel Dynamics stock options will have the same terms and conditions as the Roanoke Electric Steel stock options. Each option will be converted in a manner consistent with applicable federal income tax rules so that the Steel Dynamics stock option will not be treated as the grant of a new stock option or a change in payment form under the option. In addition, each converted option held by executive officers of Roanoke Electric Steel will provide for an extended period for exercise, not to exceed the maximum period of extension permitted under applicable federal income tax rules.

        Based on current Roanoke Electric Steel option holdings, upon completion of the merger Mr. Crawford would hold options to acquire 8,867 shares of Steel Dynamics common stock, respectively. In addition, Messrs. Crawford and Duke are entitled under the terms of employment agreements with Steel Dynamics to receive options to purchase shares of Steel Dynamics common stock following the merger. See "—Employment Agreements between Steel Dynamics and each of Messrs. Crawford and Duke" beginning on page 58. All of the stock options described above are fully vested and exercisable as of January 31, 2006.

        In addition, Messrs. Smith, Crawford, Duke, Donald R. Higgins, Meikle and William M. Watson, Jr. hold performance shares issued under the Roanoke Electric Steel 2005 Stock Incentive Plan. Pursuant to the terms of the grant agreements governing the performance shares, each executive's unvested performance shares will become fully vested at the time of the merger, and will be settled by Roanoke Electric Steel by making a single lump cash payment to each executive equal to the product of the fair market value of a share of Roanoke Electric Steel common stock immediately before the merger and the total number of vested performance shares held by the executive. The table below shows the number of performance shares as of January 31, 2006 held by Messrs. Smith, Crawford, Duke, Higgins, Meikle and Watson and the estimated lump sum payment that the executive officer would receive as a result of the merger, based on the closing price per share of Roanoke Electric Steel on March 1, 2006.

Executive Officer	Performance Shares	Estimated Lump Sum Payment
Donald G. Smith	38,515	$1,103,840
T. Joe Crawford	30,350	$869,831
Timothy R. Duke	20,750	$594,695
Donald R. Higgins	10,250	$293,765
Mark G. Meikle	15,000	$429,900
William M. Watson, Jr.	11,475	$328,874

Executive Employment Continuity Agreements

        Roanoke Electric Steel is party to an employment continuity agreement with each of Messrs. Smith, Crawford, Duke, Higgins, Meikle and Watson. As described below, the continuity agreements with Messrs. Crawford and Duke will be superseded and cancelled at the effective time of the merger by new employment agreements with Steel Dynamics. See "—Employment Agreements between Steel Dynamics and each of Messrs. Crawford and Duke" beginning on page 58.

        At the time Roanoke Electric Steel entered into the merger agreement, it also entered into amendments to the continuity agreements with Messrs. Smith, Higgins, Meikle and Watson. The amendments become effective at the effective time of the merger, and will become null and void if the merger agreement is terminated. The compensation committee of Roanoke Electric Steel's board of directors determined that the amendments were appropriate to facilitate the merger. See "—Background of the Merger" beginning on page 31.

        The amended continuity agreements require that specified payments and benefits be provided to the executives at the time the merger occurs. These payments and benefits are in lieu of the payments and benefits that the executives would have been entitled to receive under the pre-amendment terms of the continuity agreements if their employment terminated under specified circumstances during the two-year period following a transaction like the merger. Under the pre-amendment terms of the continuity agreements, the executives were entitled to receive benefits, including a cash payment equal to 2.99 times base salary plus 100% of bonus potential and continuation of executive benefits for up to two years after termination. Under the amended continuity agreements, the executives will receive a lump sum cash payment equal to any unpaid salary and accrued paid time off through the date of the merger, any unpaid deferred compensation and any amounts payable under Roanoke Electric Steel's management incentive plan to the extent not yet paid. In addition, each executive's outstanding stock incentive awards will become fully vested, non-forfeitable and exercisable on the merger date (if not already vested and exercisable), and the period for exercise of the stock options will be extended for a specified period not to exceed the maximum period of extension permitted under applicable federal income tax rules.

        Messrs. Higgins, Meikle and Watson, but not Mr. Smith, each will also receive a lump sum cash payment equal to 2.5 times the sum of:

  •
  the highest base salary paid or payable to the executive during the twelve-month period immediately preceding the merger and

  •
  the greater of:

  •
  the total cash award that would have been paid to the executive under the management incentive plan for the performance year ended October 31, 2005 if the performance objectives had been achieved at 100%, or

  •
  the total cash award paid or payable under the management incentive plan in a subsequent performance period.

        Assuming the merger closes on the date of the special meeting, the amount of the lump sum payment payable to Messrs. Higgins, Meikle and Watson will be $875,000, $822,500 and $630,000, respectively.

        In addition, Messrs. Higgins, Meikle and Watson, but not Mr. Smith, will receive another lump sum cash payment at the time of the merger equal to $78,000, $75,000 and $75,000, respectively. This payment is in lieu of coverage under welfare benefit plans and other reimbursements and payments that these executives would have been entitled to under the pre-amendment terms of their continuity agreements if their employment terminated under certain circumstances during the two-year period following a transaction like the merger.

        Roanoke Electric Steel is required to determine if the payments and benefits to an executive under the continuity agreement, combined with any other payments or benefits to which the executive may be entitled to from Roanoke Electric Steel, would result in imposition of the excise tax under Section 4999 of the Internal Revenue Code. Payments and benefits that would result in imposition of the excise tax, referred to as change in control payments, will be reduced to a level which would not result in imposition of the excise tax, referred to as the capped amount, if the capped amount is equal to at least 95% of the total amount of the change in control payments. No reduction will be required if the capped amount is less than 95% of the total change in control payments, and Roanoke Electric Steel will be required to pay to the executive at the time of the merger an additional payment to compensate the executive for the amount of the excise tax payable with respect to the change in control payments and for additional taxes on that payment.

        The various payments described above will not be paid at the time the merger occurs but will instead be paid six months after an executive's termination of employment following the merger if Roanoke Electric Steel determines that delayed payment is necessary to comply with federal income tax rules.

        In consideration of these payments and benefits, Messrs. Smith, Higgins, Meikle and Watson will waive rights to other severance benefits from Roanoke Electric Steel and to any increase in or accelerated vesting of other Roanoke Electric Steel payments or benefits to which they could become entitled as a result of the merger. Each executive also agrees that he will not disclose any confidential information relating to Roanoke Electric Steel, and for a period of one year following his termination of employment with Roanoke Electric Steel, he will not hire employees of Roanoke Electric Steel or permit any business or entity that employs the executive or in which the executive has an ownership interest to hire Roanoke Electric Steel employees. If a court rules that an executive has violated the disclosure or no-hire restrictions, the executive will forfeit his rights under his continuity agreement.

Indemnification of Directors and Officers; Directors' and Officers' Insurance

        The merger agreement provides that the surviving corporation will honor all rights to indemnification to current or former directors and officers of Roanoke Electric Steel. The merger agreement also provides that, for six years after completion of the merger, Steel Dynamics will maintain Roanoke Electric Steel's policies of directors and officers' liability insurance and any fiduciary liability insurance or substitute comparable policies. See "—Indemnification and Insurance" beginning on page 61.

Employment Agreements between Steel Dynamics and each of Messrs. Crawford and Duke

        Messrs. Crawford and Duke entered into employment agreements with Steel Dynamics setting forth the material terms of each executive's employment with Steel Dynamics following the merger. These employment agreements become effective at the effective time of the merger, and will at that time supersede and cancel their respective continuity agreements. These employment agreements will become null and void if the merger agreement is terminated, and their continuity agreements will remain effective and binding.

Employment Agreement between Steel Dynamics and Mr. Crawford

        Term of Agreement.    The agreement becomes effective at the effective time of the merger, and remains in effect until December 31, 2007. After that date, Mr. Crawford's employment with Steel Dynamics will become "at will."

        Position.    During the term, Mr. Crawford will serve as Vice President and General Manager of Steel Dynamics' facility in Roanoke, Virginia. Mr. Crawford will report to Steel Dynamics' President and Chief Executive Officer.

        Compensation and Benefits.    During the term, Mr. Crawford will receive an annual base salary of $370,000 and will be eligible for cash and stock bonuses, effective as of January 1, 2006 even if the merger becomes effective after that date, subject to the terms and conditions of the Steel Dynamics, Inc. Officer and Manager Cash and Stock Bonus Plan, as applicable to other officers of Steel Dynamics. Any unvested stock bonuses awarded under that plan to Mr. Crawford for his services during the term will immediately vest and become exercisable upon the termination of Mr. Crawford's employment for any reason except for "cause" as defined in the agreement. Mr. Crawford will be eligible for semi-annual stock option grants covering $60,000 worth of Steel Dynamics common stock valued as of the date on which the option is granted, subject to the terms and conditions of the Steel Dynamics, Inc. 1996 Incentive Stock Option Plan. These stock options will have an exercise price equal to the fair market value of Steel Dynamics common stock on the date the option is granted. Any stock option grants awarded to Mr. Crawford during the term will remain exercisable for at least 90 days following Mr. Crawford's termination of employment for any reason except for a termination initiated by Steel Dynamics for "cause." Mr. Crawford will be eligible for other employee benefits during the term, including health insurance, 401(k) plan, paid vacation, expense reimbursement, and other employee welfare and retirement plans, as are provided to other similarly-situated executives of Steel Dynamics. In addition, he will be entitled to tax-adjusted reimbursement of any excise tax that is assessed against him under Section 4999 of the Internal Revenue Code with respect to compensation, benefits, payments or distributions by Steel Dynamics or Roanoke Electric Steel.

        Severance.    If Mr. Crawford's employment with Steel Dynamics terminates during the term due to his death, disability, or voluntary resignation other than for "good reason" as defined in the agreement, Mr. Crawford or his estate will be entitled to receive payment for any earned but unpaid base salary, unused vacation, pro rata bonus and unreimbursed expenses. In addition, Mr. Crawford will receive a lump sum cash payment, the amount of which will be based on the month in which his employment terminates. The maximum amount of this lump sum payment will be $1,110,000 if Mr. Crawford's termination occurs in January 2006, with that amount decreasing ratably each month thereafter to a payment of $46,000 if Mr. Crawford's termination occurs in December 2007. If Mr. Crawford terminates his employment with Steel Dynamics for "good reason," or if Steel Dynamics terminates Mr. Crawford's employment without "cause" during the term, the amount of the lump sum payment will increase by $740,000. Also, any unvested stock options granted to Mr. Crawford during the term will immediately vest and become exercisable upon Mr. Crawford's termination of employment for "good reason" or other than for "cause." If Steel Dynamics terminates Mr. Crawford's employment during the term for "cause," Mr. Crawford will receive only his earned but unpaid base salary, unused vacation, pro rata bonus and unreimbursed expenses.

        Restrictive Covenants.    Pursuant to the agreement, Mr. Crawford agrees not to divulge or use any confidential information of Steel Dynamics during or after the term, except as necessary in the performance of his duties for Steel Dynamics.

Employment Agreement between Steel Dynamics and Mr. Duke

        Term of Agreement.    The agreement becomes effective at the effective time of the merger, and remains in effect until December 31, 2007. After that date, Mr. Duke's employment with Steel Dynamics will become "at will."

        Position.    During the term, Mr. Duke will serve as President of Steel of West Virginia, Inc. and its subsidiaries. Mr. Duke will report to Steel Dynamics' President and Chief Executive Officer.

        Compensation and Benefits.    During the term, Mr. Duke will receive an annual base salary of $325,000 and will be eligible for cash and stock bonuses, effective as of January 1, 2006 even if the merger becomes effective after that date, subject to the terms and conditions of the Steel Dynamics, Inc. Officer and Manager Cash and Stock Bonus Plan, as applicable to other officers of Steel Dynamics. Any unvested stock bonuses awarded under that plan to Mr. Duke for his services during the term will immediately vest and become exercisable upon the termination of Mr. Duke's employment for any reason except by Steel Dynamics for "cause" as that term is defined in the agreement. Mr. Duke will be eligible for semi-annual stock option grants covering $60,000 worth of Steel Dynamics common stock valued as of the date on which the option is granted, subject to the terms and conditions of the Steel Dynamics, Inc. 1996 Incentive Stock Option Plan. These stock options will have an exercise price equal to the fair market value of Steel Dynamics common stock on the date the option is granted. Any stock option grants awarded to Mr. Duke during the term will remain exercisable for at least 90 days following Mr. Duke's termination of employment for any reason except for "cause." Mr. Duke will be eligible for other employee benefits during the term, including health insurance, 401(k) plan, paid vacation, expense reimbursement, and other employee welfare and retirement plans, as are provided to other similarly-situated executives of Steel Dynamics. In addition, he will be entitled to tax-adjusted reimbursement of any excise tax that is assessed against him under Section 4999 of the Internal Revenue Code with respect to compensation, benefits, payments or distributions by Steel Dynamics or Roanoke Electric Steel.

        Severance.    If Mr. Duke's employment with Steel Dynamics terminates during the term due to his death, disability, or voluntary resignation other than for "good reason" as defined in the agreement, Mr. Duke will be entitled to receive payment for any earned but unpaid base salary, unused vacation, pro rata bonus and unreimbursed expenses. In addition, Mr. Duke will receive a lump sum cash payment, the amount of which will be based on the month in which his employment terminates. The maximum amount of this lump sum payment will be $975,000 if Mr. Duke's termination occurs in January 2006, with such amount decreasing ratably each month thereafter to a payment of $41,000 if Mr. Duke's termination occurs in December 2007. If Mr. Duke terminates his employment with Steel Dynamics for "good reason," or if Steel Dynamics terminates Mr. Duke's employment without "cause" during the term, the amount of the lump sum payment will increase by $650,000. Also, any unvested stock options granted to Mr. Duke during the term will immediately vest and become exercisable upon Mr. Duke's termination of employment for "good reason" or other than for "cause." If Steel Dynamics terminates Mr. Duke's employment during the term for "cause," Mr. Duke will receive only his earned but unpaid base salary, unused vacation, pro rata bonus and unreimbursed expenses.

        Restrictive Covenants.    Pursuant to the agreement, Mr. Duke agrees not to divulge or use any confidential information of Steel Dynamics during or after the term, except as necessary in the performance of his duties for Steel Dynamics.

Management Incentive Plan

        At the time the merger agreement was entered into, the compensation committee of Roanoke Electric Steel's board of directors approved awards under the company's management incentive plan to five of Roanoke Electric Steel's executive officers for the 2006 fiscal year, subject to adjustment based on the completion of the merger. No award was made to Mr. Smith in light of his scheduled retirement in 2006.

        The awards permit each executive to earn a cash bonus equal to a percentage of his base salary if a prescribed performance measure is achieved for the period from November 1, 2005 through October 31, 2006. The annual incentive awards are as follows, and, as described below, are subject to reduction in the event of completion of the merger:

Named Executive Officer	Target Bonus (as a percentage of base salary)
T. Joe Crawford	50%
Timothy R. Duke	40%
Donald R. Higgins	40%
Mark G. Meikle	40%
William M. Watson, Jr.	40%

        An executive will forfeit his award under the management incentive plan if he terminates employment during the performance period other than because of death, disability, retirement or termination without cause. If any of these events occur, the compensation committee may determine what portion of the award, if any, that the executive will receive and when the award will be paid. In the event of a change of control of Roanoke Electric Steel, an executive will be paid as though Roanoke Electric Steel had achieved performance necessary to earn the target bonus.

        Because the awards were made in conjunction with entering into the merger agreement, and in recognition of the fact that Messrs. Crawford and Duke have entered into employment agreements with Steel Dynamics and Messrs. Higgins, Meikle and Watson are parties to executive employment continuity agreements with Roanoke Electric Steel, the compensation committee determined that any payments under the awards to those executives should be pro-rated or reduced in the event of the completion of the merger. The percentage of the target bonus payable to the executives under this adjustment are as set forth in the following table:

Month in which the Merger is Consummated	Percentage of Target Bonus Earned by Messrs. Crawford and Duke	Percentage of Target Bonus Earned by Messrs. Higgins, Meikle and Watson
January 2006	0%	25.00%
February 2006	0%	33.33%
March 2006	0%	41.66%
April 2006 through October 2006	0%	50.00%

        Assuming the merger closes in April 2006, Messrs. Higgins, Meikle and Watson would receive bonus payments $50,000, $47,000 and $36,000, respectively. If the merger is not completed by the end of the 2006 fiscal year, the reduction set forth in the above table would not be effective and the named executive officers would be entitled to their bonus based on Roanoke Electric Steel's or, in the case of Mr. Duke, a subsidiary's performance for the 2006 fiscal year.

Indemnification and Insurance

        The merger agreement provides that Steel Dynamics will cause the surviving company in the merger to honor all rights to indemnification provided to current or former directors and officers of Roanoke Electric Steel to the same extent these persons were indemnified by, or had the right to advancement of expenses from, Roanoke Electric Steel on the date of the merger agreement for acts or omissions by these directors or officers occurring before the completion of the merger pursuant to Roanoke Electric Steel's articles of incorporation, bylaws or existing indemnification agreements. These rights will continue in full force and effect following completion of the merger in accordance with Roanoke Electric Steel's articles of incorporation, bylaws or existing indemnification agreements until the expiration of the statute of limitations for the applicable acts or omissions.

        The merger agreement provides that, for six years after completion of the merger, the surviving company will maintain Roanoke Electric Steel's policies of directors' and officers' liability insurance and any fiduciary liability insurance or substitute comparable policies, except that Steel Dynamics will not be obligated to pay annual premiums in excess of 250% of the amount paid by Roanoke Electric Steel.

Roanoke Electric Steel Common Stock Ownership

        The following table sets forth information with respect to each shareholder known to Roanoke Electric Steel to own beneficially more than five percent of the outstanding shares of Roanoke Electric Steel common stock as of January 31, 2006.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
FMR Corp. Edward C. Johnson, III 82 Devonshire Street Boston, MA 02019	1,047,281	(1)	9.3%
Wells Fargo & Company Wells Fargo Capital Management Incorporated 420 Montgomery Street San Francisco, CA 94104	725,380	(2)	6.4%
Sarah Hancock McClain 299 Redbud Lane, Rte. 951 Moneta, VA 24121	933,054		8.4%

(1)
FMR Corp. is the parent holding company of Fidelity Management & Research Company, a registered investment advisor. Fidelity Management & Research Company by acting as the investment adviser to various registered investment companies is the beneficial owner of shares of Roanoke Electric Steel common stock. Mr. Johnson and his family members are the principal shareholders of FMR Corp. The information in the table is based on a Schedule 13G filed on February 14, 2006.

(2)
Wells Fargo & Company is the parent holding company of three entities that hold shares of Roanoke Electric Steel common stock: Wells Fargo Capital Management Incorporated, a registered investment advisor, Wells Fargo Funds Management, LLC, a registered investment advisor, and Wells Fargo Bank, National Association, a bank. The information in the table is based on a Schedule 13G filed on February 15, 2006.

        The following table shows how much Roanoke Electric Steel common stock, including restricted stock, is owned by directors, named executive officers, and directors and executive officers as a group, as of January 31, 2006. Unless otherwise noted in the footnotes to the table, the named persons have sole voting and investment power with respect to all outstanding shares of common stock shown as beneficially owned by them.

Name of Beneficial Owner and Number of Persons in Group	Shares of Common Stock Beneficially Owned(1)	Percent of Class(2)
George B. Cartledge, Jr.(3)(4)	180,264	1.6%
T. Joe Crawford	52,025	*
Timothy R. Duke	34,532	*
Donald R. Higgins(3)	56,455	*
George W. Logan(3)	388,100	3.4%
Charles I. Lunsford, II(3)(5)	22,395	*
Mark G. Meikle	7,830	*
Thomas L. Robertson	34,725	*
Donald G. Smith(3)	234,744	2.1%
Charles W. Steger	2,150	*
Joseph H. Vipperman	2,700	*
William M. Watson, Jr.	1,400	*
All directors, nominees and executive officers as a group (12 persons)	1,017,320	9.0%

*
Less than one percent

(1)
Includes the following number of shares of common stock that may be acquired within 60 days of January 31, 2006 through the exercise of stock options under one or more of Roanoke Electric Steel's stock plans: Mr. Crawford, 12,000; Mr. Logan, 3,000; Mr. Robertson, 3,000; and all directors and executive officers as a group, 18,000.

(2)
Based on the number of shares outstanding and entitled to vote at, or acquirable within 60 days of, January 31, 2006.

(3)
Includes the following number of shares of common stock owned by or for the benefit of family members of the following directors and executive officers: Mr. Cartledge, 1,264; Mr. Higgins, 1,450; Mr. Logan, 610; Mr. Lunsford, 17,245; and Mr. Smith, 38,384.

(4)
Includes 50,000 shares held by Grand Home Furnishings, Inc., of which Mr. Cartledge is Chairman, and 67,500 shares held in a trust, of which Mr. Cartledge is co-trustee, for the benefit of his children.

(5)
Includes 650 shares held by a charitable trust in which Mr. Lunsford is a co-trustee and shares investment power.

Regulatory Matters

        The merger is subject to the requirements of the HSR Act, and its associated rules, which require that acquisitions meeting specified thresholds cannot be completed until notifications have been given and required information and materials have been furnished to the Antitrust Division of the DOJ and the FTC, and required waiting periods have terminated or expired. The applicable waiting period began on December 16, 2005, the date of filing by Steel Dynamics and Roanoke Electric Steel. On December 23, 2005, Steel Dynamics and Roanoke Electric Steel received notice of early termination of the waiting period.

        At any time before or after completion of the merger, the Antitrust Division of the DOJ or the FTC, as well as a state or private person, could take action under the antitrust laws with respect to the merger, including seeking to enjoin the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of substantial assets of Steel Dynamics or Roanoke Electric Steel. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a discussion of material U.S. federal income tax consequences of the merger generally applicable to holders of Roanoke Electric Steel common stock that, in the merger, exchange their Roanoke Electric Steel common stock for Steel Dynamics common stock and cash. The following discussion is based on and subject to the Internal Revenue Code, the regulations promulgated under the Internal Revenue Code, and existing administrative rulings and court decisions, all as in effect on the date of this proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect.

        This discussion addresses only those Roanoke Electric Steel shareholders that hold their shares of Roanoke Electric Steel common stock as a capital asset. In addition, this discussion does not address all the U.S. federal income tax consequences that may be relevant to Roanoke Electric Steel shareholders in light of their particular circumstances or the U.S. federal income tax consequences to Roanoke Electric Steel shareholders that are subject to special rules, such as, without limitation:

  •
  partnerships, subchapter S corporations or other pass-through entities;

  •
  foreign persons, foreign entities or U.S. expatriates;

  •
  mutual funds, banks, thrifts or other financial institutions;

  •
  tax-exempt organizations or pension funds;

  •
  insurance companies;

  •
  dealers or traders in securities;

  •
  Roanoke Electric Steel shareholders who received their shares of Roanoke Electric Steel common stock through a benefit plan or a tax-qualified retirement plan or through the exercise of employee stock options or similar derivative securities or otherwise as compensation;

  •
  Roanoke Electric Steel shareholders who may be subject to the alternative minimum tax provisions of the Internal Revenue Code;

  •
  Roanoke Electric Steel shareholders whose functional currency is not the U.S. dollar; and

  •
  Roanoke Electric Steel shareholders who hold Roanoke Electric Steel common stock as part of a hedge, appreciated financial position, straddle, synthetic security, conversion transaction or other integrated investment.

        Furthermore, this discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction. This discussion does not purport to be a comprehensive analysis or description of all potential U.S. federal income tax consequences of the merger. In addition, this discussion does not address the tax consequences of the merger with respect to any Roanoke Electric Steel common stock held by subsidiaries of Roanoke Electric Steel.

        Roanoke Electric Steel shareholders should consult their own tax advisors as to the specific tax consequences to them of the merger in light of their particular circumstances, including the applicability and effect of U.S. federal, state, local, foreign and other tax laws.

Exchange of Roanoke Electric Steel Common Stock for Steel Dynamics Common Stock and Cash

        Roanoke Electric Steel and Steel Dynamics have each received tax opinions, from McGuireWoods LLP and McDermott Will & Emery LLP, respectively, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, that each of Roanoke Electric Steel, RS Acquisition Corporaton and Steel Dynamics will be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and that the discussion set forth in the next paragraph, insofar as it summarizes U.S. Federal income tax law is correct in all material respects. These opinions rely on specified assumptions, including assumptions regarding the absence of changes in existing facts and law and the completion of the merger in the manner contemplated by the merger agreement, and representations and covenants made by Roanoke Electric Steel, Steel Dynamics and RS Acquisition Corporation, including those contained in representation letters of officers of Roanoke Electric Steel, Steel Dynamics and RS Acquisition Corporation. If any of those representations, covenants or assumptions is inaccurate, the opinions cannot be relied upon, and the U.S. federal income tax consequences of the merger could differ from those discussed here. In addition, these opinions are not binding on the United States Internal Revenue Service, or any court, and neither Roanoke Electric Steel nor Steel Dynamics intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the merger. Consequently, there can be no certainty that the IRS will not challenge the conclusions reflected in the opinions or that a court would not sustain such a challenge.

        Assuming that the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the material U.S. federal income tax consequences to a Roanoke Electric Steel shareholder of the exchange of Roanoke Electric Steel common stock for Steel Dynamics common stock and cash pursuant to the merger will be as follows:

  •
  a Roanoke Electric Steel shareholder will realize gain equal to the excess, if any, of the fair market value of the Steel Dynamics common stock (including, for this purpose, any fractional share of Steel Dynamics common stock for which cash is received) and the amount of cash received over that shareholder's adjusted tax basis in the Roanoke Electric Steel common stock exchanged by the shareholder in the merger, but will recognize any such gain only to the extent of cash received in the merger, excluding cash received instead of fractional shares, which will be taxed as described below. For this purpose, a Roanoke Electric Steel shareholder must calculate gain or loss separately for each identifiable block of Roanoke Electric Steel common stock exchanged by the shareholder in the merger, and the Roanoke Electric Steel shareholder may not offset a loss realized on one block of its Roanoke Electric Steel common stock against a gain recognized on another block of its Roanoke Electric Steel common stock;

  •
  a Roanoke Electric Steel shareholder will not be permitted to recognize any loss realized in the merger, except possibly in connection with cash received instead of a fractional share, as discussed below;

  •
  the gain recognized by a Roanoke Electric Steel shareholder in the merger generally will constitute capital gain, unless, as discussed below, the shareholder's receipt of cash has the effect of a distribution of a dividend for U.S. federal income tax purposes, in which case the shareholder's gain will be treated as ordinary dividend income to the extent of the shareholder's ratable share of accumulated earnings and profits as calculated for U.S. federal income tax purposes;

  •
  any capital gain recognized by a Roanoke Electric Steel shareholder generally will constitute long-term capital gain if the shareholder's holding period for the Roanoke Electric Steel common stock exchanged in the merger is more than one year as of the date of the merger, and otherwise will constitute short-term capital gain;

  •
  the aggregate tax basis of the shares of Steel Dynamics common stock received by a Roanoke Electric Steel shareholder (including, for this purpose, any fractional share of Steel Dynamics common stock for which cash is received) in exchange for Roanoke Electric Steel common stock in the merger will be the same as the aggregate tax basis of the shareholder's Roanoke Electric Steel common stock exchanged therefor:

•
decreased by the amount of cash received by the shareholder in the merger, excluding any cash received instead of a fractional share, and

•
increased by the amount of gain recognized by the shareholder in the merger, including any portion of the gain that is treated as a dividend and excluding any gain recognized as a result of cash received instead of a fractional share; and

•
the holding period of the shares of Steel Dynamics common stock received by a Roanoke Electric Steel shareholder in the merger will include the holding period of the shareholder's Roanoke Electric Steel common stock exchanged in the merger.

Potential Treatment of Cash as a Dividend

        In general, the determination of whether gain recognized by a Roanoke Electric Steel shareholder will be treated as capital gain or a dividend distribution will depend upon whether, and to what extent, the merger reduces the Roanoke Electric Steel shareholder's deemed percentage stock ownership interest in Steel Dynamics. For purposes of this determination, a Roanoke Electric Steel shareholder will be treated as if the shareholder first exchanged all of its Roanoke Electric Steel common stock solely for Steel Dynamics common stock (instead of the combination of Steel Dynamics common stock and cash actually received) and then Steel Dynamics immediately redeemed a portion of that Steel Dynamics common stock in exchange for the cash the shareholder received in the merger. The gain recognized in the exchange followed by the deemed redemption will be treated as capital gain if, with respect to the Roanoke Electric Steel shareholder, the deemed redemption is "substantially disproportionate" or "not essentially equivalent to a dividend."

        In general, the deemed redemption will be "substantially disproportionate" with respect to a Roanoke Electric Steel shareholder if the percentage described in (2) below is less than 80% of the percentage described in (1) below. Whether the deemed redemption is "not essentially equivalent to a dividend" with respect to a Roanoke Electric Steel shareholder will depend on the shareholder's particular circumstances. In order for the deemed redemption to be "not essentially equivalent to a dividend," the deemed redemption must result in a "meaningful reduction" in the Roanoke Electric Steel shareholder's deemed percentage stock ownership of Steel Dynamics common stock. In general, that determination requires a comparison of:

  (1)
  the percentage of the outstanding voting stock of Steel Dynamics that the Roanoke Electric Steel shareholder is deemed actually and constructively to have owned immediately before the deemed redemption by Steel Dynamics and

  (2)
  the percentage of the outstanding voting stock of Steel Dynamics actually and constructively owned by the shareholder immediately after the deemed redemption by Steel Dynamics.

        In applying the foregoing tests, a shareholder may, under constructive ownership rules, be deemed to own stock in addition to stock actually owned by the shareholder, including stock owned by other persons and stock subject to an option held by that shareholder or by other persons. Because the constructive ownership rules are complex, each Roanoke Electric Steel shareholder should consult its own tax advisor as to the applicability of these rules. The IRS has indicated that a minority shareholder in a publicly traded corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is considered to have a "meaningful reduction" if that shareholder has any reduction in its percentage stock ownership under the foregoing analysis.

        For individual shareholders, dividend income may be subject to reduced rates of taxation, equal to the rates applicable to long-term capital gains. However, individuals who do not meet a minimum holding period requirement during which they are not protected from a risk of loss or who elect to treat the dividend income as "investment income" pursuant to Section 163(d)(4) of the Internal Revenue Code will not be eligible for the reduced rates of taxation.

Cash Received Instead of a Fractional Share

        To the extent that a Roanoke Electric Steel shareholder receives cash instead of a fractional share of common stock of Steel Dynamics, the shareholder will be deemed to have received that fractional share in the merger and then to have received the cash in redemption of that fractional share. The shareholder generally will recognize capital gain or loss equal to the difference between the cash received and the portion of the shareholder's tax basis in the shares of Roanoke Electric Steel common stock surrendered allocable to that fractional share. This gain or loss generally will be long-term capital gain or loss if the holding period for those shares of Roanoke Electric Steel common stock is more than one year as of the date of the merger.

Backup Withholding

        Backup withholding at the applicable rate may apply with respect to certain payments, including cash received in the merger, unless a Roanoke Electric Steel shareholder

  •
  is a corporation or is within certain other exempt categories and, when required, demonstrates this fact, or

  •
  provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

        A Roanoke Electric Steel shareholder who does not provide its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the shareholder's U.S. federal income tax liability, provided the shareholder furnishes certain required information to the IRS.

Reporting Requirements

        A Roanoke Electric Steel shareholder will be required to retain records pertaining to the merger and will be required to file with that Roanoke Electric Steel shareholder's U.S. federal income tax return for the year in which the merger takes place a statement setting forth specified facts relating to the merger.

        Tax matters regarding the merger are very complicated, and the tax consequences of the merger to any particular Roanoke Electric Steel shareholder will depend on that shareholder's particular situation. Roanoke Electric Steel shareholders are strongly urged to consult their own tax advisors regarding the specific tax consequences of the merger, including tax return reporting requirements, the applicability of federal, state, local and foreign tax laws and the effect of any proposed change in the tax laws to them.

Accounting Treatment

        The merger will be accounted for in accordance with U.S. GAAP using the purchase method of accounting. Steel Dynamics will establish a new accounting basis for the assets and liabilities of Roanoke Electric Steel based on their fair values, the value of the consideration deemed to be provided to Roanoke Electric Steel's shareholders in connection with the merger and the costs of the merger. Steel Dynamics will record as goodwill the excess, if any, of the consideration paid, including the fair value of liabilities assumed, over the fair values of Roanoke Electric Steel's assets (including identifiable intangible assets) and liabilities. A final determination of required purchase accounting adjustments, including the allocation of consideration to the assets acquired and liabilities assumed, based on their respective fair values, has not yet been made. Steel Dynamics will undertake to determine the fair value of certain of Roanoke Electric Steel's assets and liabilities (as so adjusted) and will make appropriate purchase accounting adjustments upon the completion of that determination. For financial reporting purposes, the results of operations of Roanoke Electric Steel will be included in Steel Dynamics' consolidated statement of income following the completion of the merger. Steel Dynamics' financial statements for prior periods will not be restated as a result of the merger or related transactions.

Restrictions on the Ability to Sell Steel Dynamics Common Stock

        The shares of Steel Dynamics common stock to be received by Roanoke Electric Steel's shareholders in connection with the merger will be registered under the Securities Act and will be freely transferable, except for shares of Steel Dynamics common stock issued to any person who is deemed to be an "affiliate," as defined under Rule 145 of the Securities Act, of either Roanoke Electric Steel or Steel Dynamics at the time of the special meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with either Roanoke Electric Steel or Steel Dynamics and may include the executive officers and directors, as well as the principal shareholders, of both companies. Affiliates would generally not include shareholders who are neither directors, executive officers or beneficial owners of 10% or more of any class of capital stock. Affiliates may not sell their shares of Steel Dynamics common stock acquired in connection with the merger except pursuant to:

  •
  an effective registration statement under the Securities Act covering the resale of those shares;

  •
  an applicable exemption from the registration requirements of the Securities Act, including Rules 144 and 145 under the Securities Act; or

  •
  an opinion of counsel or under a "no action" letter from the SEC, that such sale will not otherwise violate or is otherwise exempt from registration under any other provision of the Securities Act.

        Under the merger agreement, Roanoke Electric Steel has agreed to provide Steel Dynamics with a list of the persons who, to Roanoke Electric Steel's knowledge, may be deemed to be affiliates of Roanoke Electric Steel as of the date of the merger agreement. Roanoke Electric Steel will also use its commercially reasonable efforts to deliver to Steel Dynamics a letter agreement executed by each of these persons on or before the twenty-first day prior to the date the merger becomes effective by which that person will agree, among other things, not to offer to sell, transfer or otherwise dispose of any of the shares of Steel Dynamics common stock distributed to such person pursuant to the merger except in compliance with Rule 145 under the Securities Act, in a transaction that, in the opinion of counsel reasonably satisfactory to Steel Dynamics, is otherwise exempt from the registration requirements of the Securities Act, or in an offering registered under the Securities Act. Steel Dynamics may place restrictive legends on its common stock certificates that are issued to persons who are deemed to be affiliates of Roanoke Electric Steel under the Securities Act.

        This document does not cover any resales of Steel Dynamics common stock received in the merger by any person who may be deemed an affiliate of Roanoke Electric Steel.

Stock Market Listing

        An application for listing the shares of Steel Dynamics common stock to be issued in the merger on the Nasdaq National Market was filed with Nasdaq on January 17, 2006. If the merger is completed, Roanoke Electric Steel common stock will be delisted from the Nasdaq National Market and will be deregistered under the Exchange Act.

No Appraisal Rights for Roanoke Electric Steel Shareholders

        The Virginia Stock Corporation Act, referred to as the VSCA, provides that a shareholder is generally entitled to appraisal rights and to obtain payment of the fair value of its shares for the consummation of a merger to which the corporation is a party if shareholder approval is required for the merger by the statute and the shareholder is entitled to vote on the matter. Although shareholder approval is required by the VSCA for the merger, the statute further provides that there are no appraisal rights if the shares are listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market on the record date for determining shareholders entitled to vote on the merger, unless

  •
  the shareholders are required by the terms of the applicable corporate action to accept anything except:

  •
  cash,

  •
  shares listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or other exchange, or

  •
  consideration meeting specified other criteria at the time the corporate action becomes effective;

  •
  the party or its affiliates who are converting the shares in the merger:

  •
  is, or at any time in the one-year period before the date of the applicable merger agreement was, the beneficial owner of 20 percent or more of the voting power of the corporation being acquired, or

  •
  directly or indirectly has, or at any time in the one-year period before the date of the applicable merger agreement had, the power to appoint or elect 25 percent or more of the directors of the corporation being acquired; or

  •
  a senior executive officer or director of the corporation being acquired or an affiliate of that corporation receives a financial benefit not generally available to other shareholders, other than

  •
  employment, consulting, retirement or similar benefits established separately and not in contemplation of the merger,

  •
  employment, consulting, retirement or similar benefits established in contemplation or part of the merger but are not more favorable than those existing before the merger or if more favorable, have been approved on behalf of the corporation by disinterested members of the board of directors, or

  •
  in the case of a director who will become a director of the surviving entity after the merger, rights and benefits that are provided on the same basis as those afforded to other directors.

        Roanoke Electric Steel shareholders do not have appraisal rights in the merger because:

  •
  Roanoke Electric Steel common stock is listed on the Nasdaq National Market and the merger consideration is cash and shares that are listed on the Nasdaq National Market;

  •
  neither Steel Dynamics nor RS Acquisition in the one-year period before October 17, 2005:

  •
  beneficially owned 20 percent or more of the voting power of Roanoke Electric Steel, or

  •
  directly or indirectly had the power to appoint or elect 25 percent or more of the directors of Roanoke Electric Steel; and

  •
  all of the employment, consulting, retirement or similar benefits received by senior executive officers or directors as a result of the merger are either no more favorable than those existing before the merger or were approved by disinterested directors as provided under the VSCA.

THE MERGER AGREEMENT

        The following is a summary description of the material provisions of the merger agreement and the related plan of merger. The complete text of the merger agreement and the related plan of merger are attached to this proxy statement/prospectus as Annex A and Annex B, respectively, and made part of this proxy statement/prospectus.

        The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Steel Dynamics or Roanoke Electric Steel. That information can be found elsewhere in this document and in the other public filings each of us makes with the SEC, which are available without charge at www.sec.gov.

        The representations and warranties described below and included in the merger agreement were made by each of Steel Dynamics and Roanoke Electric Steel to the other. These representations and warranties were made as of specific dates and may be subject to important qualifications, limitations and supplemental information agreed to by Steel Dynamics and Roanoke Electric Steel in connection with negotiating the terms of the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating risk between Steel Dynamics and Roanoke Electric Steel rather than to establish matters as facts. The representations and warranties and other provisions of the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in the documents incorporated by reference into this document for information regarding Steel Dynamics and Roanoke Electric Steel and their respective businesses. See "Certain Information Concerning Steel Dynamics" and "Certain Information Concerning Roanoke Electric Steel" beginning on pages 83 and 87, respectively.

Structure of the Merger and Conversion of Roanoke Electric Steel Common Stock and Equity-Based Awards

        In accordance with the merger agreement and Indiana and Virginia law, Roanoke Electric Steel will merge with and into RS Acquisition, a direct wholly-owned subsidiary of Steel Dynamics. As a result of the merger, the separate corporate existence of Roanoke Electric Steel will cease, and RS Acquisition will survive as a wholly-owned subsidiary of Steel Dynamics.

        Upon completion of the merger, each outstanding share of Roanoke Electric Steel common stock, other than shares held directly or indirectly by Roanoke Electric Steel, Steel Dynamics or RS Acquisition, will be canceled and converted into the right to receive 0.4 shares of Steel Dynamics common stock and $9.75 in cash. The cash payment and the number of shares of Steel Dynamics common stock issuable in the merger will be proportionately adjusted for any stock split, stock dividend, recapitalization or similar event with respect to Steel Dynamics common stock or Roanoke Electric Steel common stock affected between the date of the merger agreement and the completion of the merger.

        No fractional shares of Steel Dynamics common stock will be issued in connection with the merger. Instead, Roanoke Electric Steel shareholders will receive an amount of cash (rounded to the nearest whole cent) instead of a fraction of a share of Steel Dynamics common stock equal to the product of that fraction multiplied by the closing price for a share of Steel Dynamics common stock on the Nasdaq National Market on the effective date of the merger or, if such date is not a trading day, the trading day immediately preceding the effective date of the merger.

        Each Roanoke Electric Steel stock option will be converted into an option to purchase shares of Steel Dynamics common stock, with that option covering 0.7389 of a share of Steel Dynamics common stock for each share of Roanoke Electric Steel common stock subject to the option, rounded to the nearest whole share of Steel Dynamics common stock. The exercise price per share will be equal to the per share exercise price of the Roanoke Electric Steel option immediately before the merger divided by 0.7389, rounded to the nearest cent. Otherwise, these Steel Dynamics stock options will have the same terms and conditions as the Roanoke Electric Steel stock options, except that the stock options held by executive officers of Roanoke Electric Steel will provide for an extended period of exercise. Each option will be converted in a manner consistent with applicable federal income tax rules so that the Steel Dynamics stock option will not be treated as the grant of a new stock option or a change in payment form under the option.

        Each restricted share of Roanoke Electric Steel common stock held by directors of Roanoke Electric Steel will become fully vested and transferable at the time of the merger and will be converted into the right to receive the same consideration as other outstanding shares of Roanoke Electric Steel common stock in the merger. Performance shares issued under the Roanoke Electric Steel 2005 Stock Incentive Plan will become fully vested at the time of the merger, and will be settled by Roanoke Electric Steel by making a single lump sum payment to the holders of these shares.

        For further information concerning the treatment of stock options and other equity-based awards in the merger, see "The Merger—Interests of Certain Persons in the Merger" beginning on page 55.

Closing and Effective Time

        The closing of the merger will take place on the first business day, or as promptly as practicable, after satisfaction or waiver of all closing conditions, unless the parties agree in writing to another date or time. The merger will become effective at the time designated in the articles of merger duly filed with the State Corporation Commission of the Commonwealth of Virginia and the Secretary of State of the State of Indiana.

Surrender of Roanoke Electric Steel Stock Certificates

        Computershare Investor Services, the exchange agent for the merger, will mail to each record holder of Roanoke Electric Steel common stock a transmittal letter and instructions that will detail the procedures for record holders to exchange Roanoke Electric Steel common stock certificates for Steel Dynamics common stock certificates and the cash payment, including cash for any fractional shares and any dividends to which you might be entitled to at that time. Do not surrender your certificates before the effective time of the merger and do not send them in with your proxy. After the effective time of the merger, transfers of Roanoke Electric Steel common stock will not be registered on Roanoke Electric Steel's stock transfer books.

Dividends

        You will be entitled to receive dividends or other distributions on Steel Dynamics common stock with a record date at or after the merger is completed, but only after you have surrendered your Roanoke Electric Steel stock certificates.

        If there is any dividend or other distribution on Steel Dynamics common stock with a record date at or after the merger, you will receive the dividend or distribution promptly after the later of the date that your Steel Dynamics shares are issued to you in exchange for your Roanoke Electric Steel certificates and the date the dividend or other distribution is paid to all Steel Dynamics shareholders.

Representations and Warranties

        Each of Roanoke Electric Steel, Steel Dynamics and RS Acquisition made a number of representations and warranties in the merger agreement regarding its authority to enter into the merger agreement and to complete the merger and the other transactions contemplated by the merger agreement, and with regard to specified aspects of its respective business, financial condition, structure and other facts pertinent to the merger.

        The representations and warranties made by Roanoke Electric Steel cover the following topics as they relate to Roanoke Electric Steel and in specified instances its subsidiaries:

  •
  corporate existence and power;

  •
  authority to enter into the merger agreement and to consummate the merger;

  •
  governmental authorization;

  •
  absence of conflicts between the merger agreement and Roanoke Electric Steel's organizational documents, specified contracts or applicable laws;

  •
  capital structure;

  •
  subsidiaries;

  •
  filings and reports with the SEC;

  •
  absence of undisclosed liabilities;

  •
  information supplied by Roanoke Electric Steel in this proxy statement/prospectus and the related registration statement of Steel Dynamics;

  •
  absence of specified changes in business since July 31, 2005;

  •
  absence of litigation;

  •
  taxes;

  •
  environmental matters;

  •
  matters relating to specified contracts;

  •
  employee benefit plans;

  •
  transactions with related parties;

  •
  intellectual property;

  •
  required vote and approval;

  •
  properties and assets;

  •
  fees and commissions related to investment bankers, financial advisors or brokers engaged in connection with the merger;

  •
  opinions of financial advisors;

  •
  labor and employment matters;

  •
  inapplicability of "control share acquisition" and related statutes;

  •
  insurance;

  •
  compliance with applicable laws; and

  •
  adequate disclosure.

        Some aspects of the representations and warranties covering the topics set forth above are qualified by the concept of material adverse effect, which is discussed in "—Concept of Material Adverse Effect" beginning on page 73, as well as specified exceptions set forth in the disclosure schedule delivered by Roanoke Electric Steel in connection with the merger agreement.

        The representations and warranties made by Steel Dynamics and RS Acquisition cover the following topics as they relate to Steel Dynamics, RS Acquisition and in specified instances Steel Dynamics' other subsidiaries:

  •
  corporate existence and power;

  •
  authority to enter into the merger agreement and to consummate the merger;

  •
  governmental authorization;

  •
  absence of conflicts between the merger agreement and Steel Dynamics' organizational documents, specified contracts or applicable law;

  •
  capital structure;

  •
  subsidiaries;

  •
  filings and reports with the SEC;

  •
  absence of undisclosed liabilities;

  •
  information supplied by Steel Dynamics and RS Acquisition in this proxy statement/prospectus and the related registration statement of Steel Dynamics;

  •
  absence of specified changes in business since June 30, 2005;

  •
  absence of litigation;

  •
  taxes;

  •
  compliance with environmental laws;

  •
  compliance with applicable laws;

  •
  matters relating to contracts;

  •
  benefit plans;

  •
  transactions with related parties;

  •
  intellectual property;

  •
  required vote;

  •
  properties and assets;

  •
  fees and commissions related to investment bankers, financial advisors or brokers engaged in connection with the merger;

  •
  labor and employment matters;

  •
  business activities of RS Acquisition; and

  •
  adequate disclosure.

        Some aspects of the representations and warranties covering the topics above are qualified by the concept of material adverse effect, which is discussed in "—Concept of Material Adverse Effect" beginning on page 73, as well as specified exceptions set forth in the disclosure schedule delivered by Steel Dynamics in connection with the merger agreement.

Concept of Material Adverse Effect

        Many of the representations and warranties contained in the merger agreement are qualified by the concept of "material adverse effect." This concept also applies to some of the covenants and conditions to the merger described in "—Conditions to the Merger" beginning on page 79, as well as to termination of the merger agreement for breaches of representations and warranties as described in "—Termination of the Merger Agreement" beginning on page 80.

        For purposes of the merger agreement, the concept of material adverse effect with respect to Roanoke Electric Steel means any change, event, circumstance or effect will have occurred that, when taken together with all other adverse changes, events, circumstances or effects that have occurred:

  •
  prevents or materially delays the performance by Roanoke Electric Steel of any of its obligations under the merger agreement or the consummation of the merger; or

  •
  is or is reasonably likely to be materially adverse to the business, operations, properties, condition, assets or liabilities of Roanoke Electric Steel and its subsidiaries taken as a whole, except:

  •
  any changes in general United States or global economic conditions or any changes in the industry in which Roanoke Electric Steel operates; provided that the change does not adversely affect in a materially disproportionate manner Roanoke Electric Steel and its subsidiaries taken as a whole;

  •
  any changes to financial or securities markets; provided that the change does not adversely affect in a materially disproportionate manner Roanoke Electric Steel and its subsidiaries taken as a whole;

  •
  any changes, events, circumstances or effects resulting from entering into the merger agreement or its announcement or the pendency or consummation of the transactions contemplated in the merger agreement, including any changes relating to the workforce of Roanoke Electric Steel and its subsidiaries; and

  •
  any changes in applicable law or GAAP after the date of the merger agreement; provided that the change does not adversely affect in a materially disproportionate manner Roanoke Electric Steel and the subsidiaries taken as a whole.

        For purposes of the merger agreement, the concept of material adverse effect with respect to Steel Dynamics means any change, event, circumstance or effect will have occurred or been threatened that, when taken together with all other adverse changes, events, circumstances or effects that have occurred:

  •
  prevents or materially delays the performance by Steel Dynamics of any of its obligations under the merger agreement or the consummation of the merger; or

  •
  is or is reasonably likely to be materially adverse to the business, operations, properties, condition, assets or liabilities of Steel Dynamics and its subsidiaries taken as a whole, except:

  •
  any changes in general United States or global economic conditions or any changes in the industry in which Steel Dynamics operates; provided that the change does not adversely affect in a materially disproportionate manner Steel Dynamics and its subsidiaries taken as a whole;

  •
  any changes to financial or securities markets; provided that the change does not adversely affect in a materially disproportionate manner Steel Dynamics and its subsidiaries taken as a whole;

  •
  any changes, events, circumstances or effects resulting from entering into the merger agreement or its announcement or the pendency or consummation of the transactions contemplated in the merger agreement, including any changes relating to the workforce of Steel Dynamics and its subsidiaries; and

  •
  any changes in applicable law or GAAP after the date of the merger agreement; provided that the change does not adversely affect in a materially disproportionate manner Steel Dynamics and its subsidiaries taken as a whole.

Roanoke Electric Steel's Conduct of Business Before Completion of the Merger

        Until the merger is completed, Roanoke Electric Steel has agreed that, except as set forth in its disclosure schedule delivered to Steel Dynamics or as expressly permitted by the merger agreement, Roanoke Electric Steel and its subsidiaries will:

  •
  operate their businesses in the ordinary course consistent with past practice;

  •
  use commercially reasonable efforts to preserve substantially intact the current business organization;

  •
  keep available the services of current officers, employees and consultants; and

  •
  preserve current relationships, including with customers, suppliers and others having significant business relationships with Roanoke Electric Steel or any of its subsidiaries.

        Roanoke Electric Steel has also agreed that until the merger is completed, except as expressly permitted by the merger agreement, in its disclosure schedule delivered to Steel Dynamics or with Steel Dynamics' written consent, Roanoke Electric Steel and its subsidiaries will conduct their businesses in compliance with specific restrictions and will not take specified actions, including the following:

  •
  the change of the articles of incorporation or bylaws of Roanoke Electric Steel or any subsidiary;

  •
  the issuance, sale, pledge, disposal of, grant or encumbrance, or authorization of the issuance, sale, pledge, disposition, grant or encumbrance of:

  •
  any shares of Roanoke Electric Steel, except upon exercise of currently outstanding stock options, or any other ownership interest of Roanoke Electric Steel or any subsidiary; or

  •
  any assets of Roanoke Electric Steel, except for granting permitted liens in the ordinary course of business and in a manner consistent with past practice, sales, pledges, disposals or encumbrances of assets not involving $100,000 in the aggregate, or sales of assets in the ordinary course of business;

  •
  the declaration, setting aside, making or paying any dividend or other distributions with respect to any of the shares of Roanoke Electric Steel, except for quarterly cash dividends not in excess of $0.11 per share, with usual declaration, record, and payment dates;

  •
  the reclassification, combination, split, subdivision or redemption, or purchase or acquisition, directly or indirectly, of any shares of Roanoke Electric Steel stock;

  •
  except, for short-term borrowings incurred in the ordinary course of business consistent with past practice or for working capital purposes, or except for indebtedness incurred in connection with specified capital expenditures:

  •
  incurring any indebtedness for borrowed money, except as may be permitted under existing credit agreements, or guaranteeing any such indebtedness of another person (other than indebtedness or guarantees among Roanoke Electric Steel and any subsidiary or among subsidiaries),

  •
  issuing or selling any debt securities or rights to acquire any debt securities of Roanoke Electric Steel or any subsidiary,

  •
  guaranteeing any debt securities of another person, or

  •
  entering into any arrangement having the economic effect of any of the items described in the previous three bullet points;

  •
  making any loans, advances or capital contributions to, or investments in, any other person, other than to or in Roanoke Electric Steel or any subsidiary;

  •
  acquiring any corporation, partnership, other business organization or any division thereof, or authorizing, or making any commitment with respect to, any capital expenditure other than those capital expenditures in an amount not in excess of $500,000 in the aggregate;

  •
  except in the ordinary course of business and consistent with past practices or as required by law:

  •
  increasing the compensation payable or to become payable or the benefits provided to its employees, directors, or officers,

  •
  except as required by any existing agreement or plan that has been disclosed in the merger agreement or the disclosure schedule, granting any severance or termination pay to, or entering into any employment or severance agreement with, any employee, director, or officer, or

  •
  establishing, adopting, entering into or amending any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or group of employees;

  •
  except as required under any existing agreement that has been disclosed, exercising its discretion with respect to or otherwise voluntarily accelerate the vesting of any stock option or any other change of control payment or premium;

  •
  the taking of any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, except as required by GAAP or applicable law;

  •
  except in the ordinary course of business and consistent with past practice, making, changing or revoking any tax election, settling or compromising any tax liability, consenting to any claim or assessment relating to an amount of taxes or any waiver of the statute of limitations, changing any method of tax accounting or, filing any amended tax return or claim for refund of material taxes;

  •
  commencing, settling, paying, discharging or satisfying any actions, liabilities or obligations in excess of $100,000 in the aggregate other than actions in the ordinary course of business and consistent with past practice;

  •
  entering into, amending, modifying or consenting to the termination of any material contract, or amending, waiving, modifying or consenting to the termination of any material rights thereunder, other than in the ordinary course of business and consistent with past practice;

  •
  failing to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act;

  •
  directly or indirectly, taking, or proposing to take, without the prior written consent of Steel Dynamics, any action with the intent to cause or which is reasonably likely to cause Roanoke Electric Steel's representations and warranties in the merger agreement to be untrue in any material respect; or

  •
  entering into any binding agreement or otherwise making a commitment, to do any of the foregoing.

No Solicitation of Transactions

        Until the merger is completed or the merger agreement is terminated, Roanoke Electric Steel has agreed that it will not, nor will it authorize or permit any of its subsidiaries to, nor will it authorize or permit any of its officers, directors or employees or any investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives to, directly or indirectly:

  •
  initiate, solicit, encourage or knowingly facilitate or take any other action intended, or reasonably likely to facilitate or implement, any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal for purposes of the merger agreement;

  •
  enter into or maintain or continue discussions or negotiations with any person or entity in furtherance of those inquiries or to obtain a proposal or offer for an acquisition proposal;

  •
  provide any confidential information or data to any person relating to an actual or possible acquisition proposal;

  •
  agree to, approve, endorse, recommend or accept any acquisition proposal or enter into any letter of intent, contract, agreement or commitment contemplating or otherwise relating to any acquisition proposal; or

  •
  authorize or permit any of its officers, directors or employees, or any investment banker, financial advisor, attorney, accountant or other representative retained by Roanoke Electric Steel or any of its subsidiaries to take any such action.

        Roanoke Electric Steel has also agreed to instruct its officers, directors and employees and any investment bankers, financial advisors, attorneys, accountants and other advisors, agents or representatives to terminate discussions with third parties regarding takeover proposals.

        Roanoke Electric Steel has agreed to notify Steel Dynamics as promptly as practicable (and in any event within two days after an executive officer attains any knowledge), first orally and promptly thereafter in writing, of any proposal, offer, inquiry or contact with or by any person, regarding an acquisition proposal or possible acquisition proposal specifying the material terms and conditions thereof and the identity of the party. Roanoke Electric Steel has also agreed to provide Steel Dynamics with not less than 48 hours prior notice of any meeting of the board of directors of Roanoke Electric Steel at which any acquisition proposal is expected to be discussed.

        Roanoke Electric Steel and its board of directors are permitted to comply with Rule 14d-9 and Rule 14e-2 under the Exchange Act with regard to any acquisition proposal. In addition, Roanoke Electric Steel and its board of directors are permitted to:

  •
  change its recommendation to the shareholders of Roanoke Electric Steel to approve the merger agreement and related plan of merger; or

  •
  engage in discussions or negotiations with, or provide information to, any person in respect to an unsolicited bona fide written acquisition proposal by that person, if:

  •
  Roanoke Electric Steel has received an unsolicited bona fide written acquisition proposal from a third party and Roanoke Electric Steel's board of directors concludes in good faith that the acquisition proposal constitutes a superior proposal for purposes of the merger agreement, or

  •
  Roanoke Electric Steel's board of directors, after consultation with its financial advisors and outside legal counsel, concludes in good faith that there is a reasonable likelihood that the acquisition proposal could result in a superior proposal.

        For purposes of the merger agreement, an "acquisition proposal" means any inquiry or the making of any proposal or offer with respect to:

  •
  a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, or the purchase or sale of the consolidated assets of Roanoke Electric Steel and its subsidiaries, taken as a whole, having an aggregate value equal to 15% or more of Roanoke Electric Steel's market capitalization; or

  •
  any purchase or sale of, or tender or exchange offer for 15% or more of the equity securities of Roanoke Electric Steel.

        For purposes of the merger agreement, "superior proposal" means a bona fide written proposal made by a third party which is:

  •
  for a sale, lease, exchange, transfer or other disposition of at least 50% of the assets of Roanoke Electric Steel and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or

  •
  for the acquisition, directly or indirectly, by that third party of beneficial ownership of 50% or more of the shares of Roanoke Electric Steel stock, whether by merger, consolidation, share exchange, business combination, tender or exchange offer, or otherwise; and

which is otherwise on terms which Roanoke Electric Steel's board of directors in good faith concludes (after consultation with its financial advisors and outside legal counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, the third party making the proposal and any other proposal by Steel Dynamics to amend the terms of the merger agreement and the merger, would, if consummated, result in a transaction that is more favorable to its shareholders, from a financial point of view, than the merger and is reasonably capable of being completed.

        Neither the board of directors of Roanoke Electric Steel nor any board committee may:

  •
  change the board of director's recommendation to the shareholders of Roanoke Electric Steel that they approve the merger agreement and related plan of merger; or

  •
  approve or recommend, or cause or permit Roanoke Electric Steel to enter into any letter of intent, contract, agreement or obligation with respect to, any acquisition proposal;

unless Roanoke Electric Steel's board of directors determines, in its good faith judgment prior to the time of the special meeting and after consultation with outside legal counsel and its financial advisor, that it is required to make that change in its recommendation in order to comply with its fiduciary obligations to Roanoke Electric Steel and its shareholders under Virginia law.

Reasonable Best Efforts

        Each of Steel Dynamics and Roanoke Electric Steel agreed to make as soon as reasonably practicable its respective filings, and thereafter make any other required submissions, under the HSR Act with respect to the merger. Each of the parties also agreed to use commercially reasonable efforts to take all appropriate action, and to do all things necessary or advisable under applicable laws or otherwise to complete the merger, including using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with Roanoke Electric Steel and its subsidiaries as are necessary to complete the merger and to fulfill the conditions to the merger. However, neither RS Acquisition nor Steel Dynamics will be required to take any action that:

  •
  requires the divestiture of any assets of Steel Dynamics or any of its subsidiaries; or

  •
  limits Steel Dynamic's freedom of action with respect to, or its ability to retain, any of Steel Dynamic's assets or businesses.

        If, at any time after the effective time any further action is necessary or desirable to carry out the purposes of the merger agreement, the parties will cause their respective proper officers and directors to use their reasonable best efforts to take all such action.

Employee Matters

        Steel Dynamics has agreed to honor the obligations of Roanoke Electric Steel and its subsidiaries under the provisions of all company plans; however, Steel Dynamics is not prohibited from amending, suspending or terminating any company plan to the extent permitted under the respective terms of that company plan. With respect to employees who are subject to collective bargaining agreements at the effective time of the merger, their terms of employment, compensation and benefits will continue in effect in accordance with the applicable collective bargaining agreements.

Other Covenants

        In addition to the covenants and agreements described above, the parties have also agreed to various other covenants covering the following topics:

  •
  preparation and filing of this proxy statement/prospectus;

  •
  holding the special meeting;

  •
  access to information and confidentiality;

  •
  indemnification, exculpation and insurance of Roanoke Electric Steel directors, officers and employees;

  •
  notification requirements;

  •
  fees and expenses;

  •
  public announcements;

  •
  Roanoke Electric Steel affiliates;

  •
  listing of Steel Dynamics common stock to be issued in the merger on the Nasdaq National Market;

  •
  tax-free reorganization treatment of the merger;

  •
  letters of independent accountants;

  •
  Section 16 matters; and

  •
  Steel Dynamics obligations with respect to RS Acquisition.

Conditions to the Merger

        Each party's obligations to complete the merger are subject to the prior satisfaction or waiver, where permissible, of each of the conditions specified in the merger agreement, including the following conditions:

  •
  the merger agreement and the merger must be approved by the holders of more than two-thirds of the shares of Roanoke Electric Steel common stock outstanding and entitled to vote as of the record date;

  •
  the shares of Steel Dynamics common stock issuable to Roanoke Electric Steel shareholders must be approved for listing, subject to official notice of issuance, on the Nasdaq National Market;

  •
  the waiting period (and any extension thereof) applicable to the merger under the HSR Act must have expired or been terminated;

  •
  there must be no temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition in effect preventing the completion of the merger;

  •
  the registration statement, of which this proxy statement/prospectus is a part, must be effective under the Securities Act and must not be the subject of any stop order or proceedings seeking a stop order;

  •
  specified consents, approvals and authorizations must have been obtained and be in full force and effect;

  •
  the representations and warranties of the other party set forth in the merger agreement must be true and correct, without giving effect to materiality qualifiers:

  •
  as of the date of the merger agreement; and

  •
  as of the date the merger is to be completed, except to the extent that the representations and warranties expressly related to an earlier date, in which case as of that earlier date;

    except where the failure to be true and correct individually or in the aggregate would not have a material adverse effect on the representing party; however, the representations and warranties relating to Roanoke Electric Steel's capital stock, authorizations and approvals of Roanoke Electric Steel and the inapplicability of anti-takeover statutes must be true in all respects;

  •
  the other party to the merger agreement must have performed in all material respects all of its obligations under the merger agreement;

  •
  there must not have been any event, change, effect, development, condition or occurrence that individually or in the aggregate has had a material adverse effect on the other party; and

  •
  each party must have received an opinion of its counsel to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

Termination of the Merger Agreement

        The merger agreement may be terminated by mutual consent. In addition, either Steel Dynamics or Roanoke Electric Steel may terminate the merger agreement under any of the following circumstances, at any time before the completion of the merger:

  •
  if the merger is not completed through no fault of the terminating party by:

  •
  April 30, 2006, unless otherwise extended in writing by both parties, or

  •
  July 30, 2006, in the event that on April 30, 2006 all conditions other than those relating to the absence of governmental litigation and governmental consents are satisfied or are capable of being satisfied;

  •
  if Roanoke Electric Steel's shareholders do not approve the merger agreement at the special meeting;

  •
  if any legal restraint having the effect of permanently restraining, enjoining or otherwise prohibiting the merger has been enacted, issued, promulgated, extended or enforced; or

  •
  if the other party has breached any of its representations and warranties or failed to perform any of its covenants and the breach or failure to perform would give rise to a material adverse effect and the failure or breach is not cured or curable within 45 days following receipt of written notice of that breach or failure.

        The merger agreement may be terminated by Steel Dynamics if:

  •
  Roanoke Electric Steel's board of directors changes its recommendation to the shareholders of Roanoke Electric Steel that they approve the merger agreement; or

  •
  Roanoke Electric Steel fails to call or hold the special meeting within 6 months of the date the merger agreement was signed by the parties; however, this period may be extended in specified circumstances if the registration statement has not become effective for purposes of federal securities laws by February 20, 2006.

        In addition, the merger agreement may be terminated by Roanoke Electric Steel if:

  •
  Roanoke Electric Steel's board of directors authorizes Roanoke Electric Steel to enter into a binding written agreement concerning a business combination that constitutes a superior proposal; and

  •
  within five business days of receipt of written notice from Roanoke Electric Steel of its intention to enter into a binding agreement for that superior proposal, Steel Dynamics does not make a counter-offer that the board of directors of Roanoke Electric Steel determines, in good faith and after consultation with its financial advisor and legal counsel, is at least as favorable to Roanoke Electric Steel's shareholders as that superior proposal.

Payment of Termination Fee

        Except as described below, whether the merger is completed or the merger agreement is terminated, all costs and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring the expense.

        Roanoke Electric Steel will be required to pay Steel Dynamics a termination fee of $7.5 million, plus expenses in an amount not to exceed $1 million, under specified circumstances. The termination fee is payable if the merger agreement is terminated by Roanoke Electric Steel, because its board of directors authorized Roanoke Electric Steel to enter into a binding written agreement concerning a business combination transaction that constitutes a superior proposal and Roanoke Electric Steel notifies Steel Dynamics in writing that it intends to enter into that agreement. The termination fee is also payable if the merger agreement is terminated in the following situations and within 12 months of termination Roanoke Electric Steel enters into a definitive agreement with respect to a business combination with anyone other than an affiliate or a business combination involving Roanoke Electric Steel occurs:

  •
  by Steel Dynamics if Roanoke Electric Steel's board of directors has withdrawn, modified or qualified in any manner adverse to Steel Dynamics its recommendation that the shareholders of Roanoke Electric Steel approve the merger agreement and the related plan of merger;

  •
  by either Steel Dynamics or Roanoke Electric Steel, if the merger has not occurred on or before April 30, 2005 (or July 30, 2005), if on or before the date the merger agreement is terminated, an offer or proposal has been made for, or any announcement of any intention with respect to, a transaction that would constitute a business combination for purpose of the merger agreement involving Roanoke Electric Steel, whether or not that offer, proposal, announcement or agreement has been rejected or withdrawn before the date the merger agreement is terminated;

  •
  by Steel Dynamics if the merger has failed to receive the requisite vote of approval at the special meeting, if on or before the date the merger agreement is terminated, an offer or proposal has been made for, or any announcement of any intention with respect to, a transaction that would constitute a business combination involving Roanoke Electric Steel, whether or not that offer, proposal, announcement or agreement has been rejected or withdrawn before the date the merger agreement is terminated; and

  •
  by Steel Dynamics, if Roanoke Electric Steel fails to call or hold a special meeting, if on or before the date the merger agreement is terminated, an offer or proposal has been made for, or any announcement of any intention with respect to, a transaction that would constitute a business combination involving Roanoke Electric Steel, whether or not that offer, proposal, announcement or agreement has been rejected or withdrawn before the date this Agreement is terminated.

        For purpose of the merger agreement, a "business combination" means a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction in which:

  •
  Roanoke Electric Steel's shareholders cease to own at least 50% of the voting securities of the surviving entity;

  •
  the individuals comprising Roanoke Electric Steel's board of directors before the transaction do not constitute a majority of the board of directors of the surviving entity;

  •
  at least 50% of the assets of the Roanoke Electric Steel and its subsidiaries are sold, leased, exchanged, transferred or otherwise disposed of in a single transaction or a series of related transactions; or

  •
  a person acquires beneficial ownership of 50% or more of the shares of Roanoke Electric Steel common stock.

        The merger agreement does not provide for any circumstances under which Steel Dynamics will be required to pay Roanoke Electric Steel a termination fee.

Amendments, Extension and Waivers

        The merger agreement may be amended by the parties before or after the Roanoke Electric Steel shareholders approve the merger agreement, provided that after this approval, no amendment can be made that would reduce the amount or change the type of consideration into which each share of Roanoke Electric Steel stock will be converted in the merger. All amendments to the merger agreement must be in a writing signed by each party.

        At any time before the effective time of the merger, any party to the merger agreement may, to the extent legally allowed:

  •
  extend the time for the performance of any of the obligations or other acts of the other parties;

  •
  waive any inaccuracies in the representations and warranties contained in the merger agreement or any document delivered pursuant to the merger agreement; and

  •
  waive compliance by the other parties with any of the agreements or conditions contained in the merger agreement.

        All agreements by the parties to such extensions or waivers must be in writing signed by each of Steel Dynamics, Roanoke Electric Steel and RS Acquisition.

CERTAIN INFORMATION CONCERNING STEEL DYNAMICS

        Steel Dynamics is the sixth largest steel producer in the United States, with 2004 consolidated shipments totaling 3.4 million tons of steel. Steel Dynamics produces its steel principally from steel scrap, using electric arc melting furnaces, continuous casting and automated rolling mills and currently operates three primary steelmaking mini-mills:

  •
  a mini-mill in Butler, Indiana, which produces flat roll sheet steel, with 2004 shipments of 2.4 million tons, which is referred to as the Flat Roll Division;

  •
  a mini-mill in Columbia City, Indiana, which produces structural steel beams, pilings and other steel components for the construction, transportation and industrial machinery markets, as well as rail products for the railroad industry, with 2004 shipments of 734,000 tons, referred to as the Structural and Rail Division; and

  •
  a mini-mill in Pittsboro, Indiana capable of producing both special bar quality and merchant bar quality steel products, with 2004 shipments of 318,000 tons, referred to as the Bar Products Division.

        Steel Dynamics also operates a scrap substitute manufacturing facility in Butler, Indiana, known as Iron Dynamics, a 50%-owned facility that sells secondary and excess prime flat roll steel products, known as Paragon Steel Enterprises, and a company, known as New Millennium Building Systems, which operates plants in Butler, Indiana and Lake City, Florida, which produce steel building components, including joists, girders, trusses and steel roof and floor decking.

Flat Roll Mini-Mill

        Steel Dynamics' flat roll mill manufactures hot-rolled, cold-rolled and coated steel products. The products produced in this facility are characterized by high quality surface characteristics, precise tolerances and light gauge.

        The flat roll mill sells the majority of its hot rolled coil production directly to end-users or to intermediate steel processors or service centers, where they may be pickled, cold-rolled, annealed, tempered or galvanized by those customers. The balance of the mill's hot rolled coil production is directed to the cold mill, where the company adds value to this product through pickling, cold-rolling, annealing, tempering, galvanizing or painting. The Butler mill supplies Steel Dynamics' Jeffersonville, Indiana galvanizing facility with cold-rolled material.

        The cold mill is located adjacent to the hot mill and makes products that require gauges, properties or surfaces that cannot typically be achieved in the hot mill. Cold-rolled sheet is hot-rolled sheet that has been further processed through a continuous pickle line and then repeatedly passed through a rolling mill without reheating until the desired gauge and other physical properties have been achieved.

        Steel Dynamics' on-site paint line, located immediately adjacent to the existing Butler, Indiana cold mill building, has an estimated coating capacity of 240,000 tons per year, in gauges from .010 to .070 inches and in widths ranging from 36 to 64 inches and is believed by Steel Dynamics to be the only mill in North America with such an on-site paint line. The paint line receives material directly from the other processing lines and is capable of painting hot rolled galvanized and cold rolled and cold rolled galvanized steel.

        Steel Dynamics' Jeffersonville, Indiana galvanizing facility is located within the Clark Maritime Center on the Ohio River. The galvanizing line has an estimated capacity of between 300,000 and 350,000 tons per year and is capable of coating cold rolled steel in gauges from .008 to .045 inches and in widths between 24 and 60 inches. This gauge range is lighter than that available from the Butler facility and, therefore, creates a further expansion of value added product offerings, particularly in the light gauge building products arena. Steel Dynamics acquired this facility is 2003. Its Ohio River location has enabled the company to better serve existing cold rolled galvanized customers and expand its customer base into other geographic regions. The Butler cold mill provides the Jeffersonville facility with cold rolled steel.

        The Flat Roll Division's products include a variety of high quality low and medium carbon and high strength low alloy hot-rolled bands in 40 inch to 62 inch widths and in thicknesses from .500 inch down to .043 inch. The mill also produces an array of light gauge hot-rolled products, ranging in thickness from .080 inch and thinner, including high strength low alloy 80,000 minimum yield and medium carbon steels. These products are suitable for automobile, truck, trailer and recreational vehicle parts and components, mechanical and structural steel tubing, gas and fluid transmission piping, metal building systems, rail cars, ships, barges, and other marine equipment, agricultural equipment and farm implements, lawn, garden, and recreation equipment, industrial machinery and shipping containers.

        Steel Dynamics believes that its hot rolled steel has shape characteristics that exceed those of the other thin-slab flat-roll mini-mills and compares favorably with those of the integrated mills. In addition, as a result of its hot rolling capabilities, Steel Dynamics is able to produce light gauge hot rolled hot-dipped galvanized and galvannealed steel products. The light gauge hot rolled products can be used in place of more costly cold rolled galvanized or cold rolled galvannealed steel in many applications. Steel Dynamics' galvanizing capabilities have enabled it to continue to improve the mix of higher margin value added products.

        The flat roll division also produces hot rolled pickled and oiled, hot rolled hot dipped galvanized, hot rolled galvannealed, cold rolled hot dipped galvanized, cold rolled galvannealed and fully processed cold rolled sheet. The paint line can paint pickled and oiled, hot rolled galvanized coil, cold rolled coil and cold rolled galvanized coil in gauges from .010 to .070 inches and widths ranging from 36 inches to 64 inches. Painted steel is typically used in transportation products, building products such as raised garage door panels, heating and cooling products, appliances, furniture and lighting equipment.

        The Flat Roll Division's hot rolled products compete with many North American integrated hot rolled coil producers, such as U.S. Steel's plants near Detroit, Michigan, Granite City, Illinois, Gary, Indiana, Dravosburg, Pennsylvania and Fairfield, Alabama; AK Steel Corporation's plant in Middletown, Ohio and Mittal Steel's facilities, East Chicago, Illinois, Riverdale, Illinois, Cleveland, Ohio and Indiana Harbor, Indiana, Burns Harbor, Indiana and Sparrow's Point, Maryland. Steel Dynamics' hot-rolled products also compete with the products of a number of hot rolled mini-mills, such as Nucor Corporation's plants in Crawfordsville, Indiana, Hickman, Arkansas and Berkeley, South Carolina; Gallatin Steel Company's plant in Ghent, Kentucky; and North Star BHP Steel LLC's plant in Delta, Ohio. The company's flat-rolled products compete as well with companies that convert steel slabs into sheet steel, such as Duferco Steel in Farrell, Pennsylvania.

        Steel Dynamics also competes with many of these same producers for the sale of cold rolled and coated products, as well as with a number of companies, such as Worthington Steel of Columbus, Ohio, Winner Steel of Sharon, Pennsylvania and The Techs of Pittsburgh, Pennsylvania, which buy their hot rolled or cold rolled bands from other producers and then convert them into products that are competitive with products of Steel Dynamics.

Structural Steel and Rail Mini-Mill

        The Columbia City, Indiana structural steel and rail mini-mill is designed to produce structural steel beams, pilings and other steel components for the construction, transportation and industrial machinery markets, as well as standard and premium grade rails for the railroad industry.

        The Structural and Rail Division produces various structural steel products such as wide flange beams, American Standard beams, miscellaneous beams, "H" piling material, American Standard and miscellaneous channels, bulb angles, and "zee's." The principal customers for Steel Dynamics' structural steel products are steel service centers, steel fabricators and various manufacturers. Service centers, though not the ultimate end-user, provide valuable mill distribution functions to the fabricators and manufacturers, including small quantity sales, repackaging, cutting, preliminary processing and warehousing. A majority of the structural steel products are sold to service centers.

        The Columbia City mill will produce rail in standard and premium or head-hardened grades, in a range of weights from 115 lbs. per yard to 141 lbs. per yard, in lengths from the traditional 80 feet up to 240 feet initially and, ultimately, to 320 feet. Steel Dynamics also intends to weld these 240/320 foot rails into 1,600 foot strings for delivery to the installation site. Such long strings offer customers substantial savings both in terms of initial capital cost and through reduced maintenance. In contrast, current production of rail in the United States, and available imported rail, is limited to 80-foot lengths, as a result of existing plant layout restrictions and the physical limitations of ocean freight. The more welded joints there are in a mile of track, the greater the maintenance cost to the railroad due to excessive wear and fatigue cracking at the welds.

        Sales of structural steel products are sensitive to the level of non-residential construction activity, which is in turn affected by such cyclical factors as general economic conditions, interest rates, inflation, consumer spending and employment.

        Structural steel products compete with a sizable number of electric arc furnace structural steelmakers, such as Nucor Steel in Berkeley, South Carolina; Nucor-Yamato Steel in Blytheville, Arkansas; and Chaparral Steel in Midlothian, Texas and Petersburg, Virginia. There are also a number of smaller competitors, including Ameristeel in Cartersville, Georgia; and Bayou Steel in Laplace, Louisiana.

        At present, the rail market is principally served by two producers: Rocky Mountain Steel in Pueblo, Colorado, a division of Oregon Steel Mills, Inc., Mittal Steel, in Steelton, Pennsylvania. Each of these producers has the capability to produce either standard or premium rail, although neither is equipped to produce rail in 240-foot or 320-foot lengths. Steel Dynamics also will compete with similar products from a number of high quality integrated and electric furnace steel producers in Europe and Asia, including British Steel, Voest-Alpine Schienen, Nippon Steel and NKK.

Bar Products Division

        Steel Dynamics purchased its Pittsboro, Indiana bar products mini-mill in September 2002, and during 2004 completed a program to upgrade and retrofit the mill to produce a broad array of merchant quality, or MBQ, bars and shapes and reinforcing bar products, as well as special bar quality, or SBQ, products. The Bar Products Division is capable of producing a broad line of SBQ and MBQ products as well as rebar products in sizes from #3 to #18.

        Special bar quality products are uniquely designed to be in motion and include such items as gears, shafts and forgings. The Pittsboro facility can produce SBQ rounds in sizes from 1 1/2" to 9" and SBQ round cornered squares in sizes from 2" to 8". SBQ products are principally consumed by cold finishers, forgers, intermediate processors, OEM manufacturers and steel service centers.

        Merchant bar quality products are used in a wide variety of applications, including automotive, fasteners, conveyor assemblies, rack systems, transmission towers, gratings, safety walkways, stair railings, farm and lawn and garden equipment, light steel fabrication, machinery, ornamental iron projects and construction equipment. During 2004, Steel Dynamics produced only minimal tons of MBQ products. Merchant bar products are generally sold to fabricators, steel service centers and original equipment manufacturers.

        Rebar is used principally for strengthening concrete. Approximately half of rebar consumption is in construction projects involving the private sector, including commercial and industrial buildings, apartments and hotels, utility construction, agricultural projects, and various repair and maintenance applications. The other half of rebar consumption is accounted for by public works projects, such as highway and street construction, public buildings, bridges, municipal water and sewer treatment facilities and similar projects. Rebar is generally sold to fabricators and manufacturers, who cut, bend, shape and fabricate the steel to meet engineering, architectural and end-product specifications.

        The major competitors for SBQ product sales, within a 500 mile radius of Pittsboro, include Republic Engineered Products of Akron, Ohio, The Timken Company of Canton, Ohio, Quanex/Macsteel in Jackson, Michigan and Monroe, Michigan and Mittal Steel in East Chicago, Indiana.

        Major competitors for merchant bar, shapes and reinforcing bar product sales, likewise generally within a 500 mile radius of Pittsboro, Indiana, include Ameristeel plants in Knoxville and Jackson, Tennessee, Marion Steel in Marion, Ohio, Nucor Corporation plants in Kankakee, Illinois and Darlington, South Carolina, and SMI Steel in Cayce, South Carolina.

New Millennium Building Systems

        Steel Dynamics' New Millennium Building Systems subsidiary operates two production facilities, the original Butler, Indiana facility, which began production in June of 2000, and a new Lake City, Florida facility, which began production during 2005. Both plants produce steel building components, including joists, girders, trusses and steel roof and floor decking, which are sold to the non-residential building components market. The Butler Flat Roll Division supplies a majority of the hot-rolled steel utilized in New Millennium's manufacturing operations. During 2004, New Millennium produced 96,000 tons of steel building components in the Butler, Indiana facility.

        New Millennium manufactures a complete line of joist products, including bowstring, arched, scissor, double-pitched and single-pitched joists. Decking products include a full range of roof, form, and composite floor decks.

        New Millennium's main competitors on a national level in the joist business are Vulcraft, a division of Nucor; Canam; and SMI, a division of Commercial Metals. In the steel decking business, New Millennium's main competitors on a national level are Vulcraft; Wheeling Corrugating Co., a division of Wheeling- Pittsburgh Steel Corp.; and United Steel Deck, Inc. New Millennium also has a number of competitors on a regional basis, located in the Upper Midwest, including Canam, Socar and Gooder-Henderson, as well as several local suppliers with facilities located in Pittsburgh, Cleveland, Detroit, Indianapolis, Chicago and Milwaukee. Regional competitors with the new Lake City, Florida plant will include Canam, Quiney Joist, SMI and Wheeling Corrugating.

Employees

        Steel Dynamics' work force consisted of 1,795 employees at December 31, 2005. None of Steel Dynamics' employees have been represented by labor unions. Steel Dynamics believes its relationship with employees is good.

For More Information

        For a detailed description of Steel Dynamics' business, the latest financial statements of Steel Dynamics, management's discussion and analysis of Steel Dynamics' financial condition and results of operations, and other important information concerning Steel Dynamics, please refer to Steel Dynamics' Annual Report on Form 10-K for the fiscal year ended December 31, 2004, its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005, and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005, each of which is incorporated by reference into this proxy statement/prospectus.

CERTAIN INFORMATION CONCERNING ROANOKE ELECTRIC STEEL

        For a detailed description of Roanoke Electric Steel's business, the latest consolidated financial statements of Roanoke Electric Steel, management's discussion and analysis of Roanoke Electric Steel's financial condition and results of operations, and other important information concerning Roanoke Electric Steel, please refer to Roanoke Electric Steel's Annual Report on Form 10-K for the fiscal year ended October 31, 2005, which is incorporated by reference into this proxy statement/prospectus.

COMPARISON OF RIGHTS
OF
SHAREHOLDERS OF STEEL DYNAMICS
AND
SHAREHOLDERS OF ROANOKE ELECTRIC STEEL

        This section of the proxy statement/prospectus describes certain differences between the rights of holders of Roanoke Electric Steel common stock and the rights of holders of Steel Dynamics common stock. While Steel Dynamics and Roanoke Electric Steel believe that the description covers the material differences between the two, this summary may not contain all of the information that is important to you. You should carefully read this entire document and refer to the other documents discussed below for a more complete understanding of the differences between being a shareholder of Roanoke Electric Steel and being a shareholder of Steel Dynamics.

        As a shareholder of Roanoke Electric Steel, your rights are governed by Roanoke Electric Steel's amended articles of incorporation and its amended and restated bylaws. After completion of the merger, you will become a shareholder of Steel Dynamics. Steel Dynamics common stock is quoted on the Nasdaq National Market under the symbol "STLD". As a Steel Dynamics shareholder, your rights will be governed by Steel Dynamics' amended and restated articles of incorporation, and Steel Dynamics' amended bylaws. In addition, Steel Dynamics is incorporated in Indiana while Roanoke Electric Steel is incorporated in Virginia. Although the rights and privileges of shareholders of a Virginia corporation are in many instances comparable to those of shareholders of an Indiana corporation, there are also differences.

Authorized Capital Shares

Roanoke Electric Steel	Steel Dynamics
20,000,000 common shares	100,000,000 common shares
Size of the Board of Directors
Roanoke Electric Steel	Steel Dynamics

The VSCA provides that the number of directors of a corporation may be set forth in the corporation's articles of incorporation or bylaws. Roanoke Electric Steel's articles of incorporation provide that the number of directors will not be less than five nor more than eleven. Currently, the number of directors of Roanoke Electric Steel is nine. In addition, the board of directors may increase or decrease the number of directors within the minimum and maximum number by an amendment to the bylaws or by a resolution adopted by the board of directors.
The Indiana Business Corporation Law, or IBCL, provides that the board of directors of an Indiana corporation must consist of one or more individuals, with the number specified in or fixed in accordance with the articles of incorporation or bylaws. Steel Dynamics' articles of incorporation provide that, unless the bylaws otherwise provide, the number of directors shall be fixed at ten. Steel Dynamics' bylaws provide that the board may, by amending the bylaws, increase or decrease the number of directors as it deems appropriate. Currently, the Steel Dynamics bylaws provide that the number of directors is eleven.
Classification of the Board
Roanoke Electric Steel	Steel Dynamics
Roanoke Electric Steel's articles of incorporation provide for the division of the board of directors into three classes, as nearly equal in size as possible, with each class being elected annually to a term of three years.	Steel Dynamics does not have a classified board.

Vacancies of the Board
Roanoke Electric Steel	Steel Dynamics

Roanoke Electric Steel's articles of incorporation provide that vacancies (including vacancies resulting from an increase in the number of directors) on the board of directors will be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum. Under the VSCA, a vacancy may, in the case of a resignation, be filled before the vacancy occurs (but the new director may not take office until the vacancy occurs).

Under the VSCA, if the board of directors fills a vacancy, the director's term expires at the next shareholder meeting at which directors are elected even if the corporation has a classified board of directors with staggered terms and the new director is filling an unexpired term with more than one year remaining. However, despite the expiration of a director's term, a director continues to serve until a successor is elected and qualified or until there is a decrease in the number of directors.
As permitted by the IBCL, Steel Dynamics' bylaws provide that the remaining members of the board of directors (whether or not they constitute a quorum) may by a majority vote fill any vacancies; provided that if no members who then qualify as continuing directors remain, or the remaining directors who then qualify as continuing directors cannot agree on a successor or determine not to select a successor, that vacancy may be filled at a special meeting of shareholders called for that purpose or at the next annual meeting of shareholders. Under the IBCL, the term of a director elected to fill a vacancy expires at the end of the term for which the director's predecessor was elected.
Removal of Directors
Roanoke Electric Steel	Steel Dynamics

Under the VSCA, a director may be removed with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote in the election of directors, unless the articles of incorporation provide that directors may be removed only with cause. Roanoke Electric Steel's articles of incorporation provide that a director may be removed from office by the shareholders only with cause. Additionally, a director may be removed by the shareholders only at a meeting called for that purpose and the meeting notice must state that removal is the purpose, or one of the purposes, of the meeting.
Under the IBCL, a director may be removed by the shareholders or the other directors, with or without "cause," unless the articles of incorporation provide otherwise. Steel Dynamics' articles of incorporation do not provide otherwise.

Anti-Takeover Statutes
Roanoke Electric Steel	Steel Dynamics

Affiliated Transactions.    The VSCA contains several provisions relating to transactions with interested shareholders. Interested shareholders are holders of more than ten percent of any class of outstanding voting shares of the corporation, or a person who is an affiliate or associate of the corporation and at any time within the preceding three years was an "interested shareholder" of the corporation. Transactions between a corporation and an interested shareholder are referred to as "affiliated transactions." Virginia law requires that material affiliated transactions be approved by at least two-thirds of the shareholders not including the interested shareholder. Affiliated transactions requiring this two-thirds approval include mergers, share exchanges, material dispositions of corporate assets, dissolution or any reclassification of the corporation with its securities which increases the percentage of voting shares owned by an interested shareholder by more than five percent. For three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with the interested shareholder without approval of two-thirds of the disinterested voting shares, and majority approval of disinterested directors. A disinterested director is a director who was a director before the later of January 1, 1988 and the date on which an interested shareholder became an interested shareholder or was recommended for election or elected by a majority of the disinterested directors then on the board. After the three year period, an affiliated transaction still must be approved by two-thirds of the disinterested voting shares, unless the transaction has been approved by a majority of disinterested directors or the transaction complies with statutory fair price provisions. The voting requirements of Virginia law relating to affiliated transactions do not apply if a majority of disinterested directors approve the acquisition of shares making a person an interested shareholder before that acquisition. Virginia law permits corporations to opt out of the affiliated transactions provisions of the VSCA. However, Roanoke Electric Steel has not opted out.

Control Share Acquisitions. The VSCA imposes limitations on the voting rights of shares acquired in a "control share acquisition." The VSCA defines a "control share acquisition" as an acquisition, other than specified acquisitions excepted by the
As an Indiana corporation, Steel Dynamics is subject to certain provisions of Indiana law which may discourage or render more difficult an unsolicited takeover of Steel Dynamics. There are two principal statutes relating to this issue that constitute part of the IBCL, the statute regulating "business combinations" and the statute regulating "control share acquisitions."

Under the IBCL relating to "business combinations" a corporation (with 100 or more stockholders) may not engage in any "business combination" with any "interested" stockholder for a period of five years following the interested stockholder's "share acquisition date" unless the business combination or the purchase of shares made by the interested stockholder was approved by the corporation's board of directors prior to the interested stockholder's share acquisition date. The term "business combination" is broadly defined to apply to any merger or consolidation of the corporation and the interested stockholder, as well as any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in a single or a series of transactions) to or with the interested stockholder (or any affiliate or associate thereof) of any assets of the corporation if the transaction represents 10% or more of the corporation's assets, outstanding shares of stock, or consolidated net income. Similarly, the issuance or transfer by the corporation of any of its (or its subsidiary's) stock that has an aggregate market value equal to 5% or more of all the outstanding shares of stock to the interested stockholder (or any affiliate or associate thereof) is a "business combination," except if it is in connection with the distribution of a dividend or the exercise of warrants paid or made pro rata to all stockholders. The term is applicable as well to the adoption of any plan of liquidation or dissolution proposed by or under any understanding with an interested stockholder (or an affiliate or associate thereof), and to any reclassification of securities, recapitalization, merger or consolidation with any subsidiary, or any other transaction proposed by or under any arrangement with the interested stockholder (or any affiliate or associate thereof) that has the "effect" of increasing the proportionate interest of the interested stockholder in the corporation.

An "interested stockholder," as defined, is any person (other than the corporation or a subsidiary)

statute, resulting in the voting power of any person acquiring beneficial ownership of shares to meet or exceed certain threshold voting percentages (20%, 33 1/3% and 50%), and requires approval by a majority of all votes which could be cast in a vote on the election of directors by all the outstanding shares (excluding shares owned by the acquiring person, any officer of the corporation and any employee who is also a director of the corporation) to grant voting rights to shares acquired in a control share acquisition. The statute also requires the corporation to hold a special meeting at the request of an actual or proposed control share acquiror generally within 50 days after a request is made with the submission of a control share acquisition statement and the control share acquiror makes an undertaking to pay the corporation's expenses of the special meeting.

In addition, the statute provides that, if authorized in the articles of incorporation or bylaws, a corporation may, within specified time limitations, redeem the control shares acquired if there is a shareholder vote on the issue and the grant of voting rights at a special meeting is not approved, or if no control share acquisition statement has been filed with the corporation. Moreover, the statute provides that, unless the articles of incorporation or bylaws provide otherwise, if voting rights are accorded to control shares resulting in the acquiring person being entitled to cast a majority of the votes which could be cast in an election of directors, then minority shareholders have the right to dissent from the granting of voting rights and to demand payment of the fair value of their shares. The Roanoke Electric Steel articles of incorporation and bylaws do not contain provisions on the foregoing.	that is the beneficial owner of 10% or more of the voting power, or an affiliate or associate of the corporation that at any time within the five prior years was the beneficial owner of 10% or more of the voting power. For purposes of the statute, the "share acquisition date" is the date upon which the person first becomes an interested stockholder of a corporation. So long as the board of directors does not approve of the business combination with the interested stockholder, the five year "blackout" period, in which the business combination is prohibited, applies, and the board of directors is required to render its decision within a 30-day period (or sooner if required by the Exchange Act).

In addition to the absolute five-year business combination prohibition, the statute also requires that, any business combination between the corporation and an interested stockholder must satisfy additional statutory conditions. The board of directors must have approved of the business combination before the interested stockholder's share acquisition date, or a majority of the outstanding voting stock not beneficially owned by the interested stockholder must have approved the business combination at a meeting held no earlier than five years after the interested stockholder's share acquisition date, or the business combination transaction must meet certain per share values to all stockholders (keyed to the highest per share price paid by the interested stockholder within the prior five-year period). All consideration must also be paid either in cash or in the same form as the interested stockholder has used to acquire the largest number of shares acquired by it. Furthermore, the statute requires an interested stockholder to purchase all remaining shares of stock, if any are purchased, not just one class or series.

Under the IBCL, the "control share acquisition" statute, "control shares" (shares that, in the election of directors, could exercise or direct the exercise of voting power of one-fifth, one-third or a majority or more of all of the voting power) of any "issuing public corporation" (one hundred or more stockholders, principal office or place of business, or substantial assets within Indiana, or 10% of its stockholders resident in Indiana) that are acquired in a "control share acquisition" by an "acquiring person" will be accorded only those voting rights, after the acquisition, as are specifically conferred by the stockholders, voting as a group, excluding all "interested shares." If a person holding "interested shares" engages in a control share acquisition of control shares, and the stockholders have not acted to specifically grant those acquired shares the voting rights they had prior to the control share acquisition, the acquired shares lose their voting rights. A majority of the shares (excluding interested shares) must be voted to confer voting rights upon the acquiring person. The only exemption from this statute is if the corporation's articles of incorporation or its bylaws provide that this statute does not apply to control share acquisitions of the corporation's shares, and these provisions must exist prior to the occurrence of any "control share acquisition." However, Steel Dynamics does not have such a provision in either its articles of incorporation or in its bylaws. Furthermore, if the articles of incorporation or bylaws so provide (and the Steel Dynamics articles of incorporation and bylaws do not so provide at this time), control shares acquired in a control share acquisition with respect to which the shares have not been accorded full voting rights by the stockholders can be redeemed by the corporation at "fair value." But if in fact the stockholders of the corporation do vote to accord full voting rights to the acquiring person's control shares, and if the acquiring person has acquired control with a majority or more of the voting power, all stockholders of the issuing public corporation are allowed to invoke dissenters' rights, providing "fair value" to them (defined as not less than the highest price paid per share by the acquiring person in the control share acquisition). In order to secure stockholder approval, as required, the acquiring person must deliver an acquiring person "statement" to the corporation, setting forth pertinent information concerning the identity of the acquiring person, the number of shares already owned, the range of voting power that the control share acquisition seeks, and the terms of the proposed acquisition. Thereafter, the directors for the issuing public corporation, within ten days, are required to call a special meeting of the stockholders to consider the voting rights issue, and the stockholders meeting must be held within 50 days after receipt of the statement by the issuing public corporation. The acquiring person can specifically request that the special stockholders meeting not be held sooner than thirty days after delivery of the acquiring person's statement to the issuing public corporation. The corporation's notice of the special stockholders meeting must be accompanied by the acquiring person's statement, as well as a statement by the board of directors of the corporation concerning its position or recommendation (or that it is taking no position or making no recommendation) with respect to the voting rights issue in the proposed control share acquisition.

Mergers and Share Exchanges
Roanoke Electric Steel	Steel Dynamics

Under the VSCA, unless a Virginia corporation's articles of incorporation provide for a greater or lesser vote, specified actions such as mergers, share exchanges and sales of all or substantially all of a corporation's assets not in the ordinary course of business, must be approved by each voting group entitled to vote on the transaction by more than two-thirds of all the votes entitled to be cast by that voting group. Roanoke Electric Steel's articles of incorporation do not contain a greater or lesser vote for these actions. Moreover, the VSCA provides that the vote specified in the articles of incorporation may not be reduced to require the approval of less than a majority of all votes cast by each voting group at a meeting at which a quorum of the voting group exists.
Under the IBCL, in order for a merger or share exchange to be approved, the board of directors must recommend the plan of merger or share exchange to the shareholders, unless the board of directors determines that because of conflict of interest or other special circumstances it should make no recommendation and then communicates the basis for its determination to the shareholders. Approval by the shareholders requires the vote of a majority of the shares entitled to vote on a proposed plan of merger or share exchange, unless any class or series of shares is entitled to vote separately as a class on the plan, in which case the plan of merger or share exchange must be approved by each voting group by a majority of all votes entitled to be cast on the plan of merger or share exchange by each voting group.
Notice of Shareholder Meetings
Roanoke Electric Steel	Steel Dynamics

The VSCA requires Virginia corporations to notify shareholders of the date, time, and place of each annual and special shareholders' meeting at least ten days, but no more than 60 days, before the meeting date; except that notice of a shareholders' meeting to act on an amendment of the articles of incorporation, a plan of merger or share exchange, sale of assets, or the dissolution of the corporation must be given not less than 25 nor more than 60 days before the meeting date. Unless the VSCA or the articles of incorporation require otherwise, a Virginia corporation is required to give notice only to shareholders entitled to vote at the meeting.
The IBCL requires Indiana corporations to notify shareholders of the date, time and place of each annual and special shareholders' meetings at least ten days, but not more than sixty days, before the meeting date. Unless another provision of the IBCL or the articles of incorporation require otherwise, Indiana corporations are required to give notice only to shareholders entitled to vote at the meeting. Steel Dynamics' bylaws are consistent with this requirement.
Call of Special Meetings
Roanoke Electric Steel	Steel Dynamics

The Roanoke Electric Steel bylaws provide that special meetings of shareholders may be called by the President, and shall be called by the President or Secretary at the request in writing of:

    •    a majority of the board of directors, or

• shareholders owning a majority of the issued and outstanding shares entitled to vote.
Steel Dynamics' bylaws provide that special meetings of shareholders may be called by the President, the Secretary or the Board of Directors, as well as by holders of at least 25% of the outstanding shares entitled to vote upon the business to be transacted at the meeting (so long as the holders sign, date and deliver to Steel Dynamics' Secretary a written demand for the meeting, describing the purpose for which it is to be held).

Submission of Shareholder Proposals
Roanoke Electric Steel	Steel Dynamics

Roanoke Electric Steel's bylaws provide that in order for a shareholder to bring business before a meeting of shareholders, the shareholder must give the corporation timely written notice. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of Roanoke Electric Steel not less than 60 days nor more than 90 days prior to the meeting. However, in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business the 10th day following the date on which such notice of the date of the meeting or such public disclosure was made.
Steel Dynamics' bylaws provide that in order for a shareholder to bring business before the annual meeting, the shareholder must give timely notice of the proposal to the company. To be considered timely, the shareholder must have given written notice to Steel Dynamics not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting, in accordance with SEC Rule 14a-8.
Dividends
Roanoke Electric Steel	Steel Dynamics

The VSCA permits a corporation to declare and pay dividends and make other distributions to shareholders, unless after giving effect to the distribution:

    •    the corporation would be unable to pay its debts as they become due in the usual course of business, or

• the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Roanoke Electric Steel's articles of incorporation do not permit otherwise.
Under the IBCL, Indiana corporations may not pay dividends or make other distributions if, after giving effect to the distribution:

    •    the company would not be able to pay its debts as they become due in the usual course of business, or

• the company's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Steel Dynamics' articles of incorporation do not provide otherwise.

Under the IBCL, the board of directors may base its determination of whether the company may make distributions either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

Appraisal Rights
Roanoke Electric Steel	Steel Dynamics

Appraisal rights are not available under the VSCA with respect to shares of any class or series of shares that are listed on the New York Stock Exchange or the American Stock Exchange, designated as a national market system security on a interdealer quotation system by the National Association of Securities Dealers, Inc., or held by at least 2,000 shareholders of record and the outstanding shares of such class or series has a market value of at least $20 million, exclusive of the value of the shares held by the corporation's subsidiaries, certain insiders and beneficial shareholders owning more than 10% of those shares, as long as:

    •    the holders of the class or series of shares are not required by the terms of the corporate action to accept anything other than cash or shares of any class or series of shares that are listed on the New York Stock Exchange or the American Stock Exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held by at least 2,000 shareholders of record and the outstanding shares of the class or series has a market value of at least $20 million, exclusive of the value of such shares held by the corporation's subsidiaries, certain insiders and beneficial shareholders owning more than 10% of those shares, at the time the corporate action becomes effective;

• none of the shares or assets of the corporation are being acquired or converted, whether by merger or share exchange, pursuant to the corporate action of a person, or by an affiliate of a person, who (i) is, or at any time in the one-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was the beneficial owner of 20% or more of the voting power of the corporation; or (ii) directly or indirectly has, or at any time in the one year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25% or more of the board of directors; and
The IBLC provides shareholders of an Indiana corporation that is involved in certain mergers, share exchanges or sales or exchanges of all or substantially all of its property, the right to dissent from that action and obtain payment of the fair value of their shares. However, dissenters' rights are not available to holders of shares listed on a national securities exchange or traded on the Nasdaq National Market or a similar market.

    •    none of the shares or assets of the corporation are being acquired or converted, whether by merger or share exchange, by a person, or an affiliate of a person, who is, or at any time in the one-year period immediately prior to the approval of the board of directors of the corporate action requiring appraisal rights was, a senior executive officer or director of the corporation or an affiliate and that senior executive officer or director receives a financial benefit not generally available to other shareholders except for:

        •    employment, consulting, retirement or similar benefits established separately and not in contemplation of the merger,

        •    employment, consulting, retirement or similar benefits established in contemplation or part of the merger but are not more favorable than those existing before the merger or if more favorable, have been approved on behalf of the corporation by disinterested members of the board of directors, or

        •    in the case of a director who will become a director of the surviving entity after the merger, rights and benefits that are provided on the same basis as those afforded to other directors.

A shareholder who is entitled to appraisal rights and receive payment of the "fair value" of his or her shares must follow the procedural requirements specified under the VSCA in order to maintain such right and obtain such payment.

Limitations on Liability of Directors and Officers
Roanoke Electric Steel	Steel Dynamics

The VSCA provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct may not exceed the lesser of:

    •    the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws as a limitation on or elimination of the liability of the officer or director; or

    •    the greater of (a) $100,000 or (b) the amount of cash compensation received by the officer or director from the corporation during the twelve months immediately preceding the act or omission for which liability was imposed.

Roanoke Electric Steel's articles of incorporation and bylaws do not have a specified monetary amount or elimination of liability provision. The liability of an officer or director is not limited under the VSCA or a corporation's articles of incorporation and bylaws if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

A director who votes or assents to a distribution in violation of the VSCA or the articles of incorporation is personally liable to the corporation and its creditors for the amount of the unlawful distribution to the extent that such distribution exceeded the amount that could be legally distributed under the VSCA or under the articles of incorporation, unless the director complied with the applicable standards of conduct for a director as provided in the VSCA. A director held liable for an unlawful distribution is entitled to contribution from the other directors who voted for or assented to such distribution (and who, in doing so, violated the VSCA standards of director conduct) and the shareholders who received the unlawful distribution.
The IBCL provides that a director is not liable for any action taken as a director, or any failure to act, unless the director has breached or failed to perform the duties of the director's office in compliance with the IBCL and the breach or failure to perform constitutes willful misconduct or recklessness. Subject to this standard, a director who votes for or assents to distributions in violation of the IBCL is personally liable to the company for the amount of the illegal distribution and is entitled to contribution from the other directors who voted for or assented to such distribution and the shareholders who received the distribution. The exoneration from liability under the IBCL does not affect the liability of directors for violation of the federal securities laws. Steel Dynamics' articles of incorporation contain provisions substantially similar to the IBCL.

Duties of Directors
Roanoke Electric Steel	Steel Dynamics

The VSCA requires a director to discharge his duties as a director, including his duties as a member of a committee, in accordance with his good faith business judgment of the best interests of the corporation. In performing the director's duties, unless a director has knowledge or information concerning the matter in question that makes reliance unwarranted, a director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

    •    one or more officers or employees of the corporation whom the director believes, in good faith, to be reliable and competent in the matters presented;

    •    legal counsel, public accountants or other persons as to matters that the director believes, in good faith, are within the professional or expert competence of that person; or

• a committee of the board of which the director is not a member, which committee the director believes, in good faith, to merit confidence.
Under the IBCL, a director must discharge his duties as a director:

    •    in good faith,

    •    with the care an ordinary prudent person in a like position would exercise under similar circumstances, and

• in a manner the director reasonably believes to be in the best interests of the company.
Indemnification of Directors and Officers
Roanoke Electric Steel	Steel Dynamics

As permitted by the VSCA, Roanoke Electric Steel's bylaws require it to indemnify each of its directors and officers against any and all liabilities, judgments, fines, claims and reasonable expenses imposed upon or asserted against such individual because that individual is or was a director or officer of Roanoke Electric Steel or any other corporation in which that individual is or was serving at the written request of Roanoke Electric Steel except in respect of matters as to which that individual has been finally adjudged to be liable by reason of having been guilty of negligence or misconduct in the performance of such director's or officer's duty. In the event of any other judgment against an officer or director or in the event of a settlement, the indemnification may be made only if Roanoke Electric Steel is advised (a) by the board of directors, in the case that none of the persons involved is a director, or (b) by independent counsel appointed by the board of directors, in the case that any of the persons
As permitted by the IBCL, Steel Dynamics' articles of incorporation provide that it shall indemnify a director or officer against liability, including expenses and costs of defense, incurred in any proceeding, if that person was made a party to the proceeding because the individual is or was a director or officer, or, at Steel Dynamics' request, was serving as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether or not for profit, so long as the person's conduct was in good faith and with the reasonable belief, in connection with that person's "official capacity," that the conduct was in Steel Dynamics' best interests, or in all other cases, that the conduct was at least not opposed to Steel Dynamics' best interests. In the case of any criminal proceeding, the duty to indemnify applies, so long as the person either had a reasonable cause to believe that the conduct was lawful, or had no reasonable cause to believe that the conduct was unlawful.

involved is a director, that, in its opinion, the director or officer was not guilty of negligence or misconduct in the performance of that person's duty, and, in the event of a settlement, that the settlement was, or, if still to be made, would be, in the best interests of Roanoke Electric Steel.
Steel Dynamics may advance or reimburse for reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, under specified circumstances. In all cases, however, even after the advancement of expenses during a proceeding, if permissible, Steel Dynamics may not grant indemnification unless authorized in the specific case, after a determination has been made that indemnification is permissible under the circumstances. That determination may be made either by the board of directors, by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or, if a quorum cannot be so obtained, then by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding. Alternatively, the determination can be made by special legal counsel selected by the board of directors or the committee, or by shareholders, excluding shares owned by or voted under the control of persons who are the time parties to the proceeding.
Amendment of Charter Documents
Roanoke Electric Steel	Steel Dynamics

The VSCA provides that amendments to the articles of incorporation generally require the approval by the affirmative vote of more than two-thirds of all votes entitled to be cast at a meeting of shareholders. A corporation's articles of incorporation may provide for a greater or lesser vote but Roanoke Electric Steel's articles of incorporation do not contain such a provision. Under the VSCA, a corporation's board of directors may condition its submission of a proposed amendment to the shareholders of the corporation on any basis.
The IBCL provides that, unless a greater vote is required under a specified provision of the IBCL or by the company's articles of incorporation or its bylaws, a company may amend its articles of incorporation upon the affirmative vote of the holders of a greater number of shares cast in favor of the amendment than the holders of shares cast against the amendment, unless the amendment would create dissenters' rights, in which case a favorable vote of the holders of a majority of the outstanding shares entitled to vote is required. Under the IBCL, a company's board of directors may condition its submission of a proposed amendment to the shareholders of the company on any basis, including the requirement of the affirmative vote of holders of a greater percentage of the voting shares of the company than otherwise would be required under the IBCL.

Amendment of Bylaws
Roanoke Electric Steel	Steel Dynamics

Under the VSCA, a corporation's shareholders or board of directors may amend or repeal bylaws except to the extent that the articles of incorporation or the VSCA reserves the power exclusively to the shareholders. With respect to a particular bylaw, the shareholders may expressly provide that the board of directors may not amend or repeal that bylaw. A corporation's shareholders may amend or repeal bylaws even though the bylaws also may be amended or repealed by its board of directors.

The VSCA expressly addresses an amendment or repeal of a bylaw provision that increases a quorum or voting requirement for the board of directors. These bylaws originally adopted by the shareholders may only be amended or repealed by the shareholders unless the bylaw otherwise provides. If the board of directors originally adopted the provision, either the shareholders or the board of directors may amend or repeal it. A bylaw adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the board of directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the board of directors.
Under the IBCL, unless the articles of incorporation provide otherwise, only the board of directors of an Indiana corporation may amend or repeal the company's bylaws. Steel Dynamics' articles of incorporation do not provide otherwise.

DESCRIPTION OF STEEL DYNAMICS CAPITAL STOCK

        Steel Dynamics, Inc. has only one class of capital stock: common stock. Steel Dynamics' current authorized capital stock consists of 100,000,000 shares of Steel Dynamics common stock, par value $.01 per share. As of December 31, 2005, there were 43,183,989 shares of Steel Dynamics common stock issued and outstanding, validly issued, fully paid and non-assessable, that were held of record by 1,350 shareholders. As of December 31, 2005, 1,483,521 shares of Steel Dynamics common stock were reserved for issuance upon exercise of outstanding stock options and 6,762,874 shares of Steel Dynamics common stock were reserved for issuance upon conversion of Steel Dynamics' $115.0 million of 4.0% Convertible Subordinated Notes due December 2012.

Common Stock

        The holders of Steel Dynamics common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. The Steel Dynamics Articles of Incorporation do not provide for cumulative voting in the election of directors and, thus, holders of a majority of the shares of Steel Dynamics common stock may elect all of the directors standing for election.

        All holders of Steel Dynamics common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Steel Dynamics Board of Directors in its discretion from funds legally available therefor. Upon the liquidation, dissolution or winding-up of Steel Dynamics, the holders of Steel Dynamics common stock are entitled to receive ratably the net assets of Steel Dynamics that are available after the payment of all debts and liabilities. Holders of Steel Dynamics common stock have no preemptive rights or rights to convert their Steel Dynamics common stock into any other securities, nor are there any redemption or sinking fund provisions applicable to the Steel Dynamics common stock.

Certain Provisions of Indiana Law Regarding Takeovers

        As an Indiana corporation, Steel Dynamics is subject to certain provisions of Indiana law which may discourage or render more difficult an unsolicited takeover of Steel Dynamics. There are two principal statutes relating to this issue that constitute part of the IBCL, the statute regulating "business combinations" and the statute regulating "control share acquisitions."

        Under the IBCL relating to "business combinations" a corporation (with 100 or more stockholders) may not engage in any "business combination" with any "interested" stockholder for a period of five years following the interested stockholder's "share acquisition date" unless the business combination or the purchase of shares made by the interested stockholder was approved by the corporation's board of directors prior to the interested stockholder's share acquisition date. The term "business combination" is broadly defined to apply to any merger or consolidation of the corporation and the interested stockholder, as well as any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in a single or a series of transactions) to or with the interested stockholder (or any affiliate or associate thereof) of any assets of the corporation if the transaction represents 10% or more of the corporation's assets, outstanding shares of stock, or consolidated net income. Similarly, the issuance or transfer by the corporation of any of its (or its subsidiary's) stock that has an aggregate market value equal to 5% or more of all the outstanding shares of stock to the interested stockholder (or any affiliate or associate thereof) is a "business combination," except if it is in connection with the distribution of a dividend or the exercise of warrants paid or made pro rata to all stockholders. The term is applicable as well to the adoption of any plan of liquidation or dissolution proposed by or under any understanding with an interested stockholder (or an affiliate or associate thereof), and to any reclassification of securities, recapitalization, merger or consolidation with any subsidiary, or any other transaction proposed by or under any arrangement with the interested stockholder (or any affiliate or associate thereof) that has the "effect" of increasing the proportionate interest of the interested stockholder in the corporation.

        An "interested stockholder," as defined, is any person (other than the corporation or a subsidiary) that is the beneficial owner of 10% or more of the voting power, or an affiliate or associate of the corporation that at any time within the five prior years was the beneficial owner of 10% or more of the voting power. For purposes of the statute, the "share acquisition date" is the date upon which the person first becomes an interested stockholder of a corporation. So long as the board of directors does not approve of the business combination with the interested stockholder, the five year "blackout" period, in which the business combination is prohibited, applies, and the board of directors is required to render its decision within a 30-day period (or sooner if required by the Exchange Act).

        In addition to the absolute five-year business combination prohibition, the statute also requires that any business combination between the corporation and an interested stockholder must satisfy additional statutory conditions. The board of directors must have approved of the business combination before the interested stockholder's share acquisition date, or a majority of the outstanding voting stock not beneficially owned by the interested stockholder must have approved the business combination at a meeting held no earlier than five years after the interested stockholder's share acquisition date, or the business combination transaction must meet certain per share values to all stockholders (keyed to the highest per share price paid by the interested stockholder within the prior five-year period). All consideration must also be paid either in cash or in the same form as the interested stockholder has used to acquire the largest number of shares acquired by it. Furthermore, the statute requires an interested stockholder to purchase all remaining shares of stock, if any are purchased, not just one class or series.

        Under the IBCL, the "control share acquisition" statute, "control shares" (shares that, in the election of directors, could exercise or direct the exercise of voting power of one-fifth, one-third or a majority or more of all of the voting power) of any "issuing public corporation" (one hundred or more stockholders, principal office or place of business, or substantial assets within Indiana, or 10% of its stockholders resident in Indiana) that are acquired in a "control share acquisition" by an "acquiring person" will be accorded only such voting rights, after the acquisition, as are specifically conferred by the stockholders, voting as a group, excluding all "interested shares." If a person holding "interested shares" engages in a control share acquisition of control shares, and the stockholders have not acted to specifically grant those acquired shares the voting rights they had prior to the control share acquisition, the acquired shares lose their voting rights. A majority of the shares (excluding interested shares) must be voted to confer voting rights upon the acquiring person. The only exemption from this statute is if the corporation's articles of incorporation or its bylaws provide that this statute does not apply to control share acquisitions of the corporation's shares, and such provisions must exist prior to the occurrence of any "control share acquisition." However, Steel Dynamics does not have such a provision in either its articles of incorporation or in its bylaws. Furthermore, if the articles of incorporation or bylaws so provide (and the Steel Dynamics articles of incorporation and bylaws do not so provide at this time), control shares acquired in a control share acquisition with respect to which the shares have not been accorded full voting rights by the stockholders can be redeemed by the corporation at "fair value." But if in fact the stockholders of the corporation do vote to accord full voting rights to the acquiring person's control shares, and if the acquiring person has acquired control with a majority or more of the voting power, all stockholders of the issuing public corporation are allowed to invoke dissenters' rights, providing "fair value" to them (defined as not less than the highest price paid per share by the acquiring person in the control share acquisition). In order to secure stockholder approval, as required, the acquiring person must deliver an acquiring person "statement" to the corporation, setting forth pertinent information concerning the identity of the acquiring person, the number of shares already owned, the range of voting power that the control share acquisition seeks, and the terms of the proposed acquisition. Thereafter, the directors for the issuing public corporation, within ten days, are required to call a special meeting of the stockholders to consider the voting rights issue, and the stockholders meeting must be held within 50 days after receipt of the statement by the issuing public corporation. The acquiring person can specifically request that the special stockholders meeting not be held sooner than thirty days after delivery of the acquiring person's statement to the issuing public corporation. The corporation's notice of the special stockholders meeting must be accompanied by the acquiring person's statement, as well as a statement by the board of directors of the corporation concerning its position or recommendation (or that it is taking no position or making no recommendation) with respect to the voting rights issue in the proposed control share acquisition.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited Steel Dynamics' consolidated financial statements included in Steel Dynamics' Annual Report on Form 10-K/A for the year ended December 31, 2003 and on Form 10-K for the year ended December 31, 2004, and management's assessment of the effectiveness of Steel Dynamics' internal control over financial reporting as of December 31, 2004, as set forth in their reports, which are incorporated by reference in this proxy statement/prospectus. Steel Dynamics' financial statements and management's assessment are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        The consolidated financial statements as of October 31, 2004 and for the years ended October 31, 2004 and 2003, and the related consolidated financial statement schedule for the years ended October 31, 2004 and 2003, of Roanoke Electric Steel incorporated by reference in this proxy statement/prospectus by reference from Roanoke Electric Steel's Annual Report on Form 10-K for the year ended October 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        KPMG LLP, independent registered public accounting firm, has audited Roanoke Electric Steel's consolidated financial statements as of October 31, 2005 and for the year then ended, and the related consolidated financial statement schedule for the year then ended, included in Roanoke Electric Steel's Annual Report on Form 10-K for the year ended October 31, 2005, and management's assessment of, and the effectiveness of, Roanoke Electric Steel's internal control over financial reporting as of October 31, 2005, as set forth in their reports, which are incorporated by reference in this proxy statement/prospectus. The audit report covering the October 31, 2005 consolidated financial statements refers to a change in the method of accounting and reporting for share-based payments. Roanoke Electric Steel's consolidated financial statements and management's assessment are incorporated by reference in reliance on KPMG LLP's reports, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

        Barrett & McNagny LLP, special counsel to Steel Dynamics, will pass on the validity of the securities offered in this proxy statement/prospectus for Steel Dynamics. McGuireWoods LLP, special counsel to Roanoke Electric Steel, and McDermott Will & Emery LLP will render opinions to Roanoke Electric Steel and Steel Dynamics, respectively, on the qualification of the merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

FUTURE SHAREHOLDER PROPOSALS

        Steel Dynamics' 2005 annual meeting of shareholders took place on May 19, 2005. Steel Dynamics shareholders wishing to present proposals to be considered at the 2006 annual meeting of shareholders were required to submit their proposals to Steel Dynamics in accordance with all applicable rules and regulations of the SEC and Steel Dynamics' bylaws between January 19 and February 20, 2006.

        Roanoke Electric Steel's 2006 annual meeting of shareholders was tentatively planned for February 21, 2006, but will not be held if the merger is completed. Therefore, Roanoke Electric Steel reserves the right to cancel its 2006 annual meeting. If the annual meeting is held, all shareholder proposals must meet the eligibility and other criteria of Rule 14a-8 of the Exchange Act and must have been received by Roanoke Electric Steel on or before August 23, 2005, in order to be considered for inclusion in Roanoke Electric Steel's proxy statement and form of proxy relating to the 2006 annual meeting of Roanoke Electric Steel's shareholders. In addition, under Roanoke Electric Steel's bylaws, any shareholder proposal for consideration at the 2006 annual meeting of Roanoke Electric Steel's shareholders submitted outside the process of Rule 14a-8 of the Exchange Act will be untimely unless it was received by no later than December 23, 2005 and no earlier than November 23, 2005 and was otherwise in compliance with the requirements set forth in Roanoke Electric Steel's bylaws.

WHERE YOU CAN FIND MORE INFORMATION

        Steel Dynamics and Roanoke Electric Steel file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the Securities and Exchange Commission, or the SEC, under the Exchange Act. Steel Dynamics and Roanoke Electric Steel also files proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the SEC's Public Reference Room, located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at the above address, at prescribed rates.

        The SEC also maintains an Internet website that contains reports and other information about issuers, like Steel Dynamics and Roanoke Electric Steel, who file electronically with the SEC. The address of that site is http://www.sec.gov.

        Steel Dynamics filed a registration statement on Form S-4 to register with the SEC the issuance of the shares of Steel Dynamics common stock that are to be issued pursuant to the merger. This proxy statement/prospectus is a part of that registration statement. This proxy statement/prospectus does not contain all of the information you can find in the registration statement or in the exhibits to the registration statement. You may obtain copies of the registration statement, including the exhibits to the registration statement, (and any amendments to those documents or to the registration statement) in the manner described above.

        The SEC allows Steel Dynamics and Roanoke Electric Steel to "incorporate by reference" information into this proxy statement/prospectus, which means that Steel Dynamics and Roanoke Electric Steel can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to constitute a part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or subsequent filings deemed incorporated by reference herein.

        This proxy statement/prospectus incorporates by reference the documents set forth below that Steel Dynamics and Roanoke Electric Steel have previously filed with the SEC. These documents contain important information about Steel Dynamics and Roanoke Electric Steel and their financial condition.

Steel Dynamics, Inc. SEC Filings (File No. 0-21719)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2004
Amendment No. 1 to Annual Report on Form 10-K/A	March 9, 2005
Quarterly Reports on Form 10-Q	Quarters ended: * March 31, 2005 * June 30, 2005 * September 30, 2005
Current Reports on Form 8-K	Filed on:
* February 8, 2005
* March 16, 2005
* March 18, 2005
* March 29, 2005
* April 22, 2005
* June 2, 2005
* September 2, 2005
* September 8, 2005
* September 29, 2005
* October 18, 2005
* October 20, 2005
* November 22, 2005
* December 1, 2005
* December 16, 2005
* December 28, 2005
* December 28, 2005
* January 6, 2006
* January 24, 2006
* February 8, 2006
Proxy Statement on Schedule 14A (Limited to the following sections thereof: "Election of Directors," "Executive Compensation" and "Information on Directors and Executive Officers")	April 5, 2005
Description of Steel Dynamics common stock set forth in	September 23, 1996
Registration Statement on Form S-1 (No. 333-12521), as amended by Amendment No. 1 thereto and Amendment No. 2 thereto, including any amendment or report filed with the SEC for the purpose of updating this description	November 13, 1996
Roanoke Electric Steel Corporation SEC Filings (File No. 0-2389)	Period or Date Filed
Annual Report on Form 10-K	Year ended October 31, 2005
Current Reports on Form 8-K	Filed on: * November 21, 2005

        Steel Dynamics and Roanoke Electric Steel also incorporate by reference into this proxy statement/prospectus additional documents that they file with the SEC from the date of this proxy statement/prospectus to the date of the special meeting of Roanoke Electric Steel's shareholders. These include reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K filed with (as opposed to furnished to) the SEC, and proxy statements filed by Roanoke Electric Steel.

        Documents incorporated by reference are available from Steel Dynamics and Roanoke Electric Steel without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Steel Dynamics and Roanoke Electric Steel at the following addresses:

Steel Dynamics, Inc. 6714 Pointe Inverness Way Suite 200 Fort Wayne, Indiana 46804 Phone: (260) 459-3553	Roanoke Electric Steel Corporation P.O. Box 13948 Roanoke, Virginia 24038-3948 Phone: (540) 342-1831

        Roanoke Electric Steel shareholders requesting documents should do so by April 4, 2006 to receive them before the special meeting. You will not be charged for any of these documents that you request.

MISCELLANEOUS

        You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus including the Annexes to this proxy statement/prospectus to vote on the merger. We have not authorized anyone to provide you with information or make any representation about Steel Dynamics, Roanoke Electric Steel, the merger or the combined company that is different from, or in addition to, that contained in this proxy statement/prospectus or incorporated into this proxy statement/prospectus. You should not assume that the information contained in or incorporated by reference into this proxy statement/prospectus is accurate as of any date other than its date, and neither the mailing of this proxy statement/prospectus to shareholders nor the issuance of Steel Dynamics common stock in the merger shall create any implication to the contrary. This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

        This proxy statement/prospectus does not cover any resales of the Steel Dynamics common stock offered hereby to be received by shareholders of Roanoke Electric Steel deemed to be "affiliates" of Roanoke Electric Steel or Steel Dynamics upon the completion of the merger. No person is authorized to make use of this proxy statement/prospectus in connection with such resales.

ANNEX A

Agreement of Merger and Reorganization

Steel Dynamics, Inc.,
RS Acquisition Corporation
and
Roanoke Electric Steel Corporation

October 17, 2005

Article 1. The Merger
1.1	The Merger	A-1
1.2	Closing	A-1
1.3	Effective Time	A-2
1.4	Effect of the Merger	A-2
1.5	Articles of Incorporation	A-2
1.6	Bylaws	A-2
1.7	Directors and Officers of Surviving Corporation	A-2
Article 2. Effect on Capital Stock of the Corporations; Exchange of Certificates
2.1	Conversion of Capital Stock of the Company	A-2
2.2	Company Stock Options and Other Equity-Based Awards	A-3
2.3	Exchange Agent and Exchange Fund	A-4
2.4	Exchange Procedures	A-5
2.5	Adjustments in and Distributions with Respect to Company Shares	A-5
2.6	No Further Ownership Rights in Company Shares	A-6
2.7	No Fractional Shares of Parent Common Stock	A-6
2.8	Termination of Exchange Fund	A-6
2.9	No Liability	A-6
2.10	Investment of the Exchange Fund	A-7
2.11	Lost Certificates	A-7
2.12	Withholding Rights	A-7
2.13	Further Assurances	A-7
2.14	Stock Transfer Books	A-7
Article 3. Representations and Warranties of the Company
3.1	Corporate Existence and Power	A-8
3.2	Corporate Authorization; Approvals	A-8
3.3	Governmental Authorization	A-8
3.4	Non-Contravention	A-9
3.5	Capital Structure	A-9
3.6	Subsidiaries	A-10
3.7	SEC Filings	A-11
3.8	Financial Statements; Liabilities	A-12
3.9	Registration Statement; Proxy Statement/Prospectus	A-12

A-i

3.10	Absence of Certain Changes	A-13
3.11	Litigation	A-13
3.12	Taxes	A-13
3.13	Environmental Matters	A-15
3.14	Contracts	A-16
3.15	Employee Benefit Plans	A-16
3.16	Transactions with Affiliates	A-18
3.17	Intellectual Property	A-18
3.18	Required Vote; Board Approval	A-19
3.19	Title to Property; Sufficiency of Assets; Encumbrances	A-19
3.20	Finders' or Brokers' Fees; Opinion of Company Financial Advisor	A-20
3.21	Labor and Employment Matters	A-20
3.22	Section 13.1-728.2 et seq. of the VSCA	A-21
3.23	Insurance	A-22
3.24	Compliance with Applicable Laws; Permits	A-22
3.25	Disclosure	A-22
Article 4. Representations and Warranties of Parent and Merger Subsidiary
4.1	Corporate Existence and Power	A-23
4.2	Corporate Authorization; Approvals	A-23
4.3	Governmental Authorization	A-23
4.4	Non-Contravention	A-23
4.5	Capital Structure	A-24
4.6	Subsidiaries	A-25
4.7	SEC Filings	A-25
4.8	Financial Statements; Liabilities	A-26
4.9	Other SEC Documents	A-26
4.10	Absence of Certain Changes	A-27
4.11	Litigation	A-27
4.12	Taxes	A-27
4.13	Compliance with Environmental Laws	A-28
4.14	Compliance with Applicable Laws; Permits	A-28
4.15	Contracts	A-29
4.16	Benefit Plans	A-29
4.17	Transactions with Affiliates	A-29
4.18	Intellectual Property	A-29
4.19	Required Vote; Board Approval	A-30

A-ii

4.20	Title to Property	A-30
4.21	Finders' Fees	A-30
4.22	Labor and Employment Matters	A-30
4.23	Operations of Merger Subsidiary	A-30
4.24	Disclosure	A-30
Article 5. Conduct of Business by the Company Pending the Merger
Article 6. Additional Agreements
6.1	Registration Statement; Proxy Statement	A-32
6.2	Company Stockholders Meeting	A-34
6.3	Access to Information; Confidentiality	A-35
6.4	No Solicitation; Acquisition Proposal	A-35
6.5	Employee Benefits Matters	A-37
6.6	Directors' and Officers' Indemnification and Insurance	A-38
6.7	Notification of Certain Matters	A-38
6.8	Company Affiliates	A-39
6.9	Section 16 Matters	A-39
6.10	Further Action; Reasonable Best Efforts	A-39
6.11	Tax Treatment	A-40
6.12	Obligations of Merger Subsidiary	A-40
6.13	Consents of Accountants	A-40
6.14	NASDAQ Listing	A-40
6.15	Public Announcements	A-40
6.16	Fees and Expenses	A-40
Article 7. Conditions to the Merger
7.1	Conditions to the Obligations of Each Party	A-41
7.2	Conditions to the Obligations of Parent and Merger Subsidiary	A-41
7.3	Conditions to the Obligations of the Company	A-42
Article 8. Termination, Amendment and Waiver
8.1	Termination	A-43
8.2	Effect of Termination	A-44
8.3	Termination Fees and Expenses	A-44
8.4	Amendment	A-46

A-iii

8.5	Waiver	A-46
Article 9. General Provisions
9.1	Non-Survival of Representations, Warranties and Agreements	A-46
9.2	Notices	A-46
9.3	Certain Definitions	A-47
9.4	Severability	A-50
9.5	Entire Agreement; Assignment; No Third Party Beneficiaries	A-50
9.6	Specific Performance	A-50
9.7	Governing Law	A-50
9.8	Submission to Jurisdiction; Waivers	A-50
9.9	Headings	A-51
9.10	Counterparts	A-51

A-iv

AGREEMENT OF MERGER AND REORGANIZATION

        This Agreement of Merger and Reorganization ("Agreement") is made and entered into effective as of October 17, 2005, by and among Steel Dynamics, Inc., an Indiana corporation ("Parent"), RS Acquisition Corporation, an Indiana corporation and a direct wholly owned subsidiary of Parent ("Merger Subsidiary"), and Roanoke Electric Steel Corporation, a Virginia corporation ("Company" and collectively, with Parent and Merger Subsidiary, the "parties").

        This Agreement is made and entered into under the following circumstances:

  (a)
  The boards of directors of Parent, Company, and Merger Subsidiary believe it is in the best interests of their respective corporations and their stockholders that Company and Merger Subsidiary engage in a business combination through the statutory merger of Company with and into the Merger Subsidiary ("Merger"), in order to advance the long-term strategic business interests of the Company and Parent.

  (b)
  The board of directors of the Company (i) determined that this Agreement, the Merger, the Plan of Merger and the transactions contemplated herein and therein (the "Transactions") are advisable, fair to and in the best interests of the Company and the Company stockholders, (ii) approved and adopted this Agreement, the Merger, the Plan of Merger and the Transactions, and (iii) recommended approval and adoption of this Agreement, the Merger, the Plan of Merger and the Transactions, by the Company stockholders.

  (c)
  The boards of directors of Parent, and Merger Subsidiary have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement.

  (d)
  As a result of the Merger, each Company Share, as defined in Section 2.1(a), issued and outstanding immediately prior to the Effective Time, as defined in Section 1.3, other than shares owned or held directly or indirectly by Parent or by Merger Subsidiary or directly or indirectly by the Company, will be converted into the right to receive the Merger Consideration described in Section 2.1(a).

  (e)
  For federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of §368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder.

  (f)
  As a condition to, and simultaneously with, the execution of this Agreement, (1) two members of the senior management of the Company are entering into new employment agreements with the Parent and (2) all four members of the senior management of the Company are entering into amendments to employment continuity agreements with the Company, as well as agreements amending certain provisions of and waiving certain rights.

        NOW THEREFORE, in mutual consideration of the promises contained herein, the parties agree as follows:

Article 1.    The Merger

        1.1    The Merger.    Upon the terms of this Agreement, subject to the conditions set forth in Article 7 and the termination rights set forth in Article 8, and in accordance with the Virginia Stock Corporation Act ("VSCA") and the Indiana Business Corporation Law ("IBCL"), Company shall be merged with and into Merger Subsidiary at the Effective Time. Upon consummation of the Merger, the separate corporate existence of Company shall cease and Merger Subsidiary shall continue as the surviving corporation ("Surviving Corporation").

        1.2    Closing.    The closing of the Merger and the transaction contemplated by this Agreement ("Closing") will take place on the first Business Day or as promptly as practicable after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date, but subject to the fulfillment or waiver of those conditions) set forth in Article 7, unless this Agreement has been previously terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties (the actual time and date of the Closing being referred to herein as the "Closing Date"). The Closing shall be held at the Chicago offices of McDermott Will & Emery, unless another place is agreed to in writing by the parties.

        1.3    Effective Time.    At the Closing, the parties shall file articles of merger ("Articles of Merger"), and all other documents and plans, in such form as is required by and executed in accordance with the respective relevant provisions of the VSCA and the IBCL. The Merger shall become effective at the time and date set forth in the Articles of Merger filed with the State Corporation Commission of Virginia and the Secretary of State of the State of Indiana (the date and time the Merger becomes effective being the "Effective Time").

        1.4    Effect of the Merger.    At and after the Effective Time, the Merger will have the effects set forth in the VSCA and the IBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

        1.5    Articles of Incorporation.    At the Effective Time, the articles of incorporation of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation.

        1.6    Bylaws.    At the Effective Time, the bylaws of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation.

        1.7    Directors and Officers of Surviving Corporation.    The directors of Merger Subsidiary as of the Effective Time shall serve as directors of the Surviving Corporation. The officers of Merger Subsidiary as of the Effective Time shall serve as the officers of the Surviving Corporation.

Article 2.    Effect on Capital Stock of the Corporations; Exchange of Certificates

        2.1    Conversion of Capital Stock of the Company.

    (a)
    At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Company's no par value common stock ("Company Shares") outstanding immediately prior to the Effective Time, including those Company Shares subject to restricted stock awards that become non-forfeitable and fully transferable by virtue of the transactions contemplated hereunder ("Restricted Company Shares"), (other than Company Shares owned or held directly or indirectly by Parent or by Merger Subsidiary or directly or indirectly by the Company, all of which shall be canceled as provided in Section 2.1(d)), shall be converted into the right to receive:

    (i)
    0.400 shares of Parent's common stock ("Parent Common Stock"), par value $0.01 per share (the "Per Share Stock Consideration"), and

    (ii)
    $9.75 in cash, without interest (the "Per Share Cash Consideration" and, together with the "Per Share Stock Consideration," the "Merger Consideration"), together with any cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.7.

    (b)
    The nature and amount of the Merger Consideration is fixed and will not be adjusted for changes in the market value of Parent Common Stock or of the Company Shares.

    (c)
    Each issued and outstanding Company Share (other than shares to be cancelled in accordance with Section 2.1(d)), hereof shall be converted automatically into the right to receive the Merger Consideration. From and after the Effective Time, all such Company

      Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Company Share, whether held as book-entry or by a certificate representing any such Company Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with the terms hereof.

    (d)
    Each Company Share owned by Parent, Merger Subsidiary or any other wholly-owned subsidiary of Parent, or held by the Company, directly or indirectly, at the Effective Time shall, by virtue of the Merger, cease to be outstanding, shall be canceled and retired, and no Merger Consideration, cash or other consideration shall be delivered in exchange therefor.

    (e)
    Each share of the common stock, par value $0.01 per share, of Merger Subsidiary outstanding immediately prior to the Effective Time shall remain outstanding and unchanged following the Effective Time as shares of the Surviving Corporation.

        2.2    Company Stock Options and Other Equity-Based Awards.

    (a)
    Each unexercised option to purchase Company Shares ("Company Stock Options") granted pursuant to any stock option plans or other equity-related compensation plans of the Company described in Section 3.5(a) ("Company Stock Option Plans"), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall cease to represent a right to acquire Company Shares and shall be converted, at the Effective Time, into an option to acquire shares of Parent Common Stock, on the same terms and conditions as were applicable under each particular Company Stock Option and in accordance with any changes to such terms required pursuant to the terms of the Company Stock Option or the Company Stock Option Plans by reason of this Agreement or the transactions contemplated hereby, or as required pursuant to Section 2.2(e) below. The number of shares of Parent Common Stock subject to each converted Company Stock Option shall be determined by multiplying the number of Company Shares subject to such Company Stock Option immediately prior to the Effective Time by 0.7389 (the "Exchange Ratio"), rounded, if necessary, to the nearest whole share of Parent Common Stock, and such converted Company Stock Option shall have an exercise price per share (rounded to the nearest whole cent) equal to the per share exercise price specified in such Company Stock Option divided by the Exchange Ratio; provided, however, that (1) in the case of any Company Stock Option to which Section 421 of the Internal Revenue Code of 1986, as amended (the "Code") applies by reason of its qualification under Section 422 of the Code, or (2) to the extent required under Section 409A of the Code and applicable Treasury Department guidance thereunder to prevent the converted Company Stock Option from being treated as the grant of a new stock option, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code and, as applicable, the requirements of Section 409A of the Code. On or prior to the Effective Time, the Company will take all necessary actions for the adjustment of Company Stock Options pursuant to this Section 2.2(a), including, but not limited to, precluding the holder of each Company Stock Option from receiving any cash payments in respect of such Company Stock Options in connection with the Merger.

    (b)
    At the Effective Time, Parent shall assume each Company Stock Option Plan and each Company Stock Option in accordance with the terms of the Company Stock Option Plan under which it was issued and the stock option agreement by which it is evidenced. As soon as practicable after the Effective Time, but no later than two (2) Business Days, after the Effective Time, Parent shall deliver to the holders of Company Stock Options written notices confirming each such holders' rights pursuant to the Company Stock

      Option Plans and the number of shares of Parent Common Stock to which each holder is entitled and the exercise price thereof, but in all other respects the agreements evidencing the grants of such Company Stock Options and the remaining terms and conditions shall continue in effect on the same terms and conditions as existed prior to the Effective Time and in accordance with any changes to such terms required pursuant to the terms of the Company Stock Option or the Company Stock Option Plans by reason of this Agreement or the transactions contemplated hereby, or as required pursuant to Section 2.2(d) below.

    (c)
    Prior to the Closing, (i) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options, and (ii) the Company shall take all corporate action, if any, necessary for the Company to (A) have its transfer agent record that all Restricted Company Shares are non-forfeitable and fully transferable at the Effective Time and (B) provide for full vesting and payment at the Effective Time of lump sum cash payments to the holders of performance grants issued under the Company's 2005 Stock Incentive Plan (the "2005 Plan") set forth in Section 3.5(b) of the Company Disclosure Schedule, as required by the terms of such performance grants. Promptly after the Effective Time, but no later than two (2) Business Days after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to such Company Stock Options, and Parent shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Stock Options remain outstanding or for so long as such registration statement is required with respect thereto. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where applicable, Parent shall administer the Company Stock Option Plans in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

    (d)
    Each unexercised Company Stock Option, whether vested or unvested, that is held by any executive officer of the Company immediately prior to the Effective Time shall remain exercisable (without regard to whether termination of the executive's employment would have provided for a shorter exercise period following such termination of employment) until the last date on which exercise would be permitted without causing the Company Stock Option to be treated as modified for purposes of Section 409A of the Code and Treasury Department guidance issued thereunder.

        2.3    Exchange Agent and Exchange Fund. Prior to the Effective Time.    Parent shall appoint a commercial bank or trust company reasonably satisfactory to the Company to act as exchange agent hereunder (the "Exchange Agent") for the purpose of exchanging certificates which immediately prior to the Effective Time evidenced Company Shares (the "Company Certificates") as well as Company Shares which immediately prior to the Effective Time were represented by book-entry ("Company Book Entry Shares") for Parent Company Stock and cash, reflecting the Merger Consideration as prescribed in Section 2.1. At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of Company Shares (i) certificates representing the Parent Common Stock issuable pursuant to Section 2.1 (or otherwise shall make shares of Parent Common Stock available for such issuance electronically), and (ii) cash sufficient to pay the aggregate Cash Consideration per share to be paid in the Merger, together with additional cash for fractional shares in accordance with Section 2.7 and any dividends or other distributions pursuant to Section 2.5. Parent shall make available to the Exchange Agent, from time to time as needed, additional cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.7 and any dividends and other distributions pursuant to Section 2.5. Any cash and certificates of Parent Common Stock deposited with the

Exchange Agent (or shares of Parent Common Stock otherwise made available to the Exchange Agent pursuant to this Section 2.3) shall hereinafter be referred to as the "Exchange Fund."

        2.4    Exchange Procedures.    At the time of mailing of the Proxy Statement/, Parent shall cause the Exchange Agent to mail to each holder of record of Company Shares (i) a letter of transmittal which shall specify that delivery of Company Shares shall be effected, and risk of loss and title to the Company Shares shall pass, only upon delivery of the Company Shares, electronically or by delivery of Company Certificates, to the Exchange Agent, which letter shall be in customary form and have such other provisions as Parent may reasonably specify, and which shall be reasonably acceptable to the Company prior to the Effective Time and (ii) instructions for effectuating the surrender of such Company Shares in exchange for the Merger Consideration. Upon surrender of a Company Share to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Company Share shall be entitled to receive in exchange therefor the Merger Consideration.

        No interest will be paid or will accrue on the Cash Consideration or on any cash payable pursuant to Section 2.7 or Section 2.5.

        Prior to the Effective Time, Parent and Merger Subsidiary will enter into an exchange agent and nominee agreement with the Exchange Agent, in a form reasonably acceptable to the Company, setting forth the procedures to be used in accomplishing the deliveries and other actions contemplated by this Section 2.4, the provisions of which agreement may vary in any respect not material and adverse to the stockholders of the Company.

        In the event of a transfer of ownership of Company Shares which is not registered in the transfer records of the Company, one or more shares of Parent Common Stock evidencing, in the aggregate, the proper number of shares of Parent Common Stock, a check in the proper amount of the Cash Consideration per share to which such holder is entitled pursuant to Section 2.1 and for the cash that such holder has the right to receive pursuant to the provisions of Section 2.7 and Section 2.5, may be issued with respect to such Company Shares to such a transferee if the Company Shares are transferred electronically or the Certificate representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

        2.5    Adjustments in and Distributions with Respect to Company Shares.

    (a)
    Adjustments.    If, between the date of this Agreement and the Effective Time, the outstanding Parent Common Stock or Company Shares shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, combination, stock split, split-up, combination or exchange of shares, or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, the Exchange Ratio and the Merger Consideration, and any other similarly dependent items described in Section 2.2, shall be appropriately adjusted to provide to the holders of Company Shares or of rights to receive Company Shares the same economic effect as contemplated by this Agreement prior to such event, and, as so adjusted, from and after the date and time of such event, shall constitute the Merger Consideration, Exchange Ratio or other dependent item, as applicable, subject to further adjustment hereunder.

    (b)
    Distributions With Respect to Company Shares.    All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time, and if a dividend or other distribution is declared by Parent in respect of the Parent Common Stock the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time, however, shall be paid to the holder of any unsurrendered Company Shares, with respect to the shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Company Shares until such holder shall surrender such Company Shares, in accordance with Section 2.4. Subject to the effect of applicable laws, following surrender of any such Company Shares, there shall be paid to such holder shares of Parent Common Stock issuable in exchange therefor, without interest (i) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date prior to such surrender payable with respect to such shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

        2.6    No Further Ownership Rights in Company Shares.    All shares of Parent Common Stock issued and all cash paid upon conversion of Company Shares in accordance with the terms of Article 1 and this Article 2 shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the Company Shares. Until surrendered as contemplated by this Article 2, each Company Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration (and any cash to be paid pursuant to Sections 2.7 or 2.5).

        2.7    No Fractional Shares of Parent Common Stock.

    (a)
    No fractional shares of Parent Common Stock or book-entry credit for the same shall be issued upon the surrender for exchange of Company Shares, and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock.

    (b)
    Each holder of Company Shares exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Company Shares delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Stock multiplied by (ii) the closing price for a share of Parent Common Stock on the Nasdaq National Market on the date of the Effective Time or, if such date is not a Business Day, the Business Day immediately before the date on which the Effective Time occurs.

    (c)
    As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

        2.8    Termination of Exchange Fund.    Any portion of the Exchange Fund which remains undistributed to the holders of Company Shares for six (6) months after the Effective Time shall be delivered to Parent or otherwise on the instruction of Parent, and any holders of Company Shares who have not theretofore complied with this Article 2 shall thereafter look only to Parent for the Merger Consideration, with respect to the Company Shares formerly represented thereby, to which such holders are entitled pursuant to Section 2.1(a), any cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.7 and any dividends or distributions with respect to shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.5.

        2.9    No Liability.    None of Parent, Merger Subsidiary, Company, or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        2.10    Investment of the Exchange Fund.    The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis, or as otherwise agreed to by Parent and the Exchange Agent; provided, however, that no such gain or loss thereon shall affect the amounts payable to the Company stockholders pursuant to this Agreement. Any interest and other income resulting from such investments shall promptly be paid to Parent.

        2.11    Lost Certificates.    If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Company Certificate the applicable Merger Consideration with respect to the Company Shares formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, in each case, pursuant to this Agreement.

        2.12    Withholding Rights.    Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Shares, Company Stock Options or any other equity rights in the Company such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and Treasury regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Shares, Company Stock Options or any other equity rights in the Company in respect of which such deduction and withholding was made by Parent and such amounts shall be delivered by Parent to the applicable taxing authority.

        2.13    Further Assurances.    At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

        2.14    Stock Transfer Books.    The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Company Shares thereafter on the records of the Company. On or after the Effective Time, any Company Certificate presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to Company Shares formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.7 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.5.

Article 3.    Representations and Warranties of the Company

        The Company represents and warrants to Parent and Merger Subsidiary that the statements contained in this Article 3 are true and correct, except as set forth herein and in the disclosure schedule dated as of and delivered by the Company to Parent on the date of this Agreement (the "Company Disclosure Schedule"). The disclosures set forth in the Company Disclosure Schedule shall qualify only the disclosure under the section number referred to or cross-referenced in the Company Disclosure Schedule. For purposes of this Article 3, in addition to the documents provided by the Company to Parent and Merger Subsidiary during due diligence, documents filed by the Company in full, without redaction, on the website of the SEC through its Electronic Data Gathering, Analysis and

Retrieval System ("EDGAR") or made accessible via the Company's own website (www.roanokesteel.com) shall be deemed delivered to Parent; provided, however, that delivery of a document to Parent, by whatever means, shall not be deemed to constitute the listing or attachment of such document in or to a particular section of the Company Disclosure Schedule for purposes of this Article 3.

        3.1    Corporate Existence and Power.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all corporate power required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Company Material Adverse Effect. The Company has delivered or made available to Parent complete and correct copies of the Company's (and each of its Subsidiaries', individually a "Company Subsidiary") articles of incorporation and bylaws. Such articles of incorporation and bylaws are in full force and effect, and neither the Company nor any Company Subsidiary is in violation of any of the provisions of their respective articles of incorporation, bylaws, or similar organizational documents.

        3.2    Corporate Authorization; Approvals.

    (a)
    The Company has the requisite corporate power and authority to execute and deliver this Agreement, subject to the requisite approval of this Agreement by the holders of the issued and outstanding Company Shares with respect to the Merger to consummate this Agreement, the Merger, and the Transactions. The execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the Transaction have been duly authorized by all necessary corporate action on the part of the Company, and, except for the approval of this Agreement by the holders of more than two-thirds (2/3) of the issued and outstanding Company Shares in the case of the Merger, no other corporate action on the part of the Company is necessary to authorize the consummation of the Transaction. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes a valid and binding obligation of Parent and Merger Subsidiary, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

    (b)
    The board of directors, or an appropriate committee thereof, of the Company has taken (or will take before the Merger) all action necessary so that the exemption from Section 16 under the Exchange Act which is contemplated by Rule 16b-3(e) is applicable to the disposition of Company Shares and Common Stock Options in or in connection with the Merger as contemplated by this Agreement by all persons who are directors and/or officers of the Company.

        3.3    Governmental Authorization.    The execution, delivery, and performance by the Company of this Agreement and the consummation by the Company of the Transactions requires no action by or in respect of, or filing with, any federal, state, county, or local government, governmental, regulatory, or administrative authority, agency, instrumentality, or commission, or any court, tribunal, or judicial or arbitral body (a "Governmental Authority"), other than (a) the filing of (i) the Articles of Merger in accordance with the VSCA and the IBCL, respectively, and (ii) appropriate documents with the relevant authorities of other states or jurisdictions in which the Company or any Company Subsidiary is qualified to do business; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (c) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Exchange Act; (d) such as may be required under any applicable state securities or blue sky laws or state takeover laws; and (e) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not, individually or in the aggregate, (x) have a Company Material Adverse Effect or (y) prevent or materially impair the ability of the Company, Parent, or Merger Subsidiary to consummate the Transactions (the filings and authorizations referred to in clauses (a) through (e) being referred to collectively as the "Company Required Governmental Consents").

        3.4    Non-Contravention.    Except as set forth in Section 3.4 of the Company Disclosure Schedule, the execution, delivery, and performance by the Company of this Agreement and the consummation by the Company of the Transactions does not and will not (a) contravene or conflict with the Company's articles of incorporation or bylaws, (b) assuming that all of the Company Required Governmental Consents are obtained, contravene, or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order, or decree binding upon or applicable to the Company or any Company Subsidiary, (c) constitute a default under or give rise to a right of termination, cancellation, or acceleration (with or without due notice or lapse of time or both) of any right or obligation of the Company or any Company Subsidiary or to a loss of any benefit or status to which the Company or any Company Subsidiary is entitled under any provision of any agreement, contract, or other instrument binding upon the Company or any Company Subsidiary or any license, franchise, permit, or other similar authorization held by the Company or any Company Subsidiary or (d) result in the creation or imposition of any Lien on any asset of the Company or any Company Subsidiary, other than, in the case of each of (b), (c) and (d), any such items that would not, individually or in the aggregate, (x) have a Company Material Adverse Effect or (y) prevent or materially impair the ability of the Company, Parent, or Merger Subsidiary to consummate the Transactions.

        3.5    Capital Structure.

    (a)
    The authorized capital stock of the Company consists of 20,000,000 Company Shares. As of the close of business on September 30, 2005, 11,145,813 Company Shares were issued, outstanding, and entitled to vote. All outstanding Company Shares are duly authorized, validly issued, fully paid and nonassessable, and no Company Shares are entitled to preemptive rights. As of the Reference Date, options to acquire an aggregate of 241,000 Company Shares were outstanding under the Company Stock Option Plans. A complete and correct listing, as of the Reference Date, of the Company Stock Option Plans, of all outstanding Company Stock Options, the Company Stock Option Plan pursuant to which the particular Company Stock Option was issued, the number of Company Shares subject to such Company Stock Options, the exercise prices and the names of the holders of each Company Stock Option is attached hereto as Section 3.5(a) of the Company Disclosure Schedule. The outstanding Company Stock Options are not "incentive stock options" as contemplated by the Code. True and correct copies of all Company Stock Option Plans have been delivered to Parent. Except as set forth in Section 3.5(a) of the Company Disclosure Schedule, there are no other existing or outstanding purchase options, call options, rights of first refusal, preemptive rights, subscription rights, or any similar right under any provision of the VSCA, the Company's articles of incorporation, the Company's bylaws, or any contract or other agreement to which the Company or any Company Subsidiary is a party or otherwise bound.

    (b)
    With respect to the Roanoke Electric Steel Corporation 2005 Stock Incentive Plan (that authorizes the grant of Company Stock Options, restricted stock, restricted stock units, stock appreciation rights and performance grants, or deferred shares for up to a maximum of 1,750,000 Company Shares, without regard to any adjustment as a result of the Merger, of which up to 1,500,000 may be granted to Company or Subsidiary employees and up to 250,000 may be granted to outside directors), as of the Reference Date, (i) no Company Stock Options were issued pursuant to this Plan, and (ii) the only

      "Incentive Awards" (as defined in the Plan) that have been issued are performance grants and Restricted Company Shares. Performance grants and Restricted Company Shares have been issued and granted as described in Section 3.5(b) of the Company Disclosure Schedule, which contains a true and correct listing as of the Reference Date, the date each award was granted, the type of each such award, the recipient of the award, and the vesting schedule for the award. A true and correct copy of the Roanoke Electric Steel Corporation 2005 Stock Incentive Plan has been delivered to Parent.

    (c)
    Except as described in Section 3.5(c) of the Company Disclosure Schedule, there are no voting or any other securities, options, warrants, securities convertible into or exchangeable for Company Shares, calls or other rights, agreements, phantom stock rights, stock appreciation rights, stock-based performance rights, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or by which any of them is bound, relating to the issued or unissued capital stock of the Company or any Company Subsidiary, or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary or that give any person the right to receive any economic right or benefit similar to or derived from the benefit and rights accruing to holders of Company Shares.

    (d)
    Except as set forth in Section 3.5(d) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Shares or any capital stock of any Company Subsidiary or requiring the provision of any credit or funds (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or in or to any other Person. Except as described in Section 3.5(d) of the Company Disclosure Schedule, there are no commitments or agreements of any character by which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights or Performance Grants as a result of the Merger.

    (e)
    No bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which holders of Company Shares may vote are issued or outstanding.

        3.6    Subsidiaries.

    (a)
    Section 3.6 of the Company Disclosure Schedule sets forth a list of all Subsidiaries of the Company and their respective jurisdictions of incorporation or organization. All of the outstanding shares of capital stock of, or other ownership interest in, each Company Subsidiary are owned by the Company, directly or indirectly.

    (b)
    Each Company Subsidiary is a corporation duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers required to carry on its business as now conducted. Each Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, would not have a Company Material Adverse Effect.

    (c)
    All of the outstanding shares of capital stock of, or other ownership interest in, each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Section 3.6 of the Company Disclosure Schedule, all of the outstanding capital stock of, or other ownership interest, which is owned, directly or indirectly, by the Company in each of its Subsidiaries is owned free and clear of any Lien and free of any other limitation or restriction, including any limitation or restriction on the right to vote, sell, or otherwise dispose of such capital stock or other ownership interest (other than any of such under the Securities Act or any state securities laws). There are no outstanding (i) securities of the Company or any of the Company Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities or ownership interests in any of the Company Subsidiaries, (ii) options, warrants or other rights to acquire from the Company or any of the Company Subsidiaries, or obligations of the Company or any of the Company Subsidiaries to issue, any capital stock, voting securities, or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities, or ownership interests in, any of the Company Subsidiaries or (iii) obligations of the Company or any of the Company Subsidiaries to repurchase, redeem, or otherwise acquire any outstanding securities of any of the Company Subsidiaries or any capital stock or voting securities of, or other ownership interests in, any of the Company Subsidiaries. Except as set forth in Section 3.6(c) of the Company Disclosure Schedule, there are no Persons other than the Company Subsidiaries in which the Company owns, of record or beneficially, any direct or indirect equity or similar interest or any right (contingent or otherwise) to acquire the same.

        3.7    SEC Filings.

    (a)
    Except as set forth in Section 3.7(a) of the Company Disclosure Schedule, since January 1, 2000, the Company has filed on a timely basis all registration statements, prospectuses, schedules, forms, reports, statements and other documents required to be filed by it with the SEC (collectively, including all exhibits thereto, the "Company SEC Reports"). All such Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended or supplemented, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent that information contained in any Company SEC Report has been revised or superseded by a Company SEC Report filed as of a later date (but before the date of this Agreement) that is publicly available. No Company Subsidiary is required to file any form, report or other document with the SEC.

    (b)
    Since January 1, 2000, the Company has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of Sarbanes-Oxley) with respect to any Company SEC Report, and all such certifications were each true and correct when made. The Company has also delivered to Parent all comment letters received by the Company from the Staff of the SEC since January 1, 2002 and all responses to such comment letters by or behalf of the Company. The Company maintains disclosure controls and procedures as required by Rule 13a-15 or Rule 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company and the Company Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's SEC filings. As of the date hereof, the Company is not conducting or required to conduct any investigation as a result of any such report that, to the Company's Knowledge, is reasonably likely to have a material effect on the Company's past or future reported results of operation or financial position.

    (c)
    The Company has been in compliance in all material respects with the requirements of The Sarbanes-Oxley Act of 2002, as amended, when applicable to it.

    (d)
    The Company is in compliance with the applicable listing rules of the Nasdaq National Market and has not received any notice from the Nasdaq National Market asserting any non-compliance with such rule which has not been resolved prior to the date of this Agreement.

        3.8    Financial Statements; Liabilities.

    (a)
    The (i) audited consolidated financial statements of the Company included in the Company's Annual Reports on Form 10-K for its fiscal years ended October 31, 2004 and October 31, 2003 (the "Company 10-Ks") and (ii) unaudited consolidated financial statements of the Company included in the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 1, 2005, April 30, 2005 and July 31, 2005 fairly present in all material respects in conformity with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with United States generally accepted accounting principles, consistently applied ("GAAP") (except as may be indicated in the notes thereto), subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the respective periods then ended.

    (b)
    Except as set forth in Section 3.8(b) of the Company Disclosure Schedule, there are no liabilities of the Company or any Company Subsidiary of any kind whatsoever, whether known or unknown, asserted or unasserted, accrued, contingent, absolute, determined, determinable or otherwise, in each case, other than:

    (i)
    liabilities or obligations disclosed or provided for in the Company's consolidated balance sheet included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2005 (including the notes thereto, the "Company Balance Sheet");

    (ii)
    liabilities or obligations existing as of July 31, 2005 and not required to be disclosed or provided for in the Company Balance Sheet;

    (iii)
    liabilities or obligations under this Agreement or incurred in connection with the Transactions;

    (iv)
    ordinary course obligations of the Company and its Subsidiaries incurred since July 31, 2005 under the agreements, contracts, leases, and licenses to which they are a party; and

    (v)
    other liabilities or obligations incurred since July 31, 2005 which, individually or in the aggregate, would not have a Company Material Adverse Effect.

        3.9    Registration Statement; Proxy Statement/Prospectus.    None of the documents required to be filed by the Company with the SEC in connection with the Transactions, the Proxy Statement, nor any information supplied by or on behalf of the Company for inclusion or incorporation by reference in the Registration Statement will, at the respective times when the Registration Statement, Proxy Statement, any such other filings by the Company, or any amendments or supplements thereto are filed with the SEC or are first published, given or mailed to the Company's stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement or any other document required to be filed by the Company with the SEC, when filed with the SEC will comply in all material respects with the provisions of the applicable federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference in any of the foregoing documents based on and in conformity with information supplied in writing by or on behalf of Parent or Merger Subsidiary for inclusion or incorporation by reference therein.

        3.10    Absence of Certain Changes.    Since October 31, 2004, except as otherwise expressly contemplated by this Agreement, the Company and the Company Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been any damage, destruction, or other casualty loss (whether or not covered by insurance) or any action, event, occurrence, development, or state of circumstances or facts that, individually or in the aggregate, would have a Company Material Adverse Effect. Since July 31, 2005, neither the Company nor any Company Subsidiary has taken any action which, if taken after the date hereof, would constitute a breach of any provision set forth in Sections 5.1 or 5.2 hereof.

        3.11    Litigation.    Except as individually or in the aggregate would not have a Company Material Adverse Effect:

    (a)
    Except as set forth in Section 3.11 of the Company Disclosure Schedule, there are no pending or, to the Knowledge of the Company, threatened, actions, suits, claims, litigation or other governmental or judicial proceedings, investigations, or arbitrations (an "Action") against the Company, Company Subsidiaries, or any of their respective properties, assets or businesses, or, to the Knowledge of the Company, any of the Company's or any Company Subsidiary's current or former directors or officers (in their capacity as such) or any other person whom the Company or any Subsidiary has agreed to indemnify (that would or would reasonably be expected to give rise to the obligation of the Company to indemnify such person).

    (b)
    There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Authority against the Company, Company Subsidiaries, any of their respective properties, assets or businesses, or, to the Knowledge of the Company, any of the Company's or Company Subsidiaries' current or former directors (in their capacity as such) or officers or any other person whom the Company or any Subsidiary has agreed to indemnify (that would give rise to the obligation of the Company to indemnify such person).

        3.12    Taxes.    Except as set forth in Section 3.12 of the Company Disclosure Schedule:

    (a)
    All income and other Tax Returns required to be filed by or with respect to the Company and the Company Subsidiaries were timely filed. Such Tax Returns were complete and correct in all material respects and were prepared in substantial compliance with all applicable laws and regulations. All Taxes owed by the Company and the Company Subsidiaries, whether or not shown on any Tax Return, were timely paid.

    (b)
    All Taxes required to be withheld by the Company and the Company Subsidiaries were withheld and were paid over to the proper taxing authorities or applicable Governmental Authorities.

    (c)
    No extensions of time with respect to Taxes are currently outstanding and no waivers of any statute of limitation were made by the Company or the Company Subsidiaries.

    (d)
    The Company and the Company Subsidiaries have not received from any Tax authority or applicable Governmental Authority any written notice of the Tax authority or

      Governmental Authority's (i) intent to audit their Tax Returns, (ii) request for information relating to Taxes, or (iii) notice of deficiency or proposed adjustment of any Tax which have not already been settled by the Company and such Tax Authority or applicable Governmental Entity.

    (e)
    No claim has been made by any Tax authority or applicable Governmental Authority in a state or locality where the Company does not file Tax Returns that the Company is or may be subject to Tax by such state or locality which claim has not already been settled by the Company and such Tax Authority or applicable Governmental Authority. No claim has been made by any Tax authority or applicable Governmental Authority in a state or locality where the Company Subsidiaries do not file Tax Returns that the Company Subsidiaries are or may be subject to Tax by such state or locality which claim has not already been settled by the Company Subsidiaries and such Tax Authority or applicable Governmental Authority.

    (f)
    There are no liens for Taxes (other than Taxes not yet due and payable) upon assets of the Company or any Company Subsidiary.

    (g)
    No officer responsible for Tax matters of the Company or any Company Subsidiary has Knowledge of or reasonably expects any Tax authority to assess any additional Taxes for any period in which Tax Returns have been filed.

    (h)
    The unpaid Taxes of the Company and the Company Subsidiaries did not, as of the end of the most recent month, materially exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Company SEC Form 10-Ks, including the October 31, 2004 audited financial statements and the unaudited financial statements for the month ending September 30, 2005 (rather than in any notes thereto). Since the date of the latest Company Quarterly Reports on Form 10-Q, neither the Company nor any Company Subsidiary has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

    (i)
    Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period of the Company (or portion thereof) ending after the Effective Time as a result of any: (1) change in a method of accounting for a Tax period of the Company ending on or before the Effective Time; (2) "closing agreement" as such term is described in Code Section 7121 executed on or prior to the Effective Time; (3) intercompany transaction or excess loss account described in Treasury regulations for consolidated returns under Code Section 1502; (4) installment sale or open transaction disposition made on or prior to the Effective Time; or (5) any prepaid amount received on or prior to the Effective Time.

    (j)
    Neither Company nor any Company Subsidiaries has been a party to a Section 355 transaction that could give rise to a Tax liability pursuant to Section 355(e) of the Code. Neither the Company nor any of the Company Subsidiaries has been either a "distributing corporation" or a "controlled corporation" in connection with a distribution of stock intended to qualify under Section 355 of the Code.

    (k)
    The Company has made available to Parent true and correct copies of all federal, state and local Tax Returns filed by the Company and the Company Subsidiaries on which the statute of limitations has not expired.

    (l)
    The Tax Returns of the Company and each of the Company Subsidiaries consolidated in such Returns have been examined by the United States Internal Revenue Service for all

      years through October 31, 1999. All material assessments, if any, for Taxes due with respect to such completed examinations or any concluded litigation have been fully paid or reserved.

    (m)
    Neither the Company nor any of Company Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

    (n)
    Neither the Company nor any Company Subsidiary has participated in any "Listed Transaction" as defined in the Treasury Regulations.

    (o)
    In the Merger, the Company will transfer at least 70% of the fair market value of its gross assets and at least 90% of the fair market value of its net assets held by the Company immediately before the Merger. For this purpose, assets of the Company used to pay reorganization expenses and all redemptions and distributions (other than normal dividends) and all assets disposed of before or in contemplation of the Merger (other than in the ordinary course) are included as assets of the Company.

    (p)
    The business currently carried on by the Company is its "historic business" within the meaning of Treasury Regulation section 1.368-1(d) and no assets of the Company have been sold, transferred, or disposed of which would prevent the Merger Subsidiary from using a "significant portion" of the Company's "historic business assets" in a business following the Merger, as such terms are used in Treasury Regulation section 1.368-1(d).

        3.13    Environmental Matters.

        Except as would not have a Company Material Adverse Effect individually, or in the aggregate and except as listed in the corresponding paragraph of Section 3.13 of the Company Disclosure Schedule:

    (a)
    The Company and each of the Company Subsidiaries are in compliance with all applicable Environmental Laws.

    (b)
    Neither the Company nor any of the Company Subsidiaries have received written notice of any Environmental Claim nor to the Knowledge of the Company is there any basis for any Environmental Claim (including, without limitation, knowledge of any actions, activities, circumstances, conditions, events or incidents, including the Release of any Hazardous Substances).

    (c)
    There is no existing contamination by, and there has not been any Release of, any Hazardous Substances resulting from or relating to the operations of the Company or any of the Company Subsidiaries.

    (d)
    All Hazardous Substances generated by or in connection with the operations of the Company and each of the Company Subsidiaries is and has been handled and disposed of in compliance with all applicable Environmental Laws, (ii) there are no underground storage tanks located on property owned by the Company or any of the Company Subsidiaries, (iii) there is no exposed friable asbestos contained in or forming part of any building, building component, structure, or office space comprising a portion of the property owned or operations of the Company or any of the Company Subsidiaries, and (iv) no polychlorinated biphenyls are used or stored on property owned or as part of the operations of the Company or any of the Company Subsidiaries.

    (e)
    Except as set forth in Section 3.13(e) of the Company Disclosure Schedule or the reports listed therein, the Company and each of the Company Subsidiaries have all Company Permits, as defined in Section 3.24(b), required under applicable Environmental Laws to own and operate their respective businesses. All such permits are valid, validly issued and are in effect and good standing. All Company Permits currently held by the Company and each of the Company Subsidiaries pursuant to the Environmental Laws are identified on Section 3.13(e) of the Company Disclosure Schedule.

        3.14    Contracts.

    (a)
    Each material lease, license, contract, agreement, or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties may be bound is valid, binding and enforceable and in full force and effect with respect to the Company or such Subsidiary, as the case may be, and, to the Knowledge of the Company, with respect to the other parties thereto, except where the failure thereof would not have a Company Material Adverse Effect, and there are no existing defaults thereunder with respect to the Company or any of its Subsidiaries or, to the Knowledge of the Company, the other parties thereto, except for those defaults that would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any agreement that materially limits the ability of the Company or any of its Subsidiaries to compete in or conduct any material line of its business or compete with any person or in any geographic area or during any period of time;

    (b)
    Neither the Company nor any Company Subsidiary is or has been suspended or debarred from bidding on contracts or subcontracts with any Governmental Authority.

        3.15    Employee Benefit Plans.

    (a)
    Section 3.15(a) of the Company Disclosure Schedule contains a true and complete list of each material Company Plan. For purposes of this Agreement, the term "Plan" shall mean any "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including "multiemployer plans" within the meaning of Section 3(37) of ERISA, and any stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefore now in effect or required in the future as a result of the transaction contemplated by this Agreement), whether formal or informal, oral or written, whether contained in any collective bargaining agreement or otherwise, under which (i) any current or former employee, or director, independent contractor or consultant, of the Company or any Company Subsidiary (collectively, "Company Employees") has any present or future right (determined as of the date of this Agreement) to benefits and which are contributed to, sponsored by or maintained by the Company or any Company Subsidiary or (ii) the Company or any Company Subsidiary is reasonably expected to have any present or future liability (determined either as of the date of this Agreement or as of the Effective Time). With respect to each such Plan, the Company has identified, in Section 3.15(a) of the Company Disclosure Schedule, each Plan that contains any change of control provisions requiring any increase in benefits, deemed maximization of benefits, acceleration of vesting, payment or benefits or any differential in treatment from that which would have otherwise been required, in each such instance, describing that amount or the basis for determining each such differential. Except as set forth in Section 3.15(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any other employment, severance or change-in-control agreement with any executive officer of the Company within the meaning of that term under the Exchange Act (collectively, "Executive Officer Agreements").

    (b)
    Except as set forth on Section 3.15(b) of the Company Disclosure Schedule, with respect to each Plan, the Company has provided or made available to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter, (iii) any summary plan description concerning the extent of the benefits provided under a Plan, and (iv) for the most recent year available (A) the Form 5500 and attached schedules, (B) audited financial statements, and (C) actuarial valuation report, as applicable.

    (c)
    Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect: (i) each Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, (ii) no event has occurred and no condition exists that would subject the Company or any Company Subsidiary, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations or organizations under common control within the meaning of Section 414(b), (c), (m) or (o) of the Code) to any Tax, fine, Lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, and (iii) no "reportable event" (as such term is defined in Section 4043 of the Code), no nonexempt "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived)) has occurred with respect to any Plan. Each Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification. Except as set forth in Section 3.15(c) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has incurred, or is expected to incur, any current or projected liability in respect of post-employment or post-retirement health, medical, or life insurance benefits for current, former, or retired employees of the Company or any Company Subsidiary other than with respect to Executive Officer Agreements, and no Plan provides for any such benefits, except as required to avoid an excise Tax under Section 4980B of the Code or as otherwise required by any other applicable law.

    (d)
    No Plan is subject to Title IV of ERISA and neither the Company, any Company Subsidiary nor any member of their Controlled Group has within the preceding six years sponsored or contributed to, or has or had any liability or obligation in respect of, any such plan.

    (e)
    With respect to any Plan, (i) there is no action, suit, or claim (other than routine claims for benefits in the ordinary course) pending or, to the Knowledge of the Company, threatened, and there exist no facts or circumstances that could reasonably be expected to give rise to any such action, suit, or claim; and (ii) there is no administrative investigation, audit, or other administrative proceeding by the Department of Labor, the Internal Revenue Service or other Governmental Authority pending or in progress or, to the Knowledge of the Company, threatened, in either case, that could give rise, individually or in the aggregate, to a Company Material Adverse Effect.

    (f)
    Except as set forth in Section 3.15(f) of the Company Disclosure Schedule, or with respect to the Executive Officer Agreements, no material Plan exists that, as a result of the consummation of the transactions contemplated by this Agreement (whether alone or in connection with any termination of employment occurring on or after the Effective

      Time), will: (i) result in severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement under any Plan or (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Plans. Except with respect to Executive Officer Agreements, no Plan exists that contains terms which could result in payments under any of the Company Plans which would not be fully deductible by operation of Section 280G or 162(m) of the Code.

    (g)
    To the Knowledge of the Company, each Plan subject to Section 409A of the Code has been operated in material compliance with, and no circumstances exist that would reasonably be expected to result in any participant in any such Plan incurring any tax under, Section 409A of the Code.

        3.16    Transactions with Affiliates.    Except to the extent disclosed in Section 3.16 of the Company's Disclosure Schedule, the (i) Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2004, (ii) the proxy or information statements of the Company dated after or used after October 31, 2004, and before the date hereof, and (iii) all other reports, filings, registration statements and other documents filed by the Company with the SEC after October 31, 2004 and before the date hereof, there have been no transactions, agreements, arrangements, or understandings before the date hereof between the Company or its Subsidiaries, on the one hand, and Affiliates of the Company, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

        3.17    Intellectual Property.    Except as set forth in Section 3.17 of the Company Disclosure Schedule:

    (a)
    The Company and its Subsidiaries own or have the right to use all Intellectual Property necessary to carry on their respective businesses as currently conducted, except where, individually or in the aggregate, such failure would not have a Company Material Adverse Effect.

    (b)
    Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted in writing to the Company that the conduct of the business of the Company and the Company Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriate the Intellectual Property Rights of any third party.

    (c)
    Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, with respect to each item of Intellectual Property owned by the Company or a Company Subsidiary and material to the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole ("Company Owned Intellectual Property"), the Company or a Company Subsidiary is the owner of the entire right, title and interest in and to such Company Owned Intellectual Property and is entitled to use such Company Owned Intellectual Property in the continued operation of its respective business.

    (d)
    Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, with respect to each item of Intellectual Property licensed to the Company or a Company Subsidiary that is material to the business of the Company and the Company Subsidiaries as currently conducted ("Company Licensed Intellectual Property"), the Company or a Company Subsidiary has the right to use such Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property.

    (e)
    Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part by any Governmental Authority.

    (f)
    (i) Neither the Company nor its Subsidiaries have received written notice from any third party regarding any assertion or claim challenging the validity of any Company Owned Intellectual Property or the Company Licensed Intellectual Property, and (ii) to the Knowledge of the Company no third party is misappropriating, infringing, diluting or violating any Company Owned Intellectual Property or the Company Licensed Intellectual Property.

    (g)
    All of the issued or registered Intellectual Property owned by the Company or any of its Subsidiaries is held of record in the name of the Company or the applicable Subsidiary free and clear of all Liens, and is not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity.

        3.18    Required Vote; Board Approval.

    (a)
    The affirmative vote of the holders of more than two-thirds of the issued and outstanding Company Shares (the "Company Stockholder Approval") is the only vote of any class or series of capital stock of the Company required by law, rule or regulation (including applicable stock exchange rules) or the articles of incorporation or the bylaws of the Company to approve this Agreement and the Merger.

    (b)
    The board of directors of the Company, at a meeting duly called and held, has unanimously (i) determined that the terms of the Merger are fair to and in the best interests of the stockholders of the Company, (ii) approved this Agreement, the Plan of Merger and the Transactions, and (iii) resolved to recommend that the holders of the Company Shares approve this Agreement, the Merger and the Plan of Merger and directed that this Agreement and the Plan of Merger be submitted for consideration by the holders of Company Shares at the Company Stockholders Meeting.

        3.19    Title to Property; Sufficiency of Assets; Encumbrances.

    (a)
    The Company (i) has good, marketable and insurable title to all property, both real and personal, as the case may be, material to the Company's business and reflected in the Company's Form 10-K Annual Report, including the financial statements filed as a part thereof, as well as in the Company's subsequent Forms 10-Q and 8-K as being owned by the Company or otherwise on the Company's books and records as of the date or dates thereof or acquired after the date or dates thereof (except for property sold or otherwise disposed of in the ordinary course of business since the date or dates thereof), free and clear of all liens and encumbrances, other than the following ("Permitted Liens"): (A) liens for current taxes and assessments not yet past due, (B) inchoate mechanics' and materialmen's liens for construction in progress, (C) workmen's, repairmen's, warehousemen's and carriers' liens arising in the ordinary course of business of the Company or such Company Subsidiary consistent with past practice, (D) such imperfections or irregularities of title as do not affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (E) mortgages securing loans disclosed in the Financial Statements, and (ii) is the lessee of all property material to the business of the Company and reflected as leased in the foregoing SEC Reports and financial statements (or otherwise on the books and records of the Company as of the date or dates thereof) or acquired after the date or dates thereof (except for leases that have expired by their terms or have otherwise been terminated as described in Section 3.19(a) of the Company Disclosure Schedule) and are in possession of the properties purported to be leased thereunder, and each such lease is valid and in full force and effect without default thereunder by the lessee or the lessor, other than defaults that would not have a Company Material Adverse Effect.

    (b)
    Neither the Company nor any Subsidiary is obligated under any option, right of first refusal, or other contractual right to purchase, acquire, sell, or dispose of the Real Property or any portion thereof or interest therein.

        3.20    Finders' or Brokers' Fees; Opinion of Company Financial Advisor.    Except as disclosed in Section 3.20 of the Company's Disclosure Schedule and except for Jefferies & Company, Inc., no investment banker, broker, finder, or other such intermediary has been retained by, or is authorized to act on behalf of, the Company or any Company Subsidiary or is entitled to any fee or commission from the Company or any of its Subsidiaries upon consummation of the Transactions. Included with Section 3.20 of the Company Disclosure Schedule are true and correct copies of the written agreements with Jefferies & Company, Inc. The Board of Directors of the Company has received the written opinion of Jefferies & Company, Inc., dated October 17, 2005, to the effect that, as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to the Company's stockholders, a signed copy of which opinion will be delivered to Parent promptly after the date of this Agreement.

        3.21    Labor and Employment Matters.    Except insofar as, individually or in the aggregate, a breach of the following would not be expected to have a Company Material Adverse Effect:

    (a)
    (i) As of the date hereof, there are no controversies relating to or arising out of a collective bargaining relationship between the Company or any Company Subsidiary and any union pending or, to the Knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective employees, (ii) except as disclosed in Section 3.21(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary, (iii) to the Knowledge of the Company, as of the date hereof there are not any organizational campaigns, petitions or other activities or proceedings of any labor union to organize any such employees, (iv) during the two (2) year period of time ending on the Reference Date, neither the Company nor any Company Subsidiary has breached or otherwise failed to comply with any provision of any collective bargaining or other labor union contract applicable to persons employed by the Company or any Company Subsidiary, and there are no grievances outstanding against the Company or any Company Subsidiary under any such agreement or contract, (v) there are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Company or any Company Subsidiary, and (vi) as of the date hereof, there is no strike, slowdown, work stoppage or lockout, or, to the Knowledge of the Company, threat thereof by any union or significant group of union workers, by or with respect to any employees of the Company or any Company Subsidiary. The consent of each labor union which is a party to any collective bargaining agreements listed in Section 3.21(a) of the Company Disclosure Schedule has either been obtained or is not required to be obtained in order to consummate the Transactions.

    (b)
    The Company and each Company Subsidiary (i) is in compliance with all applicable laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company or any Company Subsidiary, and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; and (ii) has paid in full to all employees or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees, and there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Company or any Company Subsidiary.

    (c)
    Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree with any Governmental Authority relating to employees or employment practices. Except as disclosed in Section 3.21(c) of the Company Disclosure Schedule, there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted within the two (2) year period ending on the Reference Date or is now pending or to the Knowledge of the Company threatened with respect to the Company or any Company Subsidiary, and, except as disclosed in Section 3.21(c) of the Company Disclosure Schedule, there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted within the two (2) year period ending on the Reference Date or is now pending or to the Knowledge of the Company threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any Company Subsidiary has employed or employs any person.

    (d)
    To the Company's Knowledge, no management employee of the Company or any of its Subsidiaries is in violation of any term of any employment contract, non-competition agreement or any restrictive covenant regarding any former employer relating to the right of any such employee to be employed by the Company or its Subsidiaries or to be employed by any other company relating to the nature of the business conducted or presently proposed to be conducted by the Company or any of its Subsidiaries, or to the use of trade secrets or proprietary information of others.

    (e)
    Except for the employment agreements described in Section 3.21(e) of the Company Disclosure Statement, the Company and the Company Subsidiaries are not parties to any employment agreements.

        3.22    Section 13.1-728.2 et seq. of the VSCA.    The Company Board has taken all action necessary so that the provisions of Section 13.1-728.2 et seq. of the VSCA, applicable to a "control share acquisition" (as defined in Section 13.1-728.1 of the VSCA), will not apply to Parent and Merger Subsidiary's acquisition of beneficial ownership of Company Shares under the Merger or to the execution, delivery, or performance of this Agreement. No state takeover or similar statute shall apply to the Merger or the Transaction. Without limiting the foregoing, the Board of Directors of the Company has taken all necessary action to render any potentially applicable anti-takeover or similar statutes or regulations or provisions of the Articles of Incorporation or bylaws or other organizational or constitutive document or governing instrument of the Company or any of its Subsidiaries, inapplicable to this Agreement and to the Transaction.

        3.23    Insurance.

        A list and/or description of all property, casualty and liability policies of insurance to which the Company or any Company Subsidiary is a party or under which Company or any Company Subsidiary, or any director of Company or any Company Subsidiary, is currently covered is set forth on Section 3.23 of the Company Disclosure Schedule. Except as set forth on Section 3.23 of the Company Disclosure Schedule, all policies to which the Company or any Company Subsidiary is a party or that provide coverage to the Company or any Company Subsidiary, or any director or officer of the Company or any Company Subsidiary: (i) are valid, outstanding, and enforceable and (ii) are sufficient for compliance with all legal requirements and contracts to which the Company or any Company Subsidiary is a party or by which any of them is bound. The Company and any Company Subsidiary have not received any refusal of coverage or any notice that a defense will be afforded with reservation of rights. The Company and the Company Subsidiaries have paid all premiums due, and have otherwise performed all their respective obligations under each policy to which the Company or any Company Subsidiary is a party or that provides coverage to the Company or any Company Subsidiary or officer or director thereof. To the Knowledge of the Company, the Company and the Company Subsidiaries have given notice to the insurer of all claims that may be insured thereby.

        3.24    Compliance with Applicable Laws; Permits.    Except insofar as a failure to be in compliance, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect:

    (a)
    The Company and the Company Subsidiaries and their relevant personnel and operations are in compliance with all applicable Laws, including those relating to occupational health and safety. Neither Company nor any Company Subsidiary has received any written communication during the past three (3) years from a Governmental Authority that alleges that the Company or a Company Subsidiary is not in compliance in any material respect with any applicable Law.

    (b)
    The Company and the Company Subsidiaries have in effect all permits, licenses, variances, exemptions, authorizations, operating certificates, franchises, orders and approvals of all Governmental Authorities (collectively, "Company Permits"), necessary or advisable for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted; and there has occurred no violation of, default (with or without the lapse of time or the giving of notice, or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both any such Company Permit. There is no event which would reasonably be expected to result in the revocation, cancellation, non-renewal or adverse modification of any such Company Permit.

        3.25    Disclosure.    No statement or description contained in this Agreement or in the Company Disclosure Schedule contains any untrue statement of fact or omits to state a fact necessary in order to make the statements and descriptions contained herein or therein not misleading in any material respect, in the aggregate.

Article 4.    Representations and Warranties of Parent and Merger Subsidiary

        Parent and Merger Subsidiary represent and warrant to the Company that the statements contained in this Article 4 are true and correct, except as set forth herein and in the Disclosure Schedule dated as of and delivered by Parent to the Company on the date of this Agreement (the "Parent Disclosure Schedule"). The disclosures set forth in the Parent Disclosure Schedule shall qualify only the disclosure under the section number referred to in the Parent Disclosure Schedule. For purposes of this Article 4, documents filed by Parent in full without redaction on the SEC website through EDGAR or made accessible via Parent's website (www.steeldynamics.com) shall be deemed delivered to Company; provided, however, that delivery of a document to Company, by whatever means, shall not be deemed to constitute the listing or attachment of such document in or to a particular section of the Parent Disclosure Schedule for purposes of this Article 4.

        4.1    Corporate Existence and Power.    Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Indiana, and has all corporate power required to carry on its business as now conducted. Each of Parent and Merger Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Parent Material Adverse Effect. Parent has delivered or made available to Company complete and correct copies of the Parent's (and each of its Subsidiaries', individually a "Parent Subsidiary") articles of incorporation and bylaws. Such articles of incorporation and bylaws are in full force and effect, and neither Parent nor any Parent Subsidiary is in violation of any of the provisions of their respective articles of incorporation, bylaws, or similar organizational documents.

        4.2    Corporate Authorization; Approvals.    Each of Parent and Merger Subsidiary have the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the Transactions. The execution, delivery, and performance of this Agreement by Parent and Merger Subsidiary and the consummation by Parent and Merger Subsidiary of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary, no other corporate action on the part of Parent or Merger Subsidiary is necessary to authorize the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and, assuming that this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding obligation of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary in accordance with its terms.

        4.3    Governmental Authorization.    The execution, delivery, and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the Transactions requires no action by or in respect of, or filing with, any Governmental Authority, other than (a) the filing of (i) the Articles of Merger in accordance with the VSCA and the IBCL, respectively, and (ii) appropriate documents with the relevant authorities of other states or jurisdictions in which Parent or Merger Subsidiary is qualified to do business; (b) compliance with any applicable requirements of the HSR Act; (c) compliance with any applicable requirements of the Securities Act and the Exchange Act; (d) such as may be required under any applicable state securities or blue sky laws or state takeover laws; and (e) such other consents, approvals, actions, orders, authorizations, registrations, declarations, and filings which, if not obtained or made, would not, individually or in the aggregate, (x) have a Parent Material Adverse Effect or (y) prevent or materially impair the ability of the Company, Parent, or Merger Subsidiary to consummate the Transactions (the filings and authorizations referred to in clauses (a) through (e) being referred to collectively as the "Parent Required Governmental Consents").

        4.4    Non-Contravention.    The execution, delivery, and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the Transactions does not and will not (a) contravene or conflict with Parent or Merger Subsidiary's articles of incorporation or bylaws, (b) assuming that all of the Parent Required Governmental Consents are obtained, contravene, or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order, or decree binding upon, or applicable to Parent or Merger Subsidiary, (c) constitute a default under or give rise to a right of termination, cancellation, or acceleration (with or without due notice or lapse of time or both) of any right or obligation of Parent or Merger Subsidiary or to a loss of any benefit or status to which the Parent or Merger Subsidiary is entitled under any provision of any agreement, contract, or other instrument binding upon Parent or Merger Subsidiary or any license, franchise, permit, or, other similar authorization held by Parent or Merger Subsidiary or (d) result in the creation or imposition of any Lien on any asset of Parent or Merger Subsidiary, other than, in the case of each of (b), (c) and (d), any such items that would not, individually or in the aggregate, (x) have a Parent Material Adverse Effect or (y) prevent or materially impair the ability of the Company, Parent, or Merger Subsidiary to consummate the Transactions.

        4.5    Capital Structure.

    (a)
    As of the Reference Date, the authorized capital stock of Parent consisted of 100,000,000 shares of Parent Common Stock, $0.01 par value, of which 43,101,537 shares were outstanding, all of which are validly issued, fully paid and non-assessable, 9,871,731 shares were held in Parent's treasury, an aggregate of 6,762,874 shares of Parent Common Stock were convertible under Parent's 4% Convertible Subordinated Notes due 2012 and 26,966 shares of parent's Common Stock were issuable pursuant to Parent's Amended and Restated Officer and Manager Cash and Stock Bonus Plan ("Parent's Bonus Plan"). There are no shares of Parent Common Stock held by the Parent Subsidiaries.

    (b)
    All issued and outstanding shares of Parent Common Stock are, and when shares of Parent Common Stock are issued in the Merger or upon exercise of stock options or other equity based rights converted in the Merger pursuant to this Agreement, such shares will be duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights.

    (c)
    As of the Reference Date, there were outstanding no options, warrants or other rights to acquire Parent Common Stock or any other securities from Parent other than (i) options representing in the aggregate the right to purchase approximately 1,285,100 shares of Parent Common Stock (collectively, the "Parent Stock Options") under Parent's 1994 Incentive Stock Option Plan, its Amended and Restated Steel Dynamics, Inc. 1996 Incentive Stock Option Plan and Parent's Non-Employee Director Stock Option Plan and (ii) 26,966 shares of Parent's Common Stock issuable pursuant to Parent's Bonus Plan. Section 4.5(c) of the Parent Disclosure Schedule sets forth a complete and accurate listing, as of the Reference Date, of the aggregate number of shares of Parent Common Stock subject to options under each of the foregoing Benefit Plans, including, in the aggregate, the dates of grant and the exercise prices thereof. No options or warrants or other rights to acquire Parent Common Stock or any other securities have been issued or granted since the Reference Date.

    (d)
    There are no agreements, arrangements or commitments of any character obligating Parent or any Subsidiary to issue or sell any shares of, or other equity interests in, Parent or any Subsidiary, except for the stock options and shares of Parent Common Stock issuable upon conversion of Parent's 4% Subordinated Convertible Notes due 2012 and obligations arising out of this Agreement. No bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which holders of Parent's Common Stock may vote are issued or outstanding. As of the date of this Agreement, there are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent's Common Stock or any of its Subsidiaries.

    (e)
    All outstanding shares of Parent Common Stock and all outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and have been issued and granted in compliance with all applicable securities laws, all other applicable laws and all requirements set forth in any applicable contract or agreement.

    (f)
    As of the date of this Agreement, the authorized capital stock of Merger Subsidiary consists solely of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are outstanding and owned by Parent, all of which have been duly authorized, are validly issued and are fully paid and non-assessable, and free of any preemptive rights in respect thereof. Parent is the only stockholder of Merger Subsidiary.

        4.6    Subsidiaries.

    (a)
    Section 4.6 of the Parent Disclosure Schedule sets forth a list of all Subsidiaries of Parent and their respective jurisdictions of incorporation or organization. All of the outstanding shares of capital stock of, or other ownership interest in, each Parent Subsidiary are owned by Parent, directly or indirectly.

    (b)
    Each Parent Subsidiary is a corporation or a limited liability company duly incorporated or organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, and has all corporate or organizational powers required to carry on its business as now conducted. Each Parent Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, would not have a Parent Material Adverse Effect.

        4.7    SEC Filings.

    (a)
    Parent has filed on a timely basis all registration statements, prospectuses, schedules, forms, reports, statements and other documents required to be filed by it with the SEC (collectively, including all exhibits thereto, the "Parent SEC Reports"). All such Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended or supplemented, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent that information contained in any Parent SEC Report has been revised or superseded by a Parent SEC Report filed as of a later date (but before the date of this Agreement) that is publicly available. No Parent Subsidiary is required to file any form, report or other document with the SEC.

    (b)
    Parent has timely filed and has delivered to the Company all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of Sarbanes-Oxley) with respect to any Parent SEC Report, and all such certifications were each true and correct when made. Parent has also delivered to the Company all comment letters received by Parent from the Staff of the SEC since January 1, 2002 and all responses to such comment letters by or behalf of Parent. Parent maintains disclosure controls and procedures as required by Rule 13a-15 or Rule 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning Parent and Parent Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Parent's SEC filings. As of the date hereof, Parent is not conducting or required to conduct any investigation as a result of any such report that, to Parent's Knowledge, is reasonably likely to have a material effect on Parent's past or future reported results of operation or financial position.

    (c)
    Since its effective date, Parent has been in compliance in all material respects with the applicable requirements of The Sarbanes-Oxley Act of 2002, as amended.

    (d)
    Parent is in compliance with the applicable listing rules of the Nasdaq National Market and has not received any notice from the Nasdaq National Market asserting any non-compliance with such rule which has not been resolved prior to the date of this Agreement.

        4.8    Financial Statements; Liabilities.

    (a)
    The (i) audited consolidated financial statements of Parent included in Parent's Annual Reports on Form 10-K for its fiscal years ended December 31, 2004 and December 31, 2003 (the "Parent 10-Ks") and (ii) unaudited consolidated financial statements of Parent included in Parent's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005 and June 30, 2005 fairly present in all material respects in conformity with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with GAAP (except as may be indicated in the notes thereto), subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes, the consolidated financial position of Parent and its Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the respective periods then ended.

    (b)
    There are no liabilities of Parent or any Parent Subsidiary of any kind whatsoever, whether known or unknown, asserted or unasserted, accrued, contingent, absolute, determined, determinable or otherwise, in each case, other than:

    (i)
    liabilities or obligations disclosed or provided for in Parent's consolidated balance sheet included in Parent's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005 (including the notes thereto, the "Parent Balance Sheet");

    (ii)
    liabilities or obligations existing as of June 30, 2005 and not required to be disclosed or provided for in the Parent Balance Sheet;

    (iii)
    liabilities or obligations under this Agreement or incurred in connection with the Transactions;

    (iv)
    ordinary course obligations of Parent and its Subsidiaries incurred since June 30, 2005 under the agreements, contracts, leases, and licenses to which they are a party; and

    (v)
    other liabilities or obligations incurred since June 30, 2005 which, individually or in the aggregate, would not have a Parent Material Adverse Effect.

        4.9    Other SEC Documents.    Neither Form S-4, any other document required to be filed by Parent with the SEC in connection with the Transactions, nor any information supplied by or on behalf of Parent for inclusion or incorporation by reference in the Registration Statement will, at the respective times when the Registration Statement, Proxy Statement, any such other filings by Parent, or any amendments or supplements thereto are filed with the SEC or are first published, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Registration Statement or any other document required to be filed by Parent with the SEC, when filed with the SEC will comply in all material respects with the provisions of the applicable federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to statements made or incorporated by reference in any of the foregoing documents based on and in conformity with information supplied in writing by or on behalf of Company or any Company Subsidiary for inclusion or incorporation by reference therein.

        4.10    Absence of Certain Changes.    Since June 30, 2005 except as otherwise expressly contemplated by this Agreement, Parent and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been any damage, destruction, or other casualty loss (whether or not covered by insurance) or any action, event, occurrence, development, or state of circumstances or facts that, individually or in the aggregate, would have a Parent Material Adverse Effect.

        4.11    Litigation.    Except as individually or in the aggregate would not have a Parent Material Adverse Effect:

    (a)
    Except as set forth in Section 4.11 of the Parent Disclosure Schedule, there are no pending or, to the Knowledge of Parent, threatened Actions against Parent, Parent Subsidiaries, or any of their respective properties, assets, or businesses, or, to the Knowledge of Parent, any of Parent's or any Parent Subsidiary's current or former directors or officers (in their capacity as such) or any other person whom the Company or any Subsidiary has agreed to indemnify (that would or would reasonably be expected to give rise to the obligation of the Company to indemnify such person).

    (b)
    There are no outstanding orders, judgments, injunctions, awards, or decrees of any Governmental Authority against Parent, Parent Subsidiaries, any of their respective properties, assets or businesses, or, to the Knowledge of Parent, any of Parent's or its Parent Subsidiaries' current or former directors (in their capacity as such) or officers or any other person whom Parent or any Subsidiary has agreed to indemnify (that would give rise to the obligation of Parent to indemnify such person) except, in the case of (a) or (b) of this Section 4.11, as individually or in the aggregate would not have a Parent Material Adverse Effect.

        4.12    Taxes.    Except as set forth in Section 4.12 of the Parent Disclosure Schedule, and except insofar as the failure to do so, individually or in the aggregate, does not have a Parent Material Adverse Effect:

    (a)
    All income and other Tax Returns required to be filed by or with respect to Parent and the Parent Subsidiaries were timely filed. Such Tax Returns were complete and correct in all material respects and were prepared in substantial compliance with all applicable laws and regulations. All Taxes owed by Parent and Parent Subsidiaries, whether or not shown on any Tax Return, were timely paid.

    (b)
    All Taxes required to be withheld by Parent and the Parent Subsidiaries were withheld and were paid over to the proper taxing authorities or applicable Governmental Authorities.

    (c)
    No extensions of time with respect to Taxes were filed and no waivers of any statute of limitation were made by Parent or the Parent Subsidiaries.

    (d)
    Parent and the Parent Subsidiaries have not received from any Tax authority or applicable Governmental Authority any written notice of the Tax authority or Governmental Authority's (i) intent to audit their Tax Returns, (ii) request for information relating to Taxes, or (iii) notice of deficiency or proposed adjustment of any Tax.

    (e)
    No claim has been made by any Tax authority or applicable Governmental Authority in a state or locality where Parent does not file Tax Returns that Parent is or may be subject to Tax by such state or locality. No claim has been made by any Tax authority or applicable Governmental Authority in a state or locality where Parent Subsidiaries do not file Tax Returns that Parent Subsidiaries are or may be subject to Tax by such state or locality.

    (f)
    There are no liens for Taxes (other than Taxes not yet due and payable) upon assets of Parent or any Parent Subsidiary.

    (g)
    Neither Parent nor any Parent Subsidiaries has been a party to a Section 355 transaction that could give rise to a Tax liability pursuant to Section 355(e) of the Code. Neither the Parent nor any of the Parent Subsidiaries has been either a "distributing corporation" or a "controlled corporation" in connection with a distribution of stock intended to qualify under Section 355 of the Code. Neither Parent nor any of Parent Subsidiaries have taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

    (h)
    Neither Parent nor any Parent Subsidiary has participated in any "Listed Transaction" as defined in the Treasury Regulations.

    (i)
    Parent has no plan or intention to liquidate the Merger Subsidiary following the Merger or to cause the Merger Subsidiary to sell or otherwise dispose of any assets of the Company acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code and the Treasury Regulations issued thereunder.

    (j)
    Following the Merger, Parent will cause the Merger Subsidiary to continue the Company's historic business or to use a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treasury Regulation section 1.368-1(d).

    (k)
    At the time of the Merger, Parent will own control of the Merger Subsidiary within the meaning of Section 368(c) of the Code. Following the Merger, the Merger Subsidiary has no plan or intention to issue additional shares that would result in Parent losing control of the Merger Subsidiary within the meaning of Section 368(c) of the Code.

    (l)
    Parent has no plan or intention to reacquire, and no person related to Parent within the meaning of Treasury Regulation section 1.368-1(e)(2) has a plan or intention to reacquire, any of the Parent stock issued in the Merger.

        4.13    Compliance with Environmental Laws.    Except as would not have a Parent Material Adverse Effect individually or in the aggregate, Parent and each of its Subsidiaries are in compliance with all applicable Environmental Laws.

        4.14    Compliance with Applicable Laws; Permits.    Except insofar as a failure to be in compliance, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect:

    (a)
    The Parent and the Parent Subsidiaries and their relevant personnel and operations are in compliance with all applicable Laws, including those relating to occupational health and safety. Neither Parent nor any Parent Subsidiary has received any written communication during the past three (3) years from a Governmental Authority that alleges that the Parent or a Parent Subsidiary is not in compliance in any material respect with any applicable Law.

    (b)
    The Parent and the Parent Subsidiaries have in effect all permits, licenses, variances, exemptions, authorizations, operating certificates, franchises, orders and approvals of all Governmental Authorities (collectively, "Parent Permits"), necessary or advisable for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted; and there has occurred no violation of, default (with or without the lapse of time or the giving of notice, or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both any such Parent Permit. There is no event which would reasonably be expected to result in the revocation, cancellation, non-renewal or adverse modification of any such Parent Permit.

        4.15    Contracts.    Each material lease, license, contract, agreement, or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties may be bound is valid, binding and enforceable and in full force and effect with respect to Parent or such Subsidiary, as the case may be, and, to the Knowledge of Parent, with respect to the other parties thereto, except where the failure thereof would not have a Parent Material Adverse Effect, and there are no existing defaults thereunder with respect to Parent or any of its Subsidiaries or, to the Knowledge of Parent, the other parties thereto, except for those defaults that would not have a Parent Material Adverse Effect.

        4.16    Benefit Plans.    Except where failure to do so, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, each Plan as defined in Section 3.15(a) maintained by Parent or any Subsidiary of Parent has been operated and administered in accordance with its terms and applicable law and the execution of this Agreement and the consummation of the Merger will not constitute an event under any Plan maintained by Parent or any Subsidiary of Parent that will or may result in any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in compensation or benefits or obligations to fund benefits with respect to any employee or former employee of Parent or Subsidiary of Parent.

        4.17    Transactions with Affiliates.    Except to the extent disclosed in the (i) Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, (ii) the proxy or information statements of Parent dated after or used after April 5, 2005, and before the date hereof, and (iii) all other reports, filings, registration statements, and other documents filed by Parent with the SEC after September 29, 2005 and before the date hereof, there have been no transactions, agreements, arrangements, or understandings before the date hereof between Parent or its Subsidiaries, on the one hand, and Affiliates of Parent, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

        4.18    Intellectual Property.

    (a)
    Parent and its Subsidiaries own or have the right to use all Intellectual Property necessary to carry on their respective businesses as currently conducted, except where, individually or in the aggregate, such failure would not have a Parent Material Adverse Effect.

    (b)
    Neither Parent nor its Subsidiaries have received written notice from any third party regarding any actual or potential infringement or misappropriation, or other violations, by Parent or any of its Subsidiaries of any intellectual property of such third party.

    (c)
    (i) Neither Parent nor its Subsidiaries have received written notice from any third party regarding any assertion or claim challenging the validity of any Parent Intellectual Property, and (ii) to the Knowledge of Parent no third party is misappropriating, infringing, diluting, or violating any Parent Intellectual Property that is owned by Parent or that is material to Parent's operations.

    (d)
    All of the issued or registered Intellectual Property owned by Parent or any of its Subsidiaries is held of record in the name of Parent or the applicable Subsidiary free and clear of all Liens, and is not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity.

        4.19    Required Vote; Board Approval.

    (a)
    The affirmative vote of a majority of Parent's Board of Directors is the only vote required to approve this Agreement and the Merger, assuming a quorum existed at the time of such vote (in accordance with the IBCL).

    (b)
    The Board of Directors of the Parent, at a meeting duly called and held, has unanimously (i) determined that the terms of the Merger are fair to and in the best interests of the stockholders of Parent, and thereby (ii) approved this Agreement, the Plan of Merger and the Transactions.

        4.20    Title to Property.    Except as reflected in Parent's financial statements included in its Parent SEC Reports, each of Parent and its Subsidiaries has good, marketable and insurable title to all of its properties and assets, free and clear of all liens and encumbrances, other than Permitted Liens. All leases pursuant to which Parent or any Subsidiary leases from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to Parent's Knowledge, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a material default).

        4.21    Finders' Fees.    Except for Morgan Stanley, no investment banker, broker, finder, or other such intermediary has been retained by, or is authorized to act on behalf of, the Parent or any Parent Subsidiary or is entitled to any fee or commission from Parent or any of its Subsidiaries upon consummation of the Transactions.

        4.22    Labor and Employment Matters.    There are no controversies pending or, to the Knowledge of Parent, threatened between Parent or any Subsidiary and any of their respective employees, which controversies would, individually or in the aggregate, have a Parent Material Adverse Effect. As of the date hereof, there is no strike, slowdown, work stoppage or lockout, or, to the Knowledge of Parent, threat thereof, by or with respect to any employees of Parent or any Subsidiary.

        4.23    Operations of Merger Subsidiary.    Merger Subsidiary is a direct, wholly owned subsidiary of Parent that was formed solely for the purpose of engaging in the Transactions. The Merger Subsidiary has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

        4.24    Disclosure.    No statement or description contained in this Agreement or in the Parent Disclosure Schedule contains any untrue statement of fact or omits to state a fact necessary in order to make the statements and descriptions contained herein or therein not misleading in any material respect.

Article 5.    Conduct of Business by the Company Pending the Merger

        5.1   The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.1 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement,

    (a)
    the businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

    (b)
    the Company shall use commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the key current officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations.

        5.2   In addition, and without limiting the foregoing, except as expressly permitted by this Agreement, or as set forth in Section 5.1 of the Company Disclosure Statement, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent:

    (a)
    amend or otherwise change the Articles of Incorporation or Bylaws of the Company or any Company Subsidiary;

    (b)
    issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any Company Shares (except upon exercise of currently outstanding stock options) or of shares of any class of capital stock of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary, or (ii) any assets of the Company or any Company Subsidiary, except for (x) granting of Permitted Liens in the ordinary course of business and in a manner consistent with past practice, (y) for sales, pledges, disposals or encumbrances of assets not involving $100,000 in the aggregate, or (z) sales of assets in the ordinary course of business;

    (c)
    declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of the Company's capital stock, except for quarterly cash dividends with respect to the Company's Shares not in excess of $0.11 per share, with usual declaration, record, and payment dates;

    (d)
    reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the Company's capital stock;

    (e)
    (i) incur any indebtedness for borrowed money, except as may be permitted under existing Company or Company Subsidiary credit agreements, or guarantee any such indebtedness of another person (other than any such indebtedness or guarantees among the Company and the direct or indirect wholly owned Company Subsidiaries or among the direct and indirect wholly owned Company Subsidiaries), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another Person, or enter into any arrangement having the economic effect of any of the foregoing, except, for (A) short-term borrowings (I) incurred in the ordinary course of business consistent with past practice or (II) for working capital purposes, or (B) indebtedness incurred in connection with capital expenditures permitted by Section 5.2(f), or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned Company Subsidiary;

    (f)
    (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof, or (ii) authorize, or make any commitment with respect to, any capital expenditure other than those capital expenditures in an amount not in excess of $500,000 in the aggregate;

    (g)
    except in the ordinary course of business and consistent with past practices or as required by Law: (i) increase the compensation payable or to become payable or the benefits provided to its employees, directors, or officers, (ii) except as required by any existing agreement or Plan that has been disclosed in connection herewith, grant any severance or termination pay to, or enter into any employment or severance agreement with, any employee, director, or officer, or (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or group of employees; provided, however, that notwithstanding Section 5.2(g)(i) above, executive officers who are parties to Executive Officer Agreements with the Company shall not be granted any increase in their base salary other than a cost of living increase of no more than three percent (3%).

    (h)
    except as required under any existing agreement that has been disclosed in connection herewith, exercise its discretion with respect to or otherwise voluntarily accelerate the vesting of any Company Stock Option or any other change of control payment or premium;

    (i)
    take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, except as required by GAAP or applicable Law;

    (j)
    except in the ordinary course of business and consistent with past practice, make, change or revoke any Tax election, settle or compromise any Tax liability, consent to any claim or assessment relating to an amount of Taxes or any waiver of the statute of limitations, change any method of Tax accounting or, file any amended Tax Return or claim for refund of material Taxes;

    (k)
    commence, settle, pay, discharge or satisfy any Actions, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $100,000 in the aggregate, other than the payment, discharge or satisfaction of obligations other than Actions, in the ordinary course of business and consistent with past practice;

    (l)
    enter into, amend, modify or consent to the termination of any Material Contract, or amend, waive, modify or consent to the termination of the Company's or any Company Subsidiary's material rights thereunder, other than in the ordinary course of business and consistent with past practice;

    (m)
    fail to make in a timely manner any filings with the SEC required under the Securities Act, the Exchange Act, or the rules and regulations promulgated thereunder;

    (n)
    directly or indirectly, take, or propose to take, without the prior written consent of the Parent, any action with the intent to cause or which is reasonably likely to cause the Company's representations and warranties in Article 3 to be untrue in any material respect; or

    (o)
    enter into any binding agreement or otherwise make a commitment, to do any of the foregoing.

Article 6.    Additional Agreements

        6.1    Registration Statement; Proxy Statement.

    (a)
    As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and cause to be filed with the SEC a Proxy Statement and proxy materials, and Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement (the "Registration Statement"), in which the Proxy Statement will be included as a prospectus, with respect to the issuance of Parent Common Stock in the

      Merger. From and after all necessary SEC approvals, and after the Registration Statement has been declared effective, the Proxy Statement/Prospectus as defined below shall be sent to the Company's stockholders, relating to the special meeting of the Company's stockholders (the "Company Stockholders Meeting") to be held to consider approval of this Agreement (such proxy statement, as amended or supplemented, being referred to herein as the "Proxy Statement/Prospectus").

    (b)
    The Registration Statement and the Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each of Parent and the Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after the date hereof and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated thereby. Parent and the Company shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Proxy Statement/Prospectus or to the Registration Statement received from the SEC.

    (c)
    Parent shall provide the Company with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement prior to filing the same with the SEC, and will promptly provide the Company with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Proxy Statement/Prospectus or to the Registration Statement shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed; provided, however, that with respect to documents filed by a party which are incorporated by reference in the Registration Statement or Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party, its business, financial condition or results of operations or the transactions contemplated herein; and provided, further, that Company, in connection with any Change in the Company Recommendation (as defined in Section 6.2(a) and if permitted by Section 6.2(b)), may amend or supplement the Proxy Statement/Prospectus (including by incorporation by reference) pursuant to a Qualifying Amendment (as defined below) to effect such a Change in the Company Recommendation, and in such event this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations or the transactions contemplated thereby, and shall be subject to the right of each party to have its Board of Directors' deliberations and conclusions accurately described.

    (d)
    A "Qualifying Amendment" means an amendment or supplement to the Proxy Statement/Prospectus or Registration Statement (including by incorporation by reference) to the extent it contains (i) a Change in the Company Recommendation, (ii) a statement of the reasons of the Board of Directors of the Company for making such a Change in the Company Recommendation, and (iii) additional information reasonably related to the foregoing.

    (e)
    As promptly as practicable after the Registration Statement on Form S-4 shall have become effective, the Company shall mail the Proxy Statement/Prospectus to its stockholders. Parent shall also take all reasonable actions (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in connection with the Merger, and the Company shall furnish Parent with all information concerning the Company and the holders of Company Shares as may be reasonably requested in connection with any such action.

    (f)
    Each party will advise the other, promptly after it has received notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of any Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement.

    (g)
    If at any time prior to the Effective Time any information relating to Parent or to the Company, or any of their respective affiliates, officers or directors, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the Company's stockholders.

        6.2    Company Stockholders Meeting.

    (a)
    The Company shall duly take all steps reasonably necessary to call, give notice of, convene and hold on a date as soon as reasonably practicable the Company Stockholders Meeting for the purpose of obtaining the Company stockholder approval with respect to the adoption of this Agreement, the Plan of Merger and the consummation of the Transaction, and shall take all steps reasonably necessary to solicit the adoption of this Agreement by the Company stockholders. The Board of Directors of the Company shall recommend adoption of this Agreement by the stockholders of the Company (the "Company Recommendation"), and the Board of Directors shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Parent such recommendation or take any action or make any statement in connection with the Company Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the Company Recommendation").

    (b)
    Nothing set forth in Section 6.2(a) shall, however, be deemed to prohibit accurate disclosure (and such disclosure shall not be deemed to be a Change in the Company Recommendation) of factual information regarding the business, financial condition or results of operations of Parent or the Company, or the fact that an Acquisition Proposal, within the meaning of Section 6.4(a), has been made, the identity of the party making such proposal or the material terms of such proposal; provided, however, that the Board of Directors of the Company does not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Parent, its recommendation in the Registration Statement or the Proxy Statement/Prospectus, or otherwise, to the extent such other information, facts or terms is required to be disclosed under applicable law; and provided, further, that the Board of Directors of the Company may make a Change in the Company Recommendation pursuant to and if permitted by Section 6.4(b) and (c). For purposes of this Agreement, a Change in the Company Recommendation shall be deemed to include, without limitation, a recommendation by the Company Board of Directors of a third party "Superior Proposal" within the meaning of that term in Section 6.4(b) with respect to the Company.

        6.3    Access to Information; Confidentiality.

    (a)
    Except as required pursuant to the Confidentiality Agreement to which Parent and the Company are parties, or pursuant to applicable Law, from the date of this Agreement until the Effective Time:

    (i)
    Company shall (and shall cause the Company Subsidiaries to): (y) provide to Parent and the officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives") of Parent access at reasonable times and upon prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and the Company Subsidiaries and to the books and records thereof, including access to conduct any reasonable environmental assessments, and (z) furnish promptly to Parent such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and the Company Subsidiaries as Parent or its Representatives may reasonably request; and

    (ii)
    Parent shall (and shall cause the Parent Subsidiaries to): (y) provide to the Company and the Company's Representatives access at reasonable times and upon prior notice to the officers, employees, agents, properties, offices and other facilities of Parent and the Parent Subsidiaries and to the books and records thereof, and (z) furnish promptly to the Company such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of Parent and the Parent Subsidiaries as Company or its representatives may reasonably request.

    (b)
    All information obtained by Parent or the Company pursuant to this Section 6.3 shall be kept confidential in accordance with the terms of the Confidentiality Agreement, dated January 13, 2005 between Parent and the Company (the "Confidentiality Agreement").

    (c)
    No investigation pursuant to this Section 6.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

        6.4    No Solicitation; Acquisition Proposal.

    (a)
    Company hereby represents and warrants to Parent that as of the date of this Agreement, (i) the Company has discontinued any prior discussions or negotiations with any third parties that may have preceded the execution of this Agreement, and (ii) there are and will be no continuing discussions or negotiations between Company and any such or other third parties, other than Parent, relating to any Acquisition Proposal, except as specifically permitted by Sections 6.4(b) and (c). For purposes of this Agreement, an "Acquisition Proposal" shall be deemed to include any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, or the purchase or sale of the consolidated assets (including, without limitation, the capital stock of any Subsidiaries) of the Company and its Subsidiaries, taken as a whole, having an aggregate value equal to 15% or more of the market capitalization of the Company, or any purchase or sale of, or tender or exchange offer for 15% or more of the equity securities of the Company, excluding any counteroffer or counter-proposal by Parent. Except as provided below in Section 6.4(b), the Company shall not, and it shall not authorize or permit any Company Subsidiary to, and it shall not authorize or permit its and the Company Subsidiaries' agents, advisors and other representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any Company Subsidiary), to, directly or indirectly:

      (i)
      initiate, solicit (including by way of furnishing nonpublic information), encourage or knowingly facilitate or take any other action intended, or reasonably likely to facilitate or implement any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal,

      (ii)
      enter into or maintain or continue discussions or negotiations with any Person or entity in furtherance of such inquiries or to obtain a proposal or offer for an Acquisition Proposal,

      (iii)
      provide any Confidential Information or data to any Person relating to an actual or possible Acquisition Proposal,

      (iv)
      agree to, approve, endorse, recommend or accept any Acquisition Proposal or enter into any letter of intent, contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal, or

      (v)
      authorize or permit any of the officers, directors or employees of the Company or any of the Company Subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Company Subsidiaries, to take any such action.

      The Company shall notify Parent as promptly as practicable (and in any event within two (2) days after an executive officer of the Company attains any knowledge thereof), first orally and promptly thereafter in writing, if any proposal or offer, or any inquiry or contact with or by any Person, regarding an Acquisition Proposal or possible Acquisition Proposal is made after the date hereof, specifying the material terms and conditions thereof and the identity of the party making such proposal or offer, inquiry or contact. The Company shall provide Parent with not less than forty-eight (48) hours prior notice of any meeting of the Company Board at which the Company Board is expected to discuss any such Acquisition Proposal.

    (b)
    Notwithstanding anything in this Agreement to the contrary, the Company and the Company's Board of Directors shall be permitted (i) to the extent applicable, to comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to any Acquisition Proposal, (ii) to effect a Change in the Company Recommendation in conformity with Section 6.2(b), this Section 6.4(b) and Section 6.4(c), or (iii) to engage in discussions or negotiations with, or provide information to, any Person in respect to an unsolicited bona fide written Acquisition Proposal by any such Person, but if and only to the extent that: (A) with respect to the actions contemplated by clause (ii) of this Section 6.4(b), (x) such Change in the Company Recommendation is made pursuant to Sections 6.2(b), this Section 6.4(b) and Section 6.4(c), and (y) the Company has received an unsolicited bona fide written Acquisition Proposal from a third party and the Company's Board of Directors concludes in good faith that such Acquisition Proposal constitutes a "Superior Proposal" (as defined below), or (B) in the case of clause (iii) of this Section 6.4(b), the Company's Board of Directors, after consultation with its financial advisers and outside legal counsel, concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal could result in a Superior Proposal. Furthermore, in the case of clause (iii), prior to providing any further information or data to any Person, or entering into any discussions or negotiations with any Person, the Company shall promptly notify Parent of such inquiries, proposals, or offers from any such Person, or of any discussions or negotiations sought to be initiated, continued or resumed with any such Person, together with the material terms and conditions of any of such inquiries, proposals, discussions or offers. The Company agrees that it will thereafter promptly keep Parent informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations.

      For purposes of this Agreement, a "Superior Proposal" means, with respect to the Company, a bona fide written proposal made by a third party which is (i) for a sale, lease, exchange, transfer or other disposition of at least 50% of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (ii) for the acquisition, directly or indirectly, by such third party of beneficial ownership of 50% or more of the Company Shares, whether by merger, consolidation, share exchange, business combination, tender or exchange offer, or otherwise, and which is otherwise on terms which the Board of Directors of the Company in good faith concludes (after consultation with its financial advisors and outside legal counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, the third party making the proposal and any other proposal by Parent to amend the terms of this Agreement and the Merger, would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and, further, is reasonably capable of being completed as such.

    (c)
    Except as permitted by Section 6.4(b) and this Section 6.4(c), neither the Company Board nor any committee thereof shall make a Change in the Company Recommendation or approve or recommend, or cause or permit the Company to enter into any letter of intent, contract, agreement or obligation with respect to, any Acquisition Proposal. Notwithstanding the foregoing, if the Company Board determines, in its good faith judgment prior to the time of the Company Stockholders Meeting and after consultation with outside legal counsel and its financial advisor, that it is required to make a Change in the Company Recommendation, as permitted by the terms of Sections 6.2(b), Section 6.4(b) and this Section 6.4(c), and in order to comply with its fiduciary obligations to the Company and its stockholders under the VSCA, the Company Board may make a Change in the Company Recommendation.

        6.5    Employee Benefits Matters.

    (a)
    Except as provided in Section 6(c), nothing contained herein shall be deemed to guarantee employment for any period of time or preclude the Surviving Corporation's or Parent's right to terminate any current Company employee, for any reason subsequent to the Effective Time.

    (b)
    Except as provided in Section 6(c), or as provided under the terms of any Company Plan, nothing contained herein shall be deemed to require Parent to either continue any particular Company Plan or compensation plan, program or arrangement, or to prevent the amendment, modification or termination thereof.

    (c)
    Parent and its Subsidiaries will honor the obligations of the Company or any of its Subsidiaries under the provisions of all Company Plans, provided that this provision shall not prevent Parent from amending, suspending or terminating any such Company Plan to the extent permitted under the respective terms of such Company Plan; provided, however, that nothing herein express or implied, is intended to or shall confer upon any other Person any other right, benefit or remedy of any nature whatsoever under or by reason of this provision. With respect to employees who are subject to collective bargaining agreements at the Effective Time, their terms of employment, compensation and benefits shall continue in effect in accordance with such applicable collective bargaining agreements.

        6.6    Directors' and Officers' Indemnification and Insurance.

    (a)
    From and after the Effective Time, Parent shall cause the Surviving Corporation to honor all the Company's obligations to indemnify the current or former directors or officers of the Company and its Subsidiaries (in all of their capacities), to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company or its Subsidiaries, for acts or omissions by such directors and officers occurring prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), whether pursuant to the Company's Articles of Incorporation, Bylaws or by contract, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company's Articles of Incorporation, Bylaws, and such contract from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

    (b)
    The Surviving Corporation shall maintain in effect for not less than six (6) years from the Effective Time, if available, the directors' and officers' liability insurance policies and, if in existence as of the Effective Time, any fiduciary liability insurance policies maintained by the Company; provided that Parent (or any successor) may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured with respect to claims arising from facts or events that occurred on or before the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby); and provided, further, that Parent's obligations hereunder shall be limited to maintaining such coverages only to the extent that the policy premiums therefor do not exceed, in any one policy year, an amount equal to 250% of the premium paid for each such policy for the policy year preceding the Effective Time (the "Maximum Premium Payment"), or such lesser coverages as the Maximum Premium Payment will purchase.

        6.7    Notification of Certain Matters.    The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which the notifying party determines could reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, and (b) any failure of the Company, Parent or Merger Subsidiary, as the case may be, to comply with or satisfy, in any material respect, any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        6.8    Company Affiliates.    Not less than 45 days prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of those persons who were, in the Company's judgment, on such date, affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such person being a "Company Affiliate")) of the Company, and such list shall be updated as necessary to reflect changes from the date thereof. The Company shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use commercially reasonable efforts to deliver or cause to be delivered to Parent, not less than 21 days prior to the Effective Time, an affiliate letter (the "Affiliate Agreement") in the form attached hereto as Exhibit 6.8, executed by each of the Company Affiliates identified in the foregoing list and any person who shall, in the Company's judgment, have become a Company Affiliate subsequent to the delivery of such list. Parent shall be entitled to place appropriate legends on the certificates evidencing the shares of Parent Common Stock to be received by Company Affiliates in the Merger reflecting the restrictions set forth in Rule 145 promulgated by the SEC and to issue appropriate stop transfer instructions to Parent's transfer agent (provided that such legends and stop transfer instructions shall be removed one year after the Effective Time upon the request of any holder of shares of Parent Common Stock issued pursuant to the Merger if that person is no longer an Affiliate).

        6.9    Section 16 Matters.

  (a)
  Prior to the Effective Time, each of Parent and the Company shall take all such steps as may be required to cause any dispositions of Company Shares (including derivative securities with respect to Company Shares) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the Transactions contemplated by this Agreement, by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the January 12, 1999 No-Action Letter issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

  (b)
  Parent's Board of Directors, or a committee thereof consisting of non-employee directors (as such term is defined for purposes of Exchange Act Rule 16b-3(d)) shall adopt a resolution in advance of the Effective Time confirming that, by operation of the Merger and automatically upon receipt by Company Insiders of Parent Common Stock in exchange for Company Shares, or of options to purchase Parent Common Stock upon assumption and conversion of Company Stock Options, in each case pursuant to the Transaction and to the extent such shares or securities are listed in the person's Section 16 Information, is intended to be exempt pursuant to Rule 16b-3 under the Exchange Act. For purposes hereof, "Section 16 Information" means information regarding "Company Insiders" (officers and directors who are subject to the reporting requirements of Section 16(a) of the Exchange Act) and the number of Company Shares or other Company equity securities deemed to be beneficially owned by each such person and expected to be exchanged for Parent Common Stock or options to purchase Parent Common Stock.

        6.10    Further Action; Reasonable Best Efforts.    Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (a) make as soon as reasonably practicable its respective filings, and thereafter make any other required submissions, under the HSR Act with respect to the Transactions, and (b) use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Company Subsidiaries as are necessary for the consummation of the Transactions and to fulfill the conditions to the Merger; provided that neither Merger Subsidiary nor Parent will be required by this Section 6.10 to take any action, including entering into any consent decree, or other arrangement, that (a) requires the divestiture of any assets of any of Merger Subsidiary, Parent or any of their respective subsidiaries, or (b) limits Parent's freedom of action with respect to, or its ability to retain, any of Parent's or its Affiliates' assets or businesses. If, at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the parties shall cause their respective proper officers and directors to use their reasonable best efforts to take all such action.

        6.11    Tax Treatment.    This Agreement is intended to constitute a "plan of reorganization" within the meaning of Treasury Regulation Section 1.368-2(g). From and after the date of this Agreement, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying, as a reorganization within the meaning of Section 368(a) of the Code.

        6.12    Obligations of Merger Subsidiary.    Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

        6.13    Consents of Accountants.    Parent and the Company will each use all reasonable efforts to cause to be delivered to each other consents, if any, from their respective independent auditors, in form reasonably satisfactory to the recipient and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Registration Statement under the Securities Act.

        6.14    NASDAQ Listing.    Parent shall promptly prepare and submit to the NASDAQ stock market a listing application covering the Parent Common Stock to be issued in the Merger, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject to official notice of issuance to NASDAQ and will not voluntarily withdraw such listings within three years of the Effective Date, and the Company shall cooperate with Parent with respect to such listing.

        6.15    Public Announcements.    The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable law or by NASDAQ requirements, each of Parent and the Company shall each use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other Transactions.

        6.16    Fees and Expenses.    All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except that if the Merger is consummated, the Surviving Corporation or its relevant Subsidiary shall pay, or cause to be paid, any and all property or transfer taxes imposed on the Company or its Subsidiaries. Expenses incurred in connection with the drafting, filing, printing and mailing of the Proxy Statement/Prospectus (other than legal and accounting fees incurred by Parent in connection with same) shall be paid by the Company, and Expenses incurred in connection with the drafting and filing of the Registration Statement (other than legal and accounting fees incurred by Company in connection with same) shall be paid by Parent. For purposes of this provision "Expenses" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

Article 7.    Conditions to the Merger

        7.1    Conditions to the Obligations of Each Party.    The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

  (a)
  Registration Statement.    The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC.

  (b)
  Company Stockholder Approval.    This Agreement shall have been approved by the requisite affirmative vote of the stockholders of the Company in accordance with the VSCA and the Company's Articles of Incorporation.

  (c)
  No Injunctions or Restraints; Illegality.    No Laws shall have been adopted or promulgated and no temporary restraining order, preliminary or permanent injunction or other order ("Order") issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition, and subject to Section 6.10, the asserting party shall have used its reasonable best efforts in a manner consistent with this Agreement, including, without limitation, Section 6.10, to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such judgment that may be entered.

  (d)
  U.S. Antitrust Waiting Periods.    Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and any investigation opened by reason of a second request for additional information or otherwise shall have been terminated or closed.

  (e)
  NASDAQ Listing.    The Parent Common Stock to be issued in the Merger shall have been authorized for listing on the NASDAQ, subject to official notice of issuance.

  (f)
  Other Governmental and Regulatory Approvals.    Other than the filing of the necessary Merger documents and filings pursuant to the HSR Act, all consents, clearances, approvals and actions of, filings with and notices to any governmental entity required of Parent, the Company or any of their Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the Merger, the issuance of Parent Common Stock required hereunder and the other transactions contemplated hereby, shall have been made and obtained, except for those the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

        7.2    Conditions to the Obligations of Parent and Merger Subsidiary.    The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

  (a)
  Representations and Warranties.    Except for and excluding the representations and warranties set forth in Sections 3.2, 3.5 and 3.22, the representations and warranties of the Company contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Effective Time, with the same force and effect as if made as of the Effective Time (other than such representations and warranties as are made as of another date which shall be true and correct as of such date), except where the failure to be so true and correct (without giving effect to any limitations or qualifications as to "materially", including the word "material" or "Company Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a Company Material Adverse Effect. The representations and warranties set forth in Sections 3.2, 3.5 and 3.22 shall be true and correct, as written, when made and true and correct as of the Effective Time.

  (b)
  Agreements and Covenants.    The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

  (c)
  Officer Certificate.    The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by a duly authorized executive officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.2(a) and 7.2(b).

  (d)
  Consents.    The consents, approvals and authorizations, if any, listed on Section 7.2(d) of the Parent Disclosure Schedule shall have been obtained.

  (e)
  Absence of Company Material Adverse Effect.    Since the date of this Agreement, there shall have been no event, change, effect, development, condition or occurrence that, individually or in the aggregate has had or could reasonably be expected to have a Company Material Adverse Effect.

  (f)
  Tax Opinion.    Parent shall have received an opinion of counsel, in form and substance satisfactory to Parent, to the effect that, and based upon customary or reasonable representations and subject to customary or reasonable limitations and assumptions for United States federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and each of Parent, Merger Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The representations upon which the opinion is based shall be provided in representation letters signed and dated the date of such opinion by an authorized officer of the representing entity, and shall not have been withdrawn or modified in any material respect as of the Effective Time. In rendering such opinion, counsel may request and rely upon representations contained in certificates of officers of the Company, Parent, the Merger Subsidiary, and others, and the parties to this Agreement shall use their best efforts to make available such truthful certificates.

        7.3    Conditions to the Obligations of the Company.    The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

  (a)
  Representations and Warranties.    The representations and warranties of Parent and Merger Subsidiary contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Effective Time, with the same force and effect as if made as of the Effective Time (other than such representations and warranties as are made as of another date which shall be true and correct as of such date), except where the failure to be so true and correct (without giving effect to any limitations or qualification as to "materially", including the word "material" or "Parent Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a Parent Material Adverse Effect.

  (b)
  Agreements and Covenants.    Parent and Merger Subsidiary shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

  (c)
  Officer Certificate.    Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by a duly authorized executive officer of Parent, certifying as to the satisfaction of the conditions specified in Sections 7.3(a) and 7.3(b).

  (d)
  Absence of Parent Material Adverse Effect.    Since the date of this Agreement, there shall have been no event, change, effect, development, condition or occurrence that, individually or in the aggregate has had or could reasonably be expected to have a Parent Material Adverse Effect.

  (e)
  Tax Opinion.    The Company shall have received an opinion of counsel, in form and substance satisfactory to the Company, to the effect that and based upon customary or reasonable representations and subject to customary or reasonable limitations and assumptions for United States federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, each of Parent, Merger Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, and such other tax aspects relating to the tax treatment of Company stockholders as the Company shall determine necessary, which opinion shall not have been withdrawn or modified in any material respect. The representations upon which the opinion is based shall be provided in representation letters signed and dated the date of such opinion by an appropriate officer of the representing entity, and shall not have been withdrawn or modified in any material respect as of the Effective Time. In rendering such opinion, counsel may request and rely upon representations contained in certificates of officers of the Company, Parent, the Merger Subsidiary, and others, and the parties to this Agreement shall use their best efforts to make available such truthful certificates.

Article 8.    Termination, Amendment and Waiver

        8.1    Termination.    This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the Company's stockholders, as follows:

  (a)
  by mutual written consent of Parent, Merger Subsidiary, and the Company;

  (b)
  by either Parent or the Company if the Effective Time shall not have occurred on or before April 30, 2006 ("Outside Date," which term shall include the date of any mutually agreed written extension thereof); provided, however, that if on the otherwise applicable Outside Date the conditions to Closing set forth in Sections 7.1(d) or (f) shall not have been fulfilled but all other conditions to Closing shall have occurred or shall be capable of being fulfilled, then the Termination Date shall be automatically extended to July 30, 2006 (the "Extended Outside Date"); and provided, further, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

  (c)
  by either Parent or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger;

  (d)
  by either Parent or the Company, if upon a vote thereon, consistent with Company's obligations under Sections 6.2(b), 6.4(b) and 6.4(c), this Agreement shall fail to receive the requisite vote for approval at the Company Stockholders Meeting;

  (e)
  by Parent, upon a breach of one or more representations, warranties, covenants or agreements on the part of the Company set forth in this Agreement, or if one or more representations or warranties of the Company shall have become untrue, in either case such that, individually or in the aggregate, such breach or untruth has had or could reasonably be expected to have a Company Material Adverse Effect ("Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company, Parent may not terminate this Agreement under this Section 8.1(e) for so long as the Company continues to exercise its reasonable best efforts to cure such breach, unless such breach is not cured within forty-five (45) days after notice of such breach is provided by Parent to the Company;

  (f)
  by the Company, upon a breach of one or more representations, warranties, covenants or agreements on the part of Parent and Merger Subsidiary set forth in this Agreement, or if any one or more representations or warranties of Parent and Merger Subsidiary shall have become untrue, in either case such that, individually or in the aggregate, such breach or untruth has had or could reasonably be expected to have a Parent Material Adverse Effect ("Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by Parent and Merger Subsidiary, the Company may not terminate this Agreement under this Section 8.1(f) for so long as Parent and Merger Subsidiary continue to exercise their reasonable best efforts to cure such breach, unless such breach is not cured within forty-five (45) days after notice of such breach is provided by the Company to Parent;

  (g)
  by Parent, if (i) the Company's Board of Directors shall have made a Change in the Company Recommendation, or (ii) the Company fails to call or hold the Company Stockholders Meeting within six (6) months of the date hereof (provided that if the Registration Statement shall not have become effective for purposes of the Federal securities laws by the date that is twenty (20) business days prior to the date that is five (5) months from the date hereof, then such six-month period shall be extended by the number of days that elapse from the end of the five-month period until the effective date of the Registration Statement;

  (h)
  by the Company, if (i) the Company's Board of Directors authorizes the Company, subject to complying with the terms of Sections 6.2(b), 6.4(b) and 6.4(c) and related provisions of this Agreement, to enter into a binding written agreement concerning a Business Combination transaction that constitutes a Superior Proposal to the Company and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice and (ii) Parent does not make, within five (5) business days of receipt of the Company's written notification of Company's intention to enter into a binding agreement for such Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith and after consultation with its financial advisor and legal counsel, is at least as favorable to the Company's stockholders as such Superior Proposal (it being understood that the Company shall not enter into such binding agreement during such five (5) day period).

        8.2    Effect of Termination.    In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, except (a) for Section 6.3(b), Section 6.16, this Section 8.2, Section 8.3 and Article 9, and (b) that nothing herein shall relieve any party from liability for any breach of any of its representations, warranties or covenants or for any failure to perform any of its agreements and obligations set forth herein prior to such termination.

        8.3    Termination Fees and Expenses.

  (a)
  If this Agreement is terminated

  (i)
  by Parent, pursuant to Section 8.1(g)(i);

  (ii)
  by either Parent or the Company, if the Effective Time has not occurred or before the Outside Date or the Extended Outside Date, as contemplated by Section 8.1(b) (but only if, on or before the date this Agreement is terminated, an offer or proposal shall have been made for, or any announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in) a transaction that would constitute a Business Combination, as defined in Section 8.3(b), involving the Company (whether or not such offer, proposal, announcement or agreement will have been rejected or withdrawn prior to the date this Agreement is terminated));

    (iii)
    by Parent or the Company, if, pursuant to and in accordance with the requirements of Section 8.1(d), the Merger shall have failed to receive the requisite vote of approval at the Company Stockholders Meeting (but only if, on or before the date this Agreement is terminated, an offer or proposal shall have been made for, or any announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in) a transaction that would constitute a Business Combination, as defined in Section 8.3(b), involving the Company (whether or not such offer, proposal, announcement or agreement will have been rejected or withdrawn prior to the date this Agreement is terminated));

    (iv)
    By Parent, if, pursuant to and in accordance with the provisions of Section 8.1(g)(ii), the Company fails to call or hold the Company Stockholders Meeting within the time described in such Section 8.1(g)(ii) (but only if, on or before the date this Agreement is terminated, an offer or proposal shall have been made for, or any announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in) a transaction that would constitute a Business Combination, as defined in Section 8.3(b), involving the Company (whether or not such offer, proposal, announcement or agreement will have been rejected or withdrawn prior to the date this Agreement is terminated)); and

    (v)
    by the Company, pursuant to Section 8.1(h),

  then (A) in the case of termination pursuant to Sections 8.3(a)(i), (a)(ii), (a)(iii) and (a)(iv) if within twelve (12) months of termination of this Agreement the Company enters into a definitive agreement with any Person (other than Parent or any of Parent's Affiliates) with respect to a Business Combination, or in the event that any Business Combination with respect to the Company is consummated, the Company shall pay to Parent, not later than three (3) business days after the Company enters into a definitive agreement with any such Person, a termination fee equal to $7,500,000, together with Parent's expenses related to the proposed transaction in an amount not to exceed $1,000,000 (the "Termination Fee"), and (B) in the case of a termination pursuant to Section 8.3(a)(v), the Company shall pay the Termination Fee to Parent at or prior to such termination.

  (b)
  For purposes of Section 8.3(a), the term "Business Combination" means, with respect to the Company (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company as a result of which either (A) the Company's stockholders prior to such transaction (by virtue of their ownership of such party's shares) in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting in such transaction (or the ultimate parent entity thereof), or (B) the individuals comprising the Company's Board of Directors prior to such transaction do not constitute a majority of the Board of Directors of such ultimate parent entity, (ii) a sale, lease, exchange, transfer or other disposition of at least 50% of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, directly or indirectly, by a Person of beneficial ownership of 50% or more of the Company Shares, whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise (other than a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction upon the consummation of which the Company's stockholders would in the aggregate beneficially own greater than 50% of the voting securities of such Person).

        8.4    Amendment.    This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

        8.5    Waiver.    At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Article 9.    General Provisions

        9.1    Non-Survival of Representations, Warranties and Agreements.    The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1 (except as provided in Section 8.2), as the case may be, except that the agreements set forth in Articles 1 and 2 and Sections 6.3(b), 6.5, 6.6, 6.9 and 6.11 and this Article 9 shall survive the Effective Time.

        9.2    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

If to Parent or Merger Subsidiary:	Steel Dynamics, Inc. 6714 Pointe Inverness Way, Suite 200 Fort Wayne, Indiana 46804 ATTN: Keith Busse
With a copy to:	Barrett & McNagny, LLP 215 E. Berry Street Fort Wayne, IN 46802 ATTN: Robert S. Walters
If to the Company:	Roanoke Electric Steel Corporation P.O. Box 13948 Roanoke, VA 24038-3948 ATTN: Donald G. Smith
With a copy to:	Roanoke Electric Steel Corporation P.O. Box 13948 Roanoke, VA 24038-3948 ATTN: William Watson

        9.3    Certain Definitions.    For purposes of this Agreement:

        "Affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

        "Beneficial Owner," with respect to any Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

        "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York.

        "Company Board" means the board of directors of the Company.

        "Company Disclosure Schedule" means the written disclosure schedule delivered by the Company to Parent and Merger Subsidiary prior to the execution of this Agreement, which schedule sets forth, with respect to each item disclosed therein, the specified section of Article 3 to which such item relates.

        "Company Material Adverse Effect" means any change, event, circumstance or effect shall have occurred that, when taken together with all other adverse changes, events, circumstances or effects that have occurred, (i) is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including contingent liabilities) of the Company and the Subsidiaries taken as a whole or (ii) prevents or materially delays the performance by the Company of any of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated herein, except, in the case of (i) above, to the extent resulting from (A) any changes in general United States or global economic conditions or any changes in the industry in which the Company operates; provided that any such changes do not adversely affect in a materially disproportionate manner the Company and the Subsidiaries taken as a whole as compared to similarly situated businesses; (B) any changes to financial or securities markets (including any disruption thereof and any decline in the price of any security, including the Company Shares, or market index, in each case, in and of itself); provided that any such change does not adversely affect in a materially disproportionate manner the Company and the Subsidiaries taken as a whole as compared to similarly situated businesses; (C) any changes, events, circumstances or effects resulting from entering into this Agreement or the announcement thereof or the pendency or consummation of the transactions contemplated hereby, including any changes relating to the workforce of the Company and its Subsidiaries; and (D) any changes in applicable Law or GAAP or the interpretation thereof after the date of this Agreement; provided that any such change does not adversely affect in a materially disproportionate manner the Company and the Subsidiaries taken as a whole as compared to similarly situated businesses.

        "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or credit arrangement or otherwise.

        "Environment" means any land, soil, substrata, groundwater, surface water, drinking water, sediment, air, or terrestrial or aquatic biota.

        "Environmental Claim" means any and all actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Substances.

        "Environmental Laws" means any United States federal, state or local or non-United States laws (including common law), ordinances, regulations, rules, codes, orders or other requirements of law relating to (i) Releases or threatened Releases of Hazardous Substances or materials containing Hazardous Substances, (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances, (iii) pollution or protection of the Environment, health, safety or natural resources, (iv) exposure to Hazardous Substances or (v) natural resource damages.

        "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

        "Hazardous Substances" means (i) those substances, chemicals, materials or wastes defined in or regulated under the following United States federal statutes and their state and non-United States counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, (ii) petroleum and petroleum products, including crude oil and any fractions thereof, (iii) natural gas, synthetic gas, and any mixtures thereof, (iv) polychlorinated biphenyls, asbestos, radon, lead and mold, (v) any other contaminant and (vi) any substance, chemical, material or waste regulated pursuant to, or with respect to which liability may be imposed under, any Environmental Law.

        "Intellectual Property" means (i) United States, non-United States and international patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof and (iv) confidential and proprietary information, including trade secrets and know-how.

        "Knowledge of the Company" or words to that effect means the actual knowledge of Donald Smith, Timothy R. Duke, T. Joe Crawford, Mark Meikle, William Watson and Donald Higgins, and, solely with respect to Sections 3.13 and 3.21, Bruce Groff.

        "Knowledge of Parent" or words to that effect means the actual knowledge of Keith E. Busse, Gary Heasley, Mark Millett and Richard Teets, Jr.

        "Lien" means any mortgage, lien, pledge, charge, claim, security interest, or encumbrance of any kind; provided, however, that the term "Lien" shall not include (i) liens for water and sewer charges and current taxes, assessments and other governmental levies, fees or charges not yet due and payable or being contested in good faith (for which adequate reserves have been reflected on the Company's financial statements), (ii) mechanics, carriers', workers', repairers', materialmen's, warehousemen's, and similar liens, and (iii) purchase money liens and liens securing rental payments under capital lease arrangements.

        "Parent Disclosure Schedule" means the written disclosure schedule delivered by the Parent to the Company prior the execution of this Agreement, which schedule sets forth, with respect to each item disclosed therein, the specified section of Article 4 to which such item relates.

        "Parent Material Adverse Effect" means any change, event, circumstance or effect shall have occurred or been threatened that, when taken together with all other adverse changes, events, circumstances or effects that have occurred or been threatened, (i) is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including contingent liabilities) of the Parent and the Subsidiaries taken as a whole or (ii) prevents or materially delays the performance by the Parent of any of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated herein, except, in the case of (i) above, to the extent resulting from (A) any changes in general United States or global economic conditions or any changes in the industry in which the Parent operates; provided that any such changes do not adversely affect in a materially disproportionate manner the Parent and the Parent Subsidiaries taken as a whole as compared to similarly situated businesses; (B) any changes to financial or securities markets (including any disruption thereof and any decline in the price of any security, including the Parent Stock, or market index, in each case, in and of itself); provided that any such change does not adversely affect in materially disproportionate manner the Parent and the Subsidiaries taken as a whole as compared to similarly situated businesses; (C) any changes, events, circumstances or effects resulting from entering into this Agreement or the announcement thereof or the pendency or consummation of the transactions contemplated hereby, including any changes relating to the workforce of the Parent and its Subsidiaries; and (D) any changes in applicable Law or GAAP or the interpretation thereof after the date of this Agreement; provided that any such change does not adversely affect in a materially disproportionate manner the Parent and the Subsidiaries taken as a whole as compared to similarly situated businesses.

        "Person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, trust, association, other entity, or government, political subdivision, agency or instrumentality of a government.

        "Reference Date" means October 3, 2005.

        "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

        "Remedial Action" means all action to (i) clean up, remove, treat or handle in any other way Hazardous Substances in the Environment, (ii) restore or reclaim the Environment or natural resources, (iii) prevent the Release of Hazardous Substances so that they do not migrate, endanger or threaten to endanger public health or the Environment or (iv) perform remedial investigations, feasibility studies, corrective actions, closures and post-remedial or post-closure studies, investigations, operations, maintenance and monitoring on, about or in any real property.

        "SEC" means the Securities and Exchange Commission.

        "Subsidiary" or "Subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

        "Taxes" shall mean (a) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of like kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customs' duties, tariffs and similar charges, (b) any liability for the payment of any Tax as a result of membership in any affiliated, consolidated, combined or unitary group of corporations of which the Company or any Company Subsidiary is or has been a member and (c) any transferee or secondary liability in respect of any Tax (whether imposed by Law or contractual arrangement).

        "Tax Returns" means any return, declaration, report, election, claim for refund or information return or other statement or form relating to, filed or required to be filed with any taxing authority, including any schedule or attachment thereto, and including any amendment thereof.

        9.4    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

        For the avoidance of doubt, the termination of this Agreement will not affect parties relative rights and obligations under the Confidentiality Agreement.

        9.5    Entire Agreement; Assignment; No Third Party Beneficiaries.    This Agreement (including the Schedules and Exhibits hereto) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Merger Subsidiary may assign all or any of its rights and obligations hereunder to any affiliate of Parent controlled by Parent; provided that such assignment does not adversely affect the qualification of the Merger as a reorganization under Section 368(a) of the Code or the ability of Parent and the Company to receive the opinions described in Sections 7.2(f) and 7.3(e); and provided further, that no such assignment shall relieve the Party and the Merger Subsidiary of their obligations hereunder if such assignee does not perform such obligations. This Agreement shall be binding and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any other right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.6 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

        9.6    Specific Performance.    The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

        9.7    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to choice of law principles thereof), other than those provisions set forth herein that are required to be governed by the VSCA and the IBCL.

        9.8    Submission to Jurisdiction; Waivers.    Each of Parent and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the state or federal courts of either Virginia or Indiana, and each of Parent and Company hereby irrevocably submits with regard to any such action or proceeding, for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Parent and Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in a convenient forum) (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        9.9    Headings.    The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        9.10    Counterparts.    This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[SIGNATURE PAGE TO FOLLOW]

        IN WITNESS WHEREOF, Parent, Merger Subsidiary and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Steel Dynamics, Inc.
By:	/s/ KEITH E. BUSSE Keith E. Busse, President and Chief Executive Officer
RS Acquisition Corporation
By:	/s/ KEITH E. BUSSE Keith E. Busse, President
Roanoke Electric Steel Corporation
By:	/s/ DONALD G. SMITH Donald G. Smith, Chairman and Chief Executive Officer

ANNEX B

PLAN OF MERGER

merging

Roanoke Electric Steel Corporation,
a Virginia corporation

with and into

RS Acquisition Corporation,
an Indiana corporation

        1.     Merger.    Roanoke Electric Steel Corporation, a Virginia corporation (the "Company") shall, upon the effective time and date set forth in the Articles of Merger (the "Articles of Merger") to be filed with the State Corporation Commission (the "SCC") of the Commonwealth of Virginia and the Secretary of State of the State of Indiana (such time being referred to herein as the "Effective Time"), be merged (the "Merger") with and into RS Acquisition Corporation, an Indiana corporation ("Merger Subsidiary") and a direct wholly owned subsidiary of Steel Dynamics, Inc., an Indiana corporation ("Parent"). As a result of the Merger, the separate corporate existence of the Company shall cease and Merger Subsidiary shall continue as the surviving corporation following the Merger (the "Surviving Corporation"). The corporate existence of Merger Subsidiary, with all its purposes, rights, privileges, franchises, powers and objects, shall continue unaffected and unimpaired by the Merger.

        2.     Effects of the Merger.    At the Effective Time, the Merger shall have the effects set forth in Section 13.1-721 of the Virginia Stock Corporation Act (the "VSCA") and Section 23-1-40-6 of the Indiana Business Corporation Law ("IBCL"). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property rights, privileges, powers, and franchises of the Company and Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities, and duties of the Company and the Merger Subsidiary shall become the debts, liabilities, obligations, restrictions, disabilities, and duties of the Surviving Corporation.

        3.     Articles of Incorporation.

          At the Effective Time, the Articles of Incorporation of the Merger Subsidiary in effect immediately prior to the Effective Time, as set forth on Exhibit A attached hereto, shall be the articles of incorporation of the Surviving Corporation, until the same shall thereafter be altered, amended, or repealed in accordance with the IBCL or the articles of incorporation of the Surviving Corporation.

        4.     Board of Directors.    The directors of Merger Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation at the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected or appointed, as the case may be.

        5.     Officers.    The officers of Merger Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation at the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected or appointed, as the case may be.

        6.     Conversion of Capital Stock of the Company.

          (a)   At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of the Company's no par value common stock ("Company Shares") outstanding immediately prior to the Effective Time (other than Company Shares owned or held directly or indirectly by Parent, Merger Subsidiary or any wholly-owned subsidiary of Parent, or held directly or indirectly by the Company or any wholly-owned subsidiary of the Company, all of which shall be canceled as provided in Section 6(d)), including those Company Shares subject to restricted stock awards that become non-forfeitable and fully transferable by virtue of the transactions contemplated under the Agreement (the "Restricted Company Shares") shall be converted into the right to receive:

              (i)  0.400 shares of Parent's common stock ("Parent Common Stock"), par value $0.01 per share (the "Per Share Stock Consideration"), and

             (ii)  $9.75 in cash, without interest (the "Per Share Cash Consideration" and, together with the "Per Share Stock Consideration," the "Merger Consideration") together with any cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 12.

          (b)   The nature and amount of the Merger Consideration is fixed and will not be adjusted for changes in the market value of Parent Common Stock or of the Company Shares.

          (c)   Each issued and outstanding Company Share (other than shares to be cancelled in accordance with Section 6(d) hereof), shall be converted automatically into the right to receive the Merger Consideration. From and after the Effective Time, all such Company Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Company Share, whether held as book-entry or by a certificate representing any such Company Share shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with the terms hereof. Notwithstanding the previous sentence, and subject to the effect of applicable laws, there shall be paid, at the appropriate payment date, to holders of Common Shares on the related record date, the amount of dividends or other distributions payable with respect to such Common Shares, regardless of whether such payment date is prior to or after the Effective Time.

          (d)   Each Company Share owned directly or indirectly by Parent, Merger Subsidiary or any other wholly-owned subsidiary of Parent, or held directly or indirectly by the Company or any wholly-owned subsidiary of the Company at the Effective Time shall, by virtue of the Merger, cease to be outstanding, shall be canceled and retired, and no Merger Consideration, cash or other consideration shall be delivered in exchange therefor.

          (e)   Each share of the common stock, par value $0.01 per share, of Merger Subsidiary outstanding immediately prior to the Effective Time shall remain outstanding and unchanged following the Effective Time as shares of the Surviving Corporation.

        7.     Company Stock Options and Other Equity-Based Awards.

          (a)   Each unexercised option to purchase Company Shares ("Company Stock Options") granted pursuant to any stock option plans or other equity-related compensation plans of the Company ("Company Stock Option Plans"), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall cease to represent a right to acquire Company Shares and shall be converted, at the Effective Time, into an option to acquire shares of Parent Common Stock, on the same terms and conditions as were applicable under each particular Company Stock Option and in accordance with any changes to such terms required pursuant to the terms of the Company Stock Option or the Company Stock Option Plans by reason of the Agreement or the transactions contemplated therein, or as required pursuant to Section 7(d) below. The number of shares of Parent Common Stock subject to each converted Company Stock Option shall be determined by multiplying the number of Company Shares subject to such Company Stock Option immediately prior to the Effective Time by 0.7389 (the "Exchange Ratio"), rounded, if necessary, to the nearest whole share of Parent Common Stock, and such converted Company Stock Option shall have an exercise price per share (rounded to the nearest whole cent) equal to the per share exercise price specified in such Company Stock Option divided by the Exchange Ratio; provided, however, that (1) in the case of any Company Stock Option to which Section 421 of the Internal Revenue Code of 1986, as amended (the "Code") applies by reason of its qualification under Section 422 of the Code, or (2) to the extent required under Section 409A of the Code and applicable Treasury Department guidance thereunder to prevent the converted Company Stock Option from being treated as the grant of a new stock option, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code and, as applicable, the requirements of Section 409A of the Code. On or prior to the Effective Time, the Company will take all necessary actions for the adjustment of Company Stock Options pursuant to this Section 7(a), including, but not limited to, precluding the holder of each Company Stock Option from receiving any cash payments in respect of such Company Stock Options in connection with the Merger.

          (b)   At the Effective Time, Parent shall assume each Company Stock Option Plan and each Company Stock Option in accordance with the terms of the Company Stock Option Plan under which it was issued and the stock option agreement by which it is evidenced. As soon as practicable after the Effective Time, but no later than two (2) Business Days after the Effective Time, Parent shall deliver to the holders of Company Stock Options written notices confirming each such holders' rights pursuant to the Company Stock Option Plans and the number of shares of Parent Common Stock to which each holder is entitled and the exercise price thereof, but in all other respects the agreements evidencing the grants of such Company Stock Options and the remaining terms and conditions shall continue in effect on the same terms and conditions as existed prior to the Effective Time and in accordance with any changes to such terms required pursuant to the terms of the Company Stock Option or the Company Stock Option Plans by reason of the Agreement or the transactions contemplated thereby, or as required pursuant to Section 7(d) below.

          (c)   Prior to the Closing, (i) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options, and (ii) the Company shall take all corporate action, if any, necessary for the Company to (A) have its transfer agent record that all Restricted Company Shares are non-forfeitable and fully transferable at the Effective Time and (B) provide for full vesting and payment at the Effective Time of lump sum cash payments to the holders of performance grants issued under the Company's 2005 Stock Incentive Plan (the "2005 Plan"). Promptly after the Effective Time, but no later than two (2) Business Days after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to such Company Stock Options, and Parent shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Stock Options remain outstanding or for so long as such registration statement is required with respect thereto. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Parent shall administer the Company Stock Option Plans in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

          (d)   Each unexercised Company Stock Option, whether vested or unvested, that is held by any executive officer of the Company immediately prior to the Effective Time shall remain exercisable (without regard to whether termination of the executive officer's employment would have provided for a shorter exercise period following such termination of employment) until the last date on which exercise would be permitted without causing the Company Stock Option to be treated as modified for purposes of Section 409A of the Code and proposed Treasury Department regulations issued thereunder.

        8.     Exchange Agent.    Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably satisfactory to the Company to act as exchange agent hereunder (the "Exchange

Agent") for the purpose of exchanging certificates which immediately prior to the Effective Time evidenced Company Shares (the "Company Certificates") as well as Company Shares which immediately prior to the Effective Time were represented by book-entry ("Company Book Entry Shares") for Parent Company Stock and cash, reflecting the Merger Consideration as prescribed in Section 6. At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of Company Shares (i) certificates representing the Parent Common Stock issuable pursuant to Section 6 (or otherwise shall make shares of Parent Common Stock available for such issuance electronically) and (ii) cash sufficient to pay the aggregate Per Share Cash Consideration to be paid in the Merger, together with additional cash for fractional shares in accordance with Section 12 and any dividends or other distributions pursuant to Section 10. Parent shall make available to the Exchange Agent, from time to time as needed, additional cash sufficient to pay cash in lieu of fractional shares pursuant to Section 12 and any dividends and other distributions pursuant to Section 10.

        9.     Exchange Procedures.    Parent shall cause the Exchange Agent to mail to each holder of record of Company Shares (i) a letter of transmittal which shall specify that delivery of Company Shares shall be effected, and risk of loss and title to the Company Shares shall pass, only upon delivery of the Company Shares, electronically or by delivery of Company Certificates, to the Exchange Agent, which letter shall be in customary form and have such other provisions as Parent may reasonably specify, and which shall be reasonably acceptable to the Company prior to the Effective Time and (ii) instructions for effectuating the surrender of such Company Shares in exchange for the Merger Consideration. Upon surrender of a Company Share to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Company Share shall be entitled to receive in exchange therefor the Merger Consideration.

        No interest will be paid or will accrue on the Per Share Cash Consideration or on any cash payable pursuant to Section 10 or Section 12.

        Prior to the Effective Time, Parent and Merger Subsidiary will enter into an exchange agent and nominee agreement with the Exchange Agent, in a form reasonably acceptable to the Company, setting forth the procedures to be used in accomplishing the deliveries and other actions contemplated by this Section 9, the provisions of which agreement may vary in any respect not material and adverse to the stockholders of the Company.

        In the event of a transfer of ownership of Company Shares which is not registered in the transfer records of the Company, one or more shares of Parent Common Stock evidencing, in the aggregate, the proper number of shares of Parent Common Stock, a check in the proper amount of the Per Share Cash Consideration to which such holder is entitled and for the cash that such holder has the right to receive pursuant to the provisions of Section 10 and Section 12, may be issued with respect to such Company Shares to such a transferee if the Company Shares are transferred electronically or the Company Certificate representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

        10.   Adjustments in and Distributions with Respect to Company Shares.

          (a)   Adjustments.    If, between the date of the Agreement and the Effective Time, the outstanding Parent Common Stock or Company Shares shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, combination, stock split, split-up, combination or exchange of shares, or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, the Exchange Ratio and the Merger Consideration, and any other similarly dependent items described in Section 7, shall be appropriately adjusted to provide to the holders of Company Shares or of rights to receive

  Company Shares the same economic effect as contemplated by the Agreement prior to such event, and, as so adjusted, from and after the date and time of such event, shall constitute the Merger Consideration, Exchange Ratio or other dependent item, as applicable, subject to further adjustment hereunder.

          (b)   Distributions with Respect to Company Shares.    All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time, and if a dividend or other distribution is declared by Parent in respect of the Parent Common Stock the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to the Agreement. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time, however, shall be paid to the holder of any unsurrendered Company Shares, with respect to the shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Company Shares until such holder shall surrender such Company Shares, in accordance with Section 9. Subject to the effect of applicable laws, following surrender of any such Company Shares, there shall be paid to such holder of shares of Parent Common Stock issuable in exchange therefor, without interest (i) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date prior to such surrender payable with respect to such shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

        11.   No Further Ownership Rights in Company Shares.    All shares of Parent Common Stock issued and all cash paid upon conversion of Company Shares shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the Company Shares. Until surrendered, each Company Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration (and any cash to be paid pursuant to Sections 10 or 12).

        12.   No Fractional Shares of Parent Common Stock.

          (a)   No fractional shares of Parent Common Stock or book-entry credit for the same shall be issued upon the surrender for exchange of Company Shares, and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock.

          (b)   Each holder of Company Shares exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Company Shares delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Stock multiplied by (ii) the closing price for a share of Parent Common Stock on the Nasdaq National Market on the date of the Effective Time or, if such date is not a Business Day, the Business Day immediately before the date on which the Effective Time occurs.

          (c)   As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

        13.   Withholding Rights.    Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Plan of Merger to any holder of Company Shares, Company Stock Options or any other equity rights in the Company such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and Treasury regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Plan of Merger as having been paid to the holder of Company Shares, Company Stock Options or any other equity rights in the Company in respect of which such deduction and withholding was made by Parent and such amounts shall be delivered by Parent to the applicable taxing authority.

        14.   Stock Transfer Books.    The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Company Shares thereafter on the records of the Company. On or after the Effective Time, any Company Certificate presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to Company Shares formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 12 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 10.

        15.   Defined Terms.    As used in this Plan of Merger, the following terms shall have the meanings set forth below:

          (a)   "Agreement" means the Agreement of Merger and Reorganization, dated as of October 17, 2005 among Parent, Merger Subsidiary, and the Company.

          (b)   "Business Day" means any day on which the principal offices of the SEC in Washington, DC are open to accept filings, or, in the case of determining a date when payment is due, any day on which banks are not required or authorized to close in the City of New York.

          (c)   "Person" means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, trust, association, other entity, or government, political subdivision, agency, or instrumentality of a government.

EXHIBIT "A"

ARTICLES OF INCORPORATION State Form 4159 (R12/1-03) Approved by State Board of Accounts, 2003	TODD ROKITA SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St., Rm. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576
INSTRUCTIONS:	Use 8 1/2" × 11" white paper for attachments. Present original and one copy to address in upper right corner of this form. Please TYPE or PRINT. Please visit our office on the web at www.sos.in.gov.	Indiana Code 23-1-21-2 FILING FEE: $90.00

ARTICLES OF INCORPORATION

The undersigned, desiring to form a corporation (hereinafter referred to as "Corporation') pursuant to the provisions of:
☒	Indiana Business Corporation Law	☐	Indiana Professional Corporation Act 1983, Indiana Code 23-1.5-1-1 et seq. (Professional corporations must include Certificate of Registration.)
As amended, executes the following Articles of Incorporation:

ARTICLE I - NAME AND PRINCIPAL OFFICE

Name of Corporation (the name must include the word "Corporation", "Incorporated", "Limited", "Company" or an abbreviation thereof)
RS Acquisition Corporation

Principal Office:

Post office address	City	State	ZIP code
6714 Pointe Inverness Way, Suite 200	Fort Wayne	IN	46804

ARTICLE II - REGISTERED OFFICE AND AGENT

Registered Agent: The name and street address of the Corporation's Registered Agent and Registered Office for service of process are:

Name of Registered Agent
Keith Busse

Address of Registered Office (street or building)	City		ZIP code
6714 Pointe Inverness Way, Suite 200	Fort Wayne	Indiana	46804

ARTICLE III - AUTHORIZED SHARES

Number of shares the Corporation is authorized to issue: 1000
If there is more than one class of shares, shares with rights and preferences, list such information as "Exhibit A."

ARTICLE IV - INCORPORATORS [the name(s) and address(es) of the incorporators of the corporation)

NAME	NUMBER AND STREET OR BUILDING	CITY	STATE	ZIP CODE

Anne E. Simerman	215 E. Berry Street	Fort Wayne	IN	46802

In Witness Whereof, the undersigned being all the incorporators of said Corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true, this 28th day of September, 2005.

Signature of incorporator	Printed name
/s/ Anne E. Simerman	Anne E. Simerman

Signature of incorporator	Printed name

Signature of incorporator	Printed name

This instrument was prepared by: (name)
Anne E. Simerman, Barrett & McNagny, LLP

Address (number, street, city and state)	ZIP code
215 E. Berry Street, Fort Wayne, IN	46802

ANNEX C

Jefferies & Company, Inc. 520 Madison Avenue, 12th Floor New York, New York 10022 tel (212) 284-2550 fax (212) 284-2540 www.jefferies.com

October 17, 2005

The Board of Directors
The Special Committee of the Board of Directors
Roanoke Electric Steel Corporation
101 West Side Blvd, N.W.
Roanoke, VA 24017

Members of the Board and the Special Committee of the Board:

        We understand that Roanoke Electric Steel Corporation (the "Company"), Steel Dynamics, Inc. ("Parent"), and RS Acquisition Corporation, a direct wholly owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement of Merger and Reorganization, dated as of October 17, 2005 (the "Merger Agreement"), pursuant to which the Company will merge with and into the Merger Sub (the "Merger") in a transaction in which each outstanding share of common stock, no par value per share, of the Company (the "Common Stock"), other than shares of Common Stock owned or held directly or indirectly by Parent or by Merger Sub or directly or indirectly by the Company, all of which shares will be canceled and retired, will be converted into the right to receive a combination of (i) 0.400 shares of Parent's common stock ("Parent Common Stock"), par value $0.01 per share, and (ii) $9.75 in cash, without interest (such Parent Common Stock and cash, together, the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        Jefferies & Company, Inc. ("Jefferies"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. We have been engaged by the Company to act as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Merger. We also will be reimbursed for expenses incurred. The Company has agreed to indemnify Jefferies against liabilities arising out of or in connection with the services rendered and to be rendered by Jefferies under such engagement. We maintain a market in the securities of the Company and Parent, and we and our affiliates may trade or hold securities of the Company or Parent for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. We may in the future provide financial advisory and financing services to Parent and may receive fees for the rendering of such services.

        You have asked for our opinion as investment bankers as to whether the Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

        In conducting our analysis and arriving at the opinion expressed herein, we have, among other things, (i) reviewed the Merger Agreement; (ii) reviewed the Company's and Parent's operations and prospects; (iii) reviewed certain financial and other information about the Company and Parent that was publicly available; (iv) reviewed information furnished to us by the Company's management and Parent's management, respectively, including certain internal financial analyses, budgets, reports and other information; (v) held discussions with various members of senior management of the Company and Parent concerning historical and current operations, financial conditions and prospects, including recent financial performance; (vi) reviewed certain financial forecasts prepared by securities analysts who report on Parent; (vii) reviewed the share trading price history of the Company and Parent for a period we deemed appropriate, both on a standalone basis and relative to certain companies we deemed relevant; (viii) reviewed the valuation of the Company implied by the Consideration; (ix) reviewed the valuations of publicly traded companies that we deemed comparable in certain respects to the Company and Parent, respectively; (x) reviewed the financial terms of selected acquisition transactions involving companies in lines of business that we deemed comparable in certain respects to the business of the Company; (xi) reviewed the premiums paid in selected acquisition transactions; (xii) prepared a leverage valuation analysis of the Company and (xiii) prepared a discounted cash flow analysis of the Company on a stand-alone basis. In addition, we have conducted such other quantitative reviews, analyses and inquiries relating to the Company as we considered appropriate in rendering this opinion.

        In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of all financial and other information that was provided to us by the Company and Parent or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. This opinion is expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects material to our analysis.

        With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. The Company and Parent have informed us, however, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of the Company and Parent as to the future performance of the Company and Parent, respectively. We express no opinion as to the Company's or Parent's financial forecasts or the assumptions on which they are made. In addition, in rendering this opinion we have assumed that the Company and Parent will perform in accordance with such financial forecasts for all periods specified therein. Although such financial forecasts did not form the principal basis for our opinion, but rather constituted one of many items that we employed, changes to such financial forecasts could affect the opinion rendered herein.

        Accordingly, Jefferies' analyses must be considered as a whole. Considering any portion of such analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

        In our review, we did not obtain any independent evaluation or appraisal of the assets or liabilities of, nor did we conduct a comprehensive physical inspection of any of the assets of, the Company or Parent, nor have we been furnished with any such evaluations or appraisals or reports of such physical inspections, nor do we assume any responsibility to obtain any such evaluations, appraisals or inspections. Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We have made no independent investigation of any legal or accounting matters affecting the Company or Parent. We have assumed that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. In addition, in preparing this opinion, we have not taken into account any tax consequences of the transaction to any holder of Common Stock.

        In rendering this opinion we have also assumed with your consent that: (i) the transactions contemplated by the Merger Agreement will be consummated on the terms described in the Merger Agreement without any waiver of any material terms or conditions which would affect the amount or timing of receipt of the Consideration; (ii) there is not now, and there will not as a result of the consummation of the transactions contemplated by the Merger Agreement be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which the Company or any of its subsidiaries or affiliates is a party; and (iii) all material assets and liabilities (contingent or otherwise, known or unknown) of the Company and Parent were as set forth in the consolidated financial statements provided to us by the Company and Parent, respectively, as of the respective dates of such financial statements.

        In addition, we were not authorized to and did not solicit any expressions of interest from any other parties (other than two parties that had previously approached the Company on an unsolicited basis) with respect to the sale of all or any part of the Company or any other alternative transaction.

        It is understood that our opinion is for the use and benefit of the Board of Directors of the Company and the Special Committee of the Board of Directors of the Company in their consideration of the Merger, and our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transactions that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote on the Merger or any matter relating thereto. We express no opinion as to the price at which shares of Common Stock or shares of Parent Common Stock will trade at any future time. Except as provided in our engagement letter with the Company, our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any matter, without our prior written consent.

        Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,
JEFFERIES & COMPANY, INC.

QuickLinks

PROXY STATEMENT/PROSPECTUS
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 11, 2006
IMPORTANT
TABLE OF CONTENTS
SUMMARY OF THE PROXY STATEMENT/PROSPECTUS
QUESTIONS AND ANSWERS ABOUT THE MERGER
SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF STEEL DYNAMICS, INC.
SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF ROANOKE ELECTRIC STEEL CORPORATION
COMPARATIVE PER SHARE DATA
MARKET PRICE AND DIVIDEND INFORMATION
Historical Market Price Data and Dividend Information
RISK FACTORS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
THE SPECIAL MEETING OF ROANOKE ELECTRIC STEEL SHAREHOLDERS
THE MERGER
THE MERGER AGREEMENT
CERTAIN INFORMATION CONCERNING STEEL DYNAMICS
CERTAIN INFORMATION CONCERNING ROANOKE ELECTRIC STEEL
COMPARISON OF RIGHTS OF SHAREHOLDERS OF STEEL DYNAMICS AND SHAREHOLDERS OF ROANOKE ELECTRIC STEEL
DESCRIPTION OF STEEL DYNAMICS CAPITAL STOCK
EXPERTS
LEGAL MATTERS
FUTURE SHAREHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
MISCELLANEOUS
Agreement of Merger and Reorganization Steel Dynamics, Inc., RS Acquisition Corporation and Roanoke Electric Steel Corporation October 17, 2005
AGREEMENT OF MERGER AND REORGANIZATION
Article 1. The Merger
Article 2. Effect on Capital Stock of the Corporations; Exchange of Certificates
Article 3. Representations and Warranties of the Company
Article 4. Representations and Warranties of Parent and Merger Subsidiary
Article 5. Conduct of Business by the Company Pending the Merger
Article 6. Additional Agreements
Article 7. Conditions to the Merger
Article 8. Termination, Amendment and Waiver
Article 9. General Provisions
PLAN OF MERGER merging Roanoke Electric Steel Corporation, a Virginia corporation with and into RS Acquisition Corporation, an Indiana corporation